NORWEST ASSET SECURITIES CORPORATION

                                   (Seller)

                                     and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                              (Master Servicer)

                   UNITED STATES TRUST COMPANY OF NEW YORK

                                  (Trustee)

                                     and

                          FIRST UNION NATIONAL BANK

                            (Trust Administrator)




                       POOLING AND SERVICING AGREEMENT

                        Dated as of December 23, 1998

                               $800,512,691.17

                      Mortgage Pass-Through Certificates
                                Series 1998-33


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




                              TABLE OF CONTENTS

                                                                            Page


                                  ARTICLE I

                                   DEFINITIONS

Section 1.01. Definitions....................................................1
Section 1.02. Acts of Holders...............................................51
Section 1.03. Effect of Headings and Table of Contents......................52
Section 1.04. Benefits of Agreement.........................................52


                                  ARTICLE II

            CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE
                                 CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans...................................1
Section 2.02. Acceptance by Trust Administrator..............................2
Section 2.03. Representations and Warranties of the Master Servicer
              and the Seller.................................................3
Section 2.04. Execution and Delivery of Certificates........................10
Section 2.05. Designation of Certificates; Designation of Startup Day
              and Latest Possible Maturity Date.............................10


                                 ARTICLE III

             ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE
                                MORTGAGE LOANS

Section 3.01. Certificate Account............................................1
Section 3.02. Permitted Withdrawals from the Certificate Account.............2
Section 3.03. Advances by Master Servicer and Trust Administrator............4
Section 3.04. Trust Administrator to Cooperate; Release of Owner
              Mortgage Loan Files............................................5
Section 3.05. Reports to the Trustee and Trust Administrator; Annual
              Compliance Statements..........................................6
Section 3.06. Title, Management and Disposition of Any REO Mortgage
              Loan...........................................................7
Section 3.07. Amendments to Servicing Agreements, Modification of
              Standard Provisions............................................8
Section 3.08. Oversight of Servicing.........................................9
Section 3.09. Termination and Substitution of Servicing Agreements..........11
Section 3.10. Application of Net Liquidation Proceeds.......................12
Section 3.11. 1934 Act Reports..............................................13


                                  ARTICLE IV

             DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                  CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01. Distributions..................................................1
Section 4.02. Allocation of Realized Losses..................................8
Section 4.03. Paying Agent..................................................10
Section 4.04. Statements to Certificateholders; Report to the Trust
              Administrator and the Seller..................................11
Section 4.05. Reports to Mortgagors and the Internal Revenue Service........15
Section 4.06. Calculation of Amounts; Binding Effect of
              Interpretations and Actions of Master Servicer................15


                                  ARTICLE V

                               THE CERTIFICATES

Section 5.01. The Certificates...............................................1
Section 5.02. Registration of Certificates...................................3
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates..............6
Section 5.04. Persons Deemed Owners..........................................7
Section 5.05. Access to List of Certificateholders' Names and Addresses......7
Section 5.06. Maintenance of Office or Agency................................8
Section 5.07. Definitive Certificates........................................8
Section 5.08. Notices to Clearing Agency.....................................9


                                  ARTICLE VI

                      THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer................1
Section 6.02. Merger or Consolidation of the Seller or the Master
              Servicer.......................................................1
Section 6.03. Limitation on Liability of the Seller, the Master
              Servicer and Others............................................1
Section 6.04. Resignation of the Master Servicer.............................2
Section 6.05. Compensation to the Master Servicer............................2
Section 6.06. Assignment or Delegation of Duties by Master Servicer..........3
Section 6.07. Indemnification of Trustee, Trust Administrator and
              Seller by Master Servicer......................................3


                                 ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default..............................................1
Section 7.02. Other Remedies of Trustee......................................3
Section 7.03. Directions by Certificateholders and Duties of Trustee
              During Event of Default........................................3
Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default..........................................4
Section 7.05. Trust Administrator to Act; Appointment of Successor...........4
Section 7.06. Notification to Certificateholders.............................5


                                 ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator......................1
Section 8.02. Certain Matters Affecting the Trustee and the Trust
              Administrator..................................................2
Section 8.03. Neither Trustee nor Trust Administrator Required to Make
              Investigation..................................................3
Section 8.04. Neither Trustee nor Trust Administrator Liable for
              Certificates or Mortgage Loans.................................3
Section 8.05. Trustee and Trust Administrator May Own Certificates...........4
Section 8.06. The Master Servicer to Pay Fees and Expenses...................4
Section 8.07. Eligibility Requirements.......................................4
Section 8.08. Resignation and Removal........................................5
Section 8.09. Successor......................................................6
Section 8.10. Merger or Consolidation........................................6
Section 8.11. Authenticating Agent...........................................7
Section 8.12. Separate Trustees and Co-Trustees..............................8
Section 8.13. Appointment of Custodians......................................9
Section 8.14. Tax Matters; Compliance with REMIC Provisions.................10
Section 8.15. Monthly Advances..............................................12


                                  ARTICLE IX

                                   TERMINATION

Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans..........................................1
Section 9.02. Additional Termination Requirements............................3


                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS


Section 10.01.   Amendment...................................................1
Section 10.02.   Recordation of Agreement....................................3
Section 10.03.   Limitation on Rights of Certificateholders..................3
Section 10.04.   Governing Law; Jurisdiction.................................4
Section 10.05.   Notices.....................................................4
Section 10.06.   Severability of Provisions..................................5
Section 10.07.   Special Notices to Rating Agencies..........................5
Section 10.08.   Covenant of Seller..........................................6
Section 10.09.   Recharacterization..........................................6


                                   ARTICLE XI

                        TERMS FOR CERTIFICATES

Section 11.01.   Class A Fixed Pass-Through Rate.............................1
Section 11.02.   Cut-Off Date................................................1
Section 11.03.   Cut-Off Date Aggregate Principal Balance....................1
Section 11.04.   Original Class A Percentage.................................1
Section 11.05.   Original Principal Balances of the Classes of Class A
                 Certificates................................................1
Section 11.06.   Original Class A Non-PO Principal Balance...................2
Section 11.07.   Original Subordinated Percentage............................2
Section 11.08.   Original Class B-1 Percentage...............................2
Section 11.09.   Original Class B-2 Percentage...............................2
Section 11.10.   Original Class B-3 Percentage...............................2
Section 11.11.   Original Class B-4 Percentage...............................2
Section 11.12.   Original Class B-5 Percentage...............................2
Section 11.13.   Original Class B-6 Percentage...............................3
Section 11.14.   Original Class B Principal Balance..........................3
Section 11.15.   Original Principal Balances of the Classes of Class B
                 Certificates................................................3
Section 11.16.   Original Class B-1 Fractional Interest......................3
Section 11.17.   Original Class B-2 Fractional Interest......................3
Section 11.18.   Original Class B-3 Fractional Interest......................3
Section 11.19.   Original Class B-4 Fractional Interest......................4
Section 11.20.   Original Class B-5 Fractional Interest......................4
Section 11.21.   Closing Date................................................4
Section 11.22.   Right to Purchase...........................................4
Section 11.23.   Wire Transfer Eligibility...................................4
Section 11.24.   Single Certificate..........................................4
Section 11.25.   Servicing Fee Rate..........................................5
Section 11.26.   Master Servicing Fee Rate...................................5





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                                   EXHIBITS


EXHIBIT A-1       -       Form of Face of Class A-1 Certificate
EXHIBIT A-2       -       Form of Face of Class A-2 Certificate
EXHIBIT A-3       -       Form of Face of Class A-3 Certificate
EXHIBIT A-4       -       Form of Face of Class A-4 Certificate
EXHIBIT A-5       -       Form of Face of Class A-5 Certificate
EXHIBIT A-6       -       Form of Face of Class A-6 Certificate
EXHIBIT A-7       -       Form of Face of Class A-7 Certificate
EXHIBIT A-8       -       Form of Face of Class A-8 Certificate
EXHIBIT A-9       -       Form of Face of Class A-9 Certificate
EXHIBIT A-10      -       Form of Face of Class A-10 Certificate
EXHIBIT A-11      -       Form of Face of Class A-11 Certificate
EXHIBIT A-12      -       Form of Face of Class A-12 Certificate
EXHIBIT A-13      -       Form of Face of Class A-13 Certificate
EXHIBIT A-14      -       Form of Face of Class A-14 Certificate
EXHIBIT A-15      -       Form of Face of Class A-15 Certificate
EXHIBIT A-16      -       Form of Face of Class A-16 Certificate
EXHIBIT A-PO      -       Form of Face of Class A-PO Certificate
EXHIBIT A-R       -       Form of Face of Class A-R Certificate
EXHIBIT B-1       -       Form of Face of Class B-1 Certificate
EXHIBIT B-2       -       Form of Face of Class B-2 Certificate
EXHIBIT B-3       -       Form of Face of Class B-3 Certificate
EXHIBIT B-4       -       Form of Face of Class B-4 Certificate
EXHIBIT B-5       -       Form of Face of Class B-5 Certificate
EXHIBIT B-6       -       Form of Face of Class B-6 Certificate
EXHIBIT C         -       Form of Reverse of Series 1998-33 Certificates
EXHIBIT D         -       Reserved
EXHIBIT E         -       Custodial Agreement
EXHIBIT F-1       -       Schedule of Mortgage Loans Serviced by Norwest
                          Mortgage in locations other than Frederick, Maryland
EXHIBIT F-2       -       Schedule of Mortgage Loans Serviced by Norwest
                          Mortgage from Frederick, Maryland
EXHIBIT F-3       -       Schedule of Mortgage Loans Serviced by Other
                          Servicers
EXHIBIT G         -       Request for Release
EXHIBIT H         -       Affidavit Pursuant to Section 860E(e)(4) of the
                          Internal Revenue Code of 1986, as amended, and for
                          Non-ERISA Investors
EXHIBIT I         -       Letter from Transferor of Residual Certificates
EXHIBIT J         -       Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6]
                          Certificates)
EXHIBIT K         -       Transferee's Letter (Class [B-1] [B-2] [B-3]
                          Certificates)
EXHIBIT L         -       Servicing Agreements
EXHIBIT M         -       Form of Special Servicing Agreement

            This Pooling and Servicing Agreement, dated as of December 23, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.



                               WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.     DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Directed Certificates: The Class A-2 Certificates, Class A-15 Certificates and Class A-16 Certificates.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Accretion Directed Certificates have been reduced to zero or
(ii) the Cross-Over Date.

            Accrual Certificates:  The Class A-9 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the Class A Interest Percentage of the Accrual Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of the Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date, the difference between the Adjusted Pool Amount for such
Distribution Date and the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

            Aggregate   Current   Bankruptcy   Losses:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

            Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $205,492.67 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates, Class A-15 Certificates and Class A-16 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class:  All   certificates   whose  form  is  identical  except  for
variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-9 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to the Class A-9 Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a) and Paragraph third clause (A) of Section 4.01(a) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a) including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates) and (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-15, Class A-16 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-3 Certificates, 6.000%. As to the Class A-10, Class A-11 and Class A-12 Certificates, 6.750%. As to the Class A-13 and Class A-14 Certificates, 7.000%. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in December 2003, 100%. As to any Distribution Date subsequent to December 2003 to and including the Distribution Date in December 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2004 to and including the Distribution Date in December 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2005 to and including the Distribution Date in December 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2006 to and including the Distribution Date in December 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the December preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2004 and December 2004
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2005 and December 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2006 and December 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2007 and December 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after January 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-15 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-16 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
      2.02 or 2.03;

           (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

      Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest  Shortfall  Amount:  Any of the Class B-1  Interest
Shortfall  Amount,  Class B-2  Interest  Shortfall  Amount,  Class B-3  Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.250% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op   Shares:   Shares  issued  by  private   non-profit   housing
corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Cross-Over   Date:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates:  As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

           (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

           (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

           (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

         (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder:  As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default:  Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Fidelity Bond:  As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is January 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch:  Fitch IBCA, Inc., or its successor in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA:  Fannie Mae or any successor thereto.

            Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $16,010,253.82 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder:  See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate:  As set forth in Section 11.26.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

            MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

            Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Rider: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i)   the Mortgage Loan identifying number;

           (ii) the city, state and zip code of the Mortgaged Property;

          (iii)   the type of property;

           (iv)   the Mortgage Interest Rate;

            (v)   the Net Mortgage Interest Rate;

           (vi)   the Monthly Payment;

          (vii)   the original number of months to maturity;

         (viii)   the scheduled maturity date;

           (ix)   the Cut-Off Date Principal Balance;

            (x)   the Loan-to-Value Ratio at origination;

           (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

         (xiii)   the Servicing Fee Rate;

          (xiv)   whether such Mortgage Loan is a T.O.P. Mortgage Loan;

           (xv)   the Master Servicing Fee;

          (xvi)   Fixed Retained Yield, if applicable; and

         (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder:  As defined in Section 5.02(d).

            Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person:  As defined in Section 4.01(g).

            Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

            Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class A-R Certificates, as set forth in Section 11.06.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance,
Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than Norwest Mortgage.

            Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            Plan:  As defined in Section 5.02(c).

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Net Foreclosure Profits;

            (k)   Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            Pool Scheduled  Principal Balance:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.250% or greater.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Accretion Amount: With respect to the Accrual Certificates and as to any Distribution Date prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

            Principal  Adjustment:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Principal Accretion Amounts with respect to prior
Distribution Dates for such Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to
Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-5 Certificates and (ii) the product of (1) the Priority Percentage, (2) the Shift Percentage, (3) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount and (4) 93.4997661866%.

            Priority Percentage: The (a) the Principal Balance of the Class A-5 Certificates divided by (b) the excess of the Class A Non-PO Principal Balance over the Principal Balance of the Class A-6 Certificates.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary:  See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date:  As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P:  Standard & Poor's, or its successor in interest.

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Norwest Asset Securities Corporation, or its successor in interest.

            Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of Norwest Mortgage, Countrywide Home Loans, Inc., The Huntington Mortgage Company, FT Mortgage Companies, Bank United, National City Mortgage Company, Bank of Oklahoma, N.A., First Union Mortgage Corp., Marine Midland Mortgage Corp., Merrill Lynch Credit Corporation, Farmers State Bank & Trust Company of Superior, GMAC Mortgage Corporation, Citicorp Mortgage, Inc., HomeSide Lending and SunTrust Mortgage, Inc., as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                    Shift Percentage
------------------------------                    ----------------
January 1999 through December 2003........        0%
January 2004 through December 2004........        30%
January 2005 through December 2005........        40%
January 2006 through December 2006........        60%
January 2007 through December 2007........        80%
January 2008 and thereafter...............        100%

            Similar Law:  As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;
or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $10,629,732.40 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day:  As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan:  As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person:  As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02.     ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04.     BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01.     CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02.     ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust  Administrator,  on behalf  of the  Trustee,  acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND
              THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

           (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

           (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

           (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

           (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

           (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

         (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

           (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

           (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

         (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

           (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending  institutions  in the  area in which  the  Mortgaged  Property  is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency
      Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

         (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

        (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

           (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

         (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

        (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

         (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

         (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the  representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04. EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

SECTION 2.05. DESIGNATION OF CERTIFICATES; DESIGNATION OF
              STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is January 25, 2029 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.     CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

           (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02. PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

           (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

           (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular
      Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

           (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

         (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

           (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

           (xi) to clear and  terminate  the  Certificate  Account  pursuant  to
      Section 9.01; and

           (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03. ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04. TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN
              FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05. REPORTS TO THE TRUSTEE AND TRUST ADMINISTRATOR;
              ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

SECTION 3.06. TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07. AMENDMENTS TO SERVICING AGREEMENTS,
              MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                  (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08. OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09. TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10. APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11. 1934 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

SECTION 4.01. DISTRIBUTIONS.

            (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

                  first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with
      Section 4.01(b);

                  second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

                  third,  concurrently,  to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

                  fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

                  fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

                  sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

                  seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

                  ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

                  tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

                  twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

                  thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

                  fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

                  sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

                  eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

                  nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                  twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

                  twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

                  twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

                  twenty-third, to the Holder of the Class A-R Certificate.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

            (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

            I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be allocated sequentially as follows:

                  first, concurrently, (A) 15.1500142760% to the Class A-2 Certificates, until the Principal Balance thereof has been reduced to zero; and (B) 84.8499857240%, sequentially, to the Class A-15 and Class A-16 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                  second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

            II.  The  Class  A  Non-PO   Principal   Amount  will  be  allocated
concurrently as follows:

         (A) 6.5002338134% to the Class A-6 Certificates, until the Principal Balance thereof has been reduced to zero; and

         (B) 93.4997661866%, sequentially, as follows:

                  first, to the Class A-5 Certificates, up to the Priority Amount for such Distribution Date;

                  second, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

                  third, concurrently, until the Principal Balances of the Class A-1, Class A-7 and Class A-8 Certificates have been reduced to zero, as follows:

                  (i)   42.4775794312% to the Class A-1 Certificates;

                  (ii)  24.3380409422% to the Class A-4 Certificates;

                  (iii) 5.8462069126%,  sequentially, to the Class A-7 and Class
                        A-8 Certificates, in that order; and

                  (iv) 27.3381727140%, sequentially, as follows:

                              (a) concurrently,  (I) 15.1500142760% to the Class
                  A-2 Certificates, until the Principal Balance thereof has been reduced to zero; and (II) 84.8499857240%, sequentially, to the Class A-15 and Class A-16 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                              (b) to  the  Class  A-9  Certificates,  until  the
                  Principal Balance thereof has been reduced to zero;

            fourth, concurrently, as follows:

                  (i)   59.2300387172% sequentially, as follows:

                              (a) concurrently,  (I) 15.1500142760% to the Class
                  A-2 Certificates, until the Principal Balance thereof has been reduced to zero; and (II) 84.8499857240%, sequentially, to the Class A-15 and Class A-16 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                              (b) to  the  Class  A-9  Certificates,  until  the
                  Principal Balance thereof has been reduced to zero; and

                        (ii) 40.7699612828% to the Class A-4 Certificates, until
            the Principal Balance thereof has been reduced to zero;

            fifth, concurrently as follows:

                        (i) 69.4484327536 to the Class A-3  Certificates,  until
            the Principal Balance thereof has been reduced to zero;

                        (ii) 13.8609774009% to the Class A-10 Certificates, until the Principal Balance thereof has been reduced to zero; and

                  (iii) 16.6905898455%, sequentially, as follows:

                              (a) concurrently, to the Class A-11 and Class A-13
                  Certificates, pro rata, until the Principal Balance of each such class has been reduced to zero; and

                              (b) concurrently, to the Class A-12 and Class A-14
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                  sixth, to the Class A-5 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

      (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SECTION 4.02. ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

                  first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

                  second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

                  third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

                  fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

                  fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

                  sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

                  seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

SECTION 4.03. PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

           (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

SECTION 4.04. STATEMENTS TO CERTIFICATEHOLDERS; REPORT TO THE TRUST
              ADMINISTRATOR AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any
      Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

           (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

         (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

           (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

           (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

         (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

           (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

        (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

           (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

         (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

        (xxiii) the Class A-PO Deferred Amount, if any; and

         (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;
and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05. REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06. CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS
              AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01. THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO and Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-PO, A-R,
B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

           (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

           (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders
      shall,   with   respect   to  the   Book-Entry   Certificates,   refer  to
      distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

SECTION 5.02. REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All  Certificates  surrendered  for transfer  and exchange  shall be
canceled  by  the  Certificate   Registrar,   the  Trust  Administrator  or  the
Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or  beneficial  interest  in all or any  portion of the
Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R
Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04. PERSONS DEEMED OWNERS.

            Prior to the due  presentation of a Certificate for  registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06. MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07. DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08. NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

SECTION 6.01. LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02. MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER
              SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03. LIMITATION ON LIABILITY OF THE SELLER,
              THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04. RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05. COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06. ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master  Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07. INDEMNIFICATION OF TRUSTEE, TRUST ADMINISTRATOR
              AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01. EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

           (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

           (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

           (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.
then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02. OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03. DIRECTIONS BY CERTIFICATEHOLDERS AND
              DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04. ACTION UPON CERTAIN FAILURES OF THE
              MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05. TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06. NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01. DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

           (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02. CERTAIN MATTERS AFFECTING THE TRUSTEE
              AND THE TRUST ADMINISTRATOR.

            Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

           (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
      Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03. NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED
              TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

SECTION 8.04. NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE
              FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05. TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06. THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07. ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

SECTION 8.08. RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09. SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10. MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

SECTION 8.11. AUTHENTICATING AGENT.

            The Trust  Administrator may appoint an Authenticating  Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12. SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

           (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

           (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

SECTION 8.13. APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

SECTION 8.14. TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

      (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence and comply with written directions from the Master Servicer or the Trust Administrator.

      In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

SECTION 8.15. MONTHLY ADVANCES.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

SECTION 9.01. TERMINATION UPON PURCHASE BY THE
              SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02. ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

           (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01. AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment  requiring the consent
of   Certificateholders,   the  Trust   Administrator   shall  furnish   written
notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts:

            (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

SECTION 10.02. RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04. GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05. NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

SECTION 10.06. SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07.  SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i)   any    amendment    to   this    Agreement    pursuant    to
      Section 10.01(a);

           (ii) any sale or  transfer  of the Class B  Certificates  pursuant to
      Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

           (iv) any resignation of the Master Servicer pursuant to Section 6.04;

            (v)   the occurrence of any of the Events of Default  described in
      Section 7.01;

           (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

         (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i)   the appointment of a Custodian pursuant to Section 2.02;

           (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

           (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i)   reports prepared pursuant to Section 3.05; and

           (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08. COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

SECTION 10.09. RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

SECTION 11.01. CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.250% per annum.

SECTION 11.02. CUT-OFF DATE.

            The Cut-Off Date for the Certificates is December 1, 1998.

SECTION 11.03. CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $800,512,691.17.

SECTION 11.04. ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 96.09946833%

SECTION 11.05. ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
               CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                 Class                  Principal Balance
                 -----                  -----------------
            Class A-1                    $219,203,000.00
            Class A-2                    $ 26,000,000.00
            Class A-3                    $ 41,609,334.00
            Class A-4                    $153,500,000.00
            Class A-5                    $ 74,800,000.00
            Class A-6                    $ 50,000,000.00
            Class A-7                    $  5,169,000.00
            Class A-8                    $ 25,000,000.00
            Class A-9                    $ 10,000,000.00
            Class A-10                   $  8,304,666.00
            Class A-11                   $  2,500,000.00
            Class A-12                   $  2,500,000.00
            Class A-13                   $  2,500,000.00
            Class A-14                   $  2,500,000.00
            Class A-15                   $ 21,623,000.00
            Class A-16                   $123,994,000.00
            Class A-PO                   $     88,803.93
            Class A-R                    $        100.00

SECTION 11.06. ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $769,203,100.00.

SECTION 11.07. ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 3.90053167%.

SECTION 11.08. ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.40013313%.

SECTION 11.09. ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 1.35015961%.

SECTION 11.10. ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.45013649%.

SECTION 11.11. ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.29996606%.

SECTION 11.12. ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.20001902%.

SECTION 11.13. ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.20011737%.

SECTION 11.14. ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $31,220,787.24.

SECTION 11.15. ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
               CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                              Original
                Class                     Principal Balance
                -----                     -----------------
              Class B-1                    $ 11,207,000.00
              Class B-2                    $ 10,807,000.00
              Class B-3                    $  3,603,000.00
              Class B-4                    $  2,401,000.00
              Class B-5                    $  1,601,000.00
              Class B-6                    $  1,601,787.24

SECTION 11.16. ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 2.50039854%.

SECTION 11.17. ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.15023894%.

SECTION 11.18. ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.70010244%.

SECTION 11.19. ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.40013638%.

SECTION 11.20. ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.20011737%.

SECTION 11.21. CLOSING DATE.

            The Closing Date is December 23, 1998.

SECTION 11.22. RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $80,051,269.12 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.23. WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R Certificates are not eligible for wire transfer.

SECTION 11.24. SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-10, Class A-11, Class A-12, Class A-13 and Class A-14 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $88,803.93 Denomination.

SECTION 11.25. SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

SECTION 11.26. MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          NORWEST ASSET SECURITIES CORPORATION
                                          as Seller

                                          By: ________________________________
                                              Name:    Alan S. McKenney
                                              Title:   Vice President

                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                          as Master Servicer

                                          By: ________________________________
                                              Name:    Nancy E. Burgess
                                              Title:   Vice President

                                          FIRST UNION NATIONAL BANK
                                          as Trust Administrator

                                          By: ________________________________
                                              Name:
                                              Title:

Attest:
By: _______________________
Name: _____________________
Title: ____________________



                                          UNITED STATES TRUST COMPANY
                                          OF NEW YORK
                                          as Trustee

                                          By: ________________________________
                                              Name:
                                              Title:

STATE OF MARYLAND   )
                      ss.:
COUNTY OF FREDERICK )

            On this 23rd day of December, 1998, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND   )
                      ss.:
COUNTY OF FREDERICK )

            On this 23rd day of December, 1998, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF __________________ )
                                   ss.:
COUNTY OF _________________ )

            On this 23rd day of December, 1998, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                           ss.:
COUNTY OF _____________ )

            On this 23rd day of December, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

           Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1998-33 Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled     Partial Unscheduled
Servicer                             Principal Receipts     Principal Receipts
-----------------------------------  ------------------     ------------------
Norwest Mortgage, Inc. Exhibit F-1       Prior Month            Prior Month
Norwest Mortgage, Inc. Exhibit F-2       Mid Month              Mid Month
The Huntington Mortgage Company          Mid Month              Prior Month
FT Mortgage Companies                    Mid Month              Prior Month
SunTrust Mortgage Inc.                   Mid Month              Prior Month
National City Mortgage Company           Mid Month              Prior Month
Bank United                              Mid Month              Prior Month
Countrywide Home Loans, Inc.             Prior Month            Prior Month
Bank of Oklahoma, N.A.                   Mid Month              Prior Month
First Union Mortgage Corp.               Mid Month              Prior Month
Citicorp Mortgage, Inc.                  Mid Month              Prior Month
Marine Midland Mortgage Corp.            Mid Month              Prior Month
Merrill Lynch Credit Corporation         Mid Month              Prior Month
HomeSide Lending                         Prior Month            Prior Month
GMAC Mortgage Corporation                Prior Month            Prior Month
Farmers State Bank & Trust
  Company of Superior                    Mid Month              Prior Month

                                 EXHIBIT A-1
                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-2
                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-3
                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 93.61667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.38333333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.67%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-4
                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-5
                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 96.39756%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.60243556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.72%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-6
                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 98.38194%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.61805556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.61%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-7
                   [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-8
                   [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-9
                   [FORM OF FACE OF CLASS A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-33 CLASS A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION  TERMINATION  DATE, THE INTEREST THAT ACCRUES ON
THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.250% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, at an issue price of 88.72569%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificate), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 98.62638516%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.44%.
There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-10
                   [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33 CLASS A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-11
                   [FORM OF FACE OF CLASS A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33 CLASS A-11

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-12
                   [FORM OF FACE OF CLASS A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33 CLASS A-12

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
                         By ________________________
                               Authorized Officer

                                 EXHIBIT A-13
                   [FORM OF FACE OF CLASS A-13 CERTIFICATE]
 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33 CLASS A-13

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-14
                   [FORM OF FACE OF CLASS A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33 CLASS A-14

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-15
                   [FORM OF FACE OF CLASS A-15 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]


                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33 CLASS A-15

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-16
                   [FORM OF FACE OF CLASS A-16 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]


                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33 CLASS A-16

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-PO
                   [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS A-PO

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, at an issue price of 69.34375% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificate), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.65625000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.77%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT A-R
                   [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS A-R


                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee


                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS B-1

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 96.85069%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.14930556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.67%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS B-2

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 95.36632%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.63367556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.88%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS B-3


                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS   CERTIFIES   THAT   _______________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 88.25194%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 11.74805556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.95%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS B-4

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 65.14194%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 34.85805556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.50%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS B-5

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 48.99294%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 51.00705556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 17.42%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-33, CLASS B-6

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25,
1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on December 23, 1998, and based on its issue price of 19.06944%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 80.93055556%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 41.47%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT C

               [Form of Reverse of Series 1998-33 Certificates]

                     NORWEST ASSET SECURITIES CORPORATION
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-33

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

________________________________________________________________________________



Dated:

                                    -----------------------------------
                                    Signature by or on behalf of assignor

                                    -----------------------------------
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ______________________________________ for the
account  of   _______________________________________________   account   number
________________________________________,   or,   if   mailed   by   check,   to
_______________________________________________________.  Applicable  statements
should       be        mailed       to        __________________________________
________________________________________________________________________________

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                  EXHIBIT D

                                   RESERVED

                                  EXHIBIT E

                             CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                        W I T N E S S E T H  T H A T

            WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of December 23, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-33 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                  ARTICLE I

                                 Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                  ARTICLE II

                        Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                 ARTICLE III

                           Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                  ARTICLE IV

                           Miscellaneous Provisions

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section  4.2.  Amendments.   No  modification  or  amendment  of  or
supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                            FIRST UNION NATIONAL BANK

230 South Tryon Street              By: ______________________________________
Charlotte, North Carolina,  28288   Name: ____________________________________
                                    Title: ___________________________________



Address:                            NORWEST ASSET SECURITIES
                                   CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703          By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________



Address:                            NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703          By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________


Address:                            [CUSTODIAN]

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             ________________________________
                                                     Notary Public



[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             ________________________________
                                                     Notary Public



[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             ________________________________
                                                     Notary Public




[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             ________________________________
                                                     Notary Public


[NOTARIAL SEAL]

                                 EXHIBIT F-1


           [Schedule of Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]

NASCOR
NMI / 1998-33  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)            (ii)                                      (iii)     (iv)         (v)          (vi)            (vii)     (viii)
-----          ---------------------------  -----       --------   --------     --------     ----------     --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT        ORIGINAL   SCHEDULED
LOAN                                         ZIP        PROPERTY   INTEREST     INTEREST     MONTHLY        TERM TO    MATURITY
NUMBER         CITY            STATE         CODE         TYPE     RATE         RATE         PAYMENT        MATURITY   DATE
--------       ------------------------------------------------------------     --------     ----------     --------   -----------
6341458        NEWFIELDS         NH         03856         SFD       6.875        6.250          $2,595.53     360       1-Oct-28
6839238        NAPERVILLE        IL         60563         SFD       7.625        6.250          $2,491.44     360       1-May-28
6962372        HAYWARD           WI         54843         SFD       7.125        6.250          $2,667.93     360       1-Jul-28
6971856        EDINA             MN         55439         SFD       7.375        6.250          $2,638.38     360       1-Oct-28
6999641        SCOTTSDALE        AZ         85262         PUD       7.875        6.250          $1,856.18     360       1-Aug-28
7101847        GLENVIEW          IL         60025         SFD       7.250        6.250          $2,646.84     360       1-Oct-28
7189377        ROCHESTER         MN         55902         SFD       7.250        6.250          $1,882.81     360       1-Oct-28
7192126        LAKE ELMO         MN         55042         SFD       6.500        6.233          $1,704.38     360       1-Oct-28
7198114        BURNSVILLE        MN         55337         SFD       7.250        6.250          $1,963.99     360       1-Oct-28
7203542        OAKDALE           MN         55128         PUD       7.125        6.250          $2,009.44     360       1-Oct-28
7237338        ALGONQUIN         IL         60102         SFD       7.250        6.250          $1,693.17     360       1-Oct-28
7283121        HAWTHORN WOODS    IL         60047         SFD       7.000        6.250          $1,957.32     360       1-Nov-28
7329684        LAKEVILLE         MN         55044         SFD       7.250        6.250          $1,978.32     360       1-Nov-28
7396507        CHANHASSEN        MN         55317         SFD       7.125        6.250          $2,231.70     360       1-Nov-28



(i)       (ix)                (x)          (xi)            (xii)     (xiii)       (xiv)        (xv)         (xvi)
-----     -------------       ------       ---------     ----------  --------     -----------  -----------  -----------
          CUT-OFF
MORTGAGE  DATE                                           MORTGAGE                 T.O.P.       MASTER       FIXED
LOAN      PRINCIPAL                                      INSURANCE   SERVICE      MORTGAGE     SERVICE      RETAINED
NUMBER    BALANCE             LTV          SUBSIDY       CODE        FEE          LOAN         FEE          YIELD
--------  --------------      -----       ---------     ----------  --------     -----------  -----------  -----------
6341458    $394,410.25        90.00                         33        0.250                     0.017         0.358
6839238    $348,574.44        76.52                                   0.250                     0.017         1.108
6962372    $394,397.69        79.20                                   0.250                     0.017         0.608
6971856    $381,416.87        79.92                                   0.250                     0.017         0.858
6999641    $255,288.31        80.00                                   0.250                     0.017         1.358
7101847    $387,392.83        80.00                                   0.250                     0.017         0.733
7189377    $275,568.08        77.75                                   0.250                     0.017         0.733
7192126    $269,161.12        84.88                         17        0.250                     0.017         0.000
7198114    $287,449.46        90.00                         03        0.250                     0.017         0.733
7203542    $297,781.54        90.00                         13        0.250                     0.017         0.608
7237338    $247,811.57        89.96                         01        0.250                     0.017         0.733
7283121    $293,851.69        69.22                                   0.250                     0.017         0.483
7329684    $289,773.76        64.44                                   0.250                     0.017         0.733
7396507    $330,985.10        79.99                                   0.250                     0.017         0.608

          $4,453,862.71


COUNT:                   14
WAC:             7.20213471
WAM:            357.4337429
WALTV:          80.83503079

                                 EXHIBIT F-2


    [Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick,
                                  Maryland]

NASCOR
NMI / 1998-33  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)      (ii)                                        (iii)       (iv)      (v)          (vi)              (vii)       (viii)
---------------------------------------------------------------------------------------------------------------------------------
                                                                           NET
MORTGAGE                                                         MORTGAGE  MORTGAGE     CURRENT           ORIGINAL     SCHEDULED
LOAN                                       ZIP       PROPERTY    INTEREST  INTEREST     MONTHLY           TERM TO      MATURITY
NUMBER   CITY                     STATE    CODE      TYPE        RATE      RATE         PAYMENT           MATURITY     DATE
-------- ------------------------------------------------------------------------------------------------------------------------
4645558  PARAMUS                   NJ    07652       SFD        7.625     6.250        $ 2,123.39         360        1-Dec-28
4689898  SPARTA                    NJ    07871       SFD        7.125     6.250        $ 1,748.30         360        1-Nov-28
4713930  GREAT FALLS               MT    59404       SFD        7.375     6.250        $3,536.26          360        1-Nov-28
4715201  OAK HILL                  VA    20171       SFD        6.625     6.250        $ 2,241.09         360        1-Nov-28
4718239  NAPERVILLE                IL    60665       SFD        7.375     6.250        $ 2,037.50         360        1-Nov-28
4720430  WHITE BEAR LAKE           MN    55110       SFD        7.125     6.250        $2,694.87          360        1-Oct-28
4724956  SPARTA TOWNSHIP           NJ    07871       SFD        7.000     6.250        $ 1,771.71         360        1-Oct-28
4739136  COLD SPRING HARBOR        NY    11724       SFD        7.375     6.250        $2,590.04          360        1-Sep-28
4756509  GREENLAWN                 NY    11740       SFD        7.000     6.250        $ 1,663.26         360        1-Dec-28
4759458  BELLE MEAD                NJ    08502       SFD        7.000     6.250        $ 1,988.93         360        1-Nov-28
4766395  HIGHLANDS RANCH           CO    80126       SFD        7.500     6.250        $2,054.99          360        1-Oct-28
4767423  REISTERSTOWN              MD    21136       SFD        7.000     6.250        $ 2,595.35         360        1-Dec-28
4767999  GROTON                    MA    01450       SFD        7.625     6.250        $2,264.94          360        1-Nov-28
4768135  BASKING RIDGE             NJ    07920       SFD        7.250     6.250        $ 2,114.75         360        1-Nov-28
4777133  LOS ALTOS                 CA    94022       SFD        6.875     6.250        $ 2,660.57         360        1-Nov-28
4778317  HERNDON                   VA    20170       SFD        7.250     6.250        $ 1,760.01         360        1-Aug-28
4778510  CORDOVA                   TN    38018       SFD        7.500     6.250        $2,796.86          360        1-Apr-28
4778543  SAN DIEGO                 CA    92130       SFD        7.250     6.250        $ 2,012.43         360        1-Aug-28
4779854  POMONA                    NY    10970       SFD        7.250     6.250        $ 1,971.49         360        1-Nov-28
4781448  UPPER PITTSGROVE TOWNSHIP NJ    08343       SFD        7.625     6.250        $ 1,840.26         360        1-Aug-28
4781603  SCARSDALE                 NY    10583       SFD        7.125     6.250        $ 1,800.18         360        1-Nov-28
4782214  MILLBURN TOWNSHIP         NJ    07078       SFD        6.750     6.250        $ 1,621.50         360        1-Oct-28
4788215  ROSELAND                  NJ    07068       SFD        7.250     6.250        $ 2,510.41         360        1-Nov-28
4789719  HENDERSON                 NV    89012       SFD        7.250     6.250        $ 1,697.60         360        1-Nov-28
4790287  TOWNSHIP OF MONTGOMERY    NJ    08558       SFD        7.500     6.250        $ 1,748.04         360        1-Sep-28
4790746  HAILEY                    ID    83333       SFD        7.625     6.250        $ 1,406.75         360        1-Aug-28
4791986  PRINCETON TOWNSHIP        NJ    08540       SFD        7.250     6.250        $ 2,455.84         360        1-Nov-28
4792764  NEW CITY                  NY    10956       SFD        7.375     6.250        $ 1,105.09         360        1-Nov-28
4796638  CINCINNATI                OH    45257       SFD        7.125     6.250        $ 1,920.10         360        1-Aug-28
4803775  BRANDON                   MS    39042       SFD        7.375     6.250        $ 1,933.89         360        1-Aug-28
4803849  MILLBURN                  NJ    07041       SFD        7.375     6.250        $ 2,127.28         360        1-Nov-28
4804619  SAN CLEMENTE              CA    92672       SFD        7.500     6.250        $ 1,769.02         360        1-Aug-28
4805284  ORLANDO                   FL    32819       SFD        7.375     6.250        $2,666.70          360        1-Aug-28
4805522  COLUMBUS                  OH    43235       SFD        7.125     6.250        $ 1,770.53         360        1-Aug-28
4805688  GRASONVILLE               MD    21638       LCO        7.375     6.250        $ 1,752.94         360        1-Sep-28
4806031  HUNTINGTON BEACH          CA    92649       PUD        7.375     6.250        $ 2,168.72         360        1-Nov-28
4806894  ROCKVILLE CENTRE          NY    11570       SFD        7.625     6.250        $ 2,123.39         360        1-Dec-28
4808112  PRIOR LAKE                MN    55372       SFD        7.250     6.250        $ 1,944.20         360        1-Sep-28
4809223  MENLO PARK                CA    94025       SFD        7.500     6.250        $8,489.87          360        1-Aug-28
4809707  SPARTA TOWNSHIP           NJ    07871       SFD        6.875     6.250        $ 2,102.18         360        1-Sep-28
4812716  SARATOGA                  CA    95070       SFD        7.375     6.250        $3,349.78          360        1-Aug-28
4815067  ROYAL OAK                 MI    48073       SFD        7.500     6.250        $2,209.52          360        1-Sep-28
4815410  REISTERSTOWN              MD    21136       SFD        7.000     6.250        $ 2,162.24         360        1-Nov-28
4816236  WESTHAMPTON BEACH         NY    11978       SFD        7.750     6.250        $ 2,131.33         360        1-Dec-28
4816576  HAWTHORNE                 NY    10532       SFD        7.500     6.250        $ 1,756.43         360        1-Dec-28
4816929  OAKTON                    VA    22181       PUD        6.750     6.250        $ 4,215.89         360        1-Aug-28
4817174  MIAMI BEACH               FL    33139       HCO        7.250     6.250        $3,069.80          360        1-Nov-28
4817296  SAN JOSE                  CA    95112       SFD        7.375     6.250        $ 2,755.80         360        1-Aug-28
4817906  MENDHAM BOROUGH           NJ    07945       SFD        7.625     6.250        $3,979.93          360        1-Sep-28
4819945  MASPETH                   NY    11378       MF2        7.625     6.250        $ 1,040.46         360        1-Nov-28
4820194  RANCHO MIRAGE             CA    92270       SFD        7.375     6.250        $ 1,938.04         360        1-Aug-28
4820824  VALENCIA                  CA    91354       SFD        7.375     6.250        $ 1,701.82         360        1-Aug-28
4820974  CARLSBAD                  CA    92009       SFD        7.125     6.250        $ 2,134.35         360        1-Aug-28
4822775  WESTFIELD                 NJ    07090       SFD        7.125     6.250        $2,256.96          360        1-Nov-28
4823939  BEDFORD                   NY    10507       SFD        7.250     6.250        $4,093.06          360        1-Sep-28
4824016  SAN JOSE                  CA    95138       SFD        6.750     6.250        $ 3,697.01         360        1-Nov-28
4824069  CHARLOTTE                 NC    28207       SFD        6.875     6.250        $ 2,857.65         360        1-Dec-28
4824125  TOWNSHIP OF CLINTON       NJ    08833       SFD        6.750     6.250        $ 1,832.94         360        1-Nov-28
4824982  MILLBURN                  NJ    07041       SFD        7.125     6.250        $ 2,021.16         360        1-Nov-28
4825631  BERKELEY HEIGHTS          NJ    07922       SFD        7.125     6.250        $ 1,697.78         360        1-Dec-28
4826400  RALEIGH                   NC    27613       SFD        7.375     6.250        $ 2,051.31         360        1-Dec-28
4827033  CHICAGO                   IL    60614       HCO        7.250     6.250        $ 2,204.12         360        1-Oct-28
4827706  WELLESLEY                 MA    02481       SFD        7.250     6.250        $ 1,787.31         360        1-Oct-28
4827712  ELLICOTT CITY             MD    21042       SFD        7.625     6.250        $ 1,855.84         360        1-Sep-28
4828873  BATON ROUGE               LA    70809       SFD        7.125     6.250        $ 2,139.73         360        1-Sep-28
4829119  ROCHESTER                 MN    55902       SFD        6.875     6.250        $ 4,312.74         360        1-Nov-28
4829622  TAMPA                     FL    33609       SFD        7.250     6.250        $ 2,060.18         360        1-Sep-28
4829753  HUNTINGTON BEACH          CA    92647       SFD        8.000     6.250        $ 1,922.46         360        1-Jul-28
4830699  NOVATO                    CA    94945       SFD        7.550     6.250        $3,372.68          360        1-Jul-28
4830768  SAN JOSE                  CA    95132       SFD        7.350     6.250        $ 1,722.44         360        1-Jul-28
4831102  NEW CITY                  NY    10956       SFD        7.750     6.250        $ 1,918.19         360        1-May-28
4831303  FOUNTAIN HILLS            AZ    85268       SFD        7.625     6.250        $ 2,485.76         360        1-Nov-28
4831429  RENO                      NV    89511       SFD        7.500     6.250        $ 2,772.39         360        1-Nov-28
4831926  INDIANAPOLIS              IN    46208       SFD        7.250     6.250        $ 3,325.61         360        1-Sep-28
4832547  FRANKLIN LAKES            NJ    07417       SFD        7.375     6.250        $ 2,873.21         360        1-Sep-28
4832759  NEWPORT BEACH             CA    92625       SFD        7.500     6.250        $ 2,049.75         360        1-Oct-28
4833304  COLUMBIA FALLS            MT    59912       SFD        7.750     6.250        $ 561.67           360        1-Aug-28
4833886  LA PALMA                  CA    90623       SFD        7.250     6.250        $ 1,855.52         360        1-Jun-28
4834094  LOS FLORES                CA    92688       SFD        7.000     6.250        $ 1,900.11         360        1-Oct-28
4834401  BOTHELL                   WA    98011       SFD        7.500     6.250        $ 1,548.06         360        1-Aug-28
4834574  SOUTHAMPTON               NY    11968       SFD        7.500     6.250        $ 2,957.68         360        1-Nov-28
4834601  LEXINGTON                 MA    02420       SFD        7.375     6.250        $ 1,830.29         360        1-Oct-28
4834603  FIRE ISLAND PINES         NY    11782       SFD        7.375     6.250        $ 2,237.79         360        1-Nov-28
4835063  PLACENTIA                 CA    92870       SFD        7.250     6.250        $ 1,895.39         360        1-Aug-28
4835185  JAMAICA ESTATES           NY    11432       SFD        7.500     6.250        $ 3,277.57         360        1-Nov-28
4835345  COEUR D'ALENE             ID    83814       SFD        7.250     6.250        $ 1,739.55         360        1-Oct-28
4835680  SOUTH PASADENA            CA    91030       SFD        7.375     6.250        $ 2,265.41         360        1-Oct-28
4839755  AUBURN                    WA    98092       SFD        7.125     6.250        $ 1,650.62         360        1-Oct-28
4839897  LONG BEACH                CA    90803       SFD        6.875     6.250        $ 2,254.58         360        1-Nov-28
4840489  WESTFORD                  MA    01886       SFD        7.500     6.250        $ 1,699.10         360        1-Sep-28
4840817  SHERMAN                   CT    06784       SFD        7.500     6.250        $ 1,727.06         360        1-Aug-28
4841041  NAPERVILLE                IL    60564       SFD        7.000     6.250        $ 3,166.84         360        1-Dec-28
4841109  OSSINING                  NY    10562       LCO        7.375     6.250        $ 1,710.81         360        1-Sep-28
4841215  DULUTH                    MN    55803       SFD        7.375     6.250        $ 2,745.44         360        1-Sep-28
4841255  OSSINING                  NY    10562       LCO        7.375     6.250        $ 1,853.60         360        1-Sep-28
4841293  ALPHARETTA                GA    30202       SFD        7.375     6.250        $ 2,440.16         360        1-Nov-28
4841840  LUTHERVILLE               MD    21093       PUD        6.875     6.250        $ 1,970.79         360        1-Nov-28
4842278  GLENDALE                  AZ    85308       SFD        7.125     6.250        $ 1,646.57         360        1-Nov-28
4842296  OAK BLUFFS                MA    02557       SFD        7.375     6.250        $3,605.33          360        1-Dec-28
4842772  OAKLAND                   MI    48363       SFD        7.625     6.250        $ 1,942.19         360        1-Nov-28
4842781  BROWNSBURG                IN    46112       SFD        7.250     6.250        $ 2,810.57         360        1-Sep-28
4843684  COHASSET                  MA    02025       SFD        7.125     6.250        $ 1,866.21         360        1-Nov-28
4843717  GILFORD                   NH    03246       SFD        7.375     6.250        $ 1,933.90         360        1-Nov-28
4843732  MENDOTA HEIGHTS           MN    55118       SFD        7.000     6.250        $ 1,804.30         360        1-Nov-28
4843807  NEW YORK                  NY    10024       COP        7.500     6.250        $ 489.46           360        1-Dec-28
4844131  BIRARCLIFF                NY    10510       SFD        7.125     6.250        $ 1,792.10         360        1-Oct-28
4844183  HEWLETT HARBOR            NY    11557       SFD        7.000     6.250        $ 3,039.18         240        1-Nov-18
4844192  PORTLAND                  OR    97201       SFD        7.250     6.250        $ 1,910.10         360        1-Sep-28
4844201  BABYLON                   NY    11702       SFD        7.250     6.250        $ 1,688.39         360        1-Dec-28
4844523  NANUET                    NY    10954       LCO        7.500     6.250        $ 901.99           360        1-Nov-28
4845824  SAN DIEGO                 CA    92129       SFD        7.250     6.250        $ 1,528.07         360        1-Aug-28
4845852  WILTON                    CT    06897       SFD        7.250     6.250        $ 1,875.99         360        1-Oct-28
4845893  WEST ISLIP                NY    11795       SFD        7.625     6.250        $ 1,274.03         360        1-Nov-28
4845973  REDWOOD CITY              CA    94061       SFD        7.500     6.250        $ 2,145.89         360        1-Nov-28
4846238  FREEPORT                  ME    04032       SFD        7.375     6.250        $2,052.69          360        1-Dec-28
4846294  BOGART                    GA    30622       SFD        7.250     6.250        $ 2,210.25         360        1-Oct-28
4846376  SANTA ANA                 CA    92705       SFD        7.250     6.250        $ 1,855.52         360        1-Nov-28
4846397  DARIEN                    CT    06820       SFD        7.250     6.250        $ 2,217.08         360        1-Nov-28
4846774  NEW ROCHELLE              NY    10804       SFD        7.000     6.250        $3,792.23          360        1-Nov-28
4846971  MOUNTVILLE                NJ    07058       SFD        7.250     6.250        $ 1,705.44         360        1-Nov-28
4847015  EAST SANDWICH             MA    02537       SFD        6.875     6.250        $ 2,115.32         360        1-Oct-28
4847233  SAN JOSE                  CA    95124       SFD        7.500     6.250        $2,237.49          360        1-Aug-28
4847697  RYE                       NY    10580       SFD        7.000     6.250        $4,324.47          360        1-Nov-28
4847731  MANHATTAN                 KS    66503       SFD        7.375     6.250        $ 2,077.55         360        1-Nov-28
4848002  MONTVILLE                 NJ    07045       SFD        7.000     6.250        $ 1,862.85         360        1-Oct-28
4848025  NORTHAMPTON TOWNSHIP      PA    18966       SFD        7.125     6.250        $ 1,786.03         360        1-Oct-28
4848754  BETHESDA                  MD    20814       SFD        7.250     6.250        $ 1,701.01         360        1-Oct-28
4848810  MORRISTOWN                NJ    07960       SFD        7.000     6.250        $ 1,727.13         360        1-Nov-28
4848812  AMLIN                     OH    43002       SFD        7.250     6.250        $ 3,410.88         360        1-Sep-28
4848957  MORRISTOWN                NJ    07960       SFD        7.250     6.250        $ 3,159.85         360        1-Nov-28
4849187  HUNTINGTON BEACH          CA    92646       SFD        7.500     6.250        $ 1,793.49         360        1-Oct-28
4849564  PRINCETON                 NJ    08540       SFD        7.000     6.250        $2,279.66          360        1-Dec-28
4849641  SIERRA MADRE              CA    91024       SFD        6.750     6.250        $ 2,218.21         360        1-Aug-28
4849757  FLORHAM PARK              NJ    07932       SFD        6.875     6.250        $3,205.82          360        1-Dec-28
4849883  SOUTHLAKE                 TX    76092       SFD        7.500     6.250        $3,496.08          360        1-Nov-28
4850219  SAINT LOUIS               MO    63105       SFD        7.000     6.250        $ 2,707.12         360        1-Nov-28
4850296  PORTOLA VALLEY            CA    94028       SFD        7.125     6.250        $ 4,111.71         360        1-Nov-28
4850423  WEST BLOOMFIELD           MI    48324       SFD        7.375     6.250        $ 1,692.16         360        1-Nov-28
4850719  ORANGE                    CA    92869       SFD        7.625     6.250        $2,300.33          360        1-Oct-28
4850900  FAIRFIELD                 CT    06430       LCO        7.250     6.250        $ 2,018.56         360        1-Dec-28
4851337  BOISE                     ID    83703       SFD        7.125     6.250        $ 1,751.67         360        1-Aug-28
4851394  KIRKLAND                  WA    98033       SFD        6.875     6.250        $ 2,512.76         360        1-Oct-28
4851403  EUGENE                    OR    97405       SFD        7.250     6.250        $2,346.69          360        1-Nov-28
4851418  NEWTON                    MA    02162       SFD        7.625     6.250        $ 3,241.70         360        1-Sep-28
4851789  HEATH                     TX    75032       SFD        7.125     6.250        $ 1,874.29         360        1-Oct-28
4851989  CHESTERFIELD              MO    63005       SFD        7.250     6.250        $ 2,721.89         360        1-Oct-28
4852421  STAMFORD                  CT    06905       SFD        7.000     6.250        $ 1,779.02         360        1-Nov-28
4852448  PRINCETON                 NJ    08540       SFD        6.750     6.250        $ 4,215.89         360        1-Sep-28
4852634  RICHMOND                  KY    40475       SFD        7.000     6.250        $ 1,696.53         360        1-Oct-28
4852755  TUCKAHOE                  NY    10707       SFD        6.875     6.250        $ 1,754.00         360        1-Dec-28
4852771  SHERWOOD FOREST           MD    21405       SFD        7.250     6.250        $ 2,107.92         360        1-Nov-28
4852918  LAFAYETTE                 CA    94549       SFD        7.000     6.250        $ 2,391.43         360        1-Nov-28
4852952  SAN BRUNO                 CA    94066       SFD        7.125     6.250        $ 2,169.38         360        1-Nov-28
4852975  CUPERTINO                 CA    95014       SFD        7.625     6.250        $ 2,243.71         360        1-Nov-28
4853086  HEMPSTEAD                 NY    11550       SFD        7.500     6.250        $ 1,713.08         360        1-Nov-28
4853109  FOREST HILL               NY    11375       SFD        6.750     6.250        $3,035.44          360        1-Nov-28
4853126  BRONXVILLE                NY    10708       SFD        7.875     6.250        $3,299.07          360        1-Dec-28
4853416  GRAND RAPIDS              MI    49546       SFD        7.375     6.250        $2,072.03          360        1-Oct-28
4853638  NOVATO                    CA    94947       SFD        7.375     6.250        $2,244.70          360        1-Oct-28
4853829  WESTFIELD                 NJ    07090       SFD        7.000     6.250        $ 1,696.53         360        1-Oct-28
4854191  AURORA                    CO    80015       SFD        7.125     6.250        $ 1,920.44         360        1-Sep-28
4854875  MONROE TOWNSHIP           NJ    08857       SFD        6.750     6.250        $ 1,780.41         360        1-Nov-28
4855278  BEDFORD                   NH    03110       SFD        7.500     6.250        $ 2,125.62         360        1-Nov-28
4855413  POUND RIDGE               NY    10576       SFD        7.250     6.250        $ 1,500.79         360        1-Dec-28
4855789  WOODLAND HILLS            CA    91367       SFD        7.350     6.250        $2,204.72          360        1-Aug-28
4856013  ALEXANDRIA                VA    22309       SFD        7.250     6.250        $ 1,746.37         360        1-Oct-28
4856138  MARLBORO                  MA    01752       SFD        7.375     6.250        $ 1,795.76         360        1-Nov-28
4856226  SAN JOSE                  CA    95125       SFD        7.375     6.250        $ 2,294.77         360        1-Nov-28
4856273  SANTA BARBARA             CA    93108       SFD        7.550     6.250        $ 2,817.60         360        1-Aug-28
4856286  PLEASANTON                CA    94588       SFD        7.250     6.250        $ 2,110.31         240        1-Nov-18
4856307  SAN FRANCISCO             CA    94114       SFD        7.000     6.250        $ 1,749.75         360        1-Nov-28
4856527  PASO ROBLES               CA    93446       SFD        7.000     6.250        $ 2,661.21         360        1-Nov-28
4856534  ROCHESTER                 MI    48306       SFD        7.375     6.250        $ 1,864.83         360        1-Nov-28
4856562  BASKING RIDGE             NJ    07920       SFD        7.000     6.250        $ 1,663.26         360        1-Dec-28
4856623  SALT LAKE CITY            UT    84103       SFD        7.000     6.250        $3,093.66          360        1-Nov-28
4856691  HARWINTON                 CT    06791       SFD        7.250     6.250        $ 1,784.33         360        1-Nov-28
4856700  STARKVILLE                MS    39759       SFD        7.125     6.250        $ 1,949.22         240        1-Nov-18
4857037  BROOKVILLE                NY    11545       SFD        7.375     6.250        $4,834.73          360        1-Dec-28
4857309  HIGHLAND BEACH            FL    33487       HCO        7.250     6.250        $ 3,274.45         360        1-Nov-28
4857324  EVERGREEN                 CO    80439       SFD        7.500     6.250        $ 2,517.17         360        1-Aug-28
4857332  DARIEN                    CT    06820       SFD        7.125     6.250        $ 1,684.30         360        1-Nov-28
4857394  MCLEAN                    VA    22101       PUD        7.625     6.250        $ 1,866.45         360        1-Oct-28
4857442  MORRIS PLAINS             NJ    07950       SFD        7.250     6.250        $ 1,998.78         360        1-Nov-28
4857486  LIVERMORE                 CA    94550       SFD        8.125     6.250        $ 2,413.12         360        1-Nov-28
4857519  SAN DIEGO                 CA    92130       PUD        7.125     6.250        $ 3,293.14         360        1-Nov-28
4857780  CARDIFF BY THE SEA        CA    92007       SFD        7.625     6.250        $ 1,769.48         360        1-Sep-28
4857915  FORT LAUDERDALE           FL    33301       SFD        7.125     6.250        $ 2,108.74         360        1-Nov-28
4857974  BELL CANYON               CA    91307       SFD        7.400     6.250        $4,043.50          360        1-Aug-28
4858033  RYE                       NH    03870       SFD        7.000     6.250        $ 1,995.91         360        1-Nov-28
4858220  BOSTON                    MA    02116       HCO        7.125     6.250        $2,358.02          360        1-Dec-28
4858428  VIENNA                    VA    22182       SFD        7.250     6.250        $ 3,765.62         360        1-Oct-28
4858508  NAPLES                    FL    34108       SFD        7.000     6.250        $ 3,758.96         360        1-Nov-28
4858558  HOUSTON                   TX    77019       SFD        7.000     6.250        $ 2,162.24         360        1-Nov-28
4858764  PLEASANTON                CA    94588       SFD        7.000     6.250        $2,335.22          360        1-Dec-28
4858862  WYCKOFF TOWNSHIP          NJ    07481       SFD        7.250     6.250        $ 1,675.43         360        1-Oct-28
4858919  WALL                      NJ    07719       SFD        7.250     6.250        $ 1,705.45         360        1-Dec-28
4859111  SEATTLE                   WA    98112       SFD        7.375     6.250        $ 1,933.89         360        1-Oct-28
4859113  BIRMINGHAM                AL    35244       SFD        7.000     6.250        $3,470.89          360        1-Oct-28
4859239  ANDOVER                   MA    01810       SFD        7.250     6.250        $2,607.96          360        1-Nov-28
4859505  SUNNYVALE                 CA    94087       SFD        7.375     6.250        $ 1,737.05         360        1-Oct-28
4859644  ZEPHYR COVE               NV    89448       LCO        7.375     6.250        $ 1,851.01         360        1-Oct-28
4859793  SAN DIEGO                 CA    92129       SFD        7.750     6.250        $ 1,748.05         360        1-Oct-28
4860303  GREAT FALLS               VA    22066       SFD        6.875     6.250        $2,903.63          360        1-Oct-28
4860325  GLENCOE                   MO    63038       SFD        7.375     6.250        $ 1,994.92         240        1-Oct-18
4860335  OCEANSIDE                 CA    92056       SFD        7.250     6.250        $2,046.53          360        1-Nov-28
4860394  WATCHUNG                  NJ    07060       SFD        7.125     6.250        $ 2,192.96         360        1-Oct-28
4860921  REDMOND                   WA    98052       SFD        7.000     6.250        $ 1,804.31         360        1-Oct-28
4860927  WASHINGTON                DC    20001       SFD        6.750     6.250        $ 1,663.66         360        1-Oct-28
4860946  FLUSHING                  NY    11365       SFD        7.875     6.250        $ 1,768.45         360        1-Nov-28
4860956  MARCO ISLAND              FL    34145       SFD        7.000     6.250        $ 1,330.61         360        1-Nov-28
4861284  MIDDLETOWN                NJ    07748       SFD        7.375     6.250        $ 1,823.39         360        1-Dec-28
4861336  FREMONT                   CA    94536       SFD        8.125     6.250        $ 1,868.87         360        1-Dec-28
4861339  SOUTHLAKE                 TX    76092       SFD        7.125     6.250        $2,370.82          360        1-Nov-28
4861371  CHULA VISTA               CA    91910       SFD        7.125     6.250        $ 1,957.05         240        1-Nov-18
4861485  MARCO ISLAND              FL    34145       HCO        7.125     6.250        $ 3,301.23         360        1-Dec-28
4861518  BLOOMFIELD HILLS          MI    48304       SFD        7.500     6.250        $ 2,307.41         360        1-Nov-28
4861523  SAN JOSE                  CA    95129       SFD        7.000     6.250        $ 2,528.15         360        1-Nov-28
4861569  PLAINSBORO                NJ    08536       SFD        7.250     6.250        $ 1,644.05         360        1-Oct-28
4861572  DANBURY                   CT    06811       SFD        7.250     6.250        $ 1,828.24         360        1-Oct-28
4861776  CENTREVILLE               VA    20121       SFD        7.500     6.250        $ 2,192.74         360        1-Nov-28
4861918  FOUNTAIN VALLEY           CA    92708       SFD        7.250     6.250        $ 1,680.89         360        1-Jul-28
4861954  UPLAND                    CA    91784       SFD        7.875     6.250        $ 2,102.70         360        1-Mar-28
4861971  SEMINOLE                  FL    33772       SFD        7.875     6.250        $ 2,126.74         356        1-Feb-28
4861984  PINOLE                    CA    94564       SFD        7.625     6.250        $ 1,891.23         360        1-Aug-28
4862030  BETHESDA                  MD    20817       SFD        7.750     6.250        $6,053.68          360        1-Oct-28
4862034  BOUNTIFUL                 UT    84010       SFD        7.250     6.250        $ 1,875.98         360        1-Nov-28
4862047  GRAPEVINE                 TX    76051       SFD        7.125     6.250        $2,082.46          360        1-Oct-28
4862062  NIWOT                     CO    80503       SFD        7.250     6.250        $2,229.35          360        1-Oct-28
4862152  SAN DIEGO                 CA    92122       SFD        7.625     6.250        $2,369.70          360        1-Jul-28
4862252  MAUMELLE                  AR    72113       SFD        7.250     6.250        $ 1,875.98         360        1-Jul-28
4862312  NEW FAIRFIELD             CT    06812       SFD        6.375     6.108        $ 1,671.98         360        1-Nov-28
4862450  SUNNYVALE                 CA    94087       SFD        7.250     6.250        $ 2,210.26         360        1-Nov-28
4862472  LOS ANGELES               CA    90024       SFD        7.000     6.250        $3,326.52          360        1-Nov-28
4862542  DEL MAR                   CA    92014       SFD        7.250     6.250        $3,069.80          360        1-Nov-28
4862691  NORTHRIDGE AREA LOS ANGEL CA    91326       SFD        7.250     6.250        $ 2,810.57         360        1-Aug-28
4862751  GEORGETOWN                SC    29440       SFD        7.500     6.250        $ 4,761.66         360        1-Dec-28
4862761  ROSWELL                   GA    30075       SFD        7.375     6.250        $ 1,989.15         360        1-Jul-28
4862856  NEW YORK                  NY    10128       COP        7.500     6.250        $ 1,573.24         360        1-Dec-28
4862887  SIERRA MADRE              CA    91024       SFD        7.625     6.250        $ 1,896.89         360        1-Aug-28
4862907  ALPHARETTA                GA    30022       SFD        7.125     6.250        $ 1,927.31         240        1-Nov-18
4862981  KEARNEY                   NE    68847       SFD        7.000     6.250        $ 2,157.98         360        1-Jul-28
4863069  FREMONT                   CA    94555       SFD        7.250     6.250        $2,073.82          360        1-Aug-28
4863128  THOUSAND OAKS             CA    91362       SFD        7.500     6.250        $ 1,727.06         360        1-Aug-28
4863246  SAN DIEGO                 CA    92129       SFD        7.125     6.250        $ 1,953.78         360        1-Sep-28
4863260  STEAMBOAT SPRINGS         CO    80477       SFD        7.000     6.250        $ 1,746.42         360        1-Sep-28
4863267  KNOXVILLE                 TN    37922       SFD        7.500     6.250        $ 1,760.27         360        1-Jul-28
4863309  SAN RAMON                 CA    94583       SFD        7.500     6.250        $2,349.36          360        1-Aug-28
4863408  DIAMOND BAR               CA    91765       SFD        7.750     6.250        $ 762.26           360        1-Aug-28
4863447  VIENNA                    VA    22180       SFD        7.250     6.250        $ 1,739.55         360        1-Nov-28
4863470  POWAY                     CA    92064       SFD        7.750     6.250        $ 2,113.42         360        1-Sep-28
4863649  ORLANDO                   FL    32812       SFD        7.625     6.250        $ 2,569.17         349        1-Aug-27
4863716  SEAL BEACH                CA    90740       SFD        7.500     6.250        $ 1,762.03         360        1-Aug-28
4863736  TRABUCO CANYON            CA    92679       SFD        7.625     6.250        $ 1,755.33         360        1-Jul-28
4863886  PONTE VEDRA BEACH         FL    32082       SFD        7.125     6.250        $2,607.30          360        1-Nov-28
4863900  SWAMPSCOTT                MA    01907       SFD        7.375     6.250        $ 1,092.99         360        1-Sep-28
4863974  ARLINGTON                 MA    02476       SFD        7.250     6.250        $ 1,760.02         360        1-Nov-28
4864008  KEY WEST                  FL    33040       SFD        7.250     6.250        $2,387.62          360        1-Nov-28
4864421  MENDON                    MA    01756       SFD        7.250     6.250        $ 1,841.88         360        1-Dec-28
4864505  SAN JOSE                  CA    95123       SFD        7.625     6.250        $ 1,712.87         360        1-Nov-28
4864675  LOS ALTOS HILLS           CA    94022       SFD        7.250     6.250        $ 6,821.77         360        1-Nov-28
4864805  FALLBROOK                 CA    92028       SFD        7.125     6.250        $2,098.64          360        1-Nov-28
4864865  BARTLETT                  IL    60103       SFD        7.125     6.250        $ 2,048.11         360        1-Nov-28
4864886  CAROL STREAM              IL    60188       SFD        7.500     6.250        $ 1,845.93         360        1-Aug-28
4864912  PHOENIX                   AZ    85020       SFD        7.500     6.250        $2,569.62          360        1-Jul-28
4864922  SAN DIEGO                 CA    92122       SFD        7.500     6.250        $ 1,992.76         360        1-Aug-28
4864941  TARZANA                   CA    91356       SFD        7.500     6.250        $3,482.09          360        1-Nov-28
4864944  GIG HARBOR                WA    98335       SFD        7.375     6.250        $ 1,771.58         360        1-Nov-28
4864973  HIGHLANDS RANCH           CO    80126       SFD        7.250     6.250        $ 1,800.13         360        1-Jul-28
4865012  ALISO VIEJO               CA    92656       SFD        7.500     6.250        $ 2,055.70         360        1-Aug-28
4865030  LOS GATOS                 CA    95032       SFD        7.250     6.250        $3,233.52          360        1-Nov-28
4865041  PARK RIDGE                IL    60068       SFD        7.500     6.250        $ 1,783.00         360        1-Aug-28
4865043  SARATOGA                  CA    95070       SFD        7.125     6.250        $ 4,032.21         360        1-Nov-28
4865067  GLENDALE                  CA    91208       SFD        7.500     6.250        $ 2,139.60         360        1-Jun-28
4865213  LEBANON                   NJ    08833       SFD        7.125     6.250        $ 3,018.26         360        1-Nov-28
4865280  EDMOND                    OK    73013       SFD        7.500     6.250        $ 3,160.45         360        1-Aug-28
4865313  CHAPEL HILL               NC    27514       SFD        7.625     6.250        $ 2,181.43         360        1-Aug-28
4865320  SAINT PETERSBURG          FL    33703       SFD        6.750     6.250        $ 1,926.34         360        1-Nov-28
4865425  NEW YORK                  NY    10014       HCO        7.000     6.250        $ 1,995.91         360        1-Nov-28
4865485  YORKTOWN HEIGHTS          NY    10598       SFD        7.500     6.250        $ 1,922.84         360        1-Nov-28
4865587  SAN JOSE                  CA    95120       SFD        7.125     6.250        $2,694.88          360        1-Oct-28
4865590  BETHANY                   OK    73008       SFD        7.500     6.250        $ 4,139.35         360        1-Jul-28
4865615  FORT LEE                  NJ    07024       HCO        7.500     6.250        $ 2,097.65         360        1-Jul-28
4865774  ALPHARETTA                GA    30202       SFD        7.250     6.250        $2,032.89          360        1-Jul-28
4865966  PARK CITY                 UT    84098       SFD        7.500     6.250        $2,622.06          360        1-Jul-28
4865971  ISSAQUAH                  WA    98029       SFD        7.125     6.250        $ 1,980.74         360        1-Nov-28
4865988  BROOKEVILLE               MD    20833       SFD        7.250     6.250        $ 1,879.05         360        1-Oct-28
4866015  RICHMOND                  KY    41094       SFD        7.250     6.250        $ 1,699.98         360        1-Oct-28
4866024  LOVELAND                  OH    45140       SFD        7.250     6.250        $ 1,657.69         360        1-Oct-28
4866032  DARIEN                    CT    06020       SFD        7.375     6.250        $ 1,992.60         360        1-Jul-28
4866048  NATICK                    MA    01760       SFD        7.250     6.250        $ 2,719.16         360        1-Jul-28
4866131  WEST LINN                 OR    97068       SFD        7.250     6.250        $ 2,060.17         360        1-Oct-28
4866158  LOS GATOS                 CA    95030       SFD        7.125     6.250        $ 4,850.78         360        1-Nov-28
4866185  NEW CANAAN                CT    06840       SFD        7.625     6.250        $ 2,831.18         360        1-Jul-28
4866206  DEDHAM                    MA    02026       SFD        7.750     6.250        $3,402.96          360        1-Jul-28
4866209  CAMPBELL                  CA    95008       SFD        7.375     6.250        $ 1,726.69         360        1-Jul-28
4866212  HASTING ON HUDSON         NY    10706       SFD        7.250     6.250        $ 1,705.45         360        1-Jul-28
4866215  LONGWOOD                  FL    32779       SFD        7.375     6.250        $2,452.24          360        1-Aug-28
4866221  OKLAHOMA CITY             OK    73170       SFD        7.500     6.250        $2,433.27          360        1-Jul-28
4866236  BOSTON                    MA    02111       HCO        7.500     6.250        $ 1,817.96         360        1-Jul-28
4866305  SAN JOSE                  CA    95135       SFD        7.000     6.250        $2,089.05          360        1-Nov-28
4866520  FISHERS                   IN    46038       SFD        7.000     6.250        $ 2,049.14         360        1-Nov-28
4866546  PITTSTOWN                 NJ    08867       SFD        7.000     6.250        $ 1,763.72         360        1-Dec-28
4866567  MORRISTOWN                NJ    07960       SFD        7.000     6.250        $ 3,011.16         360        1-Nov-28
4866756  SANTA MARIA               CA    93455       SFD        7.500     6.250        $2,062.69          360        1-Sep-28
4866766  GAITHERSBURG              MD    20882       SFD        7.375     6.250        $ 2,576.22         360        1-Oct-28
4866805  BROOKLINE                 MA    02446       LCO        7.375     6.250        $2,486.44          360        1-Nov-28
4866830  UPPER SADDLE RIVER        NJ    07458       SFD        6.875     6.250        $ 3,133.55         360        1-Nov-28
4866873  LONE TREE                 CO    80124       SFD        7.375     6.250        $ 1,688.01         360        1-Oct-28
4866929  IRVINE                    CA    92614       SFD        7.625     6.250        $ 1,981.82         360        1-Sep-28
4866956  MANHATTAN BEACH           CA    90266       SFD        7.375     6.250        $3,349.78          360        1-Nov-28
4867045  BROOKLYN                  NY    11228       SFD        7.375     6.250        $ 1,723.34         360        1-Nov-28
4867052  FORT LEE                  NJ    07024       HCO        7.750     6.250        $ 2,041.78         360        1-Nov-28
4867258  FREMONT                   CA    94539       SFD        7.250     6.250        $ 2,019.25         360        1-Nov-28
4867312  TARZANA                   CA    91356       SFD        7.250     6.250        $4,822.99          360        1-Dec-28
4867333  SANTA BARBARA             CA    93111       SFD        7.125     6.250        $2,549.36          360        1-Nov-28
4867802  LONG VALLEY               NJ    07853       SFD        6.500     6.233        $ 1,722.71         360        1-Nov-28
4867923  PALM DESERT               CA    92211       SFD        7.750     6.250        $ 2,776.66         360        1-Dec-28
4867959  TORRANCE                  CA    90501       SFD        7.500     6.250        $ 1,943.82         360        1-Oct-28
4868032  EUGENE                    OR    97405       SFD        7.250     6.250        $ 1,828.24         360        1-Oct-28
4868084  CONCORD                   CA    94518       SFD        7.125     6.250        $ 1,643.87         360        1-Sep-28
4868107  AVALON                    NJ    08202       SFD        7.500     6.250        $ 3,146.47         360        1-Oct-28
4868250  MINNETONKA                MN    55391       SFD        7.000     6.250        $ 1,955.31         360        1-Nov-28
4868304  PALO ALTO                 CA    94303       SFD        7.250     6.250        $2,387.62          360        1-Nov-28
4868373  WEST BLOOMFIELD           MI    48323       SFD        7.375     6.250        $2,230.88          360        1-Nov-28
4868390  DUBLIN                    OH    43016       SFD        7.250     6.250        $ 1,787.30         360        1-Oct-28
4868392  PARKLAND                  FL    33067       SFD        7.250     6.250        $ 2,217.08         360        1-Nov-28
4868627  LAGUNA BEACH              CA    92651       SFD        7.000     6.250        $ 4,756.92         360        1-Nov-28
4868646  PENHOOK                   VA    24137       SFD        6.875     6.250        $ 1,583.20         360        1-Dec-28
4868775  SAN JOSE                  CA    95129       SFD        7.000     6.250        $2,468.28          360        1-Oct-28
4868776  SOUTHLAKE                 TX    76092       SFD        7.250     6.250        $ 1,875.99         360        1-Sep-28
4868789  MISSION VIEJO             CA    92691       SFD        7.000     6.250        $ 1,623.34         360        1-Sep-28
4868903  LA CANADA FLINTRIDGE      CA    91011       SFD        7.375     6.250        $2,438.09          360        1-Nov-28
4868945  WASHINGTON                DC    20015       SFD        7.625     6.250        $ 1,443.90         360        1-Sep-28
4869070  MARBLEHEAD                MA    01945       SFD        7.250     6.250        $ 2,319.40         360        1-Nov-28
4869078  BROOKHAVEN                NY    11719       SFD        7.375     6.250        $ 966.95           360        1-Nov-28
4869082  SALT LAKE CITY            UT    84108       SFD        7.125     6.250        $ 3,184.67         360        1-Nov-28
4869133  SAN JOSE                  CA    95129       SFD        7.250     6.250        $2,387.62          360        1-Oct-28
4869185  EARLEVILLE                MD    21919       SFD        6.875     6.250        $ 2,841.22         360        1-Nov-28
4869217  SCOTTSPLAINS              NJ    07076       SFD        7.375     6.250        $ 1,726.69         360        1-Nov-28
4869221  WAYLAND                   MA    01778       SFD        7.500     6.250        $ 2,971.66         360        1-Nov-28
4869240  STEWART MANOR             NY    11550       SFD        7.125     6.250        $ 1,771.88         360        1-Nov-28
4869378  LEESBURG                  VA    20176       SFD        7.000     6.250        $ 1,975.29         360        1-Nov-28
4869386  COLORADO SPRINGS          CO    80906       SFD        7.000     6.250        $ 1,689.87         360        1-Nov-28
4869388  DENVILLE                  NJ    07834       SFD        7.250     6.250        $ 1,875.99         360        1-Nov-28
4869409  WEST CHESTER              PA    19382       SFD        6.750     6.250        $ 1,608.00         360        1-Sep-28
4869458  LOS GATOS                 CA    95030       SFD        7.250     6.250        $2,933.36          360        1-Oct-28
4869478  SAN FRANCISCO             CA    94118       SFD        7.250     6.250        $ 1,954.44         360        1-Nov-28
4869504  MILLBRAE                  CA    94030       SFD        7.250     6.250        $ 1,705.45         360        1-Nov-28
4869516  NOVATO                    CA    94949       SFD        7.375     6.250        $2,334.49          360        1-Nov-28
4869535  KEY LARGO                 FL    33037       SFD        6.875     6.250        $ 2,391.22         360        1-Dec-28
4869606  SANTA CLARA               CA    95051       SFD        6.875     6.250        $2,285.46          360        1-Nov-28
4869676  MISSION VIEJO             CA    92692       SFD        7.250     6.250        $ 1,807.77         360        1-Nov-28
4869715  ROSWELL                   GA    30075       SFD        6.875     6.250        $ 1,872.25         360        1-Oct-28
4869743  PALATINE                  IL    60067       SFD        6.875     6.250        $ 1,834.80         360        1-Oct-28
4869755  SPOKANE                   WA    99208       SFD        7.000     6.250        $2,927.33          360        1-Oct-28
4869790  NARRAGANSETT              RI    02882       SFD        7.625     6.250        $ 2,831.18         360        1-Dec-28
4869901  COPPELL                   TX    75019       SFD        6.875     6.250        $ 1,708.02         360        1-Nov-28
4870011  BRIDGEWATER               NJ    08807       SFD        7.500     6.250        $ 2,076.67         360        1-Sep-28
4870053  SCOTTSDALE                AZ    85258       SFD        7.125     6.250        $ 1,738.19         360        1-Oct-28
4870123  NEEDHAM                   MA    02192       SFD        7.000     6.250        $2,062.44          360        1-Dec-28
4870213  INDIANAPOLIS              IN    46220       SFD        7.000     6.250        $ 2,115.66         360        1-Nov-28
4870267  ALPHARETTA                GA    30022       SFD        7.500     6.250        $6,642.54          360        1-Nov-28
4870458  HOUSTON                   TX    77024       SFD        7.125     6.250        $ 4,379.18         360        1-Nov-28
4870602  PLAINVIEW                 NY    11803       SFD        7.375     6.250        $ 2,141.10         360        1-Dec-28
4870729  EVERETT                   WA    98205       SFD        7.375     6.250        $ 1,740.50         360        1-Oct-28
4870768  OAKLAND                   CA    94619       SFD        7.375     6.250        $ 2,417.37         360        1-Nov-28
4870840  SARATOGA                  CA    95070       SFD        6.750     6.250        $ 1,829.05         360        1-Nov-28
4870864  MONTROSE                  CA    91020       SFD        7.375     6.250        $ 1,878.64         360        1-Nov-28
4870901  MIAMI                     FL    33133       SFD        7.000     6.250        $ 1,633.32         360        1-Nov-28
4870979  NEW YORK                  NY    10021       HCO        7.250     6.250        $2,046.53          360        1-Nov-28
4871058  LAFAYETTE                 CA    94549       SFD        7.250     6.250        $ 1,957.85         360        1-Dec-28
4871100  CUPERTINO                 CA    95014       SFD        7.125     6.250        $ 3,018.26         360        1-Nov-28
4871106  OAKLAND                   CA    94611       SFD        7.250     6.250        $ 1,762.74         360        1-Oct-28
4871159  PRESCOTT                  AZ    86301       SFD        6.875     6.250        $2,226.99          360        1-Nov-28
4871172  SAN PEDRO                 CA    90732       SFD        7.000     6.250        $ 1,633.66         360        1-Nov-28
4871432  FREMONT                   CA    94539       SFD        7.375     6.250        $2,265.42          360        1-Nov-28
4871514  ALPHARETTA                GA    30022       SFD        7.625     6.250        $ 1,831.42         360        1-Nov-28
4871791  ARMONK                    NY    10504       SFD        7.250     6.250        $ 3,410.88         360        1-Oct-28
4871992  LA VERNE                  CA    91750       SFD        7.000     6.250        $ 1,796.32         360        1-Nov-28
4872082  PROVIDENCE                UT    84332       SFD        7.375     6.250        $ 1,975.33         360        1-Oct-28
4872107  TAMPA                     FL    33629       SFD        7.000     6.250        $ 2,514.85         360        1-Nov-28
4872198  POUND RIDGE               NY    10576       SFD        7.375     6.250        $ 2,716.43         360        1-Dec-28
4872205  TRUMBULL                  CT    06611       SFD        7.000     6.250        $2,023.54          240        1-Nov-18
4872212  SAN FRANCISCO             CA    94107       SFD        7.000     6.250        $ 1,862.85         360        1-Sep-28
4872289  TAMPA                     FL    33629       SFD        7.000     6.250        $2,009.22          360        1-Nov-28
4872365  WAYZATA                   MN    55391       SFD        7.000     6.250        $ 2,661.21         360        1-Oct-28
4872398  CARMEL                    IN    46032       SFD        7.000     6.250        $ 2,275.34         360        1-Nov-28
4872413  ZIONSVILLE                IN    46077       SFD        7.000     6.250        $ 2,049.14         360        1-Nov-28
4872593  FISHERS                   IN    46038       SFD        7.000     6.250        $ 1,651.29         360        1-Oct-28
4872601  SAN JOSE                  CA    95132       SFD        7.250     6.250        $ 1,746.38         360        1-Nov-28
4872613  WILMINGTON                DE    19807       SFD        7.000     6.250        $ 1,796.32         360        1-Nov-28
4872623  CAMDEN                    ME    04843       SFD        7.250     6.250        $ 2,425.14         360        1-Oct-28
4872655  DALLAS                    TX    75252       SFD        6.875     6.250        $ 1,940.36         360        1-Oct-28
4872689  SAN JOSE                  CA    95124       SFD        7.375     6.250        $2,486.44          360        1-Nov-28
4872740  SAN JUAN CAPISTRANO       CA    92675       SFD        6.875     6.250        $4,099.24          360        1-Nov-28
4872745  WINCHESTER                MA    01890       SFD        7.125     6.250        $ 1,899.89         360        1-Dec-28
4872787  HOUSTON                   TX    77069       SFD        6.875     6.250        $ 1,660.06         360        1-Nov-28
4872806  CASTRO VALLEY             CA    94552       SFD        7.250     6.250        $ 1,790.72         360        1-Nov-28
4872848  TIBURON                   CA    94920       SFD        7.250     6.250        $ 2,735.53         360        1-Nov-28
4873101  MOUNTAIN VIEW             CA    94040       SFD        7.250     6.250        $ 3,001.58         360        1-Nov-28
4873156  LOS ANGELES               CA    91316       SFD        7.125     6.250        $ 5,962.41         360        1-Nov-28
4873182  LA JOLLA                  CA    92037       SFD        7.125     6.250        $5,039.42          360        1-Nov-28
4873312  SEATTLE                   WA    98119       LCO        7.000     6.250        $ 1,756.40         360        1-Oct-28
4873332  ELMWOOD PARK              IL    60707       SFD        7.250     6.250        $ 2,155.68         360        1-Dec-28
4873372  RANCHO PALOS VERDES       CA    90275       SFD        7.125     6.250        $ 3,772.83         360        1-Sep-28
4873392  LOS ANGELES               CA    90077       SFD        7.375     6.250        $ 2,880.12         360        1-Nov-28
4873422  SAN JOSE                  CA    95148       SFD        7.000     6.250        $ 1,633.32         360        1-Nov-28
4873583  CUPERTINO                 CA    95014       SFD        7.250     6.250        $ 2,261.42         360        1-Aug-28
4873677  SARATOGA                  CA    95070       SFD        7.250     6.250        $ 2,701.42         360        1-Nov-28
4873906  BELMONT                   CA    94002       SFD        6.750     6.250        $2,367.38          360        1-Nov-28
4873946  ATLANTA                   GA    30306       SFD        6.875     6.250        $ 3,027.13         360        1-Nov-28
4874142  HUNTINGTON                WV    25705       SFD        7.375     6.250        $ 1,695.61         360        1-Dec-28
4874151  UNIVERSITY PARK           TX    75225       SFD        7.125     6.250        $ 3,621.92         360        1-Nov-28
4874209  CUPERTINO                 CA    95014       SFD        6.875     6.250        $3,238.66          360        1-Nov-28
4874271  LIVERMORE                 CA    94550       SFD        7.375     6.250        $2,887.03          360        1-Nov-28
4874298  BELMONT                   CA    94002       SFD        7.375     6.250        $ 2,219.66         360        1-Nov-28
4874435  SUNNYVALE                 CA    94087       SFD        7.125     6.250        $2,425.39          360        1-Nov-28
4874490  CRYSTAL LAKE              IL    60012       SFD        7.375     6.250        $ 1,827.53         360        1-Nov-28
4874531  HOUSTON                   TX    77027       SFD        7.125     6.250        $2,829.62          360        1-Oct-28
4874711  ALBANY                    CA    94706       SFD        7.625     6.250        $ 1,769.49         360        1-Nov-28
4874752  ANAHEIM                   CA    92807       SFD        7.125     6.250        $ 2,762.25         360        1-Nov-28
4874791  GLEN HEAD                 NY    11545       SFD        6.875     6.250        $ 1,708.01         360        1-Dec-28
4874836  MILLBURN                  NJ    07078       SFD        7.375     6.250        $3,626.04          360        1-Nov-28
4874937  SANTA BARBARA             CA    93103       SFD        7.250     6.250        $ 1,664.52         360        1-Nov-28
4875002  MOORPARK                  CA    93021       SFD        7.375     6.250        $ 1,726.69         360        1-Nov-28
4875028  NORTHVILLETWP             MI    48167       SFD        7.125     6.250        $ 1,643.88         360        1-Sep-28
4875160  SCOTTSDALE                AZ    85262       SFD        7.125     6.250        $2,263.69          360        1-Oct-28
4875278  SILVERTON                 OR    97381       SFD        7.125     6.250        $ 2,652.77         360        1-Oct-28
4875677  DANVILLE                  CA    94506       SFD        7.250     6.250        $ 2,585.45         360        1-Nov-28
4875769  DALLAS                    TX    75205       SFD        7.250     6.250        $ 3,410.89         360        1-Nov-28
4875793  APTOS                     CA    95003       SFD        7.250     6.250        $ 2,315.99         360        1-Nov-28
4875799  GOSHEN                    KY    40026       SFD        7.000     6.250        $ 3,539.41         360        1-Nov-28
4876034  ENCINITAS-CARDIFF         CA    92007       SFD        7.250     6.250        $ 1,268.85         360        1-Sep-28
4876036  GAITHERSBURG              MD    20882       SFD        6.750     6.250        $2,250.64          360        1-Nov-28
4876054  BEALETON                  VA    22712       SFD        7.000     6.250        $ 1,410.45         360        1-Sep-28
4876135  SAN JOSE                  CA    95125       SFD        6.625     6.250        $ 1,780.07         360        1-Dec-28
4876243  THOUSAND OAKS             CA    91362       SFD        7.125     6.250        $ 1,745.68         360        1-Nov-28
4876289  HAWTHORN WOODS            IL    60047       SFD        7.125     6.250        $ 2,341.18         360        1-Nov-28
4876390  DUNKIRK                   MD    20754       SFD        7.500     6.250        $ 1,851.87         360        1-Oct-28
4876398  ARLINGTON                 VA    22207       SFD        6.750     6.250        $ 2,983.55         360        1-Oct-28
4876423  RIDGEWOOD                 NJ    07450       SFD        7.375     6.250        $ 2,181.67         360        1-Oct-28
4876452  SUNLAND                   CA    91040       SFD        7.000     6.250        $ 1,670.58         360        1-Nov-28
4876453  GLEN HEAD                 NY    11545       SFD        7.250     6.250        $ 1,773.66         360        1-Nov-28
4876576  COLORADO SPRINGS          CO    80919       SFD        7.125     6.250        $ 1,657.35         360        1-Nov-28
4876607  TUCSON                    AZ    85704       SFD        7.250     6.250        $ 3,567.78         360        1-Nov-28
4876801  SARATOGA                  CA    95070       SFD        7.000     6.250        $4,943.20          360        1-Nov-28
4876855  SAVERNA PARK              MD    21146       SFD        6.750     6.250        $ 1,567.02         360        1-Oct-28
4876968  MOUNTAIN VIEW             CA    94040       SFD        7.250     6.250        $ 2,210.26         360        1-Nov-28
4877069  MARTINSVILLE              NJ    08836       SFD        6.875     6.250        $2,029.92          360        1-Dec-28
4877166  LYNCHBURG                 VA    24503       SFD        7.375     6.250        $ 1,692.16         360        1-Nov-28
4877418  ALBANY                    CA    94706       SFD        7.625     6.250        $ 1,719.94         360        1-Nov-28
4877431  SAN BRUNO                 CA    94066       SFD        6.875     6.250        $ 1,852.54         360        1-Dec-28
4877492  ALPHARETTA                GA    30022       SFD        7.125     6.250        $ 4,032.21         360        1-Dec-28
4877524  STOW                      MA    01775       SFD        7.250     6.250        $ 2,619.56         360        1-Nov-28
4877564  OLD BETHPAGE              NY    11804       SFD        7.625     6.250        $ 1,217.41         360        1-Dec-28
4877653  PLYMOUTH                  MN    55446       SFD        7.375     6.250        $ 1,851.01         360        1-Jun-28
4877695  PLEASANTON                CA    94566       SFD        7.500     6.250        $ 2,027.73         360        1-Nov-28
4877801  MIAMI                     FL    33156       SFD        7.375     6.250        $ 3,014.80         360        1-Dec-28
4877827  YORBA LINDA               CA    92886       SFD        7.750     6.250        $ 2,213.72         360        1-Nov-28
4877871  SUDBURY                   MA    01776       SFD        7.000     6.250        $2,478.26          360        1-Nov-28
4877879  CORAL GABLES              FL    33146       SFD        7.125     6.250        $ 5,574.35         360        1-Nov-28
4877906  OAKLAND                   CA    94611       SFD        7.625     6.250        $ 2,240.17         360        1-Nov-28
4877943  CINCINATTI                OH    45243       SFD        7.125     6.250        $ 1,920.10         360        1-Nov-28
4878010  SAN JOSE                  CA    95148       SFD        7.500     6.250        $ 1,985.77         360        1-Sep-28
4878019  HAMPTON BAYS              NY    11946       SFD        7.500     6.250        $ 783.13           360        1-Dec-28
4878045  FREMONT                   CA    94539       SFD        7.375     6.250        $ 2,305.13         360        1-Nov-28
4878085  COLLIERVILLE              TN    38017       SFD        7.625     6.250        $ 1,811.96         360        1-Sep-28
4878158  KENNETT SQUARE            PA    19348       SFD        7.125     6.250        $ 1,717.99         360        1-Sep-28
4878237  FOOTHILL RANCH AREA       CA    92610       SFD        6.875     6.250        $ 1,852.54         360        1-Nov-28
4878280  CARMEL                    IN    46032       SFD        7.125     6.250        $ 1,684.30         360        1-Nov-28
4878286  PORTLAND                  OR    97229       SFD        7.125     6.250        $ 2,199.02         360        1-Sep-28
4878333  DUBLIN                    OH    43017       SFD        7.125     6.250        $ 1,842.63         360        1-Nov-28
4878391  BRISTOL                   RI    02809       SFD        7.750     6.250        $ 2,435.81         360        1-Sep-28
4878420  LAGUNA BEACH              CA    92651       SFD        7.250     6.250        $ 5,184.54         360        1-Nov-28
4878454  CINCINNATI                OH    45244       SFD        7.125     6.250        $ 1,971.30         360        1-Nov-28
4878462  LEXINGTON                 MA    02173       SFD        7.000     6.250        $ 1,829.59         360        1-Nov-28
4878480  EDGEWOOD                  KY    41017       SFD        7.000     6.250        $ 2,919.02         360        1-Nov-28
4878504  CASTLE ROCK               CO    80104       SFD        7.000     6.250        $3,592.63          360        1-Nov-28
4878529  WOODLAND HILLS            CA    91367       LCO        6.875     6.250        $ 1,189.05         360        1-Oct-28
4878720  SAN JOSE                  CA    95124       SFD        7.375     6.250        $ 1,844.11         360        1-Nov-28
4878749  MOUNTAIN VIEW             CA    94043       SFD        7.375     6.250        $ 1,768.13         360        1-Nov-28
4878766  AUSTIN                    TX    78746       SFD        6.875     6.250        $ 2,487.79         360        1-Nov-28
4878826  LOS ALTOS                 CA    94024       SFD        7.500     6.250        $ 2,657.02         360        1-Nov-28
4878859  MISSION VIEJO             CA    92692       SFD        7.500     6.250        $ 2,167.57         360        1-Nov-28
4878862  WOODLAND HILLS            CA    91367       SFD        7.375     6.250        $ 1,712.88         360        1-Nov-28
4878863  MENLO PARK                CA    94025       SFD        7.375     6.250        $ 2,831.77         360        1-Nov-28
4878995  SAN JOSE                  CA    95126       SFD        7.250     6.250        $2,663.90          360        1-Nov-28
4879044  MIAMI                     FL    33143       SFD        7.125     6.250        $ 2,021.16         360        1-Dec-28
4879086  SAN MATEO                 CA    94402       SFD        7.375     6.250        $ 3,570.80         360        1-Nov-28
4879211  SOUTH HAMPTON             NY    11968       SFD        7.250     6.250        $3,069.80          360        1-Oct-28
4879306  WINCHESTER                VA    22602       SFD        7.000     6.250        $ 1,815.62         360        1-Sep-28
4879455  MOORPARK                  CA    93021       SFD        7.625     6.250        $ 2,507.01         360        1-Nov-28
4879560  CERRITOS                  CA    90703       SFD        7.000     6.250        $ 1,982.61         360        1-Dec-28
4879671  WESTON                    MA    02193       SFD        7.000     6.250        $ 2,621.30         360        1-Dec-28
4879677  COLORADO SPRINGS          CO    80918       SFD        7.000     6.250        $2,073.08          360        1-Nov-28
4879711  FORT SALONGA              NY    11768       SFD        7.250     6.250        $ 1,773.66         360        1-Nov-28
4879825  ENCINO                    CA    91436       SFD        7.250     6.250        $ 2,312.58         360        1-Nov-28
4879923  SAN RAFAEL                CA    94901       SFD        7.125     6.250        $ 1,670.83         360        1-Nov-28
4879980  LANSDOWNE                 VA    20126       SFD        7.500     6.250        $2,388.52          360        1-Nov-28
4880189  FLORESVILLE               TX    78114       SFD        7.250     6.250        $ 1,948.30         360        1-Oct-28
4880226  SAN MATEO                 CA    94403       SFD        7.375     6.250        $2,493.34          360        1-Nov-28
4880232  PLEASANT HILL             CA    94523       SFD        7.625     6.250        $ 2,194.17         360        1-Nov-28
4880236  SAN MATEO                 CA    94402       SFD        7.375     6.250        $ 3,301.43         360        1-Dec-28
4880304  CUPERTINO                 CA    95014       SFD        7.250     6.250        $ 2,790.11         360        1-Nov-28
4880350  PLEASANTON                CA    94588       SFD        7.375     6.250        $ 1,940.80         360        1-Nov-28
4880627  ANAHEIM HILLS             CA    92808       PUD        7.625     6.250        $2,254.33          360        1-Nov-28
4880676  COCKEYSVILLE              MD    21030       SFD        7.250     6.250        $ 4,058.95         360        1-Nov-28
4880832  MIDDLETOWN                NJ    07748       SFD        7.125     6.250        $2,694.87          360        1-Oct-28
4881034  LARKSPUR                  CA    94939       SFD        7.000     6.250        $2,927.33          360        1-Jul-28
4881043  ATASCADERO                CA    93422       SFD        7.625     6.250        $ 1,873.54         360        1-Nov-28
4881136  SAN JOSE                  CA    95129       SFD        7.250     6.250        $ 1,705.45         360        1-Nov-28
4881202  SUNNYVALE                 CA    94086       SFD        7.125     6.250        $ 1,778.62         360        1-Nov-28
4881259  DANVILLE                  CA    94526       SFD        6.875     6.250        $ 2,128.45         360        1-Nov-28
4881391  SANTA BARBARA             CA    93108       SFD        7.000     6.250        $ 3,585.99         360        1-Nov-28
4881400  SAN JOSE                  CA    95135       SFD        7.000     6.250        $2,308.27          360        1-Sep-28
4881435  ATHERTON                  CA    94027       SFD        7.500     6.250        $ 5,128.74         360        1-Nov-28
4881622  MILPITAS                  CA    95035       SFD        6.750     6.250        $ 1,666.58         360        1-Nov-28
4881714  SAN DIEGO                 CA    92130       SFD        7.250     6.250        $ 1,978.32         360        1-Nov-28
4881721  PORTLAND                  OR    97210       SFD        7.000     6.250        $ 2,415.05         360        1-Oct-28
4881740  PALO ALTO                 CA    94303       SFD        7.375     6.250        $ 2,728.17         360        1-Nov-28
4881775  SANTA CRUZ                CA    95060       SFD        7.500     6.250        $2,796.86          360        1-Nov-28
4881802  ATHERTON                  CA    94027       SFD        7.625     6.250        $ 2,618.84         360        1-Dec-28
4881886  PORTLAND                  OR    97219       SFD        7.000     6.250        $ 3,845.45         360        1-Nov-28
4881893  SAUSALITO                 CA    94965       SFD        7.500     6.250        $ 3,796.74         360        1-Dec-28
4881896  PLEASANTON                CA    94566       SFD        7.500     6.250        $ 2,076.67         360        1-Nov-28
4881909  MILPITAS                  CA    95035       SFD        7.375     6.250        $ 2,451.90         360        1-Nov-28
4881957  THOUSAND OAKS             CA    91362       SFD        7.500     6.250        $ 1,859.92         360        1-Nov-28
4882000  PALOS PARK                IL    60464       SFD        7.300     6.250        $ 1,679.65         360        1-Sep-28
4882011  LAGUNA BEACH              CA    92651       SFD        7.200     6.250        $ 1,690.19         360        1-Sep-28
4882026  LA JOLLA                  CA    92037       LCO        7.250     6.250        $ 2,174.10         360        1-Sep-28
4882034  EAST PEORIA               IL    61611       SFD        7.250     6.250        $ 1,772.81         360        1-Dec-28
4882037  SAN MATEO                 CA    94402       SFD        6.950     6.250        $2,647.80          360        1-Sep-28
4882057  PLANO                     TX    75093       SFD        7.000     6.250        $ 1,862.19         360        1-Sep-28
4882060  SCARSDALE                 NY    10583       SFD        7.125     6.250        $2,425.39          360        1-Nov-28
4882066  SACRAMENTO                CA    95864       SFD        7.350     6.250        $ 2,170.27         360        1-Sep-28
4882075  LOMPOC                    CA    93436       SFD        7.150     6.250        $2,363.93          360        1-Sep-28
4882078  CALABASAS                 CA    91302       SFD        7.300     6.250        $ 2,056.72         360        1-Sep-28
4882111  TUSTIN                    CA    92782       SFD        7.050     6.250        $ 2,821.77         360        1-Sep-28
4882131  CHICAGO                   IL    60614       LCO        6.875     6.250        $ 1,865.68         360        1-Nov-28
4882144  MENLO PARK                CA    94025       SFD        7.300     6.250        $ 2,673.73         360        1-Sep-28
4882161  SANTA ROSA                CA    95404       SFD        7.350     6.250        $ 1,818.89         360        1-Sep-28
4882174  SUNNYVALE                 CA    94086       SFD        7.400     6.250        $ 1,744.80         360        1-Sep-28
4882178  SANTA CRUZ                CA    95065       SFD        7.500     6.250        $ 1,835.44         360        1-Sep-28
4882184  LIVERMORE                 CA    94550       SFD        7.250     6.250        $ 2,142.04         360        1-Dec-28
4882200  SOUTH SAN FRANCISCO       CA    94080       SFD        7.350     6.250        $ 1,756.88         360        1-Sep-28
4882225  PACIFIC PALISADES         CA    90272       SFD        7.200     6.250        $ 4,072.73         360        1-Sep-28
4882241  LONG BEACH                CA    90808       SFD        7.100     6.250        $ 1,787.61         360        1-Sep-28
4882242  PLEASANT HILL             CA    94523       SFD        7.450     6.250        $2,240.46          360        1-Sep-28
4882253  LA JOLLA                  CA    92037       SFD        7.100     6.250        $ 2,295.67         360        1-Sep-28
4882268  REDONDO BEACH             CA    90278       LCO        7.400     6.250        $ 1,938.67         360        1-Sep-28
4882273  SANTA BARBARA             CA    93103       SFD        7.000     6.250        $ 1,995.91         360        1-Sep-28
4882274  SAN JOSE                  CA    95124       SFD        7.375     6.250        $2,486.44          360        1-Nov-28
4882305  TORRANCE                  CA    90503       SFD        7.100     6.250        $ 1,720.41         360        1-Sep-28
4882309  SAN MATEO                 CA    94401       SFD        7.250     6.250        $ 1,725.91         360        1-Sep-28
4882327  PALO ALTO                 CA    94301       SFD        7.300     6.250        $ 2,787.54         360        1-Sep-28
4882332  BOCA RATON                FL    33498       SFD        7.400     6.250        $ 1,713.65         360        1-Sep-28
4882335  CARLSBAD                  CA    92008       SFD        7.100     6.250        $ 1,967.71         360        1-Sep-28
4882367  LAGUNA BEACH              CA    92677       SFD        7.050     6.250        $2,935.44          360        1-Sep-28
4882372  SAN CARLOS                CA    94070       SFD        6.950     6.250        $2,240.04          360        1-Sep-28
4882375  CUPERTINO                 CA    95014       SFD        7.400     6.250        $2,264.09          360        1-Sep-28
4882380  BETHESDA                  MD    20816       SFD        7.500     6.250        $ 3,412.17         360        1-Nov-28
4882388  SAN JOSE                  CA    95120       SFD        7.400     6.250        $3,635.00          360        1-Sep-28
4882397  NISSEQUOGUE               NY    11780       SFD        7.125     6.250        $ 1,953.79         360        1-Dec-28
4882418  SAN LUIS OBISPO           CA    93405       SFD        7.300     6.250        $ 1,885.33         360        1-Sep-28
4882437  SAN CARLOS                CA    94070       SFD        7.400     6.250        $ 2,077.14         360        1-Sep-28
4882438  PALOS VERDES ESTATES      CA    90274       SFD        6.950     6.250        $ 3,243.55         360        1-Sep-28
4882450  GOLETA                    CA    93117       SFD        7.300     6.250        $ 1,679.65         360        1-Sep-28
4882453  SALINAS                   CA    93908       SFD        7.250     6.250        $ 1,787.31         360        1-Sep-28
4882454  MORGAN HILL               CA    95037       SFD        7.050     6.250        $2,092.92          360        1-Sep-28
4882460  ARLINGTON HEIGHTS         IL    60004       SFD        7.400     6.250        $ 1,904.05         360        1-Sep-28
4882463  CUPERTINO                 CA    95014       SFD        7.375     6.250        $ 3,114.95         360        1-Nov-28
4882471  NEWPORT BEACH             CA    92660       SFD        7.200     6.250        $ 2,565.15         360        1-Sep-28
4882478  ORANGE                    CA    92869       SFD        7.000     6.250        $2,368.48          360        1-Sep-28
4882506  COTO DE CAZA              CA    92679       SFD        7.050     6.250        $3,095.92          360        1-Sep-28
4882511  SANTA ROSA                CA    95405       SFD        7.000     6.250        $ 1,748.42         360        1-Sep-28
4882523  SAN CARLOS                CA    94070       SFD        6.900     6.250        $2,028.49          360        1-Sep-28
4882539  BIRMINGHAM                AL    35242       SFD        7.000     6.250        $2,328.56          360        1-Sep-28
4882543  MONTEREY                  CA    93940       SFD        7.650     6.250        $ 3,087.10         360        1-Sep-28
4882547  SANTA CRUZ                CA    95062       SFD        7.150     6.250        $ 1,756.06         360        1-Sep-28
4882556  MOUNTAIN VIEW             CA    94040       SFD        7.400     6.250        $3,392.67          360        1-Sep-28
4882571  MILPITAS                  CA    95035       SFD        7.150     6.250        $ 1,756.06         360        1-Sep-28
4882575  MOUNTAIN VIEW             CA    94043       SFD        7.500     6.250        $ 2,218.26         360        1-Nov-28
4882588  SANTA CRUZ                CA    95060       SFD        7.300     6.250        $ 1,943.60         360        1-Sep-28
4882589  THOUSAND OAKS             CA    91362       SFD        7.450     6.250        $ 1,878.65         360        1-Sep-28
4882605  RANCHO PALOS VERDES       CA    90275       SFD        7.300     6.250        $2,399.50          360        1-Sep-28
4882624  SAN FRANCISCO             CA    94114       SFD        7.500     6.250        $2,328.39          360        1-Sep-28
4882628  CARLSBAD                  CA    92009       SFD        7.450     6.250        $ 2,713.60         360        1-Sep-28
4882629  SIERRA MADRE              CA    91024       SFD        7.050     6.250        $ 1,671.66         360        1-Sep-28
4882645  OCEANSIDE                 CA    92057       SFD        7.100     6.250        $ 1,774.17         360        1-Sep-28
4882655  DARIEN                    IL    60561       PUD        7.125     6.250        $2,324.33          360        1-Nov-28
4882658  THOUSAND OAKS             CA    91360       SFD        7.000     6.250        $ 1,975.95         360        1-Sep-28
4882672  PALO ALTO                 CA    94306       SFD        7.100     6.250        $ 2,956.95         360        1-Sep-28
4882678  MOUNTAIN VIEW             CA    94041       SFD        7.300     6.250        $ 1,890.12         360        1-Sep-28
4882688  MENLO PARK                CA    94025       SFD        7.150     6.250        $ 2,445.65         360        1-Sep-28
4882711  CUPERTINO                 CA    95014       SFD        7.400     6.250        $ 2,077.14         360        1-Sep-28
4882721  LOS ANGELES               CA    90045       SFD        7.400     6.250        $ 2,492.57         360        1-Sep-28
4882732  ESCONDIDO                 CA    92026       SFD        7.550     6.250        $ 1,756.61         360        1-Sep-28
4882737  LONG BEACH                CA    90808       SFD        7.400     6.250        $ 1,931.74         360        1-Sep-28
4882744  MORGAN HILL               CA    95037       SFD        7.400     6.250        $ 2,248.16         360        1-Sep-28
4882746  NEWPORT BEACH             CA    92663       SFD        7.350     6.250        $2,480.30          360        1-Sep-28
4882757  VERNON HILLS              IL    60061       SFD        7.400     6.250        $ 1,717.11         360        1-Sep-28
4882758  FOSTER CITY               CA    94404       SFD        7.250     6.250        $ 3,138.01         360        1-Oct-28
4882773  FREMONT                   CA    94536       SFD        7.300     6.250        $ 1,840.76         360        1-Sep-28
4882781  SAN CLEMENTE              CA    92673       SFD        7.100     6.250        $ 1,633.04         360        1-Sep-28
4882792  LA CANADA FLINTRIDGE      CA    91011       SFD        7.125     6.250        $2,358.02          360        1-Nov-28
4882802  THOUSAND OAKS             CA    91362       SFD        7.450     6.250        $ 2,101.30         360        1-Sep-28
4882823  HOBOKEN                   NJ    07030       SFD        7.375     6.250        $ 1,963.00         240        1-Nov-18
4882855  HOUSTON                   TX    77035       SFD        7.400     6.250        $ 985.95           360        1-Sep-28
4882856  WELLINGTON                FL    33414       PUD        7.600     6.250        $ 2,409.13         360        1-Sep-28
4882891  CORONADO                  CA    92118       SFD        7.250     6.250        $3,069.80          360        1-Nov-28
4882907  SUNNYVALE                 CA    94086       LCO        7.400     6.250        $ 2,554.89         360        1-Sep-28
4882924  HIGHLAND BEACH            FL    33487       SFD        7.500     6.250        $ 2,167.57         360        1-Sep-28
4882929  PLEASANTON                CA    94566       SFD        7.350     6.250        $ 3,748.01         360        1-Sep-28
4882936  ENCINO                    CA    91316       SFD        7.500     6.250        $ 3,146.47         360        1-Sep-28
4883031  NEWPORT BEACH             CA    92625       LCO        7.500     6.250        $ 1,817.96         360        1-Nov-28
4883107  MOUNTAIN VIEW             CA    94041       SFD        7.250     6.250        $ 2,756.00         360        1-Nov-28
4883170  THOUSAND OAKS             CA    91320       SFD        7.250     6.250        $ 2,449.01         360        1-Sep-28
4883182  SAN JOSE                  CA    95139       SFD        7.100     6.250        $ 1,861.53         360        1-Sep-28
4883194  SANTA ANA                 CA    92705       SFD        7.500     6.250        $ 1,831.95         360        1-Sep-28
4883213  MOUNTAIN VIEW             CA    94040       SFD        7.500     6.250        $ 3,076.55         360        1-Sep-28
4883227  FORESTVILLE               CA    95436       SFD        7.400     6.250        $3,387.82          360        1-Sep-28
4883234  LAKE OSWEGO               OR    97035       SFD        7.000     6.250        $ 3,126.92         360        1-Aug-28
4883249  SAN JOSE                  CA    95135       SFD        7.250     6.250        $ 2,401.26         360        1-Sep-28
4883256  ATHERTON                  CA    94027       SFD        7.200     6.250        $ 3,054.55         360        1-Sep-28
4883259  COTO DE CAZA AREA         CA    92679       SFD        7.375     6.250        $ 1,823.04         360        1-Sep-28
4883275  DANVILLE                  CA    94506       SFD        7.300     6.250        $ 3,085.07         360        1-Sep-28
4883290  SANTA BARBARA             CA    93111       SFD        7.350     6.250        $ 1,722.44         360        1-Sep-28
4883295  BELLE CHASSE              LA    70037       SFD        7.375     6.250        $2,472.62          360        1-Sep-28
4883314  LOS ANGELES               CA    90272       SFD        7.200     6.250        $ 4,191.52         360        1-Sep-28
4883331  FARMINGDALE               NY    11735       SFD        7.500     6.250        $ 1,908.86         360        1-Oct-28
4883360  CARROLLTON                TX    75007       SFD        7.350     6.250        $ 671.75           360        1-Sep-28
4883391  RANCHO PALOS VERDES       CA    90275       SFD        7.875     6.250        $2,632.00          360        1-Sep-28
4883412  MONTEREY                  CA    93940       SFD        7.500     6.250        $ 1,817.96         360        1-Sep-28
4883431  VERO BEACH                FL    32963       SFD        7.500     6.250        $3,270.23          360        1-Sep-28
4883438  OAK PARK                  CA    91301       SFD        7.250     6.250        $ 2,721.21         360        1-Nov-28
4883450  SAN LUIS OBISPO           CA    93401       SFD        7.400     6.250        $ 2,117.30         360        1-Sep-28
4883471  WILMINGTON                DE    19807       SFD        6.875     6.250        $2,654.00          360        1-Dec-28
4883479  THOUSAND OAKS             CA    91362       SFD        7.300     6.250        $ 4,277.97         360        1-Sep-28
4883490  FLOWER MOUND              TX    75028       SFD        7.350     6.250        $ 859.84           360        1-Sep-28
4883502  SANTA CRUZ                CA    95060       SFD        7.450     6.250        $ 1,913.44         360        1-Sep-28
4883528  TORRANCE                  CA    90503       SFD        7.150     6.250        $ 1,783.08         360        1-Sep-28
4883536  IRVINE                    CA    92606       SFD        7.550     6.250        $2,002.53          360        1-Sep-28
4883572  NEWPORT BEACH             CA    92625       SFD        7.300     6.250        $3,038.46          360        1-Sep-28
4883581  CUPERTINO                 CA    95014       SFD        7.400     6.250        $ 4,159.82         360        1-Sep-28
4883594  CAMANO ISLAND             WA    98292       SFD        7.000     6.250        $ 1,836.23         360        1-Nov-28
4883601  YORBA LINDA               CA    92886       SFD        7.100     6.250        $ 1,876.32         360        1-Sep-28
4883614  MOUNTAIN VIEW             CA    94040       SFD        7.200     6.250        $ 1,968.49         360        1-Sep-28
4883634  ROSS                      CA    94957       SFD        7.375     6.250        $4,903.80          360        1-Nov-28
4883636  SANTA CRUZ                CA    95062       SFD        7.500     6.250        $ 1,706.09         360        1-Sep-28
4883649  NEWPORT BEACH             CA    92660       SFD        7.150     6.250        $ 2,315.97         360        1-Sep-28
4883652  SARATOGA                  CA    95070       SFD        7.300     6.250        $ 1,885.33         360        1-Sep-28
4883662  SAN JOSE                  CA    95128       SFD        7.350     6.250        $ 1,963.58         360        1-Sep-28
4883685  SETAUKET                  NY    11733       SFD        7.350     6.250        $ 2,750.38         360        1-Sep-28
4883697  YORBA LINDA               CA    92886       SFD        7.625     6.250        $ 1,719.94         360        1-Nov-28
4883704  NORTHRIDGE                CA    91326       SFD        7.350     6.250        $ 1,860.23         360        1-Sep-28
4883712  SANDY                     UT    84092       SFD        7.375     6.250        $ 1,899.36         360        1-Nov-28
4883733  SAN RAFAEL                CA    94903       SFD        7.450     6.250        $ 2,414.41         360        1-Sep-28
4883786  DARIEN                    CT    06820       SFD        7.000     6.250        $3,033.78          360        1-Dec-28
4883787  SAN CLEMENTE              CA    92672       PUD        7.050     6.250        $ 1,739.87         360        1-Sep-28
4883830  BELMONT                   CA    94002       SFD        7.250     6.250        $3,288.09          360        1-Dec-28
4883836  BURLINGAME                CA    94010       SFD        7.350     6.250        $2,624.99          360        1-Sep-28
4883859  PORTLAND                  OR    97224       SFD        7.600     6.250        $ 1,765.19         360        1-Sep-28
4883868  EASTON                    CT    06612       SFD        7.125     6.250        $ 1,942.34         360        1-Dec-28
4883950  NORTH ANDOVER             MA    01845       SFD        7.125     6.250        $ 1,852.73         360        1-Dec-28
4883953  SANTA BARBARA             CA    93105       SFD        7.400     6.250        $ 3,565.76         360        1-Sep-28
4883965  SAN RAMON                 CA    94583       SFD        7.375     6.250        $ 1,803.36         360        1-Dec-28
4883983  HUNTINGTON BEACH          CA    92649       SFD        7.450     6.250        $2,435.28          360        1-Sep-28
4883999  FREMONT                   CA    94539       SFD        7.400     6.250        $ 1,938.67         360        1-Sep-28
4884013  MORGAN HILL               CA    95037       SFD        7.500     6.250        $ 1,852.92         360        1-Sep-28
4884027  LIBERTYVILLE              IL    60048       SFD        7.300     6.250        $ 1,659.09         360        1-Sep-28
4884085  DALLAS                    TX    75205       SFD        7.250     6.250        $2,073.82          360        1-Oct-28
4884203  SAN JOSE                  CA    95124       SFD        7.125     6.250        $ 2,526.45         360        1-Nov-28
4884216  CUPERTINO                 CA    95014       SFD        7.125     6.250        $ 2,863.31         360        1-Nov-28
4884221  NAPERVILLE                IL    60540       SFD        7.250     6.250        $2,933.36          360        1-Sep-28
4884224  SAN JOSE                  CA    95127       SFD        7.250     6.250        $ 1,933.97         360        1-Nov-28
4884225  COLD SPRING HARBOR        NY    11724       SFD        7.250     6.250        $ 1,705.45         360        1-Sep-28
4884228  MOUNTAIN VIEW             CA    94040       SFD        7.000     6.250        $2,089.05          360        1-Sep-28
4884231  NEWPORT BEACH             CA    92625       SFD        7.050     6.250        $2,487.43          360        1-Sep-28
4884232  PALM DESERT               CA    92211       LCO        7.700     6.250        $ 2,138.89         360        1-Sep-28
4884233  VENTURA                   CA    93003       SFD        7.450     6.250        $ 2,282.21         360        1-Sep-28
4884234  STOCKTON                  CA    95204       SFD        7.450     6.250        $ 1,781.24         360        1-Sep-28
4884236  SALINAS                   CA    93907       SFD        7.150     6.250        $ 2,154.55         360        1-Sep-28
4884237  EL SEGUNDO                CA    90245       SFD        7.050     6.250        $2,006.00          360        1-Sep-28
4884238  GILROY                    CA    95020       SFD        7.000     6.250        $ 3,053.74         360        1-Sep-28
4884239  LAKE FOREST               CA    92630       SFD        7.100     6.250        $ 1,908.58         360        1-Sep-28
4884240  TEMECULA                  CA    92592       SFD        7.300     6.250        $ 2,509.19         360        1-Sep-28
4884241  CAMARILLO                 CA    93012       SFD        7.300     6.250        $ 2,454.35         360        1-Sep-28
4884242  ESCONDIDO                 CA    92029       SFD        7.350     6.250        $ 2,811.01         360        1-Sep-28
4884244  LOS ANGELES               CA    90068       SFD        7.250     6.250        $ 2,251.19         360        1-Sep-28
4884245  NEWARK                    CA    94560       SFD        7.000     6.250        $ 1,697.86         360        1-Sep-28
4884246  SHERMAN OAKS              CA    91403       SFD        7.350     6.250        $ 2,342.51         360        1-Sep-28
4884253  DANVILLE                  CA    94526       SFD        7.375     6.250        $ 1,899.36         360        1-Nov-28
4884317  REDWOOD CITY              CA    94062       SFD        7.250     6.250        $ 1,951.03         360        1-Nov-28
4884321  LOS ALTOS                 CA    94024       SFD        7.500     6.250        $ 2,767.50         360        1-Sep-28
4884331  SAN RAFAEL                CA    94901       SFD        7.250     6.250        $ 1,889.63         360        1-Nov-28
4884335  DANVILLE                  CA    94506       SFD        7.250     6.250        $ 4,065.78         360        1-Sep-28
4884336  CHANHASSEN                MN    55317       SFD        7.375     6.250        $2,099.66          360        1-Nov-28
4884346  PETALUMA                  CA    94952       SFD        7.350     6.250        $ 1,708.66         360        1-Sep-28
4884358  CUPERTINO                 CA    95014       SFD        7.350     6.250        $ 2,652.55         360        1-Sep-28
4884366  SAN JOSE                  CA    95123       SFD        7.550     6.250        $ 1,805.79         360        1-Sep-28
4884386  MOUNTAIN VIEW             CA    94040       SFD        7.250     6.250        $ 2,372.61         360        1-Nov-28
4884387  BEVERLY HILLS             CA    90210       SFD        7.250     6.250        $ 2,571.80         360        1-Oct-28
4884392  FREMONT                   CA    94539       SFD        7.250     6.250        $ 2,130.10         360        1-Nov-28
4884434  THOUSAND OAKS             CA    91361       SFD        7.800     6.250        $ 2,051.64         360        1-Sep-28
4884459  COSTA MESA                CA    92626       SFD        7.250     6.250        $ 2,118.16         360        1-Sep-28
4884470  DALLAS                    TX    75214       SFD        7.350     6.250        $ 1,364.17         360        1-Sep-28
4884488  HUNTINGTON BEACH          CA    92646       SFD        7.500     6.250        $ 1,831.95         360        1-Sep-28
4884491  OXNARD                    CA    93030       SFD        7.900     6.250        $ 1,896.97         360        1-Sep-28
4884519  MONROVIA                  CA    91016       SFD        7.400     6.250        $ 2,426.10         360        1-Sep-28
4884530  LOS ALTOS                 CA    94022       SFD        7.125     6.250        $ 2,688.14         360        1-Nov-28
4884535  NEW PROVIDENCE            NJ    07974       SFD        6.875     6.250        $ 1,813.13         360        1-Dec-28
4884540  BETHANY BEACH             DE    19930       LCO        7.875     6.250        $ 1,856.18         360        1-Nov-28
4884545  FORT LAUDERDALE           FL    33304       HCO        7.750     6.250        $ 2,041.78         360        1-Sep-28
4884553  SANTA CLARA               CA    95051       SFD        7.200     6.250        $3,205.92          360        1-Sep-28
4884564  HUNTINGTON                NY    11743       SFD        7.550     6.250        $ 1,712.34         360        1-Sep-28
4884571  ALPHARETTA                GA    30201       SFD        7.125     6.250        $2,694.88          360        1-Nov-28
4884590  YORBA LINDA               CA    92886       SFD        7.150     6.250        $2,350.42          360        1-Sep-28
4884592  ATLANTA                   GA    30306       SFD        7.125     6.250        $ 2,145.12         360        1-Nov-28
4884596  CARLSBAD                  CA    92009       SFD        7.000     6.250        $ 2,383.11         360        1-Oct-28
4884601  IRVINE                    CA    92604       SFD        7.400     6.250        $ 2,021.75         360        1-Sep-28
4884613  GARDEN CITY               NY    11530       SFD        6.950     6.250        $ 2,085.14         360        1-Mar-28
4884618  NEW CITY                  NY    10956       SFD        7.250     6.250        $ 1,944.21         360        1-Sep-28
4884619  PENNGROVE                 CA    94951       SFD        7.450     6.250        $ 1,987.19         360        1-Sep-28
4884626  ALTADENA                  CA    91001       SFD        7.150     6.250        $ 2,093.77         360        1-Sep-28
4884630  MONTEREY                  CA    93940       SFD        7.450     6.250        $ 2,143.05         360        1-Sep-28
4884634  SAN JOSE                  CA    95123       SFD        7.450     6.250        $ 1,850.82         360        1-Sep-28
4884635  MALVERN                   PA    19355       SFD        7.375     6.250        $ 2,345.54         360        1-Nov-28
4884653  SAN CLEMENTE              CA    92672       SFD        7.350     6.250        $ 1,920.86         360        1-Sep-28
4884654  NEWPORT BEACH             CA    92625       SFD        7.250     6.250        $4,093.06          360        1-Sep-28
4884663  ORANGE                    CA    92869       SFD        7.250     6.250        $2,046.53          360        1-Sep-28
4884673  RANCHO PALOS VERDES       CA    90275       SFD        7.250     6.250        $ 1,787.31         360        1-Sep-28
4884691  THOUSAND OAKS             CA    91362       SFD        7.300     6.250        $ 1,871.61         360        1-Sep-28
4884717  MANHATTAN BEACH           CA    90266       SFD        7.500     6.250        $ 1,780.37         360        1-Nov-28
4884718  LAGUNA NIGUEL             CA    92677       SFD        7.200     6.250        $ 1,669.15         360        1-Sep-28
4884726  SAN JOSE                  CA    95135       SFD        7.125     6.250        $ 2,943.31         360        1-Nov-28
4884740  SAN FRANCISCO             CA    94109       LCO        7.150     6.250        $2,080.26          360        1-Sep-28
4884802  FREMONT                   CA    94539       SFD        7.250     6.250        $ 4,434.15         360        1-Nov-28
4884819  SUNNYVALE                 CA    94087       SFD        7.250     6.250        $ 3,547.32         360        1-Nov-28
4884834  CUPERTINO                 CA    95014       SFD        7.450     6.250        $ 2,560.53         360        1-Sep-28
4884842  SAN JOSE                  CA    95125       SFD        7.500     6.250        $ 1,713.08         360        1-Nov-28
4884859  DIX HILLS                 NY    11746       SFD        7.550     6.250        $ 2,529.51         360        1-Sep-28
4884864  SAN PEDRO                 CA    90731       SFD        7.500     6.250        $2,726.94          360        1-Sep-28
4884873  CHAPEL HILL               NC    27514       SFD        6.875     6.250        $ 1,642.33         360        1-Dec-28
4884883  SANTA YNEZ                CA    93460       SFD        7.000     6.250        $ 3,991.82         360        1-Sep-28
4884888  PASADENA                  CA    91107       SFD        7.000     6.250        $ 2,544.79         360        1-Sep-28
4884904  SCOTTS VALLEY             CA    95066       SFD        7.250     6.250        $ 2,373.97         360        1-Oct-28
4884910  NEW ROCHELLE              NY    10804       SFD        7.200     6.250        $ 1,954.92         360        1-Sep-28
4884917  MANHASSET                 NY    11030       SFD        7.050     6.250        $ 3,176.16         360        1-Sep-28
4884932  PORTLAND                  OR    97221       SFD        7.250     6.250        $ 3,410.89         360        1-Sep-28
4884952  AGOURA HILLS              CA    91301       SFD        7.000     6.250        $4,324.47          360        1-Sep-28
4884960  BAKERSFIELD               CA    93309       SFD        7.200     6.250        $ 1,942.70         360        1-Sep-28
4884974  LARCHMONT                 NY    10538       SFD        7.350     6.250        $ 1,831.98         360        1-Sep-28
4884992  DUXBURY                   MA    02332       SFD        6.875     6.250        $ 1,642.33         360        1-Nov-28
4885021  HUNTINGTON BEACH          CA    92646       SFD        7.150     6.250        $ 1,744.58         360        1-Sep-28
4885040  OAK BROOK                 IL    60521       SFD        7.500     6.250        $ 2,272.45         360        1-Sep-28
4885048  PLANO                     TX    75025       SFD        7.400     6.250        $ 1,453.31         360        1-Sep-28
4885053  GOLETA                    CA    93117       LCO        7.450     6.250        $ 1,836.90         360        1-Sep-28
4885055  LOS ALTOS                 CA    94024       SFD        7.125     6.250        $ 3,570.71         360        1-Nov-28
4885086  TARZANA                   CA    91356       SFD        7.500     6.250        $2,866.78          360        1-Sep-28
4885087  LOS ALTOS                 CA    94022       SFD        7.250     6.250        $3,724.69          360        1-Nov-28
4885089  EVANSTON                  IL    60201       SFD        7.400     6.250        $ 1,869.43         360        1-Sep-28
4885099  SAN JOSE                  CA    95120       SFD        7.150     6.250        $ 1,776.32         360        1-Sep-28
4885102  HERMOSA BEACH             CA    90254       SFD        7.125     6.250        $ 2,512.98         360        1-Nov-28
4885119  ENCINITAS                 CA    92024       SFD        7.250     6.250        $ 1,882.81         360        1-Sep-28
4885123  SAN JOSE                  CA    95134       LCO        7.450     6.250        $ 1,879.34         360        1-Sep-28
4885149  MORGAN HILL               CA    95037       SFD        7.350     6.250        $ 1,791.33         360        1-Sep-28
4885154  COSTA MESA                CA    92627       SFD        7.500     6.250        $ 2,181.55         360        1-Sep-28
4885157  PASADENA                  CA    91105       SFD        7.350     6.250        $ 1,812.00         360        1-Sep-28
4885167  HILLSBOROUGH              CA    94010       SFD        7.150     6.250        $ 3,377.04         360        1-Sep-28
4885182  GARDEN CITY               NY    11530       SFD        7.350     6.250        $ 2,583.65         360        1-Sep-28
4885189  SCOTTS VALLEY             CA    95066       SFD        7.150     6.250        $ 1,891.14         360        1-Sep-28
4885200  SAN JOSE                  CA    95125       SFD        7.400     6.250        $ 2,021.75         360        1-Sep-28
4885201  STUDIO CITY               CA    91604       SFD        7.350     6.250        $ 2,474.10         360        1-Sep-28
4885213  CUPERTINO                 CA    95014       SFD        7.000     6.250        $3,469.56          360        1-Nov-28
4885215  SALINAS                   CA    93906       SFD        7.150     6.250        $ 2,477.40         360        1-Sep-28
4885235  LOS ANGELES               CA    90035       SFD        7.450     6.250        $2,998.88          360        1-Sep-28
4885248  WESTBURY                  NY    11590       SFD        7.450     6.250        $ 1,882.82         360        1-Sep-28
4885253  SANTA CLARA               CA    95050       SFD        7.450     6.250        $ 2,365.70         360        1-Sep-28
4885272  DES MOINES                WA    98198       SFD        7.000     6.250        $ 4,282.55         360        1-Nov-28
4885273  GOLETA                    CA    93117       SFD        7.150     6.250        $ 1,823.60         360        1-Sep-28
4885274  ALAMEDA                   CA    94502       SFD        7.250     6.250        $ 1,807.77         360        1-Sep-28
4885278  SAN JOSE                  CA    95128       SFD        7.350     6.250        $3,003.92          360        1-Sep-28
4885280  WALNUT CREEK              CA    94595       SFD        7.250     6.250        $ 2,196.61         360        1-Nov-28
4885289  MORGAN HILL               CA    95037       SFD        7.350     6.250        $ 1,674.21         360        1-Sep-28
4885306  LOS ALTOS                 CA    94024       SFD        7.250     6.250        $2,524.06          360        1-Nov-28
4885308  SAN MATEO                 CA    94403       SFD        7.300     6.250        $2,495.48          360        1-Sep-28
4885310  MENLO PARK                CA    94025       SFD        7.500     6.250        $4,230.25          360        1-Nov-28
4885316  EUGENE                    OR    97408       SFD        6.750     6.250        $2,594.39          360        1-Nov-28
4885358  SARATOGA                  CA    95070       SFD        7.000     6.250        $ 2,754.36         360        1-Nov-28
4885390  SEATTLE                   WA    98102       SFD        7.000     6.250        $ 2,095.70         360        1-Nov-28
4885416  FREMONT                   CA    94539       SFD        7.000     6.250        $ 2,275.34         360        1-Nov-28
4885418  PETALUMA                  CA    94954       SFD        7.250     6.250        $ 1,705.45         360        1-Nov-28
4885425  MOUNTAIN VIEW             CA    94040       SFD        7.250     6.250        $ 1,773.66         360        1-Nov-28
4885439  CUPERTINO                 CA    95014       SFD        7.250     6.250        $ 1,998.78         360        1-Dec-28
4885452  GULF STREAM               FL    33483       LCO        7.000     6.250        $4,324.47          360        1-Nov-28
4885455  LOS ALTOS                 CA    94022       SFD        7.125     6.250        $2,928.66          360        1-Nov-28
4885490  RANCHO PALOS VERDES       CA    90275       LCO        7.250     6.250        $ 1,771.62         360        1-Nov-28
4885541  SAN JOSE                  CA    95128       SFD        7.500     6.250        $2,062.69          360        1-Nov-28
4885600  HUNTINGTON BEACH          CA    92648       SFD        7.050     6.250        $ 2,105.63         360        1-Sep-28
4885603  SAN RAMON                 CA    94583       SFD        7.300     6.250        $ 1,676.23         360        1-Sep-28
4885604  DANA POINT                CA    92629       PUD        7.500     6.250        $ 1,957.81         360        1-Jun-28
4885621  GILROY                    CA    95020       SFD        7.350     6.250        $ 1,854.72         360        1-Sep-28
4885623  NOVATO                    CA    94945       SFD        7.300     6.250        $ 2,125.27         360        1-Sep-28
4885634  LAGUNA BEACH              CA    92651       LCO        7.700     6.250        $4,634.25          360        1-Sep-28
4885639  MILL VALLEY               CA    94941       SFD        7.300     6.250        $ 3,736.37         360        1-Sep-28
4885657  WALNUT CREEK              CA    94598       SFD        7.350     6.250        $ 1,853.34         360        1-Sep-28
4885673  SALINAS                   CA    93908       SFD        7.100     6.250        $ 1,666.64         360        1-Sep-28
4885681  SAN LUIS OBISPO           CA    93401       SFD        7.500     6.250        $ 2,775.89         360        1-Nov-28
4885723  CARMEL VALLEY             CA    93924       SFD        7.350     6.250        $ 2,755.89         360        1-Sep-28
4885732  GLENDALE                  CA    91206       SFD        7.550     6.250        $ 1,932.27         360        1-Sep-28
4885735  RANCHO MIRAGE             CA    92270       SFD        7.500     6.250        $2,796.86          360        1-Sep-28
4885736  FREDERICK                 MD    21702       SFD        7.375     6.250        $ 2,817.96         360        1-Nov-28
4885758  CASTRO VALLEY             CA    94546       SFD        7.300     6.250        $ 1,773.58         360        1-Sep-28
4885767  SARATOGA                  CA    95070       SFD        7.100     6.250        $ 2,311.79         360        1-Sep-28
4885770  TUSTIN                    CA    92782       SFD        7.300     6.250        $ 1,974.45         360        1-Sep-28
4885774  TRABUCO CANYON            CA    92679       SFD        7.250     6.250        $ 1,739.55         360        1-Nov-28
4885787  ZIONSVILLE                IN    46077       SFD        7.125     6.250        $3,729.04          360        1-Nov-28
4885788  CHULA VISTA               CA    91910       SFD        7.400     6.250        $2,686.44          360        1-Sep-28
4885803  ANAHEIM                   CA    92807       SFD        7.150     6.250        $ 1,735.80         360        1-Sep-28
4885806  LOS ANGELES               CA    90036       SFD        7.450     6.250        $ 1,809.07         360        1-Sep-28
4885811  GOLETA                    CA    93117       SFD        7.100     6.250        $ 1,646.48         360        1-Sep-28
4885814  SAN JOSE                  CA    95136       SFD        7.500     6.250        $ 1,863.41         360        1-Sep-28
4885828  LOS GATOS                 CA    95032       SFD        7.450     6.250        $2,435.28          360        1-Sep-28
4885829  STEVENSON RANCH           CA    91381       SFD        7.350     6.250        $ 1,802.36         360        1-Sep-28
4885830  ANDOVER                   MA    01810       SFD        7.250     6.250        $2,976.34          360        1-Nov-28
4885847  WESTLAKE VILLAGE          CA    91361       SFD        7.350     6.250        $ 1,977.35         360        1-Sep-28
4885849  SAN JOSE                  CA    95129       SFD        7.400     6.250        $3,683.47          360        1-Sep-28
4885865  NOVATO                    CA    94947       SFD        7.500     6.250        $ 2,097.65         360        1-Sep-28
4885874  LAGUNA HILLS              CA    92653       SFD        7.400     6.250        $ 2,077.14         360        1-Sep-28
4885889  COSTA MESA                CA    92626       SFD        7.400     6.250        $ 1,910.97         360        1-Sep-28
4885890  SANTA MONICA              CA    90402       SFD        7.000     6.250        $ 5,395.61         360        1-Nov-28
4885905  SAN DIEGO                 CA    92106       SFD        7.550     6.250        $2,445.20          360        1-Sep-28
4885915  SCOTTS VALLEY             CA    95066       SFD        7.350     6.250        $ 1,808.56         360        1-Sep-28
4885939  GOLETA                    CA    93117       SFD        7.400     6.250        $ 1,765.57         360        1-Sep-28
4885951  HOUSTON                   TX    77079       SFD        7.150     6.250        $2,209.94          360        1-Sep-28
4885963  EAST HILLS                NY    11577       SFD        7.050     6.250        $2,920.73          360        1-Sep-28
4885984  TARRYTOWN                 NY    10591       SFD        7.450     6.250        $ 3,423.31         360        1-Sep-28
4886026  SANTA MONICA              CA    90402       SFD        7.000     6.250        $ 5,156.10         360        1-Nov-28
4886033  CUPERTINO                 CA    95014       SFD        7.250     6.250        $ 2,319.40         360        1-Nov-28
4886054  LOS ALTOS HILLS           CA    94022       SFD        7.125     6.250        $ 3,031.74         360        1-Nov-28
4886074  DANVILLE                  CA    94526       SFD        7.300     6.250        $ 3,439.51         360        1-Sep-28
4886106  LONG BEACH                CA    90808       SFD        7.500     6.250        $ 1,831.95         360        1-Sep-28
4886134  SAN JOSE                  CA    95129       SFD        7.375     6.250        $2,072.03          360        1-Nov-28
4886138  ANAHEIM                   CA    92807       SFD        7.450     6.250        $ 1,822.99         360        1-Sep-28
4886151  MILLWOOD                  NY    10546       SFD        7.200     6.250        $ 2,571.93         360        1-Sep-28
4886166  DENTON                    TX    76205       SFD        7.350     6.250        $2,066.92          360        1-Sep-28
4886177  GAITHERSBURG              MD    20878       SFD        6.875     6.250        $ 2,417.50         360        1-Dec-28
4886179  KIRKLAND                  WA    98034       SFD        7.000     6.250        $ 1,922.73         360        1-Oct-28
4886184  PLANO                     TX    75023       SFD        7.050     6.250        $ 770.31           360        1-Sep-28
4886196  SHERMAN OAKS              CA    91423       SFD        7.350     6.250        $ 3,189.95         360        1-Sep-28
4886203  SAN RAMON                 CA    94583       SFD        7.125     6.250        $2,445.60          360        1-Nov-28
4886205  PASADENA                  CA    91105       SFD        6.750     6.250        $ 3,713.23         360        1-Nov-28
4886223  KENTFIELD                 CA    94904       SFD        7.300     6.250        $ 3,187.91         360        1-Sep-28
4886236  RIVERSIDE                 CA    92508       SFD        7.400     6.250        $ 2,347.17         360        1-Sep-28
4886239  SANTA BARBARA             CA    93109       SFD        7.050     6.250        $3,704.40          360        1-Sep-28
4886247  STOCKTON                  CA    95204       SFD        7.500     6.250        $ 2,043.81         360        1-Sep-28
4886264  SAN JOSE                  CA    95120       SFD        7.300     6.250        $2,399.50          360        1-Sep-28
4886323  PALO ALTO                 CA    94301       SFD        7.375     6.250        $2,887.03          360        1-Nov-28
4886350  LAGUNA BEACH              CA    92651       SFD        7.000     6.250        $ 2,069.10         360        1-Oct-28
4886396  WELLESLEY                 MA    02481       LCO        7.750     6.250        $ 1,325.36         360        1-Oct-28
4886411  GLENDORA                  CA    91741       SFD        7.625     6.250        $ 1,330.66         360        1-Sep-28
4886452  NARRAGANSETT              RI    02882       SFD        7.875     6.250        $ 833.83           360        1-Oct-28
4886511  LOS ALTOS                 CA    94024       SFD        7.125     6.250        $ 4,379.18         360        1-Nov-28
4886513  GLENVIEW                  IL    60025       SFD        7.125     6.250        $ 1,751.67         360        1-Nov-28
4886535  POUND RIDGE               NY    10506       SFD        7.750     6.250        $3,868.63          360        1-Nov-28
4886543  ROCHESTER                 MI    48306       SFD        7.000     6.250        $ 3,353.13         360        1-Dec-28
4886550  LIVERMORE                 CA    94550       SFD        7.375     6.250        $ 1,830.29         360        1-Nov-28
4886553  ALAMO                     CA    94507       SFD        7.250     6.250        $ 4,263.61         360        1-Nov-28
4886558  GOLD CANYON               AZ    85219       PUD        7.250     6.250        $ 764.04           360        1-Oct-28
4886580  SUNNYVALE                 CA    94086       LCO        7.500     6.250        $ 1,975.29         360        1-Dec-28
4886614  LAGUNA HILLS              CA    92653       SFD        7.500     6.250        $5,404.93          360        1-Nov-28
4886646  SAN JOSE                  CA    95132       SFD        7.250     6.250        $ 1,691.80         360        1-Nov-28
4886722  SOUTH PASADENA            CA    91030       SFD        7.375     6.250        $2,072.03          360        1-Nov-28
4886741  GREECE                    NY    14616       SFD        7.375     6.250        $ 525.61           360        1-Nov-28
4886780  SARATOGA                  CA    95070       SFD        7.375     6.250        $3,943.76          360        1-Dec-28
4886821  SAN JOSE                  CA    95129       SFD        7.250     6.250        $ 2,459.25         360        1-Nov-28
4886825  PLEASANTON                CA    94566       SFD        7.375     6.250        $ 1,712.88         360        1-Nov-28
4886837  LOS ALTOS                 CA    94024       SFD        7.250     6.250        $2,368.52          360        1-Nov-28
4886915  ALPHARETTA                GA    30202       SFD        6.750     6.250        $ 1,686.36         360        1-Dec-28
4886994  SAN DIEGO                 CA    92107       SFD        7.625     6.250        $2,300.33          360        1-Oct-28
4887023  LOS GATOS                 CA    95030       SFD        7.250     6.250        $ 2,673.45         360        1-Nov-28
4887037  COPPELL                   TX    75019       SFD        6.875     6.250        $ 1,688.31         360        1-Nov-28
4887138  CUPERTINO                 CA    95014       SFD        7.375     6.250        $ 3,798.72         360        1-Nov-28
4887217  SANTA CLARA               CA    95050       SFD        7.375     6.250        $ 1,885.55         360        1-Dec-28
4887232  BERNARDS                  NJ    07920       LCO        7.875     6.250        $ 1,844.58         360        1-Dec-28
4887272  LOS ALTOS HILLS           CA    94022       SFD        7.000     6.250        $2,983.89          360        1-Nov-28
4887307  FAIRFAX                   VA    22031       SFD        7.500     6.250        $ 1,748.04         360        1-Dec-28
4887393  BOUNTIFUL                 UT    84010       SFD        7.500     6.250        $6,362.86          360        1-Nov-28
4887450  SAN JOSE                  CA    95135       SFD        7.250     6.250        $ 2,592.27         360        1-Dec-28
4887454  SARATOGA                  CA    95070       SFD        7.125     6.250        $ 2,795.94         360        1-Nov-28
4887522  SAN JOSE                  CA    95117       SFD        7.125     6.250        $ 1,778.62         360        1-Nov-28
4887568  FREMONT                   CA    94539       SFD        7.250     6.250        $ 3,376.78         360        1-Nov-28
4887588  SCOTTSDALE                AZ    85259       SFD        6.625     6.250        $2,939.03          360        1-Nov-28
4887663  SANTA BARBARA             CA    93105       SFD        7.250     6.250        $ 3,376.78         360        1-Dec-28
4887670  SUNNYVALE                 CA    94087       SFD        7.125     6.250        $ 1,738.20         360        1-Nov-28
4887792  FRANKLIN                  WI    53132       SFD        7.000     6.250        $ 1,663.26         360        1-Nov-28
4887798  BALTIMORE                 MD    21218       SFD        7.000     6.250        $ 2,454.97         360        1-Oct-28
4887810  PALO ALTO                 CA    94306       SFD        7.000     6.250        $3,728.36          360        1-Nov-28
4887816  AURORA                    CO    80013       SFD        7.500     6.250        $ 1,368.36         360        1-Oct-28
4887867  BIRMINGHAM                AL    35243       SFD        6.875     6.250        $ 1,976.05         360        1-Dec-28
4887955  SUNNYVALE                 CA    94087       SFD        7.250     6.250        $2,005.60          360        1-Nov-28
4887970  MAYNARD                   MA    01754       SFD        7.625     6.250        $ 1,728.08         360        1-Nov-28
4888022  LA CANADA FLINTRIDGE      CA    91011       SFD        6.625     6.250        $ 3,073.50         360        1-Nov-28
4888026  POWAY                     CA    92064       SFD        7.250     6.250        $ 1,923.74         360        1-Nov-28
4888033  LEAWOOD                   KS    66224       SFD        7.125     6.250        $ 2,279.19         360        1-Nov-28
4888037  CAROLINA BEACH            NC    28428       LCO        7.250     6.250        $ 427.73           360        1-Nov-28
4888065  SARATOGA                  CA    95070       SFD        7.125     6.250        $ 3,671.77         360        1-Nov-28
4888067  LOS ALTOS                 CA    94022       SFD        7.125     6.250        $ 3,200.17         360        1-Nov-28
4888114  GREENWICH                 CT    06830       SFD        7.125     6.250        $ 6,737.19         360        1-Dec-28
4888152  ROLLING HILLS ESTATE      CA    90274       SFD        7.000     6.250        $ 2,967.25         360        1-Nov-28
4888165  FREMONT                   CA    94539       SFD        7.250     6.250        $ 1,899.87         360        1-Dec-28
4888193  SAN JOSE                  CA    95118       SFD        7.375     6.250        $ 2,016.78         360        1-Nov-28
4888207  HARTLAND                  WI    53029       SFD        7.000     6.250        $ 3,977.18         360        1-Dec-28
4888345  CERES                     CA    95307       SFD        7.375     6.250        $ 531.82           360        1-Oct-28
4888351  ANAHEIM                   CA    92808       SFD        7.125     6.250        $ 2,115.48         360        1-Sep-28
4888521  TUSTIN                    CA    92780       SFD        7.000     6.250        $ 1,639.31         360        1-Oct-28
4888552  SHAKOPEE                  MN    55379       SFD        6.875     6.250        $ 1,708.02         360        1-Dec-28
4888554  ISSAQUAH                  WA    98029       SFD        7.000     6.250        $ 2,301.88         360        1-Oct-28
4888585  FONTANA                   WI    53125       SFD        7.000     6.250        $ 2,182.20         360        1-Dec-28
4888588  HUNTINGTON BEACH          CA    92646       SFD        7.250     6.250        $ 2,128.39         360        1-Sep-28
4888656  NORWALK                   CT    06850       SFD        6.875     6.250        $ 1,767.14         360        1-Dec-28
4888669  SAN JOSE                  CA    95120       SFD        7.375     6.250        $2,369.02          360        1-Nov-28
4888748  BOISE                     ID    83702       SFD        6.875     6.250        $2,463.48          360        1-Dec-28
4888769  CARMEL                    IN    46032       SFD        7.125     6.250        $ 1,765.36         357        1-Aug-28
4888776  ALPHARETTA                GA    30004       SFD        6.875     6.250        $ 2,627.72         360        1-Nov-28
4888844  TOWSON                    MD    21286       SFD        7.500     6.250        $ 1,756.78         360        1-Oct-28
4888920  SEATTLE                   WA    98199       SFD        7.250     6.250        $ 2,352.14         360        1-Oct-28
4888933  CORAL GABLES              FL    33134       SFD        7.375     6.250        $2,348.30          360        1-Nov-28
4889060  REDWOOD CITY              CA    94065       SFD        7.250     6.250        $ 2,633.21         360        1-Dec-28
4889074  OAKLEY                    CA    94561       SFD        7.375     6.250        $ 987.67           360        1-Oct-28
4889088  SAN DIEGO                 CA    92126       SFD        7.125     6.250        $ 1,236.27         360        1-Oct-28
4889125  HAMPTON TOWNHSIP          PA    15044       SFD        7.500     6.250        $ 699.21           360        1-Oct-28
4889189  LIVERMORE                 CA    94550       SFD        7.250     6.250        $2,328.27          360        1-Nov-28
4889194  ENGLEWOOD                 CO    80111       SFD        7.000     6.250        $2,395.09          360        1-Oct-28
4889196  SUMNER                    WA    98390       SFD        6.875     6.250        $ 1,635.75         360        1-Nov-28
4889209  SCOTTSDALE                AZ    85250       LCO        7.000     6.250        $ 555.19           360        1-Nov-28
4889241  AIEA                      HI    96701       SFD        6.750     6.250        $ 1,686.36         360        1-Oct-28
4889258  PISMO BEACH               CA    93449       SFD        7.000     6.250        $ 1,795.66         360        1-Oct-28
4889286  FREMONT                   CA    94539       SFD        7.250     6.250        $2,053.36          360        1-Nov-28
4889297  MOUNTAIN VIEW             CA    94040       SFD        7.250     6.250        $2,524.06          360        1-Nov-28
4889315  WINDERMERE                FL    34786       SFD        6.875     6.250        $ 2,788.67         360        1-Dec-28
4889377  SAN JOSE                  CA    95138       SFD        7.125     6.250        $2,640.98          360        1-Nov-28
4889387  SARATOGA                  CA    95070       SFD        6.875     6.250        $ 2,956.18         360        1-Nov-28
4889407  AGOURA                    CA    91301       SFD        7.375     6.250        $ 2,011.94         360        1-Nov-28
4889417  GLENDALE                  CA    91214       SFD        6.625     6.250        $ 1,454.47         360        1-Oct-28
4889431  GILROY                    CA    95020       SFD        7.375     6.250        $ 1,947.71         360        1-Dec-28
4889454  DISCOVERY BAY             CA    94514       SFD        7.000     6.250        $ 2,195.50         360        1-Dec-28
4889475  DACULA                    GA    30019       SFD        7.250     6.250        $ 1,805.73         360        1-Nov-28
4889514  PEBBLE BEACH              CA    93953       SFD        7.125     6.250        $ 6,737.19         360        1-Nov-28
4889532  LOS ALTOS                 CA    94024       SFD        7.125     6.250        $ 3,597.66         360        1-Nov-28
4889590  SAN JOSE                  CA    95138       SFD        7.250     6.250        $ 2,196.61         360        1-Dec-28
4889602  NEWTON                    MA    02165       SFD        7.000     6.250        $ 1,909.42         360        1-Nov-28
4889607  BOSTON                    MA    02108       HCO        7.000     6.250        $ 2,817.56         360        1-Nov-28
4889610  SAN FRANCISCO             CA    94121       SFD        7.250     6.250        $ 2,176.15         360        1-Nov-28
4889750  MOORPARK                  CA    93021       SFD        7.875     6.250        $ 1,892.43         360        1-Aug-28
4889760  OCEANSIDE                 CA    92057       SFD        7.125     6.250        $ 1,805.57         360        1-Aug-28
4889792  EAST FELMOUTH             MA    02536       SFD        6.875     6.250        $ 2,883.15         240        1-Nov-18
4889801  WESTFORD                  MA    01886       SFD        7.375     6.250        $ 2,154.91         360        1-Nov-28
4889820  NEWTOWN                   CT    06470       SFD        7.375     6.250        $ 1,903.50         360        1-Oct-28
4889832  SAUSALITO                 CA    94965       SFD        7.125     6.250        $ 1,744.93         360        1-Oct-28
4889884  NORTH MIAMI BEACH         FL    33160       SFD        7.500     6.250        $ 2,418.24         360        1-Nov-28
4889912  LITTLETON                 CO    80120       SFD        6.875     6.250        $ 1,708.01         360        1-Nov-28
4889927  LAGUNA NIGUEL             CA    92677       SFD        7.250     6.250        $ 5,812.14         360        1-Aug-28
4890033  GERMANTOWN                TN    38139       SFD        6.875     6.250        $ 2,456.91         360        1-Nov-28
4890061  LOS ANGELES               CA    91356       SFD        7.375     6.250        $ 3,481.01         360        1-Oct-28
4890122  BRONXVILLE                NY    10708       SFD        7.625     6.250        $ 2,184.96         360        1-Nov-28
4890170  SAN FRANCISCO             CA    94109       LCO        6.875     6.250        $ 1,727.73         360        1-Dec-28
4890204  MONTEREY PARK             CA    91754       SFD        7.375     6.250        $ 1,985.70         360        1-Oct-28
4890247  PLACENTIA                 CA    92870       SFD        6.875     6.250        $ 1,602.91         360        1-Nov-28
4890333  OGDEN                     UT    84403       SFD        6.750     6.250        $ 2,264.91         360        1-Nov-28
4890377  BOSTON                    MA    02118       LCO        7.625     6.250        $ 2,717.93         360        1-Dec-28
4890378  LOS ANGELES               CA    90049       SFD        8.000     6.250        $ 4,769.47         360        1-Nov-28
4890389  DANVILLE                  CA    94506       SFD        6.875     6.250        $ 1,908.38         360        1-Nov-28
4890397  KENTFIELD                 CA    94904       SFD        7.125     6.250        $2,492.76          360        1-Nov-28
4890411  DANVILLE                  CA    94526       SFD        7.000     6.250        $ 2,421.71         360        1-Nov-28
4890418  SEATTLE                   WA    98119       SFD        7.000     6.250        $ 2,017.20         360        1-Oct-28
4890496  CINCINNATI                OH    45243       SFD        7.000     6.250        $ 1,962.64         360        1-Nov-28
4890682  IRVINE                    CA    92620       SFD        7.000     6.250        $ 1,829.59         360        1-Nov-28
4890696  FORT WORTH                TX    76109       SFD        6.875     6.250        $ 1,831.52         360        1-Nov-28
4890713  SPICEWOOD                 TX    78669       SFD        6.875     6.250        $ 1,985.24         360        1-Nov-28
4890760  BELMONT                   CA    94002       SFD        7.250     6.250        $ 2,728.71         360        1-Dec-28
4890866  LOS ALTOS                 CA    94022       SFD        7.250     6.250        $ 3,751.97         360        1-Nov-28
4890891  SAN CARLOS                CA    94070       SFD        7.250     6.250        $2,302.69          360        1-Nov-28
4890902  SAN FRANCISCO             CA    94131       SFD        7.500     6.250        $ 2,359.85         360        1-Nov-28
4890904  SAN FRANCISCO             CA    94121       SFD        7.250     6.250        $2,032.89          360        1-Nov-28
4891044  SANTA BARBARA             CA    93101       SFD        7.500     6.250        $ 1,992.77         360        1-Nov-28
4891093  LOS ANGELES               CA    90049       SFD        6.750     6.250        $ 3,891.59         360        1-Nov-28
4891105  CARMEL                    IN    46032       SFD        7.000     6.250        $ 1,646.63         360        1-Nov-28
4891148  CUPERTINO                 CA    95014       SFD        7.000     6.250        $2,395.09          360        1-Nov-28
4891195  CAMPBELL                  CA    95008       SFD        7.125     6.250        $ 1,866.21         360        1-Dec-28
4891239  SARATOGA                  CA    95070       SFD        7.000     6.250        $ 6,611.45         360        1-Dec-28
4891347  SAN MARINO                CA    91108       SFD        6.500     6.233        $ 1,826.68         360        1-Aug-28
4891390  POTOMAC                   MD    20854       SFD        6.750     6.250        $ 1,945.79         360        1-Nov-28
4891402  RANCHO PALOS VERDES       CA    90275       SFD        7.000     6.250        $ 2,182.20         360        1-Nov-28
4891517  PORTLAND                  OR    97229       SFD        6.875     6.250        $2,389.58          360        1-Nov-28
4891528  FORT LAUDERDALE           FL    33305       SFD        7.500     6.250        $ 1,800.48         360        1-Nov-28
4891549  BOCA RATON                FL    33496       SFD        7.500     6.250        $ 1,907.46         360        1-Dec-28
4891593  VISALIA                   CA    93297       SFD        7.750     6.250        $ 2,235.21         360        1-Nov-28
4891621  BEVERLY HILLS AREALOS ANG CA    90210       SFD        7.250     6.250        $2,387.62          360        1-Sep-28
4891701  HUNTINGTON BEACH          CA    92648       SFD        7.500     6.250        $4,544.89          360        1-Oct-28
4891728  EL CAJON                  CA    92019       SFD        7.375     6.250        $ 1,690.77         360        1-Oct-28
4891736  SAN MATEO                 CA    94403       SFD        7.375     6.250        $ 2,417.37         360        1-Dec-28
4891739  RAMONA                    CA    92065       SFD        7.875     6.250        $ 1,015.10         360        1-Oct-28
4891785  BORING                    OR    97009       SFD        7.625     6.250        $ 951.27           360        1-Oct-28
4891787  CUPERTINO                 CA    95014       SFD        7.375     6.250        $3,239.27          360        1-Nov-28
4891816  STOUGHTON                 MA    02072       SFD        7.625     6.250        $ 706.38           360        1-Sep-28
4891836  YARMOUTH                  MA    02675       SFD        7.500     6.250        $ 772.63           360        1-Oct-28
4891851  LOS ALTOS                 CA    94024       SFD        7.000     6.250        $3,293.25          360        1-Nov-28
4891853  ORANGE                    CA    92867       SFD        7.500     6.250        $ 1,695.60         360        1-Oct-28
4891858  PHOENIX                   AZ    85022       SFD        7.375     6.250        $ 1,826.15         360        1-Oct-28
4891860  BEDFORD                   MA    01730       LCO        7.125     6.250        $ 1,664.09         360        1-Dec-28
4891869  ALISO VIEJO AREA          CA    92656       SFD        7.250     6.250        $ 1,705.44         360        1-Aug-28
4891887  LOS ANGELES               CA    90068       SFD        7.500     6.250        $4,544.89          360        1-Oct-28
4891930  SARATOGA                  CA    95070       SFD        7.000     6.250        $ 2,874.11         360        1-Nov-28
4891953  SUNNYVALE                 CA    94087       SFD        7.000     6.250        $ 1,985.27         360        1-Nov-28
4892015  CREVE COEUR               MO    63141       SFD        6.875     6.250        $4,270.04          360        1-Nov-28
4892059  RALEIGH                   NC    27607       SFD        7.250     6.250        $ 408.62           360        1-Sep-28
4892092  GUILFORD                  CT    06437       SFD        6.875     6.250        $ 1,839.40         360        1-Oct-28
4892095  RADNOR TOWNSHIP           PA    19073       SFD        7.125     6.250        $ 2,155.90         360        1-Oct-28
4892159  ALAMEDA                   CA    94501       SFD        7.375     6.250        $ 2,375.93         360        1-Oct-28
4892164  RAMONA AREA               CA    92065       PUD        7.375     6.250        $ 1,754.32         360        1-Oct-28
4892178  CHINO HILLS               CA    91709       SFD        7.125     6.250        $ 1,670.82         360        1-Oct-28
4892187  DANVILLE                  CA    94506       SFD        6.875     6.250        $ 2,791.95         360        1-Oct-28
4892193  GERMANTOWN                MD    20874       SFD        7.375     6.250        $ 1,812.33         360        1-Oct-28
4892203  DENVER                    CO    80231       LCO        7.125     6.250        $ 1,872.94         360        1-Nov-28
4892208  HUNTSVILLE                UT    84317       SFD        7.000     6.250        $ 1,011.26         360        1-Oct-28
4892243  RIVERTON                  UT    84065       SFD        7.000     6.250        $ 1,131.01         360        1-Oct-28
4892249  FARMINGTON                CT    06032       SFD        7.250     6.250        $ 1,712.27         360        1-Nov-28
4892254  PORTLAND                  OR    97229       SFD        6.500     6.233        $ 948.10           360        1-Oct-28
4892270  HALF MOON BAY             CA    94019       SFD        7.125     6.250        $ 2,054.85         360        1-Nov-28
4892279  ESCONDIDO                 CA    92026       SFD        7.375     6.250        $ 1,105.08         360        1-Oct-28
4892295  HERMOSA BEACH             CA    90254       LCO        7.000     6.250        $ 2,568.07         360        1-Nov-28
4892402  WELLESLEY                 MA    02181       SFD        7.125     6.250        $2,364.76          360        1-Dec-28
4892461  FREMONT                   CA    94539       SFD        7.125     6.250        $ 2,411.92         360        1-Nov-28
4892556  HOUSTON                   TX    77004       HCO        7.000     6.250        $ 1,927.39         360        1-Nov-28
4892561  SAN FRANCISCO             CA    94115       LCO        7.375     6.250        $2,900.84          360        1-Nov-28
4892567  KENTFIELD                 CA    94904       SFD        6.875     6.250        $ 3,547.42         360        1-Nov-28
4892579  AGOURA HILLS              CA    91301       SFD        7.375     6.250        $ 2,520.97         360        1-Nov-28
4892612  SAN FRANCISCO             CA    94121       SFD        7.125     6.250        $ 2,337.81         360        1-Nov-28
4892659  LOS ALTOS                 CA    94024       SFD        7.125     6.250        $ 2,731.93         360        1-Nov-28
4892835  PLANO                     TX    75025       SFD        7.125     6.250        $ 1,902.59         360        1-Nov-28
4892870  REDMOND                   WA    98053       SFD        7.000     6.250        $ 1,621.67         360        1-Nov-28
4892910  SUGAR LAND                TX    77479       SFD        6.625     6.250        $ 3,701.00         360        1-Dec-28
4892934  SHELTON                   CT    06484       SFD        6.875     6.250        $ 1,688.31         360        1-Dec-28
4892943  FAIRFIELD                 CT    06430       SFD        6.750     6.250        $ 1,764.19         360        1-Nov-28
4892978  DALLAS                    TX    75248       SFD        6.750     6.250        $ 1,816.07         360        1-Nov-28
4892986  METAIRIE                  LA    70006       SFD        7.375     6.250        $ 2,182.54         360        1-Dec-28
4893045  HIGH POINT                NC    27265       SFD        6.625     6.250        $ 1,619.99         360        1-Nov-28
4893098  FLOWER MOUND              TX    75028       SFD        6.750     6.250        $ 1,683.77         360        1-Nov-28
4893119  WESTON                    CT    06883       SFD        6.750     6.250        $3,682.74          360        1-Dec-28
4893163  ST AUGUSTINE              FL    32092       SFD        6.875     6.250        $ 1,852.54         360        1-Nov-28
4893185  NEWPORT BEACH             CA    92660       SFD        7.625     6.250        $2,070.30          360        1-Nov-28
4893201  LAFAYETTE                 CA    94549       SFD        7.375     6.250        $2,382.83          360        1-Dec-28
4893307  SARATOGA                  CA    95070       SFD        7.000     6.250        $ 3,232.71         360        1-Dec-28
4893313  MOUNTAIN VIEW             CA    94041       SFD        7.125     6.250        $ 2,312.21         360        1-Dec-28
4893334  WESTWOOD                  MA    02090       SFD        6.875     6.250        $2,496.33          360        1-Dec-28
4893360  LAGUNA HILLS              CA    92653       SFD        7.000     6.250        $ 2,195.50         360        1-Nov-28
4893484  SUGAR LAND                TX    77479       SFD        6.750     6.250        $ 2,276.58         360        1-Dec-28
4893634  SCOTTSDALE                AZ    85260       SFD        7.500     6.250        $ 3,363.21         360        1-Nov-28
4893643  LOS ANGELES               CA    90035       SFD        6.875     6.250        $ 1,993.78         360        1-Dec-28
4893726  WOODCLIFF LAKE            NJ    07675       SFD        6.875     6.250        $ 2,325.53         360        1-Nov-28
4893751  RIVERSIDE                 CA    92506       SFD        6.750     6.250        $ 1,653.93         360        1-Nov-28
4893789  MOORPARK                  CA    93021       SFD        7.375     6.250        $ 1,890.73         360        1-Nov-28
4893792  DALLAS                    TX    75214       SFD        6.875     6.250        $ 2,135.02         360        1-Nov-28
4893798  SEATTLE                   WA    98166       SFD        7.000     6.250        $2,208.80          360        1-Nov-28
4893805  BURIEN                    WA    98166       SFD        7.000     6.250        $ 4,174.77         360        1-Nov-28
4893833  DALLAS                    TX    75205       SFD        7.000     6.250        $2,683.84          360        1-Nov-28
4893837  CLINTON                   WA    98236       SFD        6.875     6.250        $ 1,729.37         360        1-Nov-28
4893841  DALLAS                    TX    75205       SFD        7.375     6.250        $2,523.04          360        1-Nov-28
4893870  LOS ALTOS                 CA    94022       SFD        7.250     6.250        $2,530.88          360        1-Dec-28
4893914  UNIVERSITY PARK           TX    75225       SFD        7.000     6.250        $3,060.40          360        1-Nov-28
4893924  PLANO                     TX    75093       SFD        6.750     6.250        $ 1,608.52         360        1-Nov-28
4893967  SUNNYVALE                 CA    94087       SFD        7.000     6.250        $ 2,614.64         360        1-Nov-28
4894020  REDWOOD CITY              CA    94062       SFD        7.125     6.250        $ 2,337.81         360        1-Nov-28
4894046  LOS ALTOS                 CA    94022       SFD        7.000     6.250        $2,794.28          360        1-Dec-28
4894060  SAN JOSE                  CA    95118       SFD        7.000     6.250        $ 1,896.12         360        1-Nov-28
4894147  WILMINGTON                NC    28405       SFD        7.250     6.250        $2,203.43          360        1-Nov-28
4894328  FOOTHILL RANCH            CA    92610       SFD        7.375     6.250        $ 1,768.13         360        1-Nov-28
4894342  BETHESDA                  MD    20817       SFD        6.875     6.250        $2,299.26          360        1-Dec-28
4894417  LONG BEACH                CA    90803       SFD        6.750     6.250        $2,980.63          240        1-Nov-18
4894423  LOS ANGELES               CA    90024       SFD        6.750     6.250        $ 2,270.10         360        1-Dec-28
4894430  SAN FRANCISCO             CA    94116       SFD        7.000     6.250        $3,326.52          360        1-Nov-28
4894442  MENLO PARK                CA    94025       SFD        7.000     6.250        $3,938.60          360        1-Nov-28
4894482  LOS ALTOS                 CA    94024       SFD        6.875     6.250        $ 3,613.11         360        1-Nov-28
4894562  YORBA LINDA               CA    92887       SFD        7.500     6.250        $ 2,461.24         360        1-Nov-28
4894626  AUSTIN                    TX    78746       SFD        6.500     6.233        $2,306.42          360        1-Nov-28
4894703  KENT                      WA    98042       SFD        6.875     6.250        $ 1,760.57         360        1-Nov-28
4894732  VIRGINIA BEACH            VA    23454       SFD        7.375     6.250        $ 1,926.98         360        1-Oct-28
4894769  KIRKLAND                  WA    98033       SFD        6.875     6.250        $ 2,979.17         360        1-Nov-28
4894772  SAN JOSE                  CA    95125       SFD        7.250     6.250        $ 2,279.16         360        1-Dec-28
4894824  PLEASANTON                CA    94566       SFD        6.750     6.250        $ 1,657.17         360        1-Nov-28
4894831  LIVERMORE                 CA    94550       SFD        6.750     6.250        $ 2,211.72         360        1-Nov-28
4894964  TAMPA                     FL    33606       SFD        6.875     6.250        $ 2,070.97         360        1-Nov-28
4894999  SOUTHPORT                 CT    06490       SFD        7.625     6.250        $2,070.30          360        1-Dec-28
4895019  ATLANTA                   GA    30319       SFD        7.000     6.250        $ 2,744.37         360        1-Nov-28
4895060  LOS ALTOS                 CA    94024       SFD        6.875     6.250        $2,226.99          360        1-Nov-28
4895069  LOS ANGELES               CA    90025       LCO        7.125     6.250        $ 1,708.56         360        1-Nov-28
4895124  WOODINVILLE               WA    98072       PUD        7.500     6.250        $2,069.68          360        1-Sep-28
4895146  MORAGA                    CA    94556       SFD        7.250     6.250        $2,203.43          360        1-Nov-28
4895162  LOS ANGELES               CA    90027       SFD        7.500     6.250        $ 2,775.88         360        1-Oct-28
4895178  FISHERS                   IN    46038       SFD        7.250     6.250        $ 1,653.71         360        1-Dec-28
4895216  BELLAIRE                  TX    77401       SFD        7.750     6.250        $ 1,805.36         360        1-Nov-28
4895265  ROHNERT PARK              CA    94928       SFD        7.625     6.250        $ 1,472.21         360        1-Oct-28
4895277  OREM                      UT    84058       SFD        7.125     6.250        $ 1,754.36         360        1-Oct-28
4895342  BEVERLY HILLS             CA    90211       SFD        6.875     6.250        $ 2,759.10         360        1-Nov-28
4895366  SUNNYVALE                 CA    94087       SFD        6.750     6.250        $2,837.62          360        1-Nov-28
4895404  SAN JOSE                  CA    95125       SFD        7.000     6.250        $ 1,926.06         360        1-Nov-28
4895420  SAN JOSE                  CA    95136       SFD        7.375     6.250        $2,072.03          360        1-Dec-28
4895430  LOS GATOS                 CA    95030       SFD        7.000     6.250        $ 3,193.46         360        1-Dec-28
4895475  CUPERTINO                 CA    95014       SFD        6.750     6.250        $3,268.94          360        1-Nov-28
4895628  MORRIS PLAINS             NJ    07950       SFD        6.875     6.250        $ 1,639.04         360        1-Dec-28
4895650  SUNNYVALE                 CA    94087       SFD        6.875     6.250        $ 3,210.74         360        1-Nov-28
4895677  SAN MATEO                 CA    94403       SFD        7.125     6.250        $ 2,147.48         360        1-Dec-28
4895691  SAN FRANCISCO             CA    94112       SFD        7.000     6.250        $3,326.52          360        1-Nov-28
4895804  SAN RAFAEL                CA    94903       SFD        7.250     6.250        $2,489.95          360        1-Nov-28
4895812  LOS GATOS                 CA    95032       SFD        7.375     6.250        $2,852.49          360        1-Nov-28
4895826  STUDIO CITY               CA    91604       SFD        7.250     6.250        $2,333.05          360        1-Dec-28
4895888  PHOENIX                   AZ    85044       SFD        7.500     6.250        $ 1,859.21         360        1-Sep-28
4896071  VALENCIA                  CA    91354       SFD        6.875     6.250        $ 1,583.53         360        1-Nov-28
4896091  IRVINE                    CA    92720       SFD        6.875     6.250        $ 1,874.55         360        1-Nov-28
4896100  FAIRFAX STATION           VA    22039       SFD        6.750     6.250        $ 1,835.54         360        1-Nov-28
4896101  VALENCIA                  CA    91354       SFD        6.875     6.250        $ 1,838.74         360        1-Nov-28
4896160  WEST ROXBURY              MA    02132       SFD        7.500     6.250        $ 1,090.77         360        1-Oct-28
4896195  SAN DIEGO                 CA    92107       SFD        6.875     6.250        $ 1,839.40         360        1-Nov-28
4896198  JACKSON                   MS    39208       SFD        7.250     6.250        $2,333.04          360        1-Nov-28
4896230  SUISUN CITY               CA    94585       SFD        7.750     6.250        $ 1,157.01         360        1-Oct-28
4896394  DUBLIN                    CA    94568       SFD        7.250     6.250        $ 1,841.88         360        1-Oct-28
4896415  MENLO PARK                CA    94025       SFD        7.375     6.250        $2,044.40          360        1-Oct-28
4896432  EDINA                     MN    55439       SFD        7.000     6.250        $2,927.33          360        1-Nov-28
4896453  YORBA LINDA               CA    92886       SFD        7.625     6.250        $2,060.74          360        1-Nov-28
4896467  DANVILLE                  CA    94526       SFD        6.750     6.250        $ 1,893.91         360        1-Nov-28
4896471  MELVILLE                  NY    11747       SFD        7.500     6.250        $ 2,021.43         360        1-Nov-28
4896496  ROSS                      CA    94957       SFD        7.000     6.250        $ 3,772.27         360        1-Nov-28
4896555  HILLSBOROUGH              CA    94010       SFD        7.625     6.250        $ 7,077.94         360        1-Sep-28
4896562  FREMONT                   CA    94539       SFD        6.875     6.250        $ 3,133.56         360        1-Nov-28
4896626  EL PASO                   TX    79936       SFD        7.125     6.250        $ 1,913.37         360        1-Nov-28
4896697  FREMONT                   CA    94555       SFD        7.375     6.250        $2,033.35          360        1-Nov-28
4896712  MORAGA                    CA    94556       SFD        7.125     6.250        $ 2,327.37         360        1-Nov-28
4896725  DENVER                    CO    80212       SFD        7.250     6.250        $ 1,768.20         360        1-Nov-28
4896786  WILMINGTON                MA    01887       SFD        7.750     6.250        $ 2,149.24         360        1-Nov-28
4896841  HINGHAM                   MA    02043       SFD        7.125     6.250        $ 2,128.96         360        1-Nov-28
4896868  SANTA BARBARA             CA    93110       SFD        7.250     6.250        $2,899.25          360        1-Nov-28
4896870  DOWNINGTOWN               PA    19335       SFD        6.875     6.250        $ 1,905.10         360        1-Dec-28
4896871  UNIVERSITY PARK           TX    75225       SFD        7.000     6.250        $3,008.50          360        1-Nov-28
4896897  REDWOOD CITY              CA    94062       SFD        7.000     6.250        $3,029.79          360        1-Dec-28
4896930  CUPERTINO                 CA    95014       SFD        7.000     6.250        $2,448.32          360        1-Dec-28
4896951  MOUNTAIN VIEW             CA    94043       SFD        7.125     6.250        $ 1,899.89         360        1-Dec-28
4896953  SAN JOSE                  CA    95120       SFD        7.000     6.250        $ 2,128.97         360        1-Dec-28
4896968  YORBA LINDA               CA    92887       SFD        7.375     6.250        $ 2,210.17         360        1-Dec-28
4897007  SAN FRANCISCO             CA    94127       SFD        7.125     6.250        $4,358.96          360        1-Nov-28
4897061  PALO ALTO                 CA    94306       SFD        7.375     6.250        $2,244.70          360        1-Dec-28
4897064  ORINDA                    CA    94563       SFD        7.000     6.250        $3,563.03          360        1-Dec-28
4897077  CUPERTINO                 CA    95014       SFD        6.875     6.250        $ 2,558.74         360        1-Dec-28
4897107  DANVILLE                  CA    94506       SFD        7.125     6.250        $ 2,556.09         360        1-Dec-28
4897152  SAN FRANCISCO             CA    94117       SFD        7.125     6.250        $2,256.96          360        1-Nov-28
4897154  MANHATTAN BEACH           CA    90266       SFD        7.125     6.250        $ 2,519.71         360        1-Nov-28
4897155  OAKLAND                   CA    94618       SFD        7.125     6.250        $ 2,455.71         360        1-Nov-28
4897172  SAUSALITO                 CA    94965       LCO        7.125     6.250        $ 2,041.37         360        1-Dec-28
4897190  SANTA CLARA               CA    95051       SFD        7.250     6.250        $ 2,039.71         360        1-Dec-28
4897201  MENLO PARK                CA    94025       SFD        6.750     6.250        $2,490.62          360        1-Dec-28
4897355  SOUTHLAKE                 TX    76092       SFD        6.875     6.250        $2,023.35          360        1-Nov-28
4897400  WEST PALM BEACH           FL    33412       SFD        7.125     6.250        $2,829.62          360        1-Dec-28
4897505  SAN FRANCISCO             CA    94122       SFD        7.000     6.250        $ 1,603.38         360        1-Nov-28
4897534  SAN MATEO                 CA    94403       SFD        7.125     6.250        $3,047.23          360        1-Nov-28
4897578  STUDIO CITY               CA    91604       SFD        6.875     6.250        $2,562.03          360        1-Nov-28
4897621  ATLANTA                   GA    30342       SFD        7.625     6.250        $2,562.22          360        1-Dec-28
4897654  WYCKOFF                   NJ    07481       SFD        6.875     6.250        $ 2,627.72         360        1-Nov-28
4897679  ALTA LOMA                 CA    91737       SFD        6.375     6.108        $ 1,903.43         360        1-Nov-28
4897712  PORTOLA VALLEY            CA    94028       SFD        6.875     6.250        $ 4,145.23         360        1-Dec-28
4897725  MENLO PARK                CA    94025       SFD        6.875     6.250        $3,284.65          360        1-Dec-28
4897793  MAPLEWOOD                 MN    55119       SFD        6.250     5.983        $ 1,398.61         360        1-Nov-28
4897823  SAN RAFAEL                CA    94903       SFD        7.125     6.250        $ 2,191.61         360        1-Dec-28
4897841  JESUP                     GA    31545       SFD        8.375     6.250        $ 2,371.43         360        1-Aug-28
4897847  FORTH WORTH               TX    76132       SFD        6.500     6.233        $ 707.28           360        1-Nov-28
4897866  VISTA                     CA    92083       SFD        7.375     6.250        $ 1,685.25         360        1-Oct-28
4897882  MESA                      AZ    85213       SFD        7.000     6.250        $ 2,454.97         360        1-Nov-28
4897888  LITTLETON                 CO    80128       SFD        7.000     6.250        $3,326.52          360        1-Nov-28
4897901  CHESAPEAKE                VA    23322       SFD        7.625     6.250        $ 1,769.48         360        1-Nov-28
4897910  BURNSVILLE                MN    55306       SFD        7.500     6.250        $ 1,830.54         360        1-Nov-28
4897912  MINNEAPOLIS               MN    55405       SFD        7.250     6.250        $ 2,101.11         360        1-Oct-28
4897977  SUNNYVALE                 CA    94087       SFD        7.000     6.250        $ 2,182.20         360        1-Dec-28
4898000  PORTOLA VALLEY            CA    94028       SFD        6.750     6.250        $2,594.40          360        1-Dec-28
4898009  SAN JOSE                  CA    95118       SFD        6.750     6.250        $ 2,146.86         360        1-Dec-28
4898027  MENLO PARK                CA    94025       SFD        7.125     6.250        $ 2,587.08         360        1-Nov-28
4898032  SUNNYVALE                 CA    94087       SFD        7.250     6.250        $2,387.62          360        1-Nov-28
4898072  COLGATE                   WI    53017       SFD        7.000     6.250        $2,398.42          360        1-Nov-28
4898082  NORTH KINGSTOWN           RI    02852       SFD        7.375     6.250        $ 3,315.25         360        1-Dec-28
4898093  SANTA BARBARA             CA    93110       SFD        6.625     6.250        $ 5,356.21         360        1-Dec-28
4898099  SAN MARINO                CA    91108       SFD        6.875     6.250        $2,290.06          360        1-Nov-28
4898102  LAFAYETTE                 CA    94549       SFD        7.125     6.250        $ 3,651.56         360        1-Nov-28
4898143  IRVINE                    CA    92604       SFD        7.125     6.250        $ 1,738.20         360        1-Dec-28
4898154  KEARNEY                   MO    64060       SFD        7.250     6.250        $ 1,873.94         360        1-Oct-28
4898156  CARLSBAD                  CA    92009       LCO        7.250     6.250        $ 1,282.49         360        1-Oct-28
4898192  DANVILLE                  CA    94526       SFD        7.625     6.250        $ 1,713.57         360        1-Oct-28
4898252  PALO ALTO                 CA    94303       SFD        7.125     6.250        $ 1,886.42         360        1-Dec-28
4898271  SAN RAMON                 CA    94583       SFD        7.000     6.250        $ 1,856.20         360        1-Dec-28
4898340  ENCINITAS                 CA    92024       SFD        6.875     6.250        $ 2,627.72         360        1-Dec-28
4898369  MT AIRY                   MD    21771       SFD        7.375     6.250        $ 1,470.79         360        1-Oct-28
4898394  FREMONT                   CA    94539       SFD        7.000     6.250        $ 1,743.10         360        1-Dec-28
4898426  SANTA BARBARA             CA    93109       SFD        7.125     6.250        $ 2,657.15         360        1-Dec-28
4898457  BELMONT                   CA    94002       SFD        6.750     6.250        $ 2,107.95         360        1-Dec-28
4898509  HILLSBOROUGH              CA    94010       SFD        6.750     6.250        $ 2,458.19         360        1-Dec-28
4898513  INDIAN HARBOUR BEACH      FL    32937       SFD        6.875     6.250        $ 2,660.57         360        1-Nov-28
4898520  SAN JOSE                  CA    95136       SFD        7.250     6.250        $ 2,051.99         360        1-Dec-28
4898612  SAN JOSE                  CA    95120       SFD        7.000     6.250        $ 1,995.91         360        1-Dec-28
4898615  SAN ANTONIO               TX    78258       SFD        7.125     6.250        $ 1,985.45         360        1-Dec-28
4898740  SANTA ANA                 CA    92705       SFD        7.000     6.250        $ 1,616.69         360        1-Dec-28
4898750  SANIBEL                   FL    33957       LCO        7.375     6.250        $ 1,933.90         360        1-Nov-28
4898751  BEVERLY HILLS             CA    90212       SFD        7.375     6.250        $ 3,425.75         360        1-Dec-28
4898768  ROCKVILLE                 MD    20855       SFD        6.875     6.250        $ 3,126.99         360        1-Nov-28
4898812  SAN CLEMENTE              CA    92672       SFD        7.125     6.250        $ 2,169.38         360        1-Nov-28
4898835  MOUNTAIN VIEW             CA    94043       SFD        7.250     6.250        $ 1,664.52         360        1-Dec-28
4898954  CUPERTINO                 CA    95014       SFD        6.875     6.250        $ 1,970.79         360        1-Dec-28
4898965  LOS GATOS                 CA    95032       SFD        7.000     6.250        $ 1,829.59         360        1-Dec-28
4899026  AURORA                    CO    80016       SFD        7.500     6.250        $ 2,251.47         360        1-Mar-28
4899034  MISSION VIEJO             CA    92691       SFD        7.000     6.250        $ 1,786.34         360        1-Dec-28
4899051  FREMONT                   CA    94539       SFD        7.125     6.250        $ 1,751.67         360        1-Dec-28
4899055  SAN JOSE                  CA    95120       SFD        7.000     6.250        $ 1,783.02         360        1-Nov-28
4899115  SAN JOSE                  CA    95118       SFD        7.250     6.250        $ 1,703.40         360        1-Dec-28
4899119  SAN FRANCISCO             CA    94123       LCO        7.000     6.250        $ 2,910.70         360        1-Dec-28
4899174  DARIEN                    CT    06820       SFD        7.000     6.250        $ 1,995.91         360        1-Dec-28
4899253  UNIVERSITY PARK           TX    75205       SFD        7.250     6.250        $2,695.62          360        1-Nov-28
4899275  BOSTON                    MA    02115       LCO        7.000     6.250        $ 1,955.99         360        1-Nov-28
4899299  SUMMERLAND KEY            FL    33042       SFD        7.875     6.250        $ 2,581.25         360        1-Dec-28
4899315  BELLAIRE                  TX    77401       SFD        6.500     6.233        $ 1,914.86         360        1-Dec-28
4899350  CUPERTINO                 CA    95014       SFD        7.250     6.250        $ 1,910.10         360        1-Dec-28
4899388  HUNTINGTON BEACH          CA    92648       PUD        7.875     6.250        $ 1,925.06         360        1-Dec-28
4899398  FRONTENAC                 MO    63131       SFD        7.250     6.250        $ 2,967.47         360        1-Dec-28
4899495  TAMPA                     FL    33626       SFD        7.500     6.250        $ 2,075.27         360        1-Nov-28
4899510  YORBA LINDA               CA    92886       SFD        7.625     6.250        $ 2,121.97         360        1-Nov-28
4899598  ARLINGTON                 VA    22207       SFD        6.375     6.108        $ 1,597.11         360        1-Dec-28
4899622  STUDIO CITY               CA    91604       SFD        7.000     6.250        $ 1,989.26         360        1-Dec-28
4899683  HUNTINGTON BEACH          CA    92649       SFD        6.625     6.250        $ 2,157.85         360        1-Nov-28
4899799  ANAHEIM HILLS             CA    92807       SFD        6.875     6.250        $2,640.86          360        1-Nov-28
4899963  MONTE SERENO              CA    95030       SFD        7.000     6.250        $ 4,311.16         360        1-Nov-28
4899978  PITTSFIELD TWP            MI    48108       SFD        7.250     6.250        $ 1,944.21         360        1-Oct-28
4899987  SARATOGA                  CA    95070       SFD        7.000     6.250        $ 3,106.96         360        1-Nov-28
4900053  SEATTLE                   WA    98112       SFD        7.000     6.250        $ 1,783.01         360        1-Oct-28
4900106  LOS ANGELES PACIFIC PALIS CA    90272       SFD        7.125     6.250        $ 2,021.16         360        1-Oct-28
4900169  MOUNTAIN VIEW             CA    94043       SFD        7.125     6.250        $ 1,997.58         360        1-Dec-28
4900216  LOS ALTOS                 CA    94024       SFD        6.875     6.250        $ 3,370.05         360        1-Dec-28
4900220  SANTA ANA                 CA    92705       SFD        7.000     6.250        $ 1,663.26         360        1-Oct-28
4900278  LOS GATOS                 CA    95030       SFD        7.000     6.250        $ 4,537.36         360        1-Nov-28
4900319  PISMO BEACH               CA    93449       SFD        7.625     6.250        $ 2,510.90         360        1-Nov-28
4900550  SAN RAMON                 CA    95483       SFD        6.625     6.250        $2,432.86          360        1-Nov-28
4900556  PHOENIX                   AZ    85018       SFD        7.125     6.250        $ 4,042.31         360        1-Sep-28
4900614  SAN DIEGO                 CA    92122       SFD        7.625     6.250        $ 1,606.69         360        1-Oct-28
4900638  IRVINE                    CA    92620       SFD        7.375     6.250        $ 1,721.85         360        1-Oct-28
4900688  SCOTTSDALE                AZ    85259       SFD        7.125     6.250        $ 1,744.93         360        1-Oct-28
4900690  GILBERT                   AZ    85233       SFD        7.375     6.250        $ 990.77           360        1-Oct-28
4900695  SAN JOSE                  CA    95125       SFD        7.000     6.250        $ 1,909.42         360        1-Nov-28
4900704  LOS GATOS                 CA    95033       SFD        7.125     6.250        $2,593.82          360        1-Nov-28
4900739  SAN JOSE                  CA    95120       SFD        7.750     6.250        $ 1,576.11         360        1-Oct-28
4900754  EAST GRANBY               CT    06026       SFD        7.500     6.250        $ 1,817.96         360        1-Oct-28
4900761  LAS VEGAS                 NV    89102       SFD        7.250     6.250        $2,073.82          360        1-Sep-28
4900764  FRASER                    CO    80442       SFD        7.500     6.250        $ 475.47           360        1-Oct-28
4900769  CARMEL                    IN    46032       SFD        6.875     6.250        $ 2,381.80         360        1-Nov-28
4900792  SAN DIMAS                 CA    91773       SFD        6.875     6.250        $ 2,154.73         360        1-Nov-28
4900798  CYPRESS                   CA    90630       SFD        6.875     6.250        $ 1,937.95         360        1-Nov-28
4900803  RANCHO PALOS VERDES       CA    90275       SFD        7.125     6.250        $2,378.23          360        1-Oct-28
4900805  SAN JOSE                  CA    95134       SFD        7.125     6.250        $ 2,379.91         360        1-Oct-28
4900816  LOS ANGELES               CA    91602       SFD        6.875     6.250        $ 2,075.90         360        1-Nov-28
4900844  ENCINITAS                 CA    92024       SFD        7.000     6.250        $ 1,749.75         360        1-Nov-28
4900860  CARLSBAD                  CA    92009       SFD        7.500     6.250        $ 4,251.23         360        1-Nov-28
4900887  DOWNIEVILLE               CA    95936       SFD        7.125     6.250        $ 842.15           360        1-Oct-28
4900944  SAN JOSE                  CA    95120       SFD        7.000     6.250        $3,793.22          360        1-Oct-28
4900966  NOVATO                    CA    94945       SFD        7.125     6.250        $ 2,587.08         360        1-Oct-28
4900998  HUNTINGTON BEACH          CA    92646       SFD        7.125     6.250        $2,270.44          360        1-Nov-28
4901004  LOS ANGELES               CA    90732       SFD        7.125     6.250        $ 1,868.23         360        1-Oct-28
4901061  MATTHEWS                  NC    28104       SFD        6.750     6.250        $ 1,816.07         360        1-Nov-28
4901094  MCCORDSVILLE              IN    46055       SFD        7.250     6.250        $ 1,657.69         360        1-Sep-28
4901143  YORBA LINDA               CA    92887       SFD        7.875     6.250        $ 1,815.58         360        1-Nov-28
4901147  HEWLETT NECK              NY    11592       SFD        6.625     6.250        $ 3,201.55         360        1-Nov-28
4901151  BRENTWOOD                 CA    94513       SFD        7.500     6.250        $ 2,017.94         360        1-Oct-28
4901205  JAMACIA PLAINS            MA    02130       LCO        6.875     6.250        $ 2,016.78         360        1-Nov-28
4901206  LOOMIS                    CA    95650       SFD        7.375     6.250        $ 2,762.71         360        1-Oct-28
4901235  WEST LINN                 OR    97068       SFD        7.000     6.250        $ 4,124.88         360        1-Aug-28
4901330  MOUNTAIN VIEW             CA    94040       SFD        7.375     6.250        $ 2,327.58         360        1-Oct-28
4901372  BLOOMFIELD HILLS          MI    48302       SFD        6.625     6.250        $ 1,920.93         360        1-Sep-28
4901455  FREMONT                   CA    94539       SFD        7.375     6.250        $2,348.30          360        1-Oct-28
4901478  SAN JOSE                  CA    95120       SFD        6.875     6.250        $ 2,627.72         360        1-Oct-28
4901485  SAN MATEO                 CA    94403       SFD        7.250     6.250        $ 3,001.58         360        1-Oct-28
4901488  PLEASANTON                CA    94566       SFD        6.875     6.250        $4,270.04          360        1-Nov-28
4901495  LAKE ANGELUS              MI    48326       SFD        7.250     6.250        $ 4,434.15         360        1-Oct-28
4901512  BEVERLY HILLS             CA    90210       SFD        7.375     6.250        $ 3,867.78         360        1-Oct-28
4901531  REDWOOD CITY              CA    94062       SFD        7.125     6.250        $2,665.23          360        1-Sep-28
4901562  CORAL SPRINGS             FL    33067       SFD        7.875     6.250        $ 1,160.12         360        1-Nov-28
4901582  WALNUT CREEK              CA    94598       SFD        7.250     6.250        $ 2,114.75         360        1-Sep-28
4901601  SAN JOSE                  CA    95138       SFD        7.250     6.250        $ 1,884.51         360        1-Oct-28
4901635  MILPITAS                  CA    95035       PUD        7.250     6.250        $ 1,691.80         360        1-Oct-28
4901648  FREMONT                   CA    94539       SFD        7.375     6.250        $2,590.03          360        1-Oct-28
4901696  MORICHES                  NY    11955       SFD        6.875     6.250        $ 1,931.38         360        1-Dec-28
4902004  FREMONT                   CA    94539       SFD        7.375     6.250        $2,368.67          360        1-Oct-28
4902023  MILL VALLEY               CA    94941       SFD        6.875     6.250        $3,232.09          360        1-Sep-28
4902087  SANTA CRUZ                CA    95060       SFD        6.875     6.250        $ 1,629.18         360        1-Aug-28
4902107  ATLANTA                   GA    30319       SFD        7.250     6.250        $ 1,664.52         360        1-Nov-28
4902121  LOS ANGELES               CA    90064       SFD        7.000     6.250        $ 3,161.52         360        1-Nov-28
4902127  SUNNYVALE                 CA    94087       SFD        7.125     6.250        $2,007.69          360        1-Dec-28
4902153  CERRITOS                  CA    90703       SFD        7.250     6.250        $2,046.53          360        1-Oct-28
4902163  CLAYTON                   CA    94517       SFD        7.500     6.250        $ 2,124.91         360        1-Dec-28
4902165  PALO ALTO                 CA    94306       SFD        7.125     6.250        $ 1,987.47         360        1-Oct-28
4902168  PALOS VERDES ESTATES      CA    90274       SFD        7.250     6.250        $ 3,274.45         360        1-Oct-28
4902198  BERKELEY                  CA    94708       SFD        7.125     6.250        $ 1,934.92         360        1-Nov-28
4902200  SUNNYVALE                 CA    94087       SFD        6.875     6.250        $2,427.36          360        1-Dec-28
4902211  SUISUN                    CA    94585       SFD        6.500     6.233        $ 2,578.84         360        1-Nov-28
4902374  HILLSBOROUGH              CA    94010       SFD        7.000     6.250        $6,040.95          360        1-Dec-28
4902380  COTO DE CAZA              CA    92679       SFD        6.875     6.250        $2,890.49          360        1-Aug-28
4902385  SALT LAKE CITY            UT    84117       SFD        7.125     6.250        $ 3,159.74         360        1-Nov-28
4902434  LAKE OSWEGO               OR    97034       SFD        7.250     6.250        $ 2,503.59         360        1-Sep-28
4902455  SAN RAMON                 CA    94583       SFD        7.250     6.250        $ 1,790.03         360        1-Oct-28
4902471  EDMONDS                   WA    98026       SFD        7.500     6.250        $ 1,018.76         360        1-Nov-28
4902519  LOS ANGELES               CA    90077       SFD        7.250     6.250        $ 5,812.15         360        1-Nov-28
4902585  GOLDEN                    CO    80403       SFD        7.250     6.250        $ 2,039.71         360        1-Oct-28
4902610  PALOS VERDES ESTATES      CA    90274       SFD        7.000     6.250        $ 2,514.85         360        1-Dec-28
4902707  FREMONT                   CA    94539       SFD        7.250     6.250        $2,244.36          360        1-Oct-28
4902715  FAIRFIELD                 CT    06432       LCO        7.875     6.250        $ 2,140.41         360        1-Dec-28
4902880  BEDFORD HILLS             NY    10507       LCO        7.250     6.250        $ 1,364.36         360        1-Dec-28
4902935  EUREKA                    CA    95503       SFD        7.750     6.250        $ 2,176.11         360        1-Nov-28
4903129  REDONDO BEACH             CA    90278       LCO        7.000     6.250        $ 2,182.19         360        1-Oct-28
4903137  SAN JOSE                  CA    95123       PUD        7.250     6.250        $ 1,884.51         360        1-Oct-28
4903148  SCOTTSDALE                AZ    85259       SFD        6.875     6.250        $ 1,970.79         360        1-Oct-28
4903241  GARLAND                   TX    75044       SFD        7.375     6.250        $ 1,712.88         360        1-Dec-28
4903270  MILL VALLEY               CA    94941       SFD        7.000     6.250        $ 1,763.05         360        1-Oct-28
4903281  SAN JOSE                  CA    95131       SFD        7.250     6.250        $2,333.04          360        1-Oct-28
4903301  PASADENA                  MD    21122       SFD        7.000     6.250        $ 1,506.25         360        1-Oct-28
4903327  COLLEYVILLE               TX    76034       SFD        6.875     6.250        $2,365.60          360        1-Nov-28
4903335  SAN DIEGO                 CA    92107       SFD        7.000     6.250        $ 1,643.30         360        1-Oct-28
4903338  SAN CARLOS                CA    94070       SFD        6.875     6.250        $ 4,007.27         360        1-Oct-28
4903342  WILMINGTON                NC    28403       SFD        6.875     6.250        $ 4,007.27         360        1-Dec-28
4903481  HUNTINGTON BEACH          CA    92649       SFD        7.250     6.250        $ 2,101.10         360        1-Nov-28
4903489  PHOENIX                   AZ    85021       SFD        7.750     6.250        $ 2,140.28         360        1-Nov-28
4903513  CULVER CITY               CA    90230       SFD        7.250     6.250        $ 1,931.92         360        1-Oct-28
4903583  WALNUT CREEK              CA    94595       SFD        7.625     6.250        $2,070.30          360        1-Dec-28
4903594  ROSWELL                   GA    30075       SFD        7.000     6.250        $ 1,703.18         360        1-Dec-28
4903626  NICHOLS HILLS             OK    73120       SFD        7.125     6.250        $ 3,072.16         360        1-Oct-28
4903662  CHESHIRE                  CT    06410       SFD        7.375     6.250        $ 531.82           360        1-Dec-28
4903663  CUPERTINO                 CA    95014       SFD        7.125     6.250        $ 2,358.01         360        1-Oct-28
4903667  LOS ANGELES               CA    90024       HCO        7.000     6.250        $2,964.59          360        1-Dec-28
4903733  FREEHOLD                  NJ    07728       SFD        7.750     6.250        $ 2,650.01         360        1-Nov-28
4903745  LOS ANGELES PACIFIC PALAS CA    90272       SFD        7.250     6.250        $ 2,135.21         360        1-Oct-28
4903750  KENNESAW                  GA    30152       SFD        7.000     6.250        $ 1,896.11         360        1-Nov-28
4903802  BERKELEY                  CA    94709       SFD        7.250     6.250        $ 1,991.95         360        1-Oct-28
4903864  REDWOOD CITY              CA    94065       LCO        7.125     6.250        $ 1,798.83         360        1-Dec-28
4903984  STEPHENS CITY             VA    22655       SFD        6.875     6.250        $ 1,891.30         360        1-Dec-28
4904033  SAN JOSE                  CA    95111       SFD        7.375     6.250        $ 1,699.07         360        1-Nov-28
4904186  FREMONT                   CA    94539       SFD        7.000     6.250        $ 1,653.28         360        1-Dec-28
4904240  LOS ANGELES               CA    90046       SFD        6.875     6.250        $ 3,153.26         360        1-Dec-28
4904523  SOMERSET                  NJ    07059       SFD        7.250     6.250        $ 3,050.70         360        1-Nov-28
4904528  EL CAJON                  CA    92019       SFD        7.625     6.250        $ 1,911.05         360        1-Dec-28
4904583  INDIANAPOLIS              IN    46236       SFD        7.125     6.250        $2,064.95          360        1-Dec-28
4904676  PALO ALTO                 CA    94303       SFD        7.375     6.250        $ 3,090.77         360        1-Nov-28
4904823  LATROBE                   CA    95682       SFD        7.250     6.250        $2,744.40          360        1-Oct-28
4905056  COCKEYSVILLE              MD    21030       SFD        7.125     6.250        $2,694.87          360        1-Dec-28
4905187  FREMONT                   CA    94539       SFD        7.500     6.250        $ 1,716.57         360        1-Oct-28
4905194  DANBVILLE                 CA    94506       SFD        7.250     6.250        $ 2,182.96         360        1-Nov-28
4905216  SAN JOSE                  CA    95120       SFD        7.375     6.250        $ 1,933.89         360        1-Nov-28
4905242  PALO ALTO                 CA    94306       SFD        7.250     6.250        $2,285.29          360        1-Nov-28
4905384  DUBLIN                    CA    94568       SFD        7.375     6.250        $ 1,111.99         360        1-Oct-28
4905426  BRENTWOOD                 CA    94513       SFD        7.500     6.250        $ 1,730.56         360        1-Nov-28
4905583  REDWOOD CITY              CA    94062       SFD        6.875     6.250        $ 2,135.02         360        1-Nov-28
4905701  ARROYO GRANDE             CA    93420       SFD        7.375     6.250        $ 2,175.63         360        1-Oct-28
4905775  OLYMPIC VALLEY            CA    96145       SFD        7.500     6.250        $3,845.68          360        1-Oct-28
4905996  OAKLAND                   CA    94611       SFD        7.375     6.250        $3,094.23          360        1-Dec-28
4906006  SAN FRANCISCO             CA    94127       SFD        7.000     6.250        $ 2,228.77         360        1-Dec-28
4906078  COEUR D'ALENE             ID    83814       SFD        7.250     6.250        $ 1,710.83         356        1-Apr-28
4906085  PROSPER                   TX    75078       SFD        6.875     6.250        $ 1,650.21         360        1-Nov-28
4906129  OAKBROOK                  IL    60523       SFD        6.875     6.250        $2,588.30          360        1-Dec-28
4906868  YORBA LINDA               CA    92886       SFD        7.500     6.250        $ 2,859.79         360        1-Dec-28
4907006  SACRAMENTO                CA    95827       SFD        7.250     6.250        $ 1,931.93         360        1-Oct-28
4907043  SAN JUAN CAPISTRANO       CA    92675       SFD        7.500     6.250        $2,069.67          360        1-Oct-28
4907076  DALLAS                    TX    75230       SFD        7.125     6.250        $ 2,141.08         360        1-Nov-28
4907094  OAKLAND                   CA    94602       SFD        7.500     6.250        $2,285.03          360        1-Oct-28
4907114  SANTA ROSA                CA    95409       PUD        6.875     6.250        $3,665.66          360        1-Nov-28
4907134  TUSTIN                    CA    92780       SFD        6.875     6.250        $ 2,301.22         360        1-Nov-28
4907145  PETALUMA                  CA    94954       SFD        7.500     6.250        $ 2,122.12         360        1-Oct-28
4907150  SCOTTS VALLEY             CA    95066       SFD        7.250     6.250        $2,046.53          360        1-Nov-28
4907164  ISSAQUAH                  WA    98029       PUD        7.250     6.250        $2,268.24          360        1-Oct-28
4907187  FOSTER CITY               CA    94404       PUD        7.375     6.250        $ 1,795.76         360        1-Oct-28
4907199  RIDGELAND                 MS    39157       PUD        7.625     6.250        $ 1,783.65         360        1-Dec-28
4907285  OCEANSIDE                 CA    92056       SFD        7.500     6.250        $ 1,729.86         360        1-Nov-28
4907288  SALT LAKE CITY            UT    84109       SFD        7.375     6.250        $ 2,305.13         360        1-Nov-28
4907387  PALO ALTO                 CA    94303       SFD        7.250     6.250        $ 3,189.86         360        1-Nov-28
4907399  FREMONT                   CA    94536       SFD        7.625     6.250        $ 1,932.28         360        1-Oct-28
4907411  LOS ANGELES               CA    90066       SFD        7.125     6.250        $ 1,722.03         360        1-Nov-28
4907618  CANTON                    GA    30115       SFD        7.000     6.250        $ 2,741.05         360        1-Nov-28
4907658  ST PETERSBURG BEACH       FL    33706       SFD        6.750     6.250        $ 1,592.31         360        1-Nov-28
4907956  LOS GATOS                 CA    95033       SFD        7.000     6.250        $ 3,721.04         360        1-Nov-28
4908099  SHORT HILLS               NJ    07078       SFD        7.125     6.250        $3,948.00          360        1-Oct-28
4908156  MONTEREY                  CA    93940       SFD        7.125     6.250        $3,392.85          360        1-Oct-28
4908227  SARATOGA                  CA    95070       SFD        6.875     6.250        $3,350.34          360        1-Dec-28
4908294  SAN FRANCISCO             CA    94122       HCO        6.750     6.250        $2,043.09          360        1-Dec-28
4908339  LOS ANGELES               CA    90049       SFD        7.375     6.250        $ 3,177.11         360        1-Nov-28
4908569  BROOKLYN                  NY    11204       SFD        7.625     6.250        $ 1,857.96         360        1-Dec-28
4908757  LOS GATOS                 CA    95032       SFD        7.000     6.250        $ 3,160.19         360        1-Dec-28
4909125  DALLAS                    TX    75218       SFD        7.750     6.250        $ 1,766.68         360        1-Nov-28
4909134  SAN JOSE                  CA    95123       SFD        6.875     6.250        $ 1,586.49         360        1-Dec-28
4909165  TUSTIN                    CA    92782       SFD        7.375     6.250        $ 2,331.37         360        1-Nov-28
4909395  CORTLANDT                 NY    10566       SFD        7.250     6.250        $ 2,030.16         360        1-Dec-28
4909814  CASTRO VALLEY             CA    94552       SFD        7.000     6.250        $ 1,645.96         360        1-Oct-28
4909926  MEMPHIS                   TN    38138       SFD        7.500     6.250        $2,234.00          360        1-Nov-28
4909950  MISSION VIEJO             CA    92692       SFD        7.125     6.250        $ 2,418.65         360        1-Oct-28
4910023  BROKEN ARROW              OK    74011       SFD        7.000     6.250        $2,230.09          360        1-Nov-28
4910152  CYPRESS                   CA    90630       SFD        7.500     6.250        $ 2,097.65         360        1-Nov-28
4910179  ESCONDIDO                 CA    92029       SFD        7.625     6.250        $ 1,456.64         360        1-Oct-28
4910199  YORBA LINDA               CA    92887       SFD        7.250     6.250        $3,308.56          360        1-Nov-28
4910217  HUNTINGTON BEACH          CA    92647       SFD        6.750     6.250        $ 1,216.13         360        1-Nov-28
4910226  BENTONVILLE               AR    72712       SFD        7.125     6.250        $ 2,545.98         360        1-Oct-28
4910323  COSTA MESA                CA    92626       SFD        7.000     6.250        $ 2,148.93         360        1-Nov-28
4910347  HERMOSA BEACH             CA    90254       SFD        6.875     6.250        $ 3,547.42         360        1-Oct-28
4910358  HUNTINGTON BEACH          CA    92648       SFD        7.250     6.250        $ 1,937.39         360        1-Nov-28
4910578  NEW ROCHELLE              NY    10804       SFD        7.625     6.250        $ 3,550.29         360        1-Nov-28
4910641  CHASKA                    MN    55318       SFD        6.750     6.250        $ 1,686.36         360        1-Nov-28
4911149  LOS ANGELES               CA    91311       SFD        7.500     6.250        $2,097.64          360        1-Dec-28
4911156  TAMPA                     FL    33611       SFD        6.875     6.250        $2,023.35          360        1-Dec-28
4911623  CHICAGO                   IL    60631       SFD        7.500     6.250        $ 2,359.85         360        1-Dec-28
4911649  LAGUNA NIGUEL             CA    92677       SFD        7.250     6.250        $ 6,821.76         360        1-Oct-28
4911674  STATEN ISLAND             NY    10301       SFD        7.125     6.250        $ 2,147.48         360        1-Nov-28
4911758  PEARLAND                  TX    77581       SFD        6.500     6.233        $ 1,580.18         360        1-Nov-28
4912122  IRVINE                    CA    92620       SFD        7.625     6.250        $2,059.68          360        1-Oct-28
4912272  SALT LAKE CITY            UT    84121       SFD        6.875     6.250        $ 1,859.44         360        1-Oct-28
4912601  LOS ANGELES               CA    90035       SFD        7.250     6.250        $ 1,768.55         360        1-Dec-28
4913318  SEATTLE                   WA    98103       SFD        6.875     6.250        $2,453.63          360        1-Oct-28
4913327  MARROW POINT              WA    98004       SFD        7.125     6.250        $2,678.04          360        1-Oct-28
4913447  BERKELEY HEIGHTS          NJ    07922       SFD        7.250     6.250        $ 2,251.19         360        1-Oct-28
4913550  MELVILLE                  NY    11747       SFD        7.375     6.250        $ 3,370.50         360        1-Nov-28
4913558  DARIEN                    CT    06820       SFD        7.000     6.250        $2,235.42          360        1-Oct-28
4913579  GREENWICH                 CT    06870       SFD        7.125     6.250        $2,324.33          360        1-Nov-28
4913617  KENNETT SQUARE            PA    19348       SFD        7.000     6.250        $2,004.56          360        1-Nov-28
4913663  SAN DIEGO                 CA    92129       SFD        7.375     6.250        $2,072.03          360        1-Nov-28
4913713  WESTON                    FL    33331       SFD        7.500     6.250        $ 1,767.61         360        1-Nov-28
4913733  NEW PROVIDENCE            NJ    07974       SFD        7.375     6.250        $ 1,834.44         360        1-Oct-28
4913747  POWAY                     CA    92064       SFD        7.375     6.250        $ 1,816.48         360        1-Nov-28
4913764  SAN JOSE                  CA    95122       SFD        7.500     6.250        $ 1,440.38         360        1-Nov-28
4913767  ALAMO                     CA    94507       SFD        7.250     6.250        $ 4,433.81         360        1-Oct-28
4913782  MATTAPOISETT              MA    02739       SFD        7.125     6.250        $ 761.30           360        1-Oct-28
4913815  CHINO HILLS               CA    91709       SFD        7.125     6.250        $ 1,818.70         360        1-Oct-28
4913824  FAIRFIELD                 CT    06430       SFD        6.500     6.233        $ 1,807.71         360        1-Oct-28
4913832  SAN DIEGO                 CA    92130       SFD        7.500     6.250        $2,405.30          360        1-Oct-28
4913852  COHASSET                  MA    02025       SFD        7.500     6.250        $2,489.20          360        1-Oct-28
4913854  ROSWELL                   GA    30075       SFD        6.875     6.250        $ 1,865.68         360        1-Oct-28
4913857  PASADENA                  CA    91104       SFD        7.125     6.250        $ 1,760.09         360        1-Nov-28
4913875  LINDON                    UT    84042       SFD        7.000     6.250        $ 1,856.19         360        1-Nov-28
4913895  SALT LAKE CITY            UT    84101       SFD        6.875     6.250        $ 422.41           360        1-Nov-28
4913945  HOUSTON                   TX    77057       SFD        7.125     6.250        $ 1,972.65         360        1-Oct-28
4914012  CORONA DEL MAR            CA    92625       SFD        6.875     6.250        $ 3,954.71         360        1-Oct-28
4914053  HIGHLAND                  UT    84003       SFD        7.000     6.250        $ 1,287.36         360        1-Nov-28
4914092  THOUSAND OAKS             CA    91361       SFD        7.125     6.250        $ 1,839.26         360        1-Nov-28
4914101  WRIGHTSTOWN               PA    18940       SFD        7.375     6.250        $ 3,655.74         360        1-Oct-28
4914144  MANHATTAN BEACH           CA    90266       SFD        7.250     6.250        $ 1,343.89         360        1-Nov-28
4914154  SAN JOSE                  CA    95130       SFD        7.875     6.250        $2,080.59          360        1-Oct-28
4914430  SNOHOMISH                 WA    98296       SFD        6.750     6.250        $ 1,569.61         360        1-Nov-28
4914512  TALLAHASSEE               FL    32312       SFD        7.375     6.250        $ 2,969.91         360        1-Sep-28
4914617  PACIFICA                  CA    94044       SFD        7.000     6.250        $ 1,660.60         360        1-Nov-28
4914710  SAN FRANCISCO             CA    94127       SFD        7.125     6.250        $ 1,964.91         360        1-Nov-28
4914711  CULVER CITY               CA    90230       SFD        7.000     6.250        $ 1,696.53         360        1-Nov-28
4914718  ALISO VIEJO               CA    92656       SFD        7.125     6.250        $2,069.67          360        1-Nov-28
4914722  RANCHO CUCAMONGA          CA    91737       SFD        7.375     6.250        $ 2,027.14         360        1-Nov-28
4914730  LAGUNA NIGUEL             CA    92677       SFD        7.125     6.250        $ 3,398.91         360        1-Nov-28
4914740  THOUSAND OAKS             CA    91360       SFD        7.125     6.250        $ 1,637.14         360        1-Nov-28
4914809  SAN FRANCISCO             CA    94132       SFD        7.250     6.250        $ 2,155.68         360        1-Nov-28
4914846  ANAHEIM                   CA    92807       SFD        7.125     6.250        $ 1,886.42         360        1-Nov-28
4914848  SAN JUAN CAPISTRANO       CA    92675       SFD        6.875     6.250        $ 1,916.27         360        1-Nov-28
4914861  SAN PEDRO                 CA    90731       SFD        7.250     6.250        $2,373.98          360        1-Nov-28
4914866  DANA POINT                CA    92629       PUD        7.125     6.250        $ 2,125.59         360        1-Nov-28
4914871  ROLLING HILLS             CA    92074       SFD        7.125     6.250        $ 3,031.74         360        1-Nov-28
4914879  CALABASAS                 CA    91302       SFD        7.125     6.250        $ 2,014.42         360        1-Nov-28
4914888  SAN JOSE                  CA    95125       SFD        7.125     6.250        $ 1,819.05         360        1-Nov-28
4914987  TORRANCE                  CA    90505       SFD        7.125     6.250        $ 1,637.14         360        1-Nov-28
4914997  LOS ANGELES               CA    90293       SFD        6.250     5.983        $ 3,078.59         360        1-Nov-28
4915014  MONTCLAIR                 NJ    07042       SFD        6.875     6.250        $ 1,984.59         360        1-Nov-28
4915027  NEWPORT BEACH             CA    92660       PUD        7.125     6.250        $ 2,587.08         360        1-Nov-28
4915054  MIDLAND                   MI    48642       SFD        7.125     6.250        $ 1,676.22         360        1-Nov-28
4915063  NEWPORT COAST             CA    92657       SFD        7.125     6.250        $2,034.63          360        1-Nov-28
4915078  SAN FRANCISCO             CA    94112       SFD        7.125     6.250        $ 1,684.30         360        1-Nov-28
4915098  LAKEWOOD                  CA    90712       SFD        7.125     6.250        $ 1,805.57         360        1-Nov-28
4915431  SHORT HILLS               NJ    07078       SFD        7.875     6.250        $2,465.24          360        1-Dec-28
4915800  ISSAQUAH                  WA    98029       SFD        7.875     6.250        $ 1,963.13         360        1-Nov-28
4915810  CHINO HILLS               CA    91709       SFD        7.125     6.250        $ 1,750.84         360        1-Nov-28
4915941  FREDERICKSBURG            VA    22407       SFD        7.000     6.250        $ 1,330.60         360        1-Nov-28
4915958  SAN DIEGO                 CA    92130       SFD        7.000     6.250        $ 1,716.48         360        1-Oct-28
4916013  SAN FRANCISCO             CA    94121       SFD        6.875     6.250        $ 1,806.56         360        1-Dec-28
4916059  LAGUNA NIGUEL             CA    92677       PUD        6.750     6.250        $ 1,634.47         360        1-Nov-28
4916478  DANVILLE                  CA    94506       PUD        7.125     6.250        $ 2,526.45         360        1-Nov-28
4916527  DESTREHAN                 LA    70047       SFD        7.625     6.250        $ 2,774.56         360        1-Oct-28
4916615  LOS ANGELES               CA    90049       LCO        7.250     6.250        $ 1,985.14         360        1-Nov-28
4916666  LOS ANGELES               CA    90064       SFD        6.750     6.250        $ 1,582.58         360        1-Nov-28
4916680  SEAL BEACH                CA    90740       SFD        7.125     6.250        $ 1,618.95         360        1-Nov-28
4917245  RIDGEFIELD                CT    06877       SFD        7.750     6.250        $ 1,869.84         360        1-Nov-28
4917250  WASHINGTON TOWNSHIP       NJ    07853       SFD        6.750     6.250        $ 700.49           360        1-Oct-28
4917261  SAN JOSE                  CA    95139       SFD        7.125     6.250        $ 1,690.36         360        1-Nov-28
4917268  DANVILLE                  CA    94506       SFD        7.125     6.250        $ 1,704.51         360        1-Nov-28
4917303  ACTON                     MA    01720       SFD        6.375     6.108        $ 1,617.08         360        1-Nov-28
4917392  MISSION VIEJO             CA    92691       PUD        7.125     6.250        $ 2,095.27         360        1-Nov-28
4917410  YARDLEY                   PA    19067       SFD        6.625     6.250        $2,209.08          360        1-Dec-28
4917412  YORBA LINDA               CA    92887       SFD        7.000     6.250        $ 2,341.87         360        1-Nov-28
4917435  EL CENTRO                 CA    92243       SFD        7.125     6.250        $ 1,819.05         360        1-Nov-28
4917439  DANA POINT                CA    92629       SFD        7.125     6.250        $ 2,017.79         360        1-Nov-28
4917542  HUNTINGTON BEACH          CA    92646       SFD        7.125     6.250        $ 1,724.72         360        1-Nov-28
4917581  TORRANCE                  CA    90503       SFD        7.375     6.250        $2,072.03          360        1-Nov-28
4917650  REDONDO BEACH             CA    90278       SFD        7.125     6.250        $ 1,771.88         360        1-Nov-28
4917652  AGOURA HILLS              CA    91301       SFD        6.875     6.250        $ 1,602.91         360        1-Nov-28
4917661  SAN DIEGO                 CA    92129       SFD        7.125     6.250        $ 1,724.72         360        1-Nov-28
4917669  MISSION VIEJO             CA    92692       SFD        6.875     6.250        $4,270.04          360        1-Nov-28
4917684  ESCONDIDO                 CA    92025       PUD        7.125     6.250        $ 1,808.94         360        1-Nov-28
4917687  REDWOOD CITY              CA    94065       LCO        7.125     6.250        $ 1,957.16         360        1-Nov-28
4917818  SAN DIEGO                 CA    92130       SFD        7.125     6.250        $ 1,852.73         360        1-Nov-28
4917832  NEWBURY PARK AREA         CA    91320       SFD        6.875     6.250        $ 1,970.79         360        1-Nov-28
4917836  TARZANA                   CA    91356       SFD        6.875     6.250        $2,226.99          360        1-Nov-28
4917838  LAGUNA BEACH              CA    92651       SFD        7.125     6.250        $2,243.49          360        1-Nov-28
4918069  VALENCIA                  CA    91354       SFD        7.250     6.250        $ 1,678.16         360        1-Nov-28
4918120  MISSION VIEJO             CA    92691       SFD        7.250     6.250        $ 2,217.76         360        1-Nov-28
4918130  THOUSAND OAKS             CA    91362       SFD        7.250     6.250        $ 2,018.22         360        1-Nov-28
4918151  HERCULES                  CA    94547       SFD        7.125     6.250        $ 1,720.68         360        1-Nov-28
4918155  HUNTINGTON BEACH          CA    92648       SFD        7.250     6.250        $ 2,101.11         360        1-Nov-28
4918162  PACIFICA                  CA    94044       SFD        7.250     6.250        $ 2,182.97         360        1-Nov-28
4918293  CULVER CITY               CA    90230       SFD        7.000     6.250        $ 1,756.40         360        1-Nov-28
4918299  CERRITOS                  CA    90703       SFD        7.250     6.250        $2,026.07          360        1-Nov-28
4918307  RANCHO PALOS VERDE        CA    90275       SFD        7.250     6.250        $2,462.66          360        1-Nov-28
4918386  LONG BEACH                CA    90803       LCO        7.000     6.250        $2,328.56          360        1-Dec-28
4918406  MINNEAPOLIS               MN    55419       SFD        7.250     6.250        $ 1,814.59         360        1-Nov-28
4918415  SANTA ANA                 CA    92706       SFD        7.250     6.250        $2,346.69          360        1-Nov-28
4918435  PASADENA                  CA    91107       SFD        7.000     6.250        $ 2,015.87         360        1-Nov-28
4918454  LAGUNA BEACH              CA    92651       SFD        7.125     6.250        $ 2,715.09         360        1-Nov-28
4918460  SCOTTSDALE                AZ    85262       SFD        6.875     6.250        $ 1,712.62         360        1-Nov-28
4918618  LOS ANGELES               CA    90034       SFD        6.875     6.250        $ 3,087.57         360        1-Nov-28
4918716  LA VERNE                  CA    91750       SFD        7.250     6.250        $ 1,991.96         360        1-Nov-28
4918728  IRVINE                    CA    92612       LCO        7.250     6.250        $2,609.33          360        1-Nov-28
4918735  TRABUCO CANYON            CA    92679       PUD        7.250     6.250        $2,046.53          360        1-Nov-28
4919098  SEAL BEACH                CA    90740       SFD        7.250     6.250        $ 2,011.06         360        1-Nov-28
4919101  GLENDORA                  CA    91741       SFD        7.125     6.250        $ 1,645.23         360        1-Nov-28
4919117  RANCHO SANTA MARGARITA AR CA    92688       SFD        6.875     6.250        $2,299.25          360        1-Dec-28
4919218  THOUSAND OAKS             CA    91361       SFD        7.250     6.250        $ 2,122.93         360        1-Dec-28
4919330  ATLANTA                   GA    30306       SFD        7.375     6.250        $ 1,989.15         360        1-Dec-28
4919992  ROGERS                    AR    72758       SFD        7.000     6.250        $2,262.03          360        1-Nov-28
4920028  LOS ANGELES               CA    90065       SFD        7.000     6.250        $ 1,756.40         360        1-Nov-28
4920097  MELVILLE                  NY    11747       SFD        6.500     6.233        $ 3,160.34         360        1-Nov-28
4920266  LOS ANGELES               CA    90027       SFD        7.000     6.250        $ 1,985.26         360        1-Nov-28
4921200  ALISO VIEJO               CA    92656       LCO        7.250     6.250        $ 1,825.51         360        1-Nov-28
4921203  LOS ANGELES               CA    91301       SFD        6.250     5.983        $ 1,877.94         360        1-Nov-28
4921225  NEWPORT BEACH             CA    92625       SFD        7.250     6.250        $2,783.28          360        1-Nov-28
4921272  KEY WEST                  FL    33040       SFD        7.250     6.250        $ 2,544.52         360        1-Dec-28
4921650  ISLIP                     NY    11751       SFD        7.625     6.250        $ 1,727.02         360        1-May-28
4921881  NEWPORT BEACH             CA    92660       SFD        7.500     6.250        $2,569.62          360        1-Nov-28
4921882  EL SEGUNDO                CA    90245       SFD        7.125     6.250        $ 2,142.43         360        1-Nov-28
4921894  IRVINE                    CA    92620       SFD        7.375     6.250        $ 2,106.56         360        1-Nov-28
4921896  SAN FRANCISCO             CA    94121       SFD        7.250     6.250        $2,934.73          360        1-Nov-28
4921991  HUNTINGTON BEACH          CA    92649       SFD        7.250     6.250        $ 2,105.88         360        1-Nov-28
4921997  THOUSAND OAKS             CA    91361       SFD        7.250     6.250        $ 2,258.01         360        1-Nov-28
4922026  WOODINVILLE               WA    98072       SFD        7.250     6.250        $ 1,967.40         360        1-Nov-28
4922030  BURNSVILLE                NC    28714       LCO        7.250     6.250        $ 1,781.85         360        1-Nov-28
4922080  SANTA MONICA              CA    90405       SFD        7.250     6.250        $ 3,373.37         360        1-Nov-28
4922117  FULLERTON                 CA    92832       SFD        7.250     6.250        $ 2,633.21         360        1-Nov-28
4922149  BREA                      CA    92821       SFD        7.000     6.250        $ 1,821.27         360        1-Nov-28
4922207  LOS ANGELES               CA    90291       SFD        7.500     6.250        $ 1,922.84         360        1-Nov-28
4922229  LA MIRADA                 CA    90638       SFD        7.250     6.250        $2,039.03          360        1-Nov-28
4922231  LOS ANGELES               CA    90027       SFD        7.000     6.250        $ 3,173.50         360        1-Nov-28
4922364  EL CAJON                  CA    92019       SFD        7.125     6.250        $ 1,684.30         360        1-Nov-28
4922438  BEN LOMOND                CA    95005       SFD        7.000     6.250        $ 1,676.56         360        1-Nov-28
4922700  GLENDALE                  CA    91207       SFD        7.250     6.250        $ 4,058.95         360        1-Nov-28
4922705  SAN CLEMENTE              CA    92673       SFD        7.250     6.250        $ 1,844.61         360        1-Nov-28
4923407  COLD SPRING HARBOR        NY    11724       SFD        7.875     6.250        $ 2,537.74         360        1-Dec-28
4924110  LAGUNA BEACH              CA    92651       SFD        7.375     6.250        $2,230.89          360        1-Nov-28
4924605  POUND RIDGE               NY    10576       SFD        7.375     6.250        $ 1,768.13         360        1-Nov-28
4924827  IRVINE                    CA    92620       SFD        7.000     6.250        $ 2,357.17         360        1-Dec-28
4925067  MANHATTAN BEACH           CA    90266       SFD        7.000     6.250        $2,335.22          360        1-Nov-28
4925478  HILLSBOROUGH TOWNSHIP     NJ    08853       SFD        6.750     6.250        $ 1,962.99         360        1-Oct-28
4925844  FORT WORTH                TX    76132       LCO        7.375     6.250        $ 634.73           360        1-Dec-28
4927015  LONG BEACH                CA    90803       SFD        7.625     6.250        $2,392.35          360        1-Dec-28
4928128  LA VERNE                  CA    91750       SFD        7.250     6.250        $ 1,652.58         360        1-Dec-28
4928980  TRABUCO CANYON            CA    92679       SFD        6.500     6.233        $2,009.98          360        1-Nov-28
4930058  IRVINE                    CA    92720       SFD        7.250     6.250        $ 2,546.56         360        1-Dec-28
4932676  WOODINVILLE               WA    98072       SFD        6.625     6.250        $ 2,031.39         360        1-Nov-28
4933249  POULSBO                   WA    98370       SFD        7.000     6.250        $ 2,484.91         360        1-Nov-28
4933416  ODESSA                    FL    33556       SFD        7.625     6.250        $4,020.27          360        1-Dec-28
4936476  OMAHA                     NE    68124       SFD        7.000     6.250        $ 3,120.27         360        1-Dec-28
4936583  FORESTVILLE               CA    95436       SFD        6.875     6.250        $2,233.56          360        1-Dec-28
4937096  DANBURY                   CT    06811       SFD        7.125     6.250        $ 2,099.31         360        1-Dec-28
4937323  NEWPORT BEACH             CA    92660       PUD        7.375     6.250        $4,479.03          360        1-Dec-28
6518126  EDEN PRAIRIE              MN    55344       SFD        7.250     6.250        $ 4,475.08         360        1-Sep-28
6522109  MONUMENT                  CO    80132       PUD        7.125     6.250        $ 2,358.01         360        1-Oct-28
6523852  LITTLETON                 CO    80127       SFD        7.000     6.250        $2,973.90          360        1-Oct-28
6536341  FT WORTH                  TX    76132       SFD        7.125     6.250        $ 3,705.45         360        1-Oct-28
6545566  BERWYN                    PA    19312       SFD        6.875     6.250        $ 3,149.65         360        1-Jul-28
6584032  CASTLE ROCK               CO    80104       PUD        7.250     6.250        $ 2,182.96         360        1-Nov-28
6592946  HENDERSON                 NV    89015       SFD        7.125     6.250        $ 1,886.41         360        1-Oct-28
6593535  ESTERO                    FL    33928       SFD        7.375     6.250        $ 2,513.37         360        1-Oct-28
6596591  BRECKENRIDGE              CO    80424       SFD        7.000     6.250        $ 4,158.14         360        1-Oct-28
6609420  GLEN MILLS                PA    19342       PUD        6.625     6.250        $ 1,730.56         360        1-Nov-28
6616824  EDEN PRAIRIE              MN    55344       SFD        7.375     6.250        $ 3,529.35         360        1-Oct-28
6638234  ARCADIA                   IN    46030       SFD        7.125     6.250        $2,694.87          360        1-Nov-28
6641576  MESA                      AZ    85207       SFD        7.250     6.250        $2,200.68          360        1-Sep-28
6698747  BURNSVILLE                MN    55306       SFD        7.250     6.250        $2,346.69          360        1-Sep-28
6707768  MCKINNEY                  TX    75070       PUD        7.000     6.250        $ 1,908.65         360        1-Sep-28
6723729  GREENWOOD VILLAGE         CO    80121       PUD        7.125     6.250        $ 3,705.45         360        1-Nov-28
6730460  NEWPORT COAST             CA    92657       PUD        6.750     6.250        $ 4,183.46         360        1-Sep-28
6753561  WASHINGTON TWP            NJ    08691       SFD        6.750     6.250        $ 1,756.18         360        1-Oct-28
6758159  PLEASANTON                CA    94588       PUD        6.875     6.250        $ 2,197.10         360        1-Nov-28
6774526  SOUTHLAKE                 TX    76092       PUD        7.000     6.250        $ 2,304.61         360        1-Oct-28
6785112  PONTE VEDRA BEACH         FL    32082       SFD        7.125     6.250        $ 1,622.99         360        1-Sep-28
6790782  ELLICOTT CITY             MD    21043       PUD        7.000     6.250        $ 1,614.38         360        1-Sep-28
6800073  PALM DESERT               CA    92211       SFD        7.250     6.250        $ 2,513.14         360        1-Oct-28
6803439  SCOTTSDALE                AZ    85255       SFD        7.250     6.250        $ 1,939.06         360        1-Sep-28
6837078  ST CHARLES                MO    63304       PUD        7.375     6.250        $ 1,891.07         360        1-Sep-28
6860494  CARLSBAD                  CA    92009       SFD        7.000     6.250        $ 1,929.38         360        1-Nov-28
6860598  NORTH ANDOVER             MA    01845       SFD        7.000     6.250        $2,022.52          360        1-Oct-28
6870594  CHANDLER                  AZ    85248       SFD        7.250     6.250        $2,096.84          360        1-Oct-28
6879205  SAN DIEGO                 CA    92130       SFD        6.500     6.233        $ 1,656.97         360        1-Nov-28
6883475  RARITAN                   NJ    08822       SFD        6.750     6.250        $ 2,305.77         360        1-Oct-28
6884681  SAN DIEGO                 CA    92130       PUD        7.125     6.250        $2,730.92          360        1-Sep-28
6888130  EDINA                     MN    55439       SFD        7.250     6.250        $ 2,271.65         360        1-Jul-28
6894805  STERLING                  VA    20164       PUD        6.875     6.250        $ 1,805.58         360        1-Nov-28
6897811  SAN RAMON                 CA    94583       SFD        7.750     6.250        $ 1,952.22         360        1-Sep-28
6899160  TUSTIN                    CA    92782       SFD        6.750     6.250        $ 1,971.41         360        1-Nov-28
6906111  N ANDOVER                 MA    01845       SFD        7.375     6.250        $ 2,417.36         360        1-Oct-28
6909612  CARLSBAD                  CA    92009       SFD        6.875     6.250        $ 1,874.22         360        1-Oct-28
6912432  ISSAQUAH                  WA    98029       PUD        7.000     6.250        $ 1,789.66         360        1-Nov-28
6919858  SAN MARCOS                CA    92069       SFD        7.000     6.250        $ 3,140.23         360        1-Oct-28
6921292  MONTICELLO                MN    55326       SFD        6.750     6.250        $ 1,945.79         360        1-Oct-28
6922857  ANDOVER                   MA    01810       SFD        6.875     6.250        $ 3,213.70         360        1-Oct-28
6927506  ALISO VIEJO               CA    92656       LCO        7.125     6.250        $ 1,639.16         360        1-Oct-28
6930251  FORT COLLINS              CO    80524       SFD        6.875     6.250        $ 1,690.41         360        1-Oct-28
6931895  BREWSTER                  NY    10509       SFD        7.375     6.250        $ 2,051.31         360        1-Aug-28
6933228  SHREWSBURY                NJ    07702       SFD        7.125     6.250        $ 2,155.90         360        1-Oct-28
6943979  ST LOUIS PARK             MN    55416       SFD        7.000     6.250        $ 4,124.88         360        1-Aug-28
6948912  SUMMERFIELD               NC    27358       SFD        7.125     6.250        $ 1,751.67         360        1-Aug-28
6952028  ARROYO GRANDE             CA    93420       SFD        7.000     6.250        $ 2,045.81         360        1-Oct-28
6952122  IRVINE                    CA    92620       PUD        7.000     6.250        $ 1,706.37         360        1-Oct-28
6957586  PHOENIX                   AZ    85024       SFD        7.125     6.250        $ 1,765.14         360        1-Oct-28
6959761  HIGHLANDS RANCH           CO    80126       SFD        7.250     6.250        $ 1,790.71         360        1-Oct-28
6963293  SAN CLEMENTE              CA    92672       SFD        7.625     6.250        $2,052.96          360        1-Nov-28
6975095  SAN JOSE                  CA    95125       SFD        6.875     6.250        $ 3,941.57         360        1-Nov-28
6981000  VIRGINIA BEACH            VA    23452       SFD        7.250     6.250        $ 2,566.35         360        1-Aug-28
6981271  ESCONDIDO                 CA    92027       SFD        6.875     6.250        $ 2,187.24         360        1-Nov-28
6983240  SAN JOSE                  CA    95121       SFD        7.375     6.250        $ 1,812.33         360        1-Oct-28
6987190  FAIRVIEW                  OR    97024       SFD        7.250     6.250        $ 1,951.02         360        1-Jul-28
7010322  LITTLETON                 CO    80121       SFD        7.250     6.250        $ 3,166.85         360        1-Aug-28
7016878  HAYWARD                   CA    94545       SFD        7.250     6.250        $ 1,663.83         360        1-Oct-28
7021696  CARY                      IL    60013       SFD        7.500     6.250        $ 2,013.74         360        1-Aug-28
7026678  SIMPSONVILLE              SC    29681       SFD        7.625     6.250        $2,052.60          360        1-Oct-28
7031353  PROVIDENCE                RI    02906       SFD        7.500     6.250        $ 3,391.19         360        1-Sep-28
7032852  VAN NUYS                  CA    91401       SFD        7.625     6.250        $2,046.52          360        1-Oct-28
7034989  EDISON                    NJ    08820       SFD        7.250     6.250        $ 2,401.26         360        1-Oct-28
7055410  REDMOND                   WA    98053       PUD        7.000     6.250        $ 1,862.18         360        1-Aug-28
7056517  SAN JOSE                  CA    95111       PUD        7.250     6.250        $ 1,669.63         360        1-Nov-28
7056930  ALPHARETTA                GA    30024       SFD        7.375     6.250        $ 1,783.32         360        1-Oct-28
7056965  DURANGO                   CO    81301       SFD        7.000     6.250        $2,328.56          360        1-Oct-28
7062194  REDDING                   CA    96001       SFD        7.500     6.250        $3,503.06          360        1-Sep-28
7064900  BLACKLICK                 OH    43004       SFD        7.375     6.250        $ 1,830.29         360        1-Sep-28
7068430  ORINDA                    CA    94563       SFD        7.000     6.250        $6,586.49          360        1-Oct-28
7071206  SUNNYVALE                 CA    94087       SFD        6.750     6.250        $ 2,179.29         360        1-Nov-28
7071857  CARLSBAD                  CA    92009       SFD        6.875     6.250        $2,324.87          360        1-Oct-28
7072023  SOUTH RIDING              VA    20152       SFD        6.875     6.250        $ 1,844.66         360        1-Nov-28
7072639  LITTLETON                 CO    80120       SFD        7.250     6.250        $2,080.64          360        1-Nov-28
7073941  EL DORADO HILLS           CA    95762       PUD        7.375     6.250        $ 2,796.54         360        1-Oct-28
7075626  KENNER                    LA    70065       SFD        7.000     6.250        $ 1,979.27         360        1-Oct-28
7076377  GREEN BAY                 WI    54311       SFD        7.500     6.250        $ 1,762.02         360        1-Oct-28
7076560  UNION CITY                CA    94587       SFD        7.250     6.250        $2,448.26          360        1-Oct-28
7076674  YORBA LINDA               CA    92887       SFD        7.000     6.250        $ 1,995.91         360        1-Oct-28
7080391  ROSEVILLE                 CA    95747       SFD        7.125     6.250        $ 1,655.33         360        1-Oct-28
7082166  LOS ANGELES               CA    91403       SFD        7.875     6.250        $ 2,032.01         360        1-Aug-28
7084529  PASADENA                  CA    91104       SFD        7.000     6.250        $ 1,634.52         360        1-Sep-28
7085831  WEST MILFORD              NJ    07480       SFD        7.750     6.250        $ 693.49           360        1-Oct-28
7086041  LOS ANGELES               CA    91316       SFD        7.125     6.250        $6,235.26          360        1-Nov-28
7087511  EAGAN                     MN    55123       SFD        7.250     6.250        $ 1,986.50         360        1-Aug-28
7087854  ATLANTA                   GA    30319       SFD        6.875     6.250        $ 2,132.50         360        1-Nov-28
7093141  ROSWELL                   NM    88201       SFD        7.500     6.250        $ 1,699.09         360        1-Oct-28
7093502  AURORA                    CO    80016       SFD        6.875     6.250        $ 2,165.11         360        1-Sep-28
7093655  ALBUQUERQUE               NM    87114       SFD        7.250     6.250        $ 790.64           360        1-Oct-28
7095221  E SANDWICH                MA    02537       SFD        7.625     6.250        $ 2,102.15         360        1-Sep-28
7095365  DANA POINT                CA    92629       SFD        7.500     6.250        $ 8,894.01         360        1-Sep-28
7095366  GILROY                    CA    95020       SFD        6.625     6.250        $ 2,065.75         360        1-Nov-28
7097311  PRINCETON                 NJ    08540       SFD        7.500     6.250        $ 2,407.75         360        1-Sep-28
7097562  PRIOR LAKE                MN    55372       SFD        7.000     6.250        $3,366.43          360        1-Sep-28
7099861  NEW CANAAN                CT    06840       LCO        7.250     6.250        $ 1,807.77         360        1-Sep-28
7101197  PLEASANTON                CA    94588       SFD        7.250     6.250        $ 2,732.21         300        1-Sep-23
7106119  BOULDER                   CO    80303       SFD        7.375     6.250        $ 2,758.56         360        1-Oct-28
7107059  PLAYA DEL REY             CA    90293       SFD        7.375     6.250        $ 2,880.12         360        1-Sep-28
7121310  ATLANTIC BEACH            FL    32233       SFD        7.625     6.250        $ 2,713.68         360        1-Sep-28
7121401  ST CLOUD                  MN    56301       SFD        7.125     6.250        $ 1,819.04         360        1-Oct-28
7124092  AKRON                     OH    44313       SFD        6.750     6.250        $ 1,822.56         360        1-Sep-28
7128256  WASHINGTON                DC    20015       SFD        7.125     6.250        $ 3,099.11         360        1-Nov-28
7129472  PEWAUKEE                  WI    53072       SFD        7.625     6.250        $3,340.79          360        1-Oct-28
7131091  EDEN PRAIRIE              MN    55346       SFD        7.125     6.250        $ 1,654.99         360        1-Sep-28
7135042  SAN JOSE                  CA    95111       SFD        6.875     6.250        $ 1,694.88         360        1-Nov-28
7136571  CANYON LAKE               CA    92587       PUD        7.375     6.250        $2,072.03          360        1-Sep-28
7137948  PRINCETON JCT             NJ    08550       PUD        7.500     6.250        $2,097.64          360        1-Sep-28
7140103  LITTLETON                 CO    80124       SFD        7.250     6.250        $ 3,410.88         360        1-Oct-28
7141824  LAKE OSWEGO               OR    97034       SFD        7.250     6.250        $ 2,475.79         360        1-Nov-28
7142089  NEW ORLEANS               LA    70124       SFD        7.125     6.250        $ 2,021.16         360        1-Oct-28
7143212  BRECKENRIDGE              CO    80424       PUD        7.125     6.250        $ 4,042.31         360        1-Oct-28
7144218  LOS OSOS                  CA    93402       SFD        6.750     6.250        $2,008.06          360        1-Nov-28
7145413  SAN RAMON                 CA    94583       SFD        7.000     6.250        $ 1,825.59         360        1-Nov-28
7146459  ARCADIA                   CA    91007       SFD        6.875     6.250        $ 1,762.54         360        1-Sep-28
7149691  EUSTIS                    FL    32736       SFD        7.125     6.250        $ 2,021.16         360        1-Nov-28
7150034  LITTLE SILVER             NJ    07739       LCO        6.750     6.250        $ 2,166.32         360        1-Nov-28
7151072  GERMANTOWN                TN    38138       SFD        7.250     6.250        $ 1,833.69         360        1-Sep-28
7152706  LAS VEGAS                 NV    89129       SFD        7.250     6.250        $2,046.53          360        1-Sep-28
7153111  PASO ROBLES               CA    93446       SFD        7.250     6.250        $ 3,247.16         360        1-Sep-28
7154197  RAMSEY                    NJ    07446       SFD        7.500     6.250        $ 1,776.00         360        1-Oct-28
7155440  LITTLETON                 CO    80127       PUD        7.250     6.250        $ 1,944.20         360        1-Sep-28
7162298  SLEEPY HOLLOW             NY    10591       SFD        7.625     6.250        $2,070.30          360        1-Nov-28
7162422  ALISO VIEJO               CA    92656       PUD        7.125     6.250        $ 2,689.15         360        1-Nov-28
7162446  ORANGE                    CA    92867       SFD        7.000     6.250        $ 1,729.79         360        1-Nov-28
7162456  SAN JOSE                  CA    95121       SFD        7.250     6.250        $ 1,814.59         360        1-Sep-28
7166394  VACAVILLE                 CA    95687       SFD        7.625     6.250        $ 1,756.24         360        1-Oct-28
7167659  EDINA                     MN    55424       SFD        7.125     6.250        $2,526.44          360        1-Nov-28
7169322  ARROYO GRANDE             CA    93420       PUD        6.875     6.250        $ 1,836.25         360        1-Nov-28
7177900  CARMEL                    CA    93923       SFD        7.125     6.250        $ 1,684.30         360        1-Oct-28
7179387  MISSION VIEJO             CA    92692       SFD        7.250     6.250        $ 1,991.95         360        1-Oct-28
7179855  NOVATO                    CA    94945       SFD        7.125     6.250        $ 2,816.14         360        1-Nov-28
7180379  MIDDLETOWN                NJ    07738       SFD        7.500     6.250        $ 1,990.66         360        1-Oct-28
7181006  BIG WHITEFISH NAR         MN    56442       PUD        7.000     6.250        $ 1,995.91         360        1-Nov-28
7181154  WILMETTE                  IL    60091       SFD        7.250     6.250        $ 1,773.66         360        1-Oct-28
7182469  BRIELLE                   NJ    08730       SFD        7.125     6.250        $ 2,102.00         360        1-Nov-28
7182514  SAN JOSE                  CA    95120       SFD        6.625     6.250        $ 1,728.84         360        1-Nov-28
7184406  RAYNHAM                   MA    02767       SFD        7.750     6.250        $ 1,920.97         360        1-Oct-28
7184900  SAN ANSELMO               CA    94960       SFD        7.250     6.250        $ 4,371.39         360        1-Oct-28
7185073  ARROYO GRANDE             CA    93420       SFD        7.375     6.250        $ 1,771.58         360        1-Oct-28
7185251  AUSTIN                    TX    78746       SFD        7.375     6.250        $2,044.40          360        1-Nov-28
7185450  THOUSAND OAKS             CA    91362       LCO        7.125     6.250        $ 2,188.57         360        1-Oct-28
7186901  ANNANDALE                 VA    22003       SFD        7.000     6.250        $ 2,775.97         360        1-Oct-28
7187268  OMAHA                     NE    68130       SFD        7.125     6.250        $ 1,697.77         360        1-Nov-28
7189316  VAIL                      CO    81657       SFD        7.250     6.250        $ 6,821.76         360        1-Nov-28
7190050  OCEAN CITY                NJ    08226       LCO        7.000     6.250        $ 1,926.72         360        1-Nov-28
7192425  SAN ANGELO                TX    76905       SFD        7.125     6.250        $ 2,122.21         360        1-Nov-28
7192514  SAN JOSE                  CA    95122       SFD        7.375     6.250        $ 1,781.85         360        1-Oct-28
7194236  CORONADO                  CA    92118       LCO        7.500     6.250        $2,237.49          360        1-Oct-28
7196410  MENLO PARK                CA    94025       PUD        6.875     6.250        $ 4,703.61         360        1-Oct-28
7197407  MONUMENT                  CO    80132       SFD        7.375     6.250        $2,002.96          360        1-Oct-28
7199209  HAWTHORN WOODS            IL    60047       SFD        6.875     6.250        $ 2,759.10         360        1-Oct-28
7199307  PEBBLE BEACH              CA    93940       SFD        7.625     6.250        $ 9,909.11         360        1-Sep-28
7203209  ALISO VIEJO               CA    92656       SFD        6.750     6.250        $ 1,913.36         360        1-Nov-28
7203593  PARK RIDGE                IL    60068       SFD        7.375     6.250        $ 1,933.89         360        1-Nov-28
7203857  BENICIA                   CA    94510       SFD        6.375     6.108        $ 1,957.76         360        1-Nov-28
7203987  WASHINGTON                DC    20008       SFD        7.125     6.250        $ 2,566.87         360        1-Nov-28
7204659  BETHESDA                  MD    20817       SFD        7.125     6.250        $ 2,021.16         360        1-Oct-28
7205804  CORONADO                  CA    92118       SFD        7.375     6.250        $ 2,701.92         360        1-Oct-28
7206784  KENSINGTON                CA    94707       SFD        7.250     6.250        $ 1,910.09         360        1-Nov-28
7210507  SAN FRANCISCO             CA    94132       SFD        7.125     6.250        $2,526.44          360        1-Nov-28
7211245  CLARKSBURG                NJ    08510       SFD        7.125     6.250        $ 1,852.73         360        1-Oct-28
7212785  ORANGE                    CA    92867       SFD        7.125     6.250        $ 2,300.75         360        1-Nov-28
7212995  EDINA                     MN    55343       SFD        7.000     6.250        $2,288.64          360        1-Oct-28
7213446  WASHINGTON                DC    20015       SFD        7.125     6.250        $ 1,886.41         360        1-Oct-28
7216183  FOX RIVER GROVE           IL    60021       SFD        7.250     6.250        $ 1,910.09         360        1-Oct-28
7217708  PORTLAND                  OR    97229       SFD        6.750     6.250        $2,386.84          360        1-Nov-28
7221503  PARK CITY                 UT    84098       SFD        7.000     6.250        $ 1,769.70         360        1-Nov-28
7221673  SANTA MARIA               CA    93455       SFD        7.000     6.250        $ 2,168.89         360        1-Nov-28
7224591  PALM HARBOR               FL    34684       SFD        7.125     6.250        $ 1,956.14         360        1-Oct-28
7225057  EDWARDS                   CO    81632       SFD        7.250     6.250        $ 2,702.78         360        1-Oct-28
7225313  NASHVILLE                 TN    37215       PUD        7.125     6.250        $ 1,630.40         360        1-Nov-28
7225769  CUPERTINO                 CA    95014       SFD        7.000     6.250        $ 1,671.57         360        1-Nov-28
7225870  ENCINITAS                 CA    92024       SFD        7.500     6.250        $ 4,133.76         360        1-Oct-28
7226001  EDEN PRAIRIE              MN    55346       SFD        7.125     6.250        $ 2,236.75         360        1-Nov-28
7226249  GLENCOE                   IL    60022       SFD        7.250     6.250        $ 3,751.97         360        1-Oct-28
7226290  RENO                      NV    89509       SFD        7.250     6.250        $ 2,136.58         360        1-Nov-28
7228455  VANCOUVER                 WA    98683       SFD        7.125     6.250        $ 4,379.17         360        1-Nov-28
7228484  OAKLAND                   CA    94619       PUD        7.250     6.250        $ 2,128.39         360        1-Oct-28
7228600  SILVERTHORNE              CO    80498       SFD        7.375     6.250        $2,072.03          360        1-Nov-28
7229110  KILDEER                   IL    60047       SFD        7.500     6.250        $ 2,137.08         360        1-Oct-28
7230699  VENICE                    CA    90291       SFD        7.500     6.250        $ 1,881.59         360        1-Oct-28
7231472  CAMARILLO                 CA    93012       SFD        6.875     6.250        $ 2,673.70         360        1-Nov-28
7231916  SAN FRANCISCO             CA    94122       SFD        7.000     6.250        $ 1,769.70         360        1-Nov-28
7233395  FREMONT                   CA    94536       SFD        7.250     6.250        $ 2,217.07         360        1-Oct-28
7234059  NEWARK                    CA    94560       PUD        7.125     6.250        $2,829.62          360        1-Oct-28
7234329  EAGLE                     CO    81631       SFD        7.125     6.250        $ 1,652.13         360        1-Nov-28
7234584  SNOWMASS VILLAGE          CO    81615       PUD        7.250     6.250        $6,480.67          360        1-Nov-28
7238556  BROOKLYN                  NY    11217       SFD        7.750     6.250        $2,636.40          360        1-Oct-28
7238558  ROCKVILLE                 MD    20850       PUD        7.125     6.250        $ 1,648.25         360        1-Nov-28
7240419  ISSAQUAH                  WA    98029       SFD        7.250     6.250        $2,026.06          360        1-Nov-28
7242168  NOVATO                    CA    94945       SFD        7.375     6.250        $2,540.82          360        1-Nov-28
7242262  RANCHO SANTA FE           CA    92067       SFD        7.375     6.250        $ 5,166.25         360        1-Oct-28
7250968  APTOS                     CA    95003       SFD        7.125     6.250        $ 1,731.46         360        1-Nov-28
7251060  SAUSALITO                 CA    94965       SFD        6.750     6.250        $ 3,122.35         360        1-Nov-28
7251574  PARADISE VALLEY           AZ    85253       SFD        7.000     6.250        $ 2,100.36         360        1-Nov-28
7257251  BEVERLY HILLS             CA    90212       SFD        7.125     6.250        $2,088.53          360        1-Nov-28
7257826  SILVER SPRING             MD    20906       SFD        6.750     6.250        $ 1,783.64         360        1-Nov-28
7258209  WOODINVILLE               WA    98072       SFD        6.750     6.250        $ 2,451.70         360        1-Nov-28
7258385  UNIVERSITY PRK            TX    75205       SFD        7.250     6.250        $3,373.36          360        1-Nov-28
7258538  DULUTH                    GA    30097       PUD        6.875     6.250        $ 1,966.84         360        1-Nov-28
7259017  CAYUCOS                   CA    93430       SFD        6.875     6.250        $2,023.34          360        1-Nov-28
7261653  SANTA CLARA               CA    95051       SFD        6.875     6.250        $2,338.40          360        1-Nov-28
7267664  VENICE                    CA    90291       SFD        6.625     6.250        $ 1,609.10         360        1-Nov-28
7267918  CERRITOS                  CA    90703       SFD        7.250     6.250        $ 1,749.78         360        1-Nov-28
7269892  WOODINVILLE               WA    98072       SFD        7.125     6.250        $ 3,099.11         360        1-Oct-28
7269917  LOS ANGELES               CA    91040       SFD        7.000     6.250        $ 1,690.53         360        1-Nov-28
7270025  IRVINE                    CA    92620       PUD        7.000     6.250        $ 5,109.52         360        1-Nov-28
7270202  GILROY                    CA    95020       SFD        6.500     6.233        $2,054.22          360        1-Nov-28
7275971  THOUSAND OAKS             CA    91361       PUD        6.875     6.250        $ 1,747.43         360        1-Nov-28
7278735  FOSTER CITY               CA    94404       SFD        7.125     6.250        $2,250.89          360        1-Oct-28
7279015  CRYSTAL LAKE              IL    60014       SFD        7.250     6.250        $ 2,155.67         360        1-Nov-28
7281793  PRIOR LAKE                MN    55372       SFD        6.875     6.250        $ 2,144.87         360        1-Nov-28
7283202  ARLINGTON                 VA    22201       SFD        7.000     6.250        $ 2,128.97         360        1-Nov-28
7286253  MILFORD                   MI    48381       SFD        7.500     6.250        $ 1,704.34         360        1-Nov-28
7287248  BEND                      OR    97701       SFD        6.750     6.250        $ 2,261.99         360        1-Nov-28
7289080  BOTHELL                   WA    98011       PUD        7.000     6.250        $ 1,933.04         360        1-Nov-28
7289442  CORTE MADERA              CA    94925       SFD        7.125     6.250        $3,368.59          360        1-Nov-28
7289684  SAN RAFAEL                CA    94901       SFD        7.375     6.250        $ 1,692.15         360        1-Nov-28
7289837  SAN FRANCISCO             CA    94122       SFD        7.250     6.250        $ 2,766.91         360        1-Nov-28
7291765  RENO                      NV    89509       PUD        7.000     6.250        $ 1,716.48         360        1-Nov-28
7292411  ALPHARETTA                GA    30022       PUD        6.875     6.250        $2,299.25          360        1-Nov-28
7292710  SAN JOSE                  CA    95129       SFD        6.750     6.250        $ 1,926.34         360        1-Nov-28
7292858  NEWPORT BEACH             CA    92657       SFD        7.125     6.250        $ 1,974.00         360        1-Nov-28
7293524  SAN JOSE                  CA    95123       SFD        7.375     6.250        $2,097.93          360        1-Oct-28
7293599  GREAT FALLS               MT    59405       SFD        7.000     6.250        $ 2,106.02         360        1-Nov-28
7294040  LAGUNA BEACH              CA    92651       SFD        7.250     6.250        $ 5,491.52         360        1-Oct-28
7295409  WEST LINN                 OR    97068       PUD        7.000     6.250        $ 1,886.13         360        1-Nov-28
7298269  MARTINEZ                  CA    94553       SFD        7.125     6.250        $ 1,987.47         360        1-Nov-28
7299998  CUPERTINO                 CA    95014       PUD        7.000     6.250        $ 1,862.85         360        1-Nov-28
7300405  ATLANTA                   GA    30327       SFD        6.875     6.250        $3,586.83          360        1-Nov-28
7301479  SAN LUIS OBISPO           CA    93405       SFD        6.875     6.250        $ 1,784.88         360        1-Nov-28
7302040  KIRKLAND                  WA    98034       SFD        7.125     6.250        $2,066.29          360        1-Nov-28
7305839  PLEASANTON                CA    94566       SFD        6.875     6.250        $ 2,102.17         360        1-Oct-28
7308778  BELLEVUE                  WA    98004       SFD        7.000     6.250        $ 1,862.85         360        1-Nov-28
7311754  REDWOOD CITY              CA    94065       PUD        6.625     6.250        $ 2,151.44         360        1-Nov-28
7312234  NAPA                      CA    94558       SFD        7.375     6.250        $ 1,914.03         360        1-Nov-28
7312365  SAN JOSE                  CA    95136       SFD        6.750     6.250        $ 1,945.79         360        1-Nov-28
7312425  CHICAGO                   IL    60614       PUD        7.000     6.250        $ 1,783.01         360        1-Nov-28
7318961  RIVERSIDE                 CT    06878       SFD        7.250     6.250        $ 6,760.37         360        1-Nov-28
7319682  ASHLAND                   OR    97520       SFD        7.375     6.250        $ 2,362.11         360        1-Nov-28
7321233  HOUSTON                   TX    77080       SFD        7.125     6.250        $2,473.89          360        1-Nov-28
7321612  WASHINGTON                DC    20009       SFD        7.625     6.250        $ 1,849.11         360        1-Nov-28
7322384  KAILUA                    HI    96734       SFD        7.000     6.250        $ 2,554.76         360        1-Nov-28
7323886  SALT LAKE CITY            UT    84117       SFD        6.875     6.250        $ 1,891.95         360        1-Nov-28
7326749  SILVERTHORNE              CO    80424       SFD        7.000     6.250        $ 1,633.32         360        1-Nov-28
7327981  SAN JOSE                  CA    95124       SFD        7.500     6.250        $ 1,959.55         360        1-Nov-28
7328623  MARIETTA                  GA    30062       SFD        7.375     6.250        $ 1,683.87         360        1-Nov-28
7329174  RIDGEWOOD                 NJ    07450       SFD        6.875     6.250        $ 1,891.95         360        1-Nov-28
7332960  ST LOUIS PARK             MN    55416       SFD        6.875     6.250        $ 3,251.80         360        1-Nov-28
7344031  SAN JOSE                  CA    95124       SFD        7.125     6.250        $ 1,940.31         360        1-Nov-28
7345342  BRECKENRIDGE              CO    80424       PUD        7.250     6.250        $ 1,364.35         360        1-Nov-28
7349792  DE PERE                   WI    54115       SFD        7.000     6.250        $ 2,075.74         360        1-Nov-28
7352639  SAN MATEO                 CA    94402       SFD        6.875     6.250        $ 6,529.87         360        1-Nov-28
7353268  SAN FRANCISCO             CA    94121       SFD        6.875     6.250        $ 2,770.73         360        1-Nov-28
7353999  SAN FRANCISCO             CA    94127       SFD        6.875     6.250        $ 1,784.22         360        1-Nov-28
7354177  SAN FRANCISCO             CA    94127       SFD        6.875     6.250        $2,897.06          360        1-Nov-28
7355188  TUCSON                    AZ    85718       SFD        6.750     6.250        $ 2,801.94         360        1-Nov-28
7355909  SEATTLE                   WA    98115       SFD        7.000     6.250        $2,474.93          360        1-Nov-28
7356540  GREAT FALLS               VA    22066       SFD        6.500     6.233        $ 2,528.27         360        1-Nov-28
7363385  ROGERS                    MN    55374       SFD        7.000     6.250        $2,040.82          360        1-Dec-28
7368504  THOUSAND OAKS             CA    91360       SFD        7.250     6.250        $2,633.88          360        1-Nov-28
7383643  GOLDEN                    CO    80401       SFD        7.500     6.250        $ 2,830.91         360        1-Nov-28
7411976  COLORADO SPRINGS          CO    80904       SFD        7.125     6.250        $3,358.30          240        1-Dec-18



(i)       (ix)              (x)    (xi)      (xii)    (xiii)   (xiv)    (xv)     (xvi)
----------------------------------------------------------------------------------------
          CUT-OFF
MORTGAGE  DATE                              MORTGAGE           T.O.P.   MASTER  FIXED
LOAN      PRINCIPAL                         INSURANCE  SERVICE MORTGAGE SERVICE RETAINED
NUMBER    BALANCE           LTV    SUBSIDY  CODE       FEE     LOAN     FEE     YIELD
-------- ---------------------------------------------------------------------------------
4645558   $ 300,000.00      62.18                      0.250            0.017   1.108
4689898   $ 259,292.48      76.10                      0.250            0.017   0.608
4713930   $ 511,610.41      80.00                      0.250            0.017   0.858
4715201   $ 349,691.21      50.36                      0.250            0.017   0.108
4718239   $ 294,775.52      74.21                      0.250            0.017   0.858
4720430   $ 399,358.36      50.00                      0.250            0.017   0.608
4724956   $ 265,862.14      80.00                      0.250            0.017   0.483
4739136   $ 374,138.67      75.00                      0.250            0.017   0.858
4756509   $ 250,000.00      75.10                      0.250            0.017   0.483
4759458   $ 298,704.94      80.00                      0.250            0.017   0.483
4766395   $ 284,450.79      94.96             12       0.250            0.017   0.983
4767423   $ 390,100.00      70.00                      0.250            0.017   0.483
4767999   $ 319,768.39      80.00                      0.250            0.017   1.108
4768135   $ 309,629.59      79.08                      0.250            0.017   0.733
4777133   $ 404,659.74      50.63                      0.250            0.017   0.358
4778317   $ 257,187.64      58.37                      0.250            0.017   0.733
4778510   $ 397,572.53      78.43                      0.250            0.017   0.983
4778543   $ 294,043.20      74.68                      0.250            0.017   0.733
4779854   $ 288,774.55      79.94                      0.250            0.017   0.733
4781448   $ 259,240.09      80.00                      0.250            0.017   1.108
4781603   $ 266,986.32      80.00                      0.250            0.017   0.608
4782214   $ 249,568.29      72.46                      0.250            0.017   0.233
4788215   $ 367,712.92      80.00                      0.250            0.017   0.733
4789719   $ 248,655.87      90.00             01       0.250            0.017   0.733
4790287   $ 249,439.90      80.00                      0.250            0.017   0.983
4790746   $ 198,169.06      75.00                      0.250            0.017   1.108
4791986   $ 359,719.16      90.00             33       0.250            0.017   0.733
4792764   $ 159,832.97      72.73                      0.250            0.017   0.858
4796638   $ 284,080.20      76.00                      0.250            0.017   0.608
4803775   $ 279,139.88      80.00                      0.250            0.017   0.858
4803849   $ 307,765.64      74.22                      0.250            0.017   0.858
4804619   $ 252,241.86      63.25                      0.250            0.017   0.983
4805284   $ 384,913.95      90.00             17       0.250            0.017   0.858
4805522   $ 261,951.86      79.16                      0.250            0.017   0.608
4805688   $ 253,217.04      72.51                      0.250            0.017   0.858
4806031   $ 313,761.08      89.97             06       0.250            0.017   0.858
4806894   $ 300,000.00      89.82             17       0.250            0.017   1.108
4808112   $ 284,328.98      79.17                      0.250            0.017   0.733
4809223 $ 1,210,561.49      65.00                      0.250            0.017   0.983
4809707   $ 319,188.83      80.00                      0.250            0.017   0.358
4812716   $ 483,510.13      54.49                      0.250            0.017   0.858
4815067   $ 315,292.04      80.00                      0.250            0.017   0.983
4815410   $ 324,733.59      74.39                      0.250            0.017   0.483
4816236   $ 297,500.00      70.00                      0.250            0.017   1.233
4816576   $ 251,200.00      80.00                      0.250            0.017   0.983
4816929   $ 647,742.49      71.82                      0.250            0.017   0.233
4817174   $ 449,648.95      58.82                      0.250            0.017   0.733
4817296   $ 397,482.62      70.00                      0.250            0.017   0.858
4817906   $ 561,071.27      49.98                      0.250            0.017   1.108
4819945   $ 146,893.60      70.00                      0.250            0.017   1.108
4820194   $ 279,738.02      89.99             06       0.250            0.017   0.858
4820824   $ 245,643.11      90.00             17       0.250            0.017   0.858
4820974   $ 315,777.54      90.00             06       0.250            0.017   0.608
4822775   $ 334,732.10      70.23  FX30YR              0.250            0.017   0.608
4823939   $ 598,587.32      64.52                      0.250            0.017   0.733
4824016   $ 569,509.24      79.91                      0.250            0.017   0.233
4824069   $ 435,000.00      66.92                      0.250            0.017   0.358
4824125   $ 282,356.68      90.00             06       0.250            0.017   0.233
4824982   $ 299,760.09      58.82                      0.250            0.017   0.608
4825631   $ 252,000.00      80.00                      0.250            0.017   0.608
4826400   $ 297,000.00      90.00             12       0.250            0.017   0.858
4827033   $ 322,594.36      90.00             06       0.250            0.017   0.733
4827706   $ 261,589.98      52.40                      0.250            0.017   0.733
4827712   $ 261,627.05      87.99             12       0.250            0.017   1.108
4828873   $ 316,833.54      78.13                      0.250            0.017   0.608
4829119   $ 655,948.46      65.00                      0.250            0.017   0.358
4829622   $ 301,288.93      79.47                      0.250            0.017   0.733
4829753   $ 261,108.77      77.06                      0.250            0.017   1.483
4830699   $ 478,214.27      80.00                      0.250            0.017   1.033
4830768   $ 249,032.27      84.75             06       0.250            0.017   0.833
4831102   $ 266,401.29      74.90                      0.250            0.017   1.233
4831303   $ 350,945.83      78.92                      0.250            0.017   1.108
4831429   $ 396,205.74      88.70             01       0.250            0.017   0.983
4831926   $ 486,352.19      75.00                      0.250            0.017   0.733
4832547   $ 415,044.52      80.00                      0.250            0.017   0.858
4832759   $ 292,713.52      39.09                      0.250            0.017   0.983
4833304    $ 78,176.50      80.00                      0.250            0.017   1.233
4833886   $ 270,135.90      80.00                      0.250            0.017   0.733
4834094   $ 285,130.41      67.20                      0.250            0.017   0.483
4834401   $ 220,736.57      90.00             33       0.250            0.017   0.983
4834574   $ 422,686.07      67.14                      0.250            0.017   0.983
4834601   $ 264,595.48      67.95                      0.250            0.017   0.858
4834603   $ 323,566.46      90.00             17       0.250            0.017   0.858
4835063   $ 276,969.11      80.00                      0.250            0.017   0.733
4835185   $ 468,402.12      75.00                      0.250            0.017   0.983
4835345   $ 254,600.95      79.69                      0.250            0.017   0.733
4835680   $ 327,499.31      80.00                      0.250            0.017   0.858
4839755   $ 244,606.97      63.64                      0.250            0.017   0.608
4839897   $ 342,911.67      66.00                      0.250            0.017   0.358
4840489   $ 242,448.40      79.93                      0.250            0.017   0.983
4840817   $ 246,259.86      79.68                      0.250            0.017   0.983
4841041   $ 476,000.00      70.00                      0.250            0.017   0.483
4841109   $ 247,131.05      88.10             01       0.250            0.017   0.858
4841215   $ 396,587.00      75.00                      0.250            0.017   0.858
4841255   $ 267,758.59      90.00             01       0.250            0.017   0.858
4841293   $ 353,031.16      84.12             33       0.250            0.017   0.858
4841840   $ 299,747.96      77.92                      0.250            0.017   0.358
4842278   $ 244,204.56      79.61                      0.250            0.017   0.608
4842296   $ 522,000.00      64.05                      0.250            0.017   0.858
4842772   $ 274,201.39      79.54                      0.250            0.017   1.108
4842781   $ 411,029.95      73.57                      0.250            0.017   0.733
4843684   $ 276,778.48      75.89                      0.250            0.017   0.608
4843717   $ 279,786.93      80.00                      0.250            0.017   0.858
4843732   $ 270,977.70      80.00                      0.250            0.017   0.483
4843807    $ 70,000.00      41.18                      0.250            0.017   0.983
4844131   $ 265,573.29      73.68                      0.250            0.017   0.608
4844183   $ 391,247.49      54.83                      0.250            0.017   0.483
4844192   $ 279,340.73      80.00                      0.250            0.017   0.733
4844201   $ 247,500.00      90.00             17       0.250            0.017   0.733
4844523   $ 128,904.26      66.84                      0.250            0.017   0.983
4845824   $ 223,294.71      80.00                      0.250            0.017   0.733
4845852   $ 274,569.64      68.75                      0.250            0.017   0.733
4845893   $ 179,869.72      75.00                      0.250            0.017   1.108
4845973   $ 306,672.24      90.00             33       0.250            0.017   0.983
4846238   $ 297,200.00      84.91             12       0.250            0.017   0.858
4846294   $ 323,492.97      79.80                      0.250            0.017   0.733
4846376   $ 271,787.81      64.00                      0.250            0.017   0.733
4846397   $ 324,746.46      32.50                      0.250            0.017   0.733
4846774   $ 569,532.77      76.00                      0.250            0.017   0.483
4846971   $ 249,804.98      69.83                      0.250            0.017   0.733
4847015   $ 321,457.40      70.77                      0.250            0.017   0.358
4847233   $ 318,861.09      68.09                      0.250            0.017   0.983
4847697   $ 649,467.20      67.01                      0.250            0.017   0.483
4847731   $ 300,571.12      80.00                      0.250            0.017   0.858
4848002   $ 279,539.63      65.90                      0.250            0.017   0.483
4848025   $ 264,674.75      79.99                      0.250            0.017   0.608
4848754   $ 248,959.78      69.26                      0.250            0.017   0.733
4848810   $ 259,387.20      80.00                      0.250            0.017   0.483
4848812   $ 498,822.78      80.00                      0.250            0.017   0.733
4848957   $ 462,838.65      80.00                      0.250            0.017   0.733
4849187   $ 255,809.66      67.50                      0.250            0.017   0.983
4849564   $ 342,650.00      77.70                      0.250            0.017   0.483
4849641   $ 340,812.18      80.00                      0.250            0.017   0.233
4849757   $ 488,000.00      78.08                      0.250            0.017   0.358
4849883   $ 499,628.92      75.76                      0.250            0.017   0.983
4850219   $ 406,566.46      70.77                      0.250            0.017   0.483
4850296   $ 609,811.95      74.88                      0.250            0.017   0.608
4850423   $ 244,813.57      74.24                      0.250            0.017   0.858
4850719   $ 324,427.75      75.58                      0.250            0.017   1.108
4850900   $ 295,900.00      79.99                      0.250            0.017   0.733
4851337   $ 259,160.88      80.00                      0.250            0.017   0.608
4851394   $ 381,855.45      75.00                      0.250            0.017   0.358
4851403   $ 343,731.64      80.00                      0.250            0.017   0.733
4851418   $ 456,999.19      80.00                      0.250            0.017   1.108
4851789   $ 277,753.72      79.03                      0.250            0.017   0.608
4851989   $ 398,375.59      84.00             01       0.250            0.017   0.733
4852421   $ 267,180.81      84.89             33       0.250            0.017   0.483
4852448   $ 648,311.63      75.21                      0.250            0.017   0.233
4852634   $ 254,580.72      89.47             17       0.250            0.017   0.483
4852755   $ 267,000.00      89.90             17       0.250            0.017   0.358
4852771   $ 308,758.96      72.71                      0.250            0.017   0.733
4852918   $ 359,155.36      59.91                      0.250            0.017   0.483
4852952   $ 321,742.50      70.00                      0.250            0.017   0.608
4852975   $ 316,770.56      73.89                      0.250            0.017   1.108
4853086   $ 244,768.17      89.09             17       0.250            0.017   0.983
4853109   $ 467,597.06      80.00                      0.250            0.017   0.233
4853126   $ 455,000.00      62.76                      0.250            0.017   1.358
4853416   $ 299,542.04      80.00                      0.250            0.017   0.858
4853638   $ 324,503.88      67.71                      0.250            0.017   0.858
4853829   $ 254,580.72      69.86                      0.250            0.017   0.483
4854191   $ 284,362.06      89.99             11       0.250            0.017   0.608
4854875   $ 274,263.65      90.00             12       0.250            0.017   0.233
4855278   $ 303,774.38      76.86                      0.250            0.017   0.983
4855413   $ 220,000.00      67.69                      0.250            0.017   0.733
4855789   $ 319,012.09      61.54                      0.250            0.017   0.833
4856013   $ 255,599.39      80.00                      0.250            0.017   0.733
4856138   $ 259,802.16      74.93                      0.250            0.017   0.858
4856226   $ 331,997.18      67.81                      0.250            0.017   0.858
4856273   $ 399,810.27      51.74                      0.250            0.017   1.033
4856286   $ 266,502.82      68.46                      0.250            0.017   0.733
4856307   $ 262,784.42      47.82                      0.250            0.017   0.483
4856527   $ 399,672.12      59.70                      0.250            0.017   0.483
4856534   $ 269,794.54      73.97                      0.250            0.017   0.858
4856562   $ 250,000.00      71.43                      0.250            0.017   0.483
4856623   $ 464,618.84      37.20                      0.250            0.017   0.483
4856691   $ 261,359.95      79.99                      0.250            0.017   0.733
4856700   $ 248,529.22      83.00             17       0.250            0.017   0.608
4857037   $ 700,000.00      63.64                      0.250            0.017   0.858
4857309   $ 479,625.55      80.00                      0.250            0.017   0.733
4857324   $ 358,921.26      78.09                      0.250            0.017   0.983
4857332   $ 249,800.08      46.73                      0.250            0.017   0.608
4857394   $ 263,317.07      74.28                      0.250            0.017   1.108
4857442   $ 292,570.21      58.25                      0.250            0.017   0.733
4857486   $ 324,787.40      89.97             17       0.250            0.017   1.608
4857519   $ 488,409.11      48.88                      0.250            0.017   0.608
4857780   $ 249,453.74      49.02                      0.250            0.017   1.108
4857915   $ 312,749.70      73.65                      0.250            0.017   0.608
4857974   $ 582,214.90      80.00                      0.250            0.017   0.883
4858033   $ 299,754.09      75.00                      0.250            0.017   0.483
4858220   $ 350,000.00      47.30                      0.250            0.017   0.608
4858428   $ 551,136.16      80.00                      0.250            0.017   0.733
4858508   $ 564,536.87      66.47                      0.250            0.017   0.483
4858558   $ 324,733.59      72.22                      0.250            0.017   0.483
4858764   $ 351,000.00      89.99             33       0.250            0.017   0.483
4858862   $ 245,215.65      80.00                      0.250            0.017   0.733
4858919   $ 250,000.00      68.49                      0.250            0.017   0.733
4859111   $ 279,572.58      80.00                      0.250            0.017   0.858
4859113   $ 520,842.23      71.96                      0.250            0.017   0.483
4859239   $ 382,001.77      74.96                      0.250            0.017   0.733
4859505   $ 251,116.08      57.55                      0.250            0.017   0.858
4859644   $ 267,590.89      80.00                      0.250            0.017   0.858
4859793   $ 243,654.45      80.00                      0.250            0.017   1.233
4860303   $ 441,255.19      84.99             12       0.250            0.017   0.358
4860325   $ 249,080.26      62.81                      0.250            0.017   0.858
4860335   $ 299,765.97      80.00                      0.250            0.017   0.733
4860394   $ 324,977.85      70.00                      0.250            0.017   0.608
4860921   $ 267,872.07      80.00                      0.250            0.017   0.483
4860927   $ 256,057.07      95.00             11       0.250            0.017   0.233
4860946   $ 243,732.14      90.00             17       0.250            0.017   1.358
4860956   $ 199,836.06      66.67                      0.250            0.017   0.483
4861284   $ 264,000.00      80.00                      0.250            0.017   0.858
4861336   $ 251,700.00      95.00             11       0.250            0.017   1.608
4861339   $ 351,618.59      80.00                      0.250            0.017   0.608
4861371   $ 249,527.33      71.43                      0.250            0.017   0.608
4861485   $ 490,000.00      70.00                      0.250            0.017   0.608
4861518   $ 329,755.09      75.86                      0.250            0.017   0.983
4861523   $ 379,688.52      53.90                      0.250            0.017   0.483
4861569   $ 240,622.85      86.26             01       0.250            0.017   0.733
4861572   $ 267,580.59      79.76                      0.250            0.017   0.733
4861776   $ 313,367.26      80.00                      0.250            0.017   0.983
4861918   $ 245,427.20      79.48                      0.250            0.017   0.733
4861954   $ 286,921.35      76.82                      0.250            0.017   1.358
4861971   $ 291,234.64      89.45             12       0.250            0.017   1.358
4861984   $ 266,419.00      80.00                      0.250            0.017   1.108
4862030   $ 843,803.38      65.00                      0.250            0.017   1.233
4862034   $ 274,785.48      68.75                      0.250            0.017   0.733
4862047   $ 308,604.18      90.00             01       0.250            0.017   0.608
4862062   $ 326,288.60      65.36                      0.250            0.017   0.733
4862152   $ 333,572.89      90.00             06       0.250            0.017   1.108
4862252   $ 273,725.05      75.34                      0.250            0.017   0.733
4862312   $ 267,751.77      80.00                      0.250            0.017   0.000
4862450   $ 323,747.24      58.91                      0.250            0.017   0.733
4862472   $ 499,590.15      73.53                      0.250            0.017   0.483
4862542   $ 449,648.95      69.23                      0.250            0.017   0.733
4862691   $ 410,702.70      79.99                      0.250            0.017   0.733
4862751   $ 681,000.00      66.44                      0.250            0.017   0.983
4862761   $ 286,890.69      80.00                      0.250            0.017   0.858
4862856   $ 225,000.00      47.37                      0.250            0.017   0.983
4862887   $ 267,216.68      78.36                      0.250            0.017   1.108
4862907   $ 245,734.50      60.05                      0.250            0.017   0.608
4862981   $ 323,015.00      46.34                      0.250            0.017   0.483
4863069   $ 303,042.75      80.00                      0.250            0.017   0.733
4863128   $ 246,259.85      95.00             11       0.250            0.017   0.983
4863246   $ 288,629.32      75.13                      0.250            0.017   0.608
4863260   $ 261,762.88      72.71                      0.250            0.017   0.483
4863267   $ 250,804.08      95.00             06       0.250            0.017   0.983
4863309   $ 334,993.17      77.78                      0.250            0.017   0.983
4863408   $ 106,096.69      80.00                      0.250            0.017   1.233
4863447   $ 254,801.08      89.79             33       0.250            0.017   0.733
4863470   $ 294,371.32      68.60                      0.250            0.017   1.233
4863649   $ 358,542.42      74.57                      0.250            0.017   1.108
4863716   $ 251,244.83      80.00                      0.250            0.017   0.983
4863736   $ 247,091.04      77.02                      0.250            0.017   1.108
4863886   $ 386,690.51      77.40                      0.250            0.017   0.608
4863900   $ 157,886.54      70.33                      0.250            0.017   0.858
4863974   $ 257,798.73      64.02                      0.250            0.017   0.733
4864008   $ 349,640.08      53.03                      0.250            0.017   0.733
4864421   $ 270,000.00      73.77                      0.250            0.017   0.733
4864505   $ 241,824.84      78.57                      0.250            0.017   1.108
4864675   $ 999,219.90      39.22                      0.250            0.017   0.733
4864805   $ 311,250.89      65.58                      0.250            0.017   0.608
4864865   $ 303,756.89      80.00                      0.250            0.017   0.608
4864886   $ 263,208.90      78.11                      0.250            0.017   0.983
4864912   $ 366,119.13      75.00                      0.250            0.017   0.983
4864922   $ 284,146.00      75.98                      0.250            0.017   0.983
4864941   $ 497,630.41      62.25                      0.250            0.017   0.983
4864944   $ 256,304.83      77.73                      0.250            0.017   0.858
4864973   $ 262,838.22      80.00                      0.250            0.017   0.733
4865012   $ 293,118.98      85.47             11       0.250            0.017   0.983
4865030   $ 473,630.23      54.17                      0.250            0.017   0.733
4865041   $ 254,235.88      84.16             11       0.250            0.017   0.983
4865043   $ 598,021.38      59.26                      0.250            0.017   0.608
4865067   $ 304,615.93      90.00             13       0.250            0.017   0.983
4865213   $ 447,160.00      70.00                      0.250            0.017   0.608
4865280   $ 450,645.56      77.53                      0.250            0.017   0.983
4865313   $ 307,299.14      77.05                      0.250            0.017   1.108
4865320   $ 296,744.29      72.09                      0.250            0.017   0.233
4865425   $ 299,754.09      65.22                      0.250            0.017   0.483
4865485   $ 274,795.91      59.14                      0.250            0.017   0.983
4865587   $ 397,954.18      69.81                      0.250            0.017   0.608
4865590   $ 589,774.63      80.00                      0.250            0.017   0.983
4865615   $ 298,872.75      67.42                      0.250            0.017   0.983
4865774   $ 296,823.51      87.65             06       0.250            0.017   0.733
4865966   $ 373,590.95      75.00                      0.250            0.017   0.983
4865971   $ 293,764.89      55.79                      0.250            0.017   0.608
4865988   $ 275,018.96      79.96                      0.250            0.017   0.733
4866015   $ 248,810.04      80.00                      0.250            0.017   0.733
4866024   $ 242,619.72      88.36             01       0.250            0.017   0.733
4866032   $ 287,388.79      77.55                      0.250            0.017   0.858
4866048   $ 397,026.35      80.00                      0.250            0.017   0.733
4866131   $ 301,527.40      71.23                      0.250            0.017   0.733
4866158   $ 719,424.22      45.00                      0.250            0.017   0.608
4866185   $ 398,451.56      57.14                      0.250            0.017   1.108
4866206   $ 473,301.94      67.86                      0.250            0.017   1.233
4866209   $ 249,033.73      56.82                      0.250            0.017   0.858
4866212   $ 249,012.98      62.50                      0.250            0.017   0.733
4866215   $ 353,959.36      90.00             06       0.250            0.017   0.858
4866221   $ 346,613.48      84.88             17       0.250            0.017   0.983
4866236   $ 259,023.06      80.00                      0.250            0.017   0.983
4866305   $ 313,742.62      66.11                      0.250            0.017   0.483
4866520   $ 307,747.53      80.00                      0.250            0.017   0.483
4866546   $ 265,100.00      76.84                      0.250            0.017   0.483
4866567   $ 452,229.01      78.71  GD 3YR              0.250            0.017   0.483
4866756   $ 294,339.07      77.63                      0.250            0.017   0.983
4866766   $ 372,430.60      74.30                      0.250            0.017   0.858
4866805   $ 359,726.06      75.00                      0.250            0.017   0.858
4866830   $ 476,599.26      79.24                      0.250            0.017   0.358
4866873   $ 244,026.93      60.35                      0.250            0.017   0.858
4866929   $ 279,388.17      80.00                      0.250            0.017   1.108
4866956   $ 484,630.95      47.32                      0.250            0.017   0.858
4867045   $ 249,325.14      95.00             12       0.250            0.017   0.858
4867052   $ 284,798.84      75.00                      0.250            0.017   1.233
4867258   $ 295,769.08      72.20                      0.250            0.017   0.733
4867312   $ 707,000.00      58.92                      0.250            0.017   0.733
4867333   $ 378,097.39      80.00                      0.250            0.017   0.608
4867802   $ 272,303.60      66.15                      0.250            0.017   0.000
4867923   $ 387,578.00      80.00                      0.250            0.017   1.233
4867959   $ 277,586.07      76.37                      0.250            0.017   0.983
4868032   $ 267,580.59      80.00                      0.250            0.017   0.733
4868084   $ 243,411.16      80.00                      0.250            0.017   0.608
4868107   $ 449,329.97      66.42                      0.250            0.017   0.983
4868250   $ 293,657.09      68.99                      0.250            0.017   0.483
4868304   $ 349,726.96      57.19                      0.250            0.017   0.733
4868373   $ 322,754.22      74.25                      0.250            0.017   0.858
4868390   $ 261,589.98      74.86                      0.250            0.017   0.733
4868392   $ 324,746.46      74.12                      0.250            0.017   0.733
4868627   $ 714,413.91      65.00                      0.250            0.017   0.483
4868646   $ 241,000.00      63.42                      0.250            0.017   0.358
4868775   $ 370,390.00      70.00                      0.250            0.017   0.483
4868776   $ 274,352.51      77.46                      0.250            0.017   0.733
4868789   $ 243,396.47      80.00                      0.250            0.017   0.483
4868903   $ 352,731.39      66.60                      0.250            0.017   0.858
4868945   $ 203,554.23      80.00                      0.250            0.017   1.108
4869070   $ 339,734.77      64.76                      0.250            0.017   0.733
4869078   $ 139,893.47      52.43                      0.250            0.017   0.858
4869082   $ 472,321.99      51.95                      0.250            0.017   0.608
4869133   $ 349,452.27      64.81                      0.250            0.017   0.733
4869185   $ 432,136.64      61.79                      0.250            0.017   0.358
4869217   $ 249,809.77      86.21             01       0.250            0.017   0.858
4869221   $ 424,684.59      68.55                      0.250            0.017   0.983
4869240   $ 262,789.69      80.00                      0.250            0.017   0.608
4869378   $ 296,656.63      89.97             12       0.250            0.017   0.483
4869386   $ 253,791.80      49.42                      0.250            0.017   0.483
4869388   $ 274,785.47      49.11                      0.250            0.017   0.733
4869409   $ 247,276.04      80.00                      0.250            0.017   0.233
4869458   $ 429,193.41      47.78                      0.250            0.017   0.733
4869478   $ 286,276.50      39.52                      0.250            0.017   0.733
4869504   $ 249,804.97      65.79                      0.250            0.017   0.733
4869516   $ 337,742.80      64.38                      0.250            0.017   0.858
4869535   $ 364,000.00      65.35                      0.250            0.017   0.358
4869606   $ 347,607.72      70.00                      0.250            0.017   0.358
4869676   $ 264,793.27      67.95                      0.250            0.017   0.733
4869715   $ 284,519.75      67.06                      0.250            0.017   0.358
4869743   $ 278,829.37      79.80                      0.250            0.017   0.358
4869755   $ 439,276.57      80.00                      0.250            0.017   0.483
4869790   $ 400,000.00      80.00                      0.250            0.017   1.108
4869901   $ 259,781.57      80.00                      0.250            0.017   0.358
4870011   $ 296,334.61      90.00             01       0.250            0.017   0.983
4870053   $ 257,586.14      57.33                      0.250            0.017   0.608
4870123   $ 310,000.00      59.05                      0.250            0.017   0.483
4870213   $ 317,739.34      76.63                      0.250            0.017   0.483
4870267   $ 949,294.96      63.33                      0.250            0.017   0.983
4870458   $ 649,480.20      56.52                      0.250            0.017   0.608
4870602   $ 310,000.00      66.67                      0.250            0.017   0.858
4870729   $ 251,615.32      80.00                      0.250            0.017   0.858
4870768   $ 349,733.67      71.43                      0.250            0.017   0.858
4870840   $ 281,757.20      39.72                      0.250            0.017   0.233
4870864   $ 271,793.03      75.56                      0.250            0.017   0.858
4870901   $ 245,298.76      87.99             06       0.250            0.017   0.483
4870979   $ 299,765.97      66.67                      0.250            0.017   0.733
4871058   $ 287,000.00      69.16                      0.250            0.017   0.733
4871100   $ 447,641.74      52.34                      0.250            0.017   0.608
4871106   $ 257,995.63      80.00                      0.250            0.017   0.733
4871159   $ 338,715.20      69.90                      0.250            0.017   0.358
4871172   $ 245,348.71      94.99             33       0.250            0.017   0.483
4871432   $ 327,750.41      83.04             33       0.250            0.017   0.858
4871514   $ 258,562.72      75.00                      0.250            0.017   1.108
4871791   $ 499,217.56      70.91                      0.250            0.017   0.733
4871992   $ 269,778.68      65.85                      0.250            0.017   0.483
4872082   $ 285,563.42      76.27                      0.250            0.017   0.858
4872107   $ 377,690.15      65.74                      0.250            0.017   0.483
4872198   $ 393,300.00      90.00             01       0.250            0.017   0.858
4872205   $ 260,498.96      65.25                      0.250            0.017   0.483
4872212   $ 279,307.43      80.00                      0.250            0.017   0.483
4872289   $ 301,752.45      54.41                      0.250            0.017   0.483
4872365   $ 399,342.34      50.63                      0.250            0.017   0.483
4872398   $ 341,708.59      75.50                      0.250            0.017   0.483
4872413   $ 307,747.53      77.00                      0.250            0.017   0.483
4872593   $ 247,791.90      85.00             06       0.250            0.017   0.483
4872601   $ 255,800.29      64.81                      0.250            0.017   0.733
4872613   $ 269,778.68      62.79                      0.250            0.017   0.483
4872623   $ 354,943.67      90.00             01       0.250            0.017   0.733
4872655   $ 294,869.28      82.05             13       0.250            0.017   0.358
4872689   $ 359,726.06      63.72                      0.250            0.017   0.858
4872740   $ 623,475.76      56.73                      0.250            0.017   0.358
4872745   $ 282,000.00      67.79                      0.250            0.017   0.608
4872787   $ 252,487.70      63.18                      0.250            0.017   0.358
4872806   $ 262,295.22      69.08                      0.250            0.017   0.733
4872848   $ 400,687.18      54.56                      0.250            0.017   0.733
4873101   $ 439,656.75      63.31                      0.250            0.017   0.733
4873156   $ 884,292.28      63.21                      0.250            0.017   0.608
4873182   $ 747,401.83      62.33                      0.250            0.017   0.608
4873312   $ 263,565.94      80.00                      0.250            0.017   0.483
4873332   $ 316,000.00      80.00                      0.250            0.017   0.733
4873372   $ 558,648.52      80.00                      0.250            0.017   0.608
4873392   $ 416,682.69      52.13                      0.250            0.017   0.858
4873422   $ 245,298.76      62.95                      0.250            0.017   0.483
4873583   $ 330,456.16      85.00             33       0.250            0.017   0.733
4873677   $ 395,691.08      46.59                      0.250            0.017   0.733
4873906   $ 364,685.75      51.41                      0.250            0.017   0.233
4873946   $ 460,412.87      40.07                      0.250            0.017   0.358
4874142   $ 245,500.00      89.27             06       0.250            0.017   0.858
4874151   $ 537,170.08      80.00                      0.250            0.017   0.608
4874209   $ 492,585.82      66.62                      0.250            0.017   0.358
4874271   $ 417,681.93      73.98                      0.250            0.017   0.858
4874298   $ 321,130.46      67.80                      0.250            0.017   0.858
4874435   $ 359,712.11      69.90                      0.250            0.017   0.608
4874490   $ 264,398.66      90.00             17       0.250            0.017   0.858
4874531   $ 419,326.27      79.25                      0.250            0.017   0.608
4874711   $ 249,819.05      79.87                      0.250            0.017   1.108
4874752   $ 409,672.13      68.33                      0.250            0.017   0.608
4874791   $ 260,000.00      69.33                      0.250            0.017   0.358
4874836   $ 524,600.53      70.00                      0.250            0.017   0.858
4874937   $ 243,693.87      78.21                      0.250            0.017   0.733
4875002   $ 249,809.77      75.76                      0.250            0.017   0.858
4875028   $ 243,411.14      76.25                      0.250            0.017   0.608
4875160   $ 335,461.02      80.00                      0.250            0.017   0.608
4875278   $ 393,118.38      75.00                      0.250            0.017   0.608
4875677   $ 378,704.34      59.69                      0.250            0.017   0.733
4875769   $ 499,609.94      51.71                      0.250            0.017   0.733
4875793   $ 339,235.16      65.29                      0.250            0.017   0.733
4875799   $ 531,563.93      48.36                      0.250            0.017   0.483
4876034   $ 184,908.38      75.61                      0.250            0.017   0.733
4876036   $ 346,701.24      56.89                      0.250            0.017   0.233
4876054   $ 211,475.60      80.00                      0.250            0.017   0.483
4876135   $ 278,000.00      61.78                      0.250            0.017   0.108
4876243   $ 258,902.79      90.00             33       0.250            0.017   0.608
4876289   $ 347,222.10      70.92                      0.250            0.017   0.608
4876390   $ 264,455.65      80.00                      0.250            0.017   0.983
4876398   $ 459,205.67      80.00                      0.250            0.017   0.233
4876423   $ 315,392.81      95.00             12       0.250            0.017   0.858
4876452   $ 250,894.17      90.00             33       0.250            0.017   0.483
4876453   $ 259,797.17      80.00                      0.250            0.017   0.733
4876576   $ 245,803.28      65.78                      0.250            0.017   0.608
4876607   $ 522,592.01      76.91                      0.250            0.017   0.733
4876801   $ 742,390.97      64.05                      0.250            0.017   0.483
4876855   $ 241,179.79      80.00                      0.250            0.017   0.233
4876968   $ 322,747.24      51.02                      0.250            0.017   0.733
4877069   $ 309,000.00      63.71  GD 2YR              0.250            0.017   0.358
4877166   $ 244,613.57      74.24                      0.250            0.017   0.858
4877418   $ 242,824.12      74.77                      0.250            0.017   1.108
4877431   $ 282,000.00      60.65                      0.250            0.017   0.358
4877492   $ 598,500.00      70.00                      0.250            0.017   0.608
4877524   $ 383,700.44      89.98             01       0.250            0.017   0.733
4877564   $ 172,000.00      44.68                      0.250            0.017   1.108
4877653   $ 266,757.49      80.00                      0.250            0.017   0.858
4877695   $ 289,784.77      65.17                      0.250            0.017   0.983
4877801   $ 436,500.00      90.00             12       0.250            0.017   0.858
4877827   $ 308,781.90      68.67                      0.250            0.017   1.233
4877871   $ 372,194.66      66.52                      0.250            0.017   0.483
4877879   $ 826,738.34      70.00                      0.250            0.017   0.608
4877906   $ 316,270.92      87.92             33       0.250            0.017   1.108
4877943   $ 284,772.09      62.64                      0.250            0.017   0.608
4878010   $ 283,363.73      80.00                      0.250            0.017   0.983
4878019   $ 112,000.00      70.00                      0.250            0.017   0.983
4878045   $ 333,496.04      75.00                      0.250            0.017   0.858
4878085   $ 255,440.58      78.77                      0.250            0.017   1.108
4878158   $ 254,384.58      73.91                      0.250            0.017   0.608
4878237   $ 281,763.09      80.00                      0.250            0.017   0.358
4878280   $ 249,800.08      76.57                      0.250            0.017   0.608
4878286   $ 325,612.28      79.61                      0.250            0.017   0.608
4878333   $ 273,281.27      79.99                      0.250            0.017   0.608
4878391   $ 339,275.41      77.63                      0.250            0.017   1.233
4878420   $ 759,407.13      63.33                      0.250            0.017   0.733
4878454   $ 292,366.01      68.05                      0.250            0.017   0.608
4878462   $ 274,774.58      63.22                      0.250            0.017   0.483
4878480   $ 438,320.43      75.00                      0.250            0.017   0.483
4878504   $ 539,557.37      79.18                      0.250            0.017   0.483
4878529   $ 180,694.99      75.73                      0.250            0.017   0.358
4878720   $ 266,796.83      69.35                      0.250            0.017   0.858
4878749   $ 255,805.20      63.21                      0.250            0.017   0.858
4878766   $ 378,381.85      74.25                      0.250            0.017   0.358
4878826   $ 379,717.98      65.52                      0.250            0.017   0.983
4878859   $ 309,769.93      72.77                      0.250            0.017   0.983
4878862   $ 247,811.29      82.67             33       0.250            0.017   0.858
4878863   $ 409,688.02      53.95                      0.250            0.017   0.858
4878995   $ 390,195.37      56.19                      0.250            0.017   0.733
4879044   $ 300,000.00      63.83                      0.250            0.017   0.608
4879086   $ 516,606.60      68.48                      0.250            0.017   0.858
4879211   $ 449,295.78      72.00                      0.250            0.017   0.733
4879306   $ 272,224.97      91.58             11       0.250            0.017   0.483
4879455   $ 353,943.64      85.35             33       0.250            0.017   1.108
4879560   $ 298,000.00      54.18                      0.250            0.017   0.483
4879671   $ 394,000.00      35.82                      0.250            0.017   0.483
4879677   $ 311,344.59      80.00                      0.250            0.017   0.483
4879711   $ 259,797.17      70.27                      0.250            0.017   0.733
4879825   $ 338,735.55      45.20                      0.250            0.017   0.733
4879923   $ 247,801.67      28.90                      0.250            0.017   0.608
4879980   $ 341,346.48      69.98                      0.250            0.017   0.983
4880189   $ 285,153.05      80.00                      0.250            0.017   0.733
4880226   $ 360,725.31      68.76                      0.250            0.017   0.858
4880232   $ 309,775.62      76.54                      0.250            0.017   1.108
4880236   $ 478,000.00      63.31                      0.250            0.017   0.858
4880304   $ 408,680.93      63.91                      0.250            0.017   0.733
4880350   $ 280,786.18      66.12                      0.250            0.017   0.858
4880627   $ 317,769.47      73.22                      0.250            0.017   1.108
4880676   $ 594,535.84      70.00                      0.250            0.017   0.733
4880832   $ 399,358.36      49.08                      0.250            0.017   0.608
4881034   $ 438,175.52      71.20                      0.250            0.017   0.483
4881043   $ 264,508.41      70.59                      0.250            0.017   1.108
4881136   $ 249,804.97      48.54                      0.250            0.017   0.733
4881202   $ 263,788.88      55.00                      0.250            0.017   0.608
4881259   $ 323,727.80      73.64                      0.250            0.017   0.358
4881391   $ 538,558.18      57.40                      0.250            0.017   0.483
4881400   $ 346,091.83      70.81                      0.250            0.017   0.483
4881435   $ 732,955.64      40.75                      0.250            0.017   0.983
4881622   $ 256,728.76      90.00             33       0.250            0.017   0.233
4881714   $ 289,773.76      65.91                      0.250            0.017   0.733
4881721   $ 362,403.16      74.85                      0.250            0.017   0.483
4881740   $ 394,699.43      53.38                      0.250            0.017   0.858
4881775   $ 399,703.14      89.89             06       0.250            0.017   0.983
4881802   $ 370,000.00      20.56                      0.250            0.017   1.108
4881886   $ 577,526.22      57.80                      0.250            0.017   0.483
4881893   $ 543,000.00      59.34                      0.250            0.017   0.983
4881896   $ 296,779.58      90.00             33       0.250            0.017   0.983
4881909   $ 354,729.87      63.00                      0.250            0.017   0.858
4881957   $ 265,802.58      68.21                      0.250            0.017   0.983
4882000   $ 244,428.84      71.01                      0.250            0.017   0.783
4882011   $ 248,407.89      71.14                      0.250            0.017   0.683
4882026   $ 317,949.63      74.99                      0.250            0.017   0.733
4882034   $ 259,875.00      90.00             01       0.250            0.017   0.733
4882037   $ 399,000.84      53.69                      0.250            0.017   0.433
4882057   $ 279,207.66      79.99                      0.250            0.017   0.483
4882060   $ 359,712.11      80.00                      0.250            0.017   0.608
4882066   $ 314,272.87      90.00             11       0.250            0.017   0.833
4882075   $ 349,159.47      73.68                      0.250            0.017   0.633
4882078   $ 299,300.60      68.97                      0.250            0.017   0.783
4882111   $ 420,664.56      65.43                      0.250            0.017   0.533
4882131   $ 283,761.40      80.00                      0.250            0.017   0.358
4882144   $ 388,483.27      69.03                      0.250            0.017   0.783
4882161   $ 263,390.61      80.00                      0.250            0.017   0.833
4882174   $ 251,424.06      61.02                      0.250            0.017   0.883
4882178   $ 261,911.89      75.00                      0.250            0.017   0.983
4882184   $ 314,000.00      81.56             17       0.250            0.017   0.733
4882200   $ 254,411.40      70.83                      0.250            0.017   0.833
4882225   $ 598,573.28      80.00                      0.250            0.017   0.683
4882241   $ 265,354.87      84.44             11       0.250            0.017   0.583
4882242   $ 321,271.37      79.90                      0.250            0.017   0.933
4882253   $ 340,771.51      80.00                      0.250            0.017   0.583
4882268   $ 279,360.06      74.67                      0.250            0.017   0.883
4882273   $ 299,257.96      80.00                      0.250            0.017   0.483
4882274   $ 359,726.06      90.00             11       0.250            0.017   0.858
4882305   $ 255,379.11      80.00                      0.250            0.017   0.583
4882309   $ 252,404.31      71.27                      0.250            0.017   0.733
4882327   $ 405,652.09      29.04                      0.250            0.017   0.783
4882332   $ 246,934.32      90.00             33       0.250            0.017   0.883
4882335   $ 292,089.89      80.00                      0.250            0.017   0.583
4882367   $ 437,924.77      44.39                      0.250            0.017   0.533
4882372   $ 337,554.71      61.53                      0.250            0.017   0.433
4882375   $ 326,252.64      51.90                      0.250            0.017   0.883
4882380   $ 487,637.83      80.00                      0.250            0.017   0.983
4882388   $ 523,293.95      70.95                      0.250            0.017   0.883
4882397   $ 290,000.00      75.92                      0.250            0.017   0.608
4882418   $ 274,344.02      59.78                      0.250            0.017   0.783
4882437   $ 299,187.87      49.18                      0.250            0.017   0.883
4882438   $ 488,776.03      49.00                      0.250            0.017   0.433
4882450   $ 244,428.84      59.76                      0.250            0.017   0.783
4882453   $ 261,383.11      74.96                      0.250            0.017   0.733
4882454   $ 312,226.22      62.23                      0.250            0.017   0.533
4882460   $ 274,371.49      64.71                      0.250            0.017   0.883
4882463   $ 450,656.82      66.81                      0.250            0.017   0.858
4882471   $ 377,001.38      69.98                      0.250            0.017   0.683
4882478   $ 355,119.44      80.00                      0.250            0.017   0.483
4882506   $ 461,760.67      40.26                      0.250            0.017   0.533
4882511   $ 262,149.96      80.00                      0.250            0.017   0.483
4882523   $ 307,223.08      80.00                      0.250            0.017   0.383
4882539   $ 349,134.28      66.16                      0.250            0.017   0.483
4882543   $ 433,145.13      69.62                      0.250            0.017   1.133
4882547   $ 259,375.61      80.00                      0.250            0.017   0.633
4882556   $ 488,880.12      65.95                      0.250            0.017   0.883
4882571   $ 259,375.61      80.00                      0.250            0.017   0.633
4882575   $ 317,014.55      75.00                      0.250            0.017   0.983
4882588   $ 282,636.63      63.00                      0.250            0.017   0.783
4882589   $ 269,389.02      63.53                      0.250            0.017   0.933
4882605   $ 349,082.33      53.85                      0.250            0.017   0.783
4882624   $ 332,253.94      63.43                      0.250            0.017   0.983
4882628   $ 389,117.49      67.24                      0.250            0.017   0.933
4882629   $ 249,105.38      67.57                      0.250            0.017   0.533
4882645   $ 262,957.34      80.00                      0.250            0.017   0.583
4882655   $ 344,724.11      76.67                      0.250            0.017   0.608
4882658   $ 296,216.83      69.88                      0.250            0.017   0.483
4882672   $ 438,932.86      80.00                      0.250            0.017   0.583
4882678   $ 275,057.27      68.93                      0.250            0.017   0.783
4882688   $ 361,230.43      58.40                      0.250            0.017   0.633
4882711   $ 299,314.37      44.44                      0.250            0.017   0.883
4882721   $ 359,177.24      78.26                      0.250            0.017   0.883
4882732   $ 249,445.45      58.82                      0.250            0.017   1.033
4882737   $ 278,362.37      80.87             01       0.250            0.017   0.883
4882744   $ 323,957.92      69.98                      0.250            0.017   0.883
4882746   $ 359,169.58      63.72                      0.250            0.017   0.833
4882757   $ 247,433.19      80.00                      0.250            0.017   0.883
4882758   $ 459,280.15      80.00                      0.250            0.017   0.733
4882773   $ 267,716.85      65.49                      0.250            0.017   0.783
4882781   $ 242,410.65      73.64                      0.250            0.017   0.583
4882792   $ 349,720.11      45.16                      0.250            0.017   0.608
4882802   $ 301,316.63      76.46                      0.250            0.017   0.933
4882823   $ 245,548.87      57.88                      0.250            0.017   0.858
4882855   $ 142,060.50      80.00                      0.250            0.017   0.883
4882856   $ 340,450.68      64.99                      0.250            0.017   1.083
4882891   $ 449,648.95      69.23                      0.250            0.017   0.733
4882907   $ 368,156.65      90.00             11       0.250            0.017   0.883
4882924   $ 309,305.47      58.49                      0.250            0.017   0.983
4882929   $ 542,744.31      80.00                      0.250            0.017   0.833
4882936   $ 448,991.81      75.00                      0.250            0.017   0.983
4883031   $ 259,807.04      65.00                      0.250            0.017   0.983
4883107   $ 403,684.83      63.82                      0.250            0.017   0.733
4883170   $ 358,154.75      71.80                      0.250            0.017   0.733
4883182   $ 276,328.20      72.89                      0.250            0.017   0.583
4883194   $ 261,412.99      72.78                      0.250            0.017   0.983
4883213   $ 439,014.22      72.13                      0.250            0.017   0.983
4883227   $ 488,181.73      70.00                      0.250            0.017   0.883
4883234   $ 468,445.45      67.14                      0.250            0.017   0.483
4883249   $ 345,566.86      71.84                      0.250            0.017   0.733
4883256   $ 448,929.95      50.00                      0.250            0.017   0.683
4883259   $ 263,343.75      79.99                      0.250            0.017   0.858
4883275   $ 448,950.94      68.70                      0.250            0.017   0.783
4883290   $ 249,422.91      62.50                      0.250            0.017   0.833
4883295   $ 357,177.73      78.68                      0.250            0.017   0.858
4883314   $ 616,031.66      65.00                      0.250            0.017   0.683
4883331   $ 272,593.52      75.00                      0.250            0.017   0.983
4883360    $ 97,274.94      79.92                      0.250            0.017   0.833
4883391   $ 362,245.63      64.25                      0.250            0.017   1.358
4883412   $ 259,417.49      60.47                      0.250            0.017   0.983
4883431   $ 466,652.16      69.99                      0.250            0.017   0.983
4883438   $ 398,588.81      64.55                      0.250            0.017   0.733
4883450   $ 305,101.11      68.72                      0.250            0.017   0.883
4883471   $ 404,000.00      79.22                      0.250            0.017   0.358
4883479   $ 622,545.28      69.33                      0.250            0.017   0.783
4883490   $ 124,511.93      80.00                      0.250            0.017   0.833
4883502   $ 273,972.73      78.57                      0.250            0.017   0.933
4883528   $ 263,366.00      70.40                      0.250            0.017   0.633
4883536   $ 284,139.99      67.06                      0.250            0.017   1.033
4883572   $ 442,166.76      80.00                      0.250            0.017   0.783
4883581   $ 599,426.91      80.00                      0.250            0.017   0.883
4883594   $ 275,773.77      80.00                      0.250            0.017   0.483
4883601   $ 278,522.85      80.00                      0.250            0.017   0.583
4883614   $ 289,310.41      38.67                      0.250            0.017   0.683
4883634   $ 709,459.74      56.80                      0.250            0.017   0.858
4883636   $ 243,453.33      71.76                      0.250            0.017   0.983
4883649   $ 341,774.11      69.98                      0.250            0.017   0.633
4883652   $ 274,358.88      36.67                      0.250            0.017   0.783
4883662   $ 284,335.71      73.08                      0.250            0.017   0.833
4883685   $ 398,278.54      80.00                      0.250            0.017   0.833
4883697   $ 242,824.12      73.64                      0.250            0.017   1.108
4883704   $ 269,376.76      90.00             11       0.250            0.017   0.833
4883712   $ 274,790.74      57.89                      0.250            0.017   0.858
4883733   $ 346,214.79      72.29                      0.250            0.017   0.933
4883786   $ 456,000.00      73.55                      0.250            0.017   0.483
4883787   $ 259,562.69      74.99                      0.250            0.017   0.533
4883830   $ 482,000.00      66.48                      0.250            0.017   0.733
4883836   $ 379,816.86      49.48                      0.250            0.017   0.833
4883859   $ 249,450.96      79.37                      0.250            0.017   1.083
4883868   $ 288,300.00      67.84                      0.250            0.017   0.608
4883950   $ 275,000.00      44.57                      0.250            0.017   0.608
4883953   $ 513,822.99      66.03                      0.250            0.017   0.883
4883965   $ 261,100.00      56.76                      0.250            0.017   0.858
4883983   $ 349,208.01      76.92                      0.250            0.017   0.933
4883999   $ 279,236.26      69.14                      0.250            0.017   0.883
4884013   $ 264,359.35      67.95                      0.250            0.017   0.983
4884027   $ 241,435.82      65.41                      0.250            0.017   0.783
4884085   $ 303,524.26      80.00                      0.250            0.017   0.733
4884203   $ 374,700.11      68.18                      0.250            0.017   0.608
4884216   $ 424,660.13      53.13                      0.250            0.017   0.608
4884221   $ 428,987.58      60.99                      0.250            0.017   0.733
4884224   $ 283,278.84      79.86                      0.250            0.017   0.733
4884225   $ 249,411.36      63.21                      0.250            0.017   0.733
4884228   $ 313,223.33      61.08                      0.250            0.017   0.483
4884231   $ 371,088.88      68.89                      0.250            0.017   0.533
4884232   $ 299,354.21      73.17                      0.250            0.017   1.183
4884233   $ 327,257.78      80.00                      0.250            0.017   0.933
4884234   $ 255,420.70      80.00                      0.250            0.017   0.933
4884236   $ 318,233.92      79.95                      0.250            0.017   0.633
4884237   $ 299,252.08      75.76                      0.250            0.017   0.533
4884238   $ 457,864.69      79.97                      0.250            0.017   0.483
4884239   $ 283,311.20      80.00                      0.250            0.017   0.583
4884240   $ 365,146.76      50.48                      0.250            0.017   0.783
4884241   $ 357,165.39      69.79                      0.250            0.017   0.783
4884242   $ 407,058.23      80.00                      0.250            0.017   0.833
4884244   $ 329,223.00      73.33                      0.250            0.017   0.733
4884245   $ 254,568.75      80.00                      0.250            0.017   0.483
4884246   $ 339,215.21      80.00                      0.250            0.017   0.833
4884253   $ 274,590.74      69.62                      0.250            0.017   0.858
4884317   $ 285,776.89      48.07                      0.250            0.017   0.733
4884321   $ 394,913.23      49.73                      0.250            0.017   0.983
4884331   $ 276,783.91      78.03                      0.250            0.017   0.733
4884335   $ 594,596.72      69.71                      0.250            0.017   0.733
4884336   $ 303,768.67      77.95                      0.250            0.017   0.858
4884346   $ 247,427.53      80.00                      0.250            0.017   0.833
4884358   $ 384,010.08      52.03                      0.250            0.017   0.833
4884366   $ 256,429.93      76.72                      0.250            0.017   1.033
4884386   $ 347,528.68      53.51                      0.250            0.017   0.733
4884387   $ 376,410.04      38.08                      0.250            0.017   0.733
4884392   $ 312,006.41      59.25                      0.250            0.017   0.733
4884434   $ 284,398.69      95.00             12       0.250            0.017   1.283
4884459   $ 309,768.93      69.78                      0.250            0.017   0.733
4884470   $ 197,542.95      80.00                      0.250            0.017   0.833
4884488   $ 260,406.74      74.86                      0.250            0.017   0.983
4884491   $ 260,460.30      93.21             11       0.250            0.017   1.383
4884519   $ 349,599.18      80.00                      0.250            0.017   0.883
4884530   $ 398,680.92      47.22                      0.250            0.017   0.608
4884535   $ 276,000.00      60.00                      0.250            0.017   0.358
4884540   $ 255,823.82      89.97             17       0.250            0.017   1.358
4884545   $ 284,383.64      79.83                      0.250            0.017   1.233
4884553   $ 471,176.93      69.98                      0.250            0.017   0.683
4884564   $ 243,159.43      74.98                      0.250            0.017   1.033
4884571   $ 399,680.12      74.77                      0.250            0.017   0.608
4884590   $ 347,164.28      80.00                      0.250            0.017   0.633
4884592   $ 318,145.38      79.60                      0.250            0.017   0.608
4884596   $ 357,611.07      90.00             06       0.250            0.017   0.483
4884601   $ 291,332.65      80.00                      0.250            0.017   0.883
4884613   $ 312,598.01      72.41                      0.250            0.017   0.433
4884618   $ 284,328.96      52.29                      0.250            0.017   0.733
4884619   $ 284,940.76      80.00                      0.250            0.017   0.933
4884626   $ 309,255.52      63.27                      0.250            0.017   0.633
4884630   $ 307,303.04      80.00                      0.250            0.017   0.933
4884634   $ 265,398.07      79.40                      0.250            0.017   0.933
4884635   $ 339,341.58      77.18                      0.250            0.017   0.858
4884653   $ 278,156.44      80.00                      0.250            0.017   0.833
4884654   $ 598,587.32      54.55                      0.250            0.017   0.733
4884663   $ 299,289.30      72.29                      0.250            0.017   0.733
4884673   $ 260,060.55      55.16                      0.250            0.017   0.733
4884691   $ 271,958.68      64.24                      0.250            0.017   0.783
4884717   $ 254,415.40      68.82                      0.250            0.017   0.983
4884718   $ 245,315.26      74.52                      0.250            0.017   0.683
4884726   $ 436,525.64      75.00                      0.250            0.017   0.608
4884740   $ 306,857.95      70.00                      0.250            0.017   0.633
4884802   $ 649,492.93      66.33                      0.250            0.017   0.733
4884819   $ 519,594.35      75.91                      0.250            0.017   0.733
4884834   $ 367,029.32      80.00                      0.250            0.017   0.933
4884842   $ 244,732.52      45.62                      0.250            0.017   0.983
4884859   $ 351,119.53      75.00                      0.250            0.017   1.033
4884864   $ 386,503.17      69.64                      0.250            0.017   0.983
4884873   $ 250,000.00      53.76                      0.250            0.017   0.358
4884883   $ 598,515.92      80.00                      0.250            0.017   0.483
4884888   $ 381,552.20      72.17                      0.250            0.017   0.483
4884904   $ 347,170.82      80.00                      0.250            0.017   0.733
4884910   $ 287,315.15      80.00                      0.250            0.017   0.683
4884917   $ 473,836.58      79.70                      0.250            0.017   0.533
4884932   $ 498,732.55      80.00                      0.250            0.017   0.733
4884952   $ 648,392.25      67.36                      0.250            0.017   0.483
4884960   $ 285,184.67      90.00             11       0.250            0.017   0.683
4884974   $ 265,286.23      69.97                      0.250            0.017   0.833
4884992   $ 249,789.96      54.00                      0.250            0.017   0.358
4885021   $ 257,679.69      69.81                      0.250            0.017   0.633
4885040   $ 324,271.87      65.00                      0.250            0.017   0.983
4885048   $ 209,420.30      80.00                      0.250            0.017   0.883
4885053   $ 263,402.61      80.00                      0.250            0.017   0.933
4885055   $ 529,576.17      68.83                      0.250            0.017   0.608
4885086   $ 409,081.44      73.21                      0.250            0.017   0.983
4885087   $ 545,574.06      61.69                      0.250            0.017   0.733
4885089   $ 269,382.92      75.00                      0.250            0.017   0.883
4885099   $ 262,368.42      65.75                      0.250            0.017   0.633
4885102   $ 372,701.71      53.29                      0.250            0.017   0.608
4885119   $ 274,110.49      80.00                      0.250            0.017   0.733
4885123   $ 269,488.81      70.16                      0.250            0.017   0.933
4885149   $ 259,399.85      72.22                      0.250            0.017   0.833
4885154   $ 311,301.00      80.00                      0.250            0.017   0.983
4885157   $ 260,178.04      48.70                      0.250            0.017   0.833
4885167   $ 498,799.25      42.55                      0.250            0.017   0.633
4885182   $ 374,134.39      72.82                      0.250            0.017   0.833
4885189   $ 279,326.72      65.88                      0.250            0.017   0.633
4885200   $ 291,332.65      80.00                      0.250            0.017   0.883
4885201   $ 358,271.10      90.00             01       0.250            0.017   0.833
4885213   $ 521,072.52      70.00                      0.250            0.017   0.483
4885215   $ 365,919.12      80.00                      0.250            0.017   0.633
4885235   $ 430,024.71      66.31                      0.250            0.017   0.933
4885248   $ 269,987.68      69.83                      0.250            0.017   0.933
4885253   $ 339,230.64      74.73                      0.250            0.017   0.933
4885272   $ 643,172.37      42.91                      0.250            0.017   0.483
4885273   $ 269,351.60      76.06                      0.250            0.017   0.633
4885274   $ 264,376.06      61.63                      0.250            0.017   0.733
4885278   $ 434,993.60      80.00                      0.250            0.017   0.833
4885280   $ 321,748.81      55.04                      0.250            0.017   0.733
4885289   $ 242,439.07      64.80                      0.250            0.017   0.833
4885306   $ 369,711.36      46.42                      0.250            0.017   0.733
4885308   $ 363,151.42      58.24                      0.250            0.017   0.783
4885310   $ 604,551.00      69.14                      0.250            0.017   0.983
4885316   $ 399,655.61      76.19                      0.250            0.017   0.233
4885358   $ 413,660.64      41.40                      0.250            0.017   0.483
4885390   $ 314,741.80      75.00                      0.250            0.017   0.483
4885416   $ 341,719.66      69.94                      0.250            0.017   0.483
4885418   $ 249,804.97      75.76                      0.250            0.017   0.733
4885425   $ 259,797.17      52.21                      0.250            0.017   0.733
4885439   $ 293,000.00      66.89                      0.250            0.017   0.733
4885452   $ 649,467.20      71.43                      0.250            0.017   0.483
4885455   $ 434,352.37      57.88                      0.250            0.017   0.608
4885490   $ 259,497.40      67.45                      0.250            0.017   0.733
4885541   $ 294,781.06      74.68                      0.250            0.017   0.983
4885600   $ 313,321.65      58.86                      0.250            0.017   0.533
4885603   $ 243,929.98      68.87                      0.250            0.017   0.783
4885604   $ 278,733.49      80.00                      0.250            0.017   0.983
4885621   $ 268,578.60      79.99                      0.250            0.017   0.833
4885623   $ 309,277.31      72.51                      0.250            0.017   0.783
4885634   $ 648,600.78      65.00                      0.250            0.017   1.183
4885639   $ 543,715.65      55.61                      0.250            0.017   0.783
4885657   $ 268,379.07      70.79                      0.250            0.017   0.833
4885673   $ 247,364.78      59.05                      0.250            0.017   0.583
4885681   $ 396,705.36      66.17                      0.250            0.017   0.983
4885723   $ 399,076.70      62.50                      0.250            0.017   0.833
4885732   $ 274,289.01      69.62                      0.250            0.017   1.033
4885735   $ 399,103.84      64.00                      0.250            0.017   0.983
4885736   $ 407,689.54      79.61                      0.250            0.017   0.858
4885758   $ 258,037.15      65.00                      0.250            0.017   0.783
4885767   $ 343,165.71      80.00                      0.250            0.017   0.583
4885770   $ 287,269.79      72.00                      0.250            0.017   0.783
4885774   $ 254,801.08      68.00                      0.250            0.017   0.733
4885787   $ 552,164.22      69.19                      0.250            0.017   0.608
4885788   $ 387,113.23      80.00                      0.250            0.017   0.883
4885803   $ 256,382.81      75.59                      0.250            0.017   0.633
4885806   $ 259,411.65      61.18                      0.250            0.017   0.933
4885811   $ 244,405.81      76.56                      0.250            0.017   0.583
4885814   $ 265,626.80      65.00                      0.250            0.017   0.983
4885828   $ 349,208.01      76.92                      0.250            0.017   0.933
4885829   $ 260,996.13      80.00                      0.250            0.017   0.833
4885830   $ 435,959.64      70.37                      0.250            0.017   0.733
4885847   $ 286,337.54      48.64                      0.250            0.017   0.833
4885849   $ 530,784.12      80.00                      0.250            0.017   0.883
4885865   $ 299,327.87      46.95                      0.250            0.017   0.983
4885874   $ 299,314.37      84.51             12       0.250            0.017   0.883
4885889   $ 275,369.21      80.00                      0.250            0.017   0.883
4885890   $ 810,335.22      49.45                      0.250            0.017   0.483
4885905   $ 347,228.06      60.00                      0.250            0.017   1.033
4885915   $ 261,894.07      47.73                      0.250            0.017   0.833
4885939   $ 254,417.21      69.86                      0.250            0.017   0.883
4885951   $ 326,120.69      80.00                      0.250            0.017   0.633
4885963   $ 435,730.15      65.00                      0.250            0.017   0.533
4885984   $ 490,886.69      80.00                      0.250            0.017   0.933
4886026   $ 774,364.73      43.06                      0.250            0.017   0.483
4886033   $ 339,734.77      63.55                      0.250            0.017   0.733
4886054   $ 449,640.14      27.68                      0.250            0.017   0.608
4886074   $ 500,530.41      79.99                      0.250            0.017   0.783
4886106   $ 261,412.99      73.80                      0.250            0.017   0.983
4886134   $ 299,771.72      57.69                      0.250            0.017   0.858
4886138   $ 261,407.12      80.00                      0.250            0.017   0.933
4886151   $ 377,999.03      79.77                      0.250            0.017   0.683
4886166   $ 299,307.51      80.00                      0.250            0.017   0.833
4886177   $ 368,000.00      80.00                      0.250            0.017   0.358
4886179   $ 288,524.83      74.29                      0.250            0.017   0.483
4886184   $ 114,917.82      80.00                      0.250            0.017   0.533
4886196   $ 461,931.25      61.73                      0.250            0.017   0.833
4886203   $ 362,709.71      63.13                      0.250            0.017   0.608
4886205   $ 572,007.08      68.98                      0.250            0.017   0.233
4886223   $ 463,915.96      61.18                      0.250            0.017   0.783
4886236   $ 338,225.23      79.76                      0.250            0.017   0.883
4886239   $ 552,643.11      67.15                      0.250            0.017   0.533
4886247   $ 291,645.11      94.98             11       0.250            0.017   0.983
4886264   $ 349,184.06      70.71                      0.250            0.017   0.783
4886323   $ 417,681.93      53.59                      0.250            0.017   0.858
4886350   $ 310,457.75      79.95                      0.250            0.017   0.483
4886396   $ 184,738.02      46.25                      0.250            0.017   1.233
4886411   $ 187,588.83      80.00                      0.250            0.017   1.108
4886452   $ 114,841.20      58.97                      0.250            0.017   1.358
4886511   $ 649,480.20      66.12                      0.250            0.017   0.608
4886513   $ 259,792.08      69.33                      0.250            0.017   0.608
4886535   $ 539,618.87      80.00                      0.250            0.017   1.233
4886543   $ 504,000.00      63.00                      0.250            0.017   0.483
4886550   $ 264,798.36      60.92                      0.250            0.017   0.858
4886553   $ 624,512.43      56.82                      0.250            0.017   0.733
4886558   $ 111,824.72      79.06                      0.250            0.017   0.733
4886580   $ 282,500.00      73.38                      0.250            0.017   0.983
4886614   $ 772,426.32      64.42                      0.250            0.017   0.983
4886646   $ 247,806.53      69.86                      0.250            0.017   0.733
4886722   $ 299,771.72      49.42                      0.250            0.017   0.858
4886741    $ 76,042.09      74.98                      0.250            0.017   0.858
4886780   $ 571,000.00      64.52                      0.250            0.017   0.858
4886821   $ 360,218.77      70.00                      0.250            0.017   0.733
4886825   $ 247,811.29      43.43                      0.250            0.017   0.858
4886837   $ 346,929.15      41.19                      0.250            0.017   0.733
4886915   $ 260,000.00      65.33                      0.250            0.017   0.233
4886994   $ 324,528.06      64.36                      0.250            0.017   1.108
4887023   $ 391,267.73      62.70                      0.250            0.017   0.733
4887037   $ 256,784.09      79.98                      0.250            0.017   0.358
4887138   $ 549,581.49      79.94                      0.250            0.017   0.858
4887217   $ 273,000.00      57.47                      0.250            0.017   0.858
4887232   $ 254,400.00      79.01                      0.250            0.017   1.358
4887272   $ 448,132.36      40.77                      0.250            0.017   0.483
4887307   $ 250,000.00      88.65             17       0.250            0.017   0.983
4887393   $ 909,324.64      65.00                      0.250            0.017   0.983
4887450   $ 380,000.00      58.02                      0.250            0.017   0.733
4887454   $ 414,668.12      57.24                      0.250            0.017   0.608
4887522   $ 263,788.88      51.76                      0.250            0.017   0.608
4887568   $ 494,613.85      73.86                      0.250            0.017   0.733
4887588   $ 458,595.03      80.00                      0.250            0.017   0.108
4887663   $ 495,000.00      69.23                      0.250            0.017   0.733
4887670   $ 257,793.68      52.65                      0.250            0.017   0.608
4887792   $ 249,795.07      79.24                      0.250            0.017   0.483
4887798   $ 368,393.30      75.31                      0.250            0.017   0.483
4887810   $ 559,940.64      80.00                      0.250            0.017   0.483
4887816   $ 195,408.63      95.00             01       0.250            0.017   0.983
4887867   $ 300,800.00      80.00                      0.250            0.017   0.358
4887955   $ 293,770.65      71.71                      0.250            0.017   0.733
4887970   $ 243,973.29      95.00             24       0.250            0.017   1.108
4888022   $ 479,576.50      71.43                      0.250            0.017   0.108
4888026   $ 281,780.01      79.44                      0.250            0.017   0.733
4888033   $ 338,029.47      63.83                      0.250            0.017   0.608
4888037    $ 62,651.08      55.98                      0.250            0.017   0.733
4888065   $ 544,564.17      67.04                      0.250            0.017   0.608
4888067   $ 474,620.14      36.54                      0.250            0.017   0.608
4888114  $ 1,000,000.00     23.26                      0.250            0.017   0.608
4888152   $ 445,634.42      61.94                      0.250            0.017   0.483
4888165   $ 278,500.00      52.75                      0.250            0.017   0.733
4888193   $ 291,777.80      69.69                      0.250            0.017   0.858
4888207   $ 597,800.00      78.66                      0.250            0.017   0.483
4888345    $ 76,882.46      79.38                      0.250            0.017   0.858
4888351   $ 312,658.13      61.57                      0.250            0.017   0.608
4888521   $ 245,994.88      78.22                      0.250            0.017   0.483
4888552   $ 260,000.00      70.27                      0.250            0.017   0.358
4888554   $ 345,421.14      78.10                      0.250            0.017   0.483
4888585   $ 328,000.00      77.18                      0.250            0.017   0.483
4888588   $ 311,265.41      78.39                      0.250            0.017   0.733
4888656   $ 269,000.00      72.70                      0.250            0.017   0.358
4888669   $ 342,739.00      53.59                      0.250            0.017   0.858
4888748   $ 375,000.00      75.00                      0.250            0.017   0.358
4888769   $ 261,186.71      80.00                      0.250            0.017   0.608
4888776   $ 399,663.95      59.70                      0.250            0.017   0.358
4888844   $ 250,875.91      75.00                      0.250            0.017   0.983
4888920   $ 344,260.43      80.00                      0.250            0.017   0.733
4888933   $ 339,741.28      73.12                      0.250            0.017   0.858
4889060   $ 386,000.00      60.31                      0.250            0.017   0.733
4889074   $ 142,781.70      52.00                      0.250            0.017   0.858
4889088   $ 183,205.65      74.90                      0.250            0.017   0.608
4889125    $ 99,851.12      41.86                      0.250            0.017   0.983
4889189   $ 341,033.75      79.37                      0.250            0.017   0.733
4889194   $ 359,408.10      80.00                      0.250            0.017   0.483
4889196   $ 248,490.81      86.16             17       0.250            0.017   0.358
4889209    $ 83,381.60      94.96             01       0.250            0.017   0.483
4889241   $ 259,096.98      66.84                      0.250            0.017   0.233
4889258   $ 269,456.23      63.51                      0.250            0.017   0.483
4889286   $ 300,765.18      51.45                      0.250            0.017   0.733
4889297   $ 369,711.36      63.68                      0.250            0.017   0.733
4889315   $ 424,500.00      68.47                      0.250            0.017   0.358
4889377   $ 391,686.52      51.58                      0.250            0.017   0.608
4889387   $ 449,621.95      37.50                      0.250            0.017   0.358
4889407   $ 291,078.34      78.73                      0.250            0.017   0.858
4889417   $ 226,748.07      73.27                      0.250            0.017   0.108
4889431   $ 282,000.00      75.60                      0.250            0.017   0.858
4889454   $ 330,000.00      68.04                      0.250            0.017   0.483
4889475   $ 264,493.50      79.99                      0.250            0.017   0.733
4889514   $ 999,200.31      37.04                      0.250            0.017   0.608
4889532   $ 528,572.97      57.42                      0.250            0.017   0.608
4889590   $ 322,000.00      73.52                      0.250            0.017   0.733
 4889602  $ 286,264.75      46.67                      0.250            0.017   0.483
 4889607  $ 423,152.86      48.40                      0.250            0.017   0.483
 4889610  $ 318,751.14      60.76                      0.250            0.017   0.733
 4889750  $ 260,274.42      77.91                      0.250            0.017   1.358
4889760   $ 267,135.05      80.00                      0.250            0.017   0.608
4889792   $ 374,768.16      78.23                      0.250            0.017   0.358
4889801   $ 311,762.59      77.04                      0.250            0.017   0.858
4889820   $ 275,176.27      78.74                      0.250            0.017   0.858
4889832   $ 257,395.11      58.20                      0.250            0.017   0.608
4889884   $ 345,593.32      68.49                      0.250            0.017   0.983
4889912   $ 259,781.57      74.93                      0.250            0.017   0.358
4889927   $ 849,317.25      56.80                      0.250            0.017   0.733
4890033   $ 373,685.80      71.92                      0.250            0.017   0.358
4890061   $ 503,230.62      69.04                      0.250            0.017   0.858
4890122   $ 308,476.57      90.00             01       0.250            0.017   1.108
4890170   $ 263,000.00      71.47                      0.250            0.017   0.358
4890204   $ 286,660.93      77.28                      0.250            0.017   0.858
4890247   $ 243,795.01      70.11                      0.250            0.017   0.358
4890333   $ 348,899.34      69.98                      0.250            0.017   0.233
4890377   $ 384,000.00      80.00                      0.250            0.017   1.108
4890378   $ 649,563.86      61.90                      0.250            0.017   1.483
4890389   $ 290,255.94      70.34                      0.250            0.017   0.358
4890397   $ 369,704.12      41.11                      0.250            0.017   0.608
4890411   $ 363,701.62      74.29  GD 3YR              0.250            0.017   0.483
4890418   $ 302,701.49      80.00                      0.250            0.017   0.483
4890496   $ 294,758.20      68.60                      0.250            0.017   0.483
4890682   $ 274,774.58      73.33                      0.250            0.017   0.483
4890696   $ 278,565.77      75.35                      0.250            0.017   0.358
4890713   $ 301,946.11      74.62                      0.250            0.017   0.358
4890760   $ 400,000.00      52.98                      0.250            0.017   0.733
4890866   $ 549,570.95      36.07                      0.250            0.017   0.733
4890891   $ 337,286.67      57.21                      0.250            0.017   0.733
4890902   $ 337,249.53      70.31                      0.250            0.017   0.983
4890904   $ 297,767.53      56.23                      0.250            0.017   0.733
4891044   $ 284,788.48      85.07             17       0.250            0.017   0.983
4891093   $ 599,483.41      66.67                      0.250            0.017   0.233
4891105   $ 247,297.12      90.00             11       0.250            0.017   0.483
4891148   $ 359,704.91      54.96                      0.250            0.017   0.483
4891195   $ 277,000.00      74.86                      0.250            0.017   0.608
4891239   $ 993,750.00      64.11                      0.250            0.017   0.483
4891347   $ 287,946.42      70.66                      0.250            0.017   0.000
4891390   $ 299,741.71      49.22                      0.250            0.017   0.233
4891402   $ 326,731.13      58.57                      0.250            0.017   0.483
4891517   $ 363,444.40      75.00                      0.250            0.017   0.358
4891528   $ 257,308.90      89.41             12       0.250            0.017   0.983
4891549   $ 272,800.00      79.79                      0.250            0.017   0.983
4891593   $ 311,779.79      80.00                      0.250            0.017   1.233
4891621   $ 349,175.93      43.75                      0.250            0.017   0.733
4891701   $ 649,032.21      65.00                      0.250            0.017   0.983
4891728   $ 244,426.32      80.00                      0.250            0.017   0.858
4891736   $ 350,000.00      63.06                      0.250            0.017   0.858
4891739   $ 139,806.67      80.00                      0.250            0.017   1.358
4891785   $ 134,204.84      79.06                      0.250            0.017   1.108
4891787   $ 468,643.13      70.00                      0.250            0.017   0.858
4891816    $ 99,581.91      60.48                      0.250            0.017   1.108
4891836   $ 110,234.86      49.11                      0.250            0.017   0.983
4891851   $ 494,594.25      52.66                      0.250            0.017   0.483
4891853   $ 242,138.93      69.29                      0.250            0.017   0.983
4891858   $ 263,996.38      79.88                      0.250            0.017   0.858
4891860   $ 247,000.00      65.87                      0.250            0.017   0.608
4891869   $ 249,212.81      89.93             11       0.250            0.017   0.733
4891887   $ 649,032.21      74.29                      0.250            0.017   0.983
4891930   $ 431,645.89      52.05                      0.250            0.017   0.483
4891953   $ 298,155.40      68.44                      0.250            0.017   0.483
4892015   $ 649,453.92      50.00                      0.250            0.017   0.358
4892059    $ 59,758.98      31.53                      0.250            0.017   0.733
4892092   $ 279,528.19      68.29                      0.250            0.017   0.358
4892095   $ 319,486.68      80.00                      0.250            0.017   0.608
4892159   $ 343,474.87      68.80                      0.250            0.017   0.858
4892164   $ 253,612.26      70.56                      0.250            0.017   0.858
4892178   $ 247,199.60      80.00                      0.250            0.017   0.608
4892187   $ 424,283.85      47.22                      0.250            0.017   0.358
4892193   $ 261,899.45      80.00                      0.250            0.017   0.858
4892203   $ 277,777.69      73.16                      0.250            0.017   0.608
4892208   $ 151,749.85      80.00                      0.250            0.017   0.483
4892243   $ 169,720.37      70.63                      0.250            0.017   0.483
4892249   $ 250,804.19      76.06                      0.250            0.017   0.733
4892254   $ 149,728.07      68.32                      0.250            0.017   0.000
4892270   $ 304,756.09      66.30                      0.250            0.017   0.608
4892279   $ 159,655.14      80.00                      0.250            0.017   0.858
4892295   $ 385,683.60      65.42                      0.250            0.017   0.483
4892402   $ 351,000.00      71.63                      0.250            0.017   0.608
4892461   $ 357,713.71      55.50                      0.250            0.017   0.608
4892556   $ 289,462.53      72.43                      0.250            0.017   0.483
4892561   $ 419,680.41      80.00                      0.250            0.017   0.858
4892567   $ 539,546.33      66.26                      0.250            0.017   0.358
4892579   $ 364,722.26      65.77                      0.250            0.017   0.858
4892612   $ 346,722.50      60.35                      0.250            0.017   0.608
4892659   $ 405,175.73      48.56                      0.250            0.017   0.608
4892835   $ 282,174.16      80.00                      0.250            0.017   0.608
4892870   $ 243,550.20      75.00                      0.250            0.017   0.483
4892910   $ 578,000.00      77.58                      0.250            0.017   0.108
4892934   $ 257,000.00      79.08                      0.250            0.017   0.358
4892943   $ 271,765.81      61.12                      0.250            0.017   0.233
4892978   $ 279,753.51      80.00                      0.250            0.017   0.233
4892986   $ 316,000.00      72.64                      0.250            0.017   0.858
4893045   $ 252,776.78      58.43                      0.250            0.017   0.108
4893098   $ 259,376.48      80.00                      0.250            0.017   0.233
4893119   $ 567,800.00      65.26                      0.250            0.017   0.233
4893163   $ 281,763.09      76.84                      0.250            0.017   0.358
4893185   $ 292,288.29      90.00             33       0.250            0.017   1.108
4893201   $ 345,000.00      65.46                      0.250            0.017   0.858
4893307   $ 485,900.00      47.64                      0.250            0.017   0.483
4893313   $ 343,200.00      62.40                      0.250            0.017   0.608
4893334   $ 380,000.00      79.17                      0.250            0.017   0.358
4893360   $ 329,729.50      60.55                      0.250            0.017   0.483
4893484   $ 351,000.00      56.61                      0.250            0.017   0.233
4893634   $ 480,643.04      77.58                      0.250            0.017   0.983
4893643   $ 303,500.00      77.82                      0.250            0.017   0.358
4893726   $ 353,702.60      77.80                      0.250            0.017   0.358
4893751   $ 254,780.45      76.12                      0.250            0.017   0.233
4893789   $ 273,541.69      75.00                      0.250            0.017   0.858
4893792   $ 324,626.96      68.42                      0.250            0.017   0.358
4893798   $ 331,727.87      80.00                      0.250            0.017   0.483
4893805   $ 626,985.65      72.97                      0.250            0.017   0.483
4893833   $ 403,069.33      68.96                      0.250            0.017   0.483
4893837   $ 263,028.84      75.00                      0.250            0.017   0.358
4893841   $ 365,022.03      65.47                      0.250            0.017   0.858
4893870   $ 371,000.00      60.82                      0.250            0.017   0.733
4893914   $ 459,622.93      54.12                      0.250            0.017   0.483
4893924   $ 247,786.48      80.00                      0.250            0.017   0.233
4893967   $ 392,677.86      79.39                      0.250            0.017   0.483
4894020   $ 346,722.50      46.27                      0.250            0.017   0.608
4894046   $ 420,000.00      57.22                      0.250            0.017   0.483
4894060   $ 284,766.38      49.14                      0.250            0.017   0.483
4894147   $ 322,748.03      87.06             33       0.250            0.017   0.733
4894328   $ 255,805.20      74.20                      0.250            0.017   0.858
4894342   $ 350,000.00      50.72                      0.250            0.017   0.358
4894417   $ 391,224.37      69.38                      0.250            0.017   0.233
4894423   $ 350,000.00      62.50                      0.250            0.017   0.233
4894430   $ 499,590.15      59.88                      0.250            0.017   0.483
4894442   $ 591,514.73      60.41                      0.250            0.017   0.483
4894482   $ 549,537.94      52.88                      0.250            0.017   0.358
4894562   $ 351,738.76      74.11                      0.250            0.017   0.983
4894626   $ 364,570.12      54.06                      0.250            0.017   0.000
4894703   $ 267,774.85      80.00                      0.250            0.017   0.358
4894732   $ 278,574.11      90.00             13       0.250            0.017   0.858
4894769   $ 453,119.01      56.69                      0.250            0.017   0.358
4894772   $ 334,100.00      79.55                      0.250            0.017   0.733
4894824   $ 255,280.02      70.00                      0.250            0.017   0.233
4894831   $ 340,706.41      73.33                      0.250            0.017   0.233
4894964   $ 314,985.15      71.65                      0.250            0.017   0.358
4894999   $ 292,500.00      90.00             17       0.250            0.017   1.108
4895019   $ 412,123.52      69.92                      0.250            0.017   0.483
4895060   $ 338,715.20      38.31                      0.250            0.017   0.358
4895069   $ 253,397.19      80.00                      0.250            0.017   0.608
4895124   $ 295,336.83      48.52                      0.250            0.017   0.983
4895146   $ 322,748.03      63.09                      0.250            0.017   0.733
4895162   $ 396,384.78      69.65                      0.250            0.017   0.983
4895178   $ 242,417.00      90.27             13       0.250            0.017   0.733
4895216   $ 251,822.14      90.00             06       0.250            0.017   1.233
4895265   $ 207,697.96      74.29                      0.250            0.017   1.108
4895277   $ 259,982.30      70.00                      0.250            0.017   0.608
4895342   $ 419,647.15      62.22                      0.250            0.017   0.358
4895366   $ 436,623.32      70.00                      0.250            0.017   0.233
4895404   $ 289,262.69      59.69                      0.250            0.017   0.483
4895420   $ 300,000.00      80.00                      0.250            0.017   0.858
4895430   $ 480,000.00      75.59                      0.250            0.017   0.483
4895475   $ 503,566.06      67.20                      0.250            0.017   0.233
4895628   $ 249,500.00      67.07                      0.250            0.017   0.358
4895650   $ 488,339.39      85.00             11       0.250            0.017   0.358
4895677   $ 318,750.00      75.00                      0.250            0.017   0.608
4895691   $ 499,590.15      80.00                      0.250            0.017   0.483
4895804   $ 364,715.26      62.93                      0.250            0.017   0.733
4895812   $ 412,685.74      75.09                      0.250            0.017   0.858
4895826   $ 342,000.00      69.09                      0.250            0.017   0.733
4895888   $ 265,304.29      78.21                      0.250            0.017   0.983
4896071   $ 240,847.49      79.99                      0.250            0.017   0.358
4896091   $ 285,110.26      79.99                      0.250            0.017   0.358
4896100   $ 282,756.34      66.59                      0.250            0.017   0.233
4896101   $ 279,664.85      87.45             17       0.250            0.017   0.358
4896160   $ 155,767.74      60.00                      0.250            0.017   0.983
4896195   $ 279,764.77      60.87                      0.250            0.017   0.358
4896198   $ 341,733.21      90.00             17       0.250            0.017   0.733
4896230   $ 161,271.29      95.00             06       0.250            0.017   1.233
4896394   $ 269,577.47      78.49                      0.250            0.017   0.733
4896415   $ 295,548.15      51.48                      0.250            0.017   0.858
4896432   $ 439,639.34      80.00                      0.250            0.017   0.483
4896453   $ 290,939.28      90.00             01       0.250            0.017   1.108
4896467   $ 291,748.59      68.71                      0.250            0.017   0.233
4896471   $ 288,885.45      79.98                      0.250            0.017   0.983
4896496   $ 566,535.23      56.70                      0.250            0.017   0.483
4896555   $ 997,814.85      67.80                      0.250            0.017   1.108
4896562   $ 476,599.25      63.60                      0.250            0.017   0.358
4896626   $ 283,772.88      62.01                      0.250            0.017   0.608
4896697   $ 294,175.98      80.00                      0.250            0.017   0.858
4896712   $ 345,173.74      74.61                      0.250            0.017   0.608
4896725   $ 258,997.80      90.00             11       0.250            0.017   0.733
4896786   $ 299,788.26      77.34                      0.250            0.017   1.233
4896841   $ 315,747.29      55.93                      0.250            0.017   0.608
4896868   $ 424,668.46      62.04                      0.250            0.017   0.733
4896870   $ 290,000.00      79.45                      0.250            0.017   0.358
4896871   $ 451,829.33      70.00                      0.250            0.017   0.483
4896897   $ 455,400.00      56.93                      0.250            0.017   0.483
4896930   $ 368,000.00      56.62                      0.250            0.017   0.483
4896951   $ 282,000.00      73.25                      0.250            0.017   0.608
4896953   $ 320,000.00      63.37                      0.250            0.017   0.483
4896968   $ 320,000.00      80.00                      0.250            0.017   0.858
4897007   $ 646,482.60      69.95                      0.250            0.017   0.608
4897061   $ 325,000.00      57.52                      0.250            0.017   0.858
4897064   $ 535,550.00      79.81                      0.250            0.017   0.483
4897077   $ 389,500.00      62.82                      0.250            0.017   0.358
4897107   $ 379,400.00      63.23                      0.250            0.017   0.608
4897152   $ 334,732.10      68.37                      0.250            0.017   0.608
4897154   $ 373,700.92      68.00                      0.250            0.017   0.608
4897155   $ 364,208.51      70.10                      0.250            0.017   0.608
4897172   $ 303,000.00      78.70                      0.250            0.017   0.608
4897190   $ 299,000.00      78.68                      0.250            0.017   0.733
4897201   $ 384,000.00      34.91                      0.250            0.017   0.233
4897355   $ 307,741.23      80.00                      0.250            0.017   0.358
4897400   $ 420,000.00      69.42                      0.250            0.017   0.608
4897505   $ 240,802.45      65.14                      0.250            0.017   0.483
4897534   $ 451,938.30      77.98                      0.250            0.017   0.608
4897578   $ 389,672.35      46.71                      0.250            0.017   0.358
4897621   $ 362,000.00      77.02                      0.250            0.017   1.108
4897654   $ 399,663.95      72.73                      0.250            0.017   0.358
4897679   $ 304,817.41      90.00             33       0.250            0.017   0.000
4897712   $ 631,000.00      54.87                      0.250            0.017   0.358
4897725   $ 500,000.00      42.30                      0.250            0.017   0.358
4897793   $ 226,934.47      79.98                      0.250            0.017   0.000
4897823   $ 325,300.00      73.10                      0.250            0.017   0.608
4897841   $ 311,216.13      94.26             11       0.250            0.017   1.858
4897847   $ 111,798.85      69.98                      0.250            0.017   0.000
4897866   $ 243,627.53      80.00                      0.250            0.017   0.858
4897882   $ 368,697.53      87.86             17       0.250            0.017   0.483
4897888   $ 499,590.15      69.44                      0.250            0.017   0.483
4897901   $ 249,819.07      89.61             24       0.250            0.017   1.108
4897910   $ 261,605.71      85.00             24       0.250            0.017   0.983
4897912   $ 307,518.00      80.00                      0.250            0.017   0.733
4897977   $ 328,000.00      55.59                      0.250            0.017   0.483
4898000   $ 400,000.00      28.07                      0.250            0.017   0.233
4898009   $ 331,000.00      59.64                      0.250            0.017   0.233
4898027   $ 383,692.92      65.64                      0.250            0.017   0.608
4898032   $ 349,726.96      69.31                      0.250            0.017   0.733
4898072   $ 360,152.92      68.02                      0.250            0.017   0.483
4898082   $ 480,000.00      73.85                      0.250            0.017   0.858
4898093   $ 836,500.00      70.00                      0.250            0.017   0.108
4898099   $ 348,307.13      64.32                      0.250            0.017   0.358
4898102   $ 541,566.57      73.74                      0.250            0.017   0.608
4898143   $ 258,000.00      67.36                      0.250            0.017   0.608
4898154   $ 274,270.12      68.68                      0.250            0.017   0.733
4898156   $ 187,705.81      79.80                      0.250            0.017   0.733
4898192   $ 241,748.43      90.00             12       0.250            0.017   1.108
4898252   $ 280,000.00      58.95                      0.250            0.017   0.608
4898271   $ 279,000.00      77.50                      0.250            0.017   0.483
4898340   $ 400,000.00      67.80                      0.250            0.017   0.358
4898369   $ 212,624.94      79.98                      0.250            0.017   0.858
4898394   $ 262,000.00      51.37                      0.250            0.017   0.483
4898426   $ 394,400.00      65.73                      0.250            0.017   0.608
4898457   $ 325,000.00      65.00                      0.250            0.017   0.233
4898509   $ 379,000.00      37.90                      0.250            0.017   0.233
4898513   $ 404,659.74      77.88                      0.250            0.017   0.358
4898520   $ 300,800.00      80.00                      0.250            0.017   0.733
4898612   $ 300,000.00      69.93                      0.250            0.017   0.483
4898615   $ 294,700.00      76.15                      0.250            0.017   0.608
4898740   $ 243,000.00      75.23                      0.250            0.017   0.483
4898750   $ 279,786.93      65.12                      0.250            0.017   0.858
4898751   $ 496,000.00      68.89                      0.250            0.017   0.858
4898768   $ 475,600.09      80.00                      0.250            0.017   0.358
4898812   $ 321,742.50      70.00                      0.250            0.017   0.608
4898835   $ 244,000.00      80.00                      0.250            0.017   0.733
4898954   $ 300,000.00      61.22                      0.250            0.017   0.358
4898965   $ 275,000.00      48.25                      0.250            0.017   0.483
4899026   $ 319,794.71      71.56                      0.250            0.017   0.983
4899034   $ 268,500.00      60.34                      0.250            0.017   0.483
4899051   $ 260,000.00      65.82                      0.250            0.017   0.608
4899055   $ 267,780.31      31.53                      0.250            0.017   0.483
4899115   $ 249,700.00      66.59                      0.250            0.017   0.733
4899119   $ 437,500.00      68.36                      0.250            0.017   0.483
4899174   $ 300,000.00      20.69                      0.250            0.017   0.483
4899253   $ 394,841.74      65.31                      0.250            0.017   0.733
4899275   $ 293,759.01      80.00                      0.250            0.017   0.483
4899299   $ 356,000.00      80.00                      0.250            0.017   1.358
4899315   $ 302,950.00      68.08                      0.250            0.017   0.000
4899350   $ 280,000.00      44.09                      0.250            0.017   0.733
4899388   $ 265,500.00      90.00             06       0.250            0.017   1.358
4899398   $ 435,000.00      63.97                      0.250            0.017   0.733
4899495   $ 296,579.73      89.99             33       0.250            0.017   0.983
4899510   $ 299,583.01      70.54                      0.250            0.017   1.108
4899598   $ 256,000.00      75.29                      0.250            0.017   0.000
4899622   $ 299,000.00      74.75                      0.250            0.017   0.483
4899683   $ 336,702.67      57.61                      0.250            0.017   0.108
4899799   $ 401,662.27      78.06                      0.250            0.017   0.358
4899963   $ 647,468.84      61.02                      0.250            0.017   0.483
4899978   $ 284,553.99      89.14             06       0.250            0.017   0.733
4899987   $ 466,617.21      62.18                      0.250            0.017   0.483
4900053   $ 267,559.36      71.47                      0.250            0.017   0.483
4900106   $ 299,518.76      31.33                      0.250            0.017   0.608
4900169   $ 296,500.00      56.05                      0.250            0.017   0.608
4900216   $ 513,000.00      64.53                      0.250            0.017   0.358
4900220   $ 249,588.96      67.57                      0.250            0.017   0.483
4900278   $ 681,440.97      47.00                      0.250            0.017   0.483
4900319   $ 354,493.24      87.59             06       0.250            0.017   1.108
4900550   $ 379,614.78      80.00                      0.250            0.017   0.108
4900556   $ 598,552.02      78.95                      0.250            0.017   0.608
4900614   $ 226,670.37      68.79                      0.250            0.017   1.108
4900638   $ 248,919.44      74.64                      0.250            0.017   0.858
4900688   $ 258,584.54      71.94                      0.250            0.017   0.608
4900690   $ 143,231.03      79.92                      0.250            0.017   0.858
4900695   $ 286,764.75      56.83                      0.250            0.017   0.483
4900704   $ 384,692.12      57.46                      0.250            0.017   0.608
4900739   $ 219,688.45      46.61                      0.250            0.017   1.233
4900754   $ 259,548.59      64.20                      0.250            0.017   0.983
4900761   $ 303,284.23      80.00                      0.250            0.017   0.733
4900764    $ 67,898.74      80.00                      0.250            0.017   0.983
4900769   $ 362,260.40      90.00             01       0.250            0.017   0.358
4900792   $ 327,524.43      80.00                      0.250            0.017   0.358
4900798   $ 294,752.15      79.73                      0.250            0.017   0.358
4900803   $ 352,433.74      70.60                      0.250            0.017   0.608
4900805   $ 352,183.35      90.00             12       0.250            0.017   0.608
4900816   $ 315,734.52      80.00                      0.250            0.017   0.358
4900844   $ 262,784.42      61.16                      0.250            0.017   0.483
4900860   $ 607,548.77      80.00                      0.250            0.017   0.983
4900887   $ 124,799.48      71.43                      0.250            0.017   0.608
4900944   $ 569,212.59      79.99                      0.250            0.017   0.483
4900966   $ 383,384.02      73.14                      0.250            0.017   0.608
4900998   $ 336,730.50      74.89                      0.250            0.017   0.608
4901004   $ 276,855.16      72.97                      0.250            0.017   0.608
4901061   $ 279,758.93      87.50             11       0.250            0.017   0.233
4901094   $ 242,427.86      78.39                      0.250            0.017   0.733
4901143   $ 250,227.67      80.00                      0.250            0.017   1.358
4901147   $ 499,558.87      80.00                      0.250            0.017   0.108
4901151   $ 288,170.28      79.94                      0.250            0.017   0.983
4901205   $ 306,742.07      57.38                      0.250            0.017   0.358
4901206   $ 399,389.38      55.17                      0.250            0.017   0.858
4901235   $ 617,949.29      72.94                      0.250            0.017   0.483
4901330   $ 336,485.56      58.61                      0.250            0.017   0.858
4901372   $ 299,201.57      34.88                      0.250            0.017   0.108
4901455   $ 339,480.98      60.71                      0.250            0.017   0.858
4901478   $ 399,325.97      72.73                      0.250            0.017   0.358
4901485   $ 439,311.44      68.75                      0.250            0.017   0.733
4901488   $ 649,453.92      54.17                      0.250            0.017   0.358
4901495   $ 648,982.81      43.05                      0.250            0.017   0.733
4901512   $ 559,145.16      73.68                      0.250            0.017   0.858
4901531   $ 394,310.52      75.00                      0.250            0.017   0.608
4901562   $ 159,889.88      69.87                      0.250            0.017   1.358
4901582   $ 309,270.11      78.09                      0.250            0.017   0.733
4901601   $ 275,817.71      78.26                      0.250            0.017   0.733
4901635   $ 241,611.90      60.49                      0.250            0.017   0.733
4901648   $ 374,427.56      72.12                      0.250            0.017   0.858
4901696   $ 294,000.00      84.00             33       0.250            0.017   0.358
4902004   $ 342,045.16      66.85                      0.250            0.017   0.858
4902023   $ 490,752.87      49.20                      0.250            0.017   0.358
4902087   $ 247,159.42      70.86                      0.250            0.017   0.358
4902107   $ 243,809.65      80.00                      0.250            0.017   0.733
4902121   $ 474,810.48      69.88                      0.250            0.017   0.483
4902127   $ 298,000.00      53.79                      0.250            0.017   0.608
4902153   $ 299,530.53      78.95                      0.250            0.017   0.733
4902163   $ 303,900.00      79.97                      0.250            0.017   0.983
4902165   $ 294,526.79      59.00                      0.250            0.017   0.608
4902168   $ 479,248.84      77.42                      0.250            0.017   0.733
4902198   $ 286,970.33      80.00                      0.250            0.017   0.608
4902200   $ 369,500.00      57.73                      0.250            0.017   0.358
4902211   $ 407,631.16      80.00                      0.250            0.017   0.000
4902374   $ 908,000.00      62.62                      0.250            0.017   0.483
4902380   $ 438,508.62      71.54                      0.250            0.017   0.358
4902385   $ 468,624.95      70.00                      0.250            0.017   0.608
4902434   $ 366,135.91      72.67                      0.250            0.017   0.733
4902455   $ 261,989.38      75.62                      0.250            0.017   0.733
4902471   $ 145,591.87      76.68                      0.250            0.017   0.983
4902519   $ 851,335.35      64.99                      0.250            0.017   0.733
4902585   $ 298,532.09      81.92             11       0.250            0.017   0.733
4902610   $ 378,000.00      56.93                      0.250            0.017   0.483
4902707   $ 328,211.19      67.84                      0.250            0.017   0.733
4902715   $ 295,200.00      80.00                      0.250            0.017   1.358
4902880   $ 200,000.00      49.26                      0.250            0.017   0.733
4902935   $ 303,535.61      90.00             12       0.250            0.017   1.233
4903129   $ 327,460.72      80.00                      0.250            0.017   0.483
4903137   $ 275,817.71      85.00             06       0.250            0.017   0.733
4903148   $ 299,494.48      73.17                      0.250            0.017   0.358
4903241   $ 248,000.00      80.00                      0.250            0.017   0.858
4903270   $ 264,027.36      61.63                      0.250            0.017   0.483
4903281   $ 341,464.81      79.99                      0.250            0.017   0.733
4903301   $ 226,027.75      80.00                      0.250            0.017   0.483
4903327   $ 359,797.48      79.32                      0.250            0.017   0.358
4903335   $ 246,593.89      72.65                      0.250            0.017   0.483
4903338   $ 608,972.11      67.03                      0.250            0.017   0.358
4903342   $ 610,000.00      63.54                      0.250            0.017   0.358
4903481   $ 307,759.73      80.00                      0.250            0.017   0.733
4903489   $ 298,539.15      64.25                      0.250            0.017   1.233
4903513   $ 282,756.83      80.00                      0.250            0.017   0.733
4903583   $ 292,500.00      75.00                      0.250            0.017   1.108
4903594   $ 256,000.00      71.11                      0.250            0.017   0.483
4903626   $ 455,268.51      74.75                      0.250            0.017   0.608
4903662    $ 77,000.00      55.00                      0.250            0.017   0.858
4903663   $ 349,438.57      73.68                      0.250            0.017   0.608
4903667   $ 444,867.35      75.40                      0.250            0.017   0.483
4903733   $ 369,638.93      94.99             01       0.250            0.017   1.233
4903745   $ 312,510.20      40.13                      0.250            0.017   0.733
4903750   $ 284,766.39      74.03                      0.250            0.017   0.483
4903802   $ 291,543.06      80.00                      0.250            0.017   0.733
4903864   $ 267,000.00      66.75                      0.250            0.017   0.608
4903984   $ 287,900.00      79.99                      0.250            0.017   0.358
4904033   $ 245,812.80      89.45             12       0.250            0.017   0.858
4904186   $ 248,500.00      59.17                      0.250            0.017   0.483
4904240   $ 480,000.00      78.69                      0.250            0.017   0.358
4904523   $ 446,851.14      80.00                      0.250            0.017   0.733
4904528   $ 270,000.00      67.50                      0.250            0.017   1.108
4904583   $ 306,500.00      78.59                      0.250            0.017   0.608
4904676   $ 447,159.49      61.47                      0.250            0.017   0.858
4904823   $ 401,670.44      80.00                      0.250            0.017   0.733
4905056   $ 400,000.00      55.94                      0.250            0.017   0.608
4905187   $ 245,134.48      73.28                      0.250            0.017   0.983
4905194   $ 319,750.37      62.75                      0.250            0.017   0.733
4905216   $ 279,786.94      43.08                      0.250            0.017   0.858
4905242   $ 334,738.67      63.81                      0.250            0.017   0.733
4905384   $ 160,566.22      70.00                      0.250            0.017   0.858
4905426   $ 247,316.32      65.13                      0.250            0.017   0.983
4905583   $ 324,726.96      52.00                      0.250            0.017   0.358
4905701   $ 314,519.14      75.00                      0.250            0.017   0.858
4905775   $ 549,181.09      62.86                      0.250            0.017   0.983
4905996   $ 448,000.00      80.00                      0.250            0.017   0.858
4906006   $ 335,000.00      49.26                      0.250            0.017   0.483
4906078   $ 249,191.05      73.96                      0.250            0.017   0.733
4906085   $ 250,988.96      80.00                      0.250            0.017   0.358
4906129   $ 394,000.00      72.96                      0.250            0.017   0.358
4906868   $ 409,000.00      63.61                      0.250            0.017   0.983
4907006   $ 282,756.81      73.37                      0.250            0.017   0.733
4907043   $ 295,559.29      71.33                      0.250            0.017   0.983
4907076   $ 317,545.86      61.12                      0.250            0.017   0.608
4907094   $ 326,313.42      68.23                      0.250            0.017   0.983
4907114   $ 557,531.22      69.75                      0.250            0.017   0.358
4907134   $ 350,005.71      79.99                      0.250            0.017   0.358
4907145   $ 303,048.11      71.41                      0.250            0.017   0.983
4907150   $ 299,765.97      73.17                      0.250            0.017   0.733
4907164   $ 331,779.67      68.56                      0.250            0.017   0.733
4907187   $ 259,398.86      60.47                      0.250            0.017   0.858
4907199   $ 252,000.00      80.00                      0.250            0.017   1.108
4907285   $ 247,216.39      89.96             17       0.250            0.017   0.983
4907288   $ 333,196.04      75.00                      0.250            0.017   0.858
4907387   $ 467,235.22      61.69                      0.250            0.017   0.733
4907399   $ 272,603.56      67.83                      0.250            0.017   1.108
4907411   $ 255,095.60      79.13                      0.250            0.017   0.608
4907618   $ 411,662.29      74.91                      0.250            0.017   0.483
4907658   $ 245,288.63      76.72                      0.250            0.017   0.233
4907956   $ 558,841.54      70.00                      0.250            0.017   0.483
4908099   $ 585,059.96      71.46                      0.250            0.017   0.608
4908156   $ 502,792.15      80.00                      0.250            0.017   0.608
4908227   $ 510,000.00      62.89                      0.250            0.017   0.358
4908294   $ 315,000.00      75.90                      0.250            0.017   0.233
4908339   $ 459,649.97      63.01                      0.250            0.017   0.858
4908569   $ 262,500.00      75.00                      0.250            0.017   1.108
4908757   $ 475,000.00      62.50                      0.250            0.017   0.483
4909125   $ 246,425.94      90.00             01       0.250            0.017   1.233
4909134   $ 241,500.00      70.00                      0.250            0.017   0.358
4909165   $ 337,293.16      79.99                      0.250            0.017   0.858
4909395   $ 297,600.00      80.00                      0.250            0.017   0.733
4909814   $ 246,993.23      79.99                      0.250            0.017   0.483
4909926   $ 319,262.88      90.00             01       0.250            0.017   0.983
4909950   $ 358,424.13      71.73                      0.250            0.017   0.608
4910023   $ 334,925.24      80.00                      0.250            0.017   0.483
4910152   $ 299,777.35      90.91             12       0.250            0.017   0.983
4910179   $ 205,501.15      70.00                      0.250            0.017   1.108
4910199   $ 484,621.65      58.08                      0.250            0.017   0.733
4910217   $ 187,338.56      62.50                      0.250            0.017   0.233
4910226   $ 377,293.82      90.00             13       0.250            0.017   0.608
4910323   $ 322,735.24      74.25                      0.250            0.017   0.483
4910347   $ 539,090.06      78.83                      0.250            0.017   0.358
4910358   $ 283,556.70      75.73                      0.250            0.017   0.733
4910578   $ 501,236.96      80.00                      0.250            0.017   1.108
4910641   $ 259,776.14      73.24                      0.250            0.017   0.233
4911149   $ 300,000.00      93.75             12       0.250            0.017   0.983
4911156   $ 308,000.00      80.00                      0.250            0.017   0.358
4911623   $ 337,500.00      75.00                      0.250            0.017   0.983
4911649   $ 995,435.10      43.48                      0.250            0.017   0.733
4911674   $ 318,259.33      75.00                      0.250            0.017   0.608
4911758   $ 249,773.99      65.79                      0.250            0.017   0.000
4912122   $ 290,246.06      78.44                      0.250            0.017   1.108
4912272   $ 282,573.04      85.00             06       0.250            0.017   0.358
4912601   $ 259,250.00      85.00             33       0.250            0.017   0.733
4913318   $ 372,870.63      90.00             11       0.250            0.017   0.358
4913327   $ 396,862.34      75.00                      0.250            0.017   0.608
4913447   $ 329,483.56      72.53                      0.250            0.017   0.733
4913550   $ 487,628.67      80.00                      0.250            0.017   0.858
4913558   $ 335,447.55      80.00                      0.250            0.017   0.483
4913579   $ 344,724.11      54.33                      0.250            0.017   0.608
4913617   $ 301,053.02      65.64                      0.250            0.017   0.483
4913663   $ 299,771.72      74.44                      0.250            0.017   0.858
4913713   $ 252,612.39      80.00                      0.250            0.017   0.983
4913733   $ 265,194.54      80.00                      0.250            0.017   0.858
4913747   $ 262,799.87      63.37                      0.250            0.017   0.858
4913764   $ 205,847.12      80.00                      0.250            0.017   0.983
4913767   $ 648,932.88      72.22                      0.250            0.017   0.733
4913782   $ 112,818.74      62.09                      0.250            0.017   0.608
4913815   $ 269,516.98      89.98             01       0.250            0.017   0.608
4913824   $ 285,481.52      76.47                      0.250            0.017   0.000
4913832   $ 343,104.92      36.02                      0.250            0.017   0.983
4913852   $ 355,469.95      80.00                      0.250            0.017   0.983
4913854   $ 283,337.31      80.00                      0.250            0.017   0.358
4913857   $ 261,041.08      95.00             06       0.250            0.017   0.608
4913875   $ 278,771.31      74.40                      0.250            0.017   0.483
4913895    $ 64,245.98      69.89                      0.250            0.017   0.358
4913945   $ 292,330.28      80.00                      0.250            0.017   0.608
4914012   $ 600,940.31      70.82                      0.250            0.017   0.358
4914053   $ 193,341.39      65.37                      0.250            0.017   0.483
4914092   $ 272,781.68      58.09                      0.250            0.017   0.608
4914101   $ 528,492.02      75.61                      0.250            0.017   0.858
4914144   $ 196,846.32      51.84                      0.250            0.017   0.733
4914154   $ 286,553.73      69.99                      0.250            0.017   1.358
4914430   $ 241,791.64      89.95             06       0.250            0.017   0.233
4914512   $ 429,012.35      63.24                      0.250            0.017   0.858
4914617   $ 249,395.40      80.00                      0.250            0.017   0.483
4914710   $ 291,416.76      68.62                      0.250            0.017   0.608
4914711   $ 254,790.97      56.04                      0.250            0.017   0.483
4914718   $ 306,954.33      79.79                      0.250            0.017   0.608
4914722   $ 293,276.66      87.61             33       0.250            0.017   0.858
4914730   $ 504,096.56      75.30                      0.250            0.017   0.608
4914740   $ 241,805.67      62.31                      0.250            0.017   0.608
4914809   $ 315,753.49      80.00                      0.250            0.017   0.733
4914846   $ 279,776.08      80.00                      0.250            0.017   0.608
4914848   $ 291,454.93      77.79                      0.250            0.017   0.358
4914861   $ 347,728.52      63.27                      0.250            0.017   0.733
4914866   $ 315,247.69      79.87                      0.250            0.017   0.608
4914871   $ 449,640.14      39.13                      0.250            0.017   0.608
4914879   $ 298,760.90      67.95                      0.250            0.017   0.608
4914888   $ 269,784.08      58.70                      0.250            0.017   0.608
4914987   $ 242,805.67      63.95                      0.250            0.017   0.608
4914997   $ 499,525.58      78.13                      0.250            0.017   0.000
4915014   $ 301,846.19      64.97                      0.250            0.017   0.358
4915027   $ 383,280.00      80.00                      0.250            0.017   0.608
4915054   $ 248,601.03      80.00                      0.250            0.017   0.608
4915063   $ 301,758.50      63.58                      0.250            0.017   0.608
4915078   $ 248,600.08      67.57                      0.250            0.017   0.608
4915098   $ 267,785.68      80.00                      0.250            0.017   0.608
4915431   $ 340,000.00      80.00                      0.250            0.017   1.358
4915800   $ 270,563.67      95.00             12       0.250            0.017   1.358
4915810   $ 259,669.18      75.33                      0.250            0.017   0.608
4915941   $ 199,836.07      80.00                      0.250            0.017   0.483
4915958   $ 257,575.81      80.00                      0.250            0.017   0.483
4916013   $ 275,000.00      64.71                      0.250            0.017   0.358
4916059   $ 251,783.03      90.00             06       0.250            0.017   0.233
4916478   $ 374,700.11      73.10                      0.250            0.017   0.608
4916527   $ 391,430.74      80.00                      0.250            0.017   1.108
4916615   $ 290,772.99      74.62                      0.250            0.017   0.733
4916666   $ 243,789.92      80.00                      0.250            0.017   0.233
4916680   $ 240,107.84      70.68                      0.250            0.017   0.608
4917245   $ 260,815.79      90.00             01       0.250            0.017   1.233
4917250   $ 107,813.50      46.55                      0.250            0.017   0.233
4917261   $ 250,699.36      78.90                      0.250            0.017   0.608
4917268   $ 252,797.68      46.42                      0.250            0.017   0.608
4917303   $ 258,959.92      80.00                      0.250            0.017   0.000
4917392   $ 310,751.29      74.05                      0.250            0.017   0.608
4917410   $ 345,000.00      77.84                      0.250            0.017   0.108
4917412   $ 351,711.47      80.00                      0.250            0.017   0.483
4917435   $ 269,784.08      73.97                      0.250            0.017   0.608
4917439   $ 299,260.49      79.87                      0.250            0.017   0.608
4917542   $ 255,795.28      66.49                      0.250            0.017   0.608
4917581   $ 299,771.72      73.17                      0.250            0.017   0.858
4917650   $ 262,789.68      67.09                      0.250            0.017   0.608
4917652   $ 243,795.01      76.25                      0.250            0.017   0.358
4917661   $ 255,517.18      78.77                      0.250            0.017   0.608
4917669   $ 649,453.92      79.27                      0.250            0.017   0.358
4917684   $ 268,285.28      74.58                      0.250            0.017   0.608
4917687   $ 290,267.69      75.45                      0.250            0.017   0.608
4917818   $ 273,605.95      71.43                      0.250            0.017   0.608
4917832   $ 299,747.96      80.00                      0.250            0.017   0.358
4917836   $ 338,715.20      58.45                      0.250            0.017   0.358
4917838   $ 332,733.70      42.42                      0.250            0.017   0.608
4918069   $ 245,808.09      72.35                      0.250            0.017   0.733
4918120   $ 324,846.39      79.29                      0.250            0.017   0.733
4918130   $ 295,619.21      70.44                      0.250            0.017   0.733
4918151   $ 255,195.76      79.81                      0.250            0.017   0.608
4918155   $ 307,759.72      80.00                      0.250            0.017   0.733
4918162   $ 319,750.36      80.00                      0.250            0.017   0.733
4918293   $ 263,783.60      75.00                      0.250            0.017   0.483
4918299   $ 296,768.31      63.87                      0.250            0.017   0.733
4918307   $ 360,718.39      67.48                      0.250            0.017   0.733
4918386   $ 350,000.00      66.04                      0.250            0.017   0.483
4918406   $ 265,792.50      76.00                      0.250            0.017   0.733
4918415   $ 343,731.64      73.98                      0.250            0.017   0.733
4918435   $ 302,751.63      75.75                      0.250            0.017   0.483
4918454   $ 402,677.73      67.73                      0.250            0.017   0.608
4918460   $ 260,480.98      66.85                      0.250            0.017   0.358
4918618   $ 469,605.14      72.31                      0.250            0.017   0.358
4918716   $ 291,772.21      73.00                      0.250            0.017   0.733
4918728   $ 382,201.61      75.00                      0.250            0.017   0.733
4918735   $ 299,765.97      62.50                      0.250            0.017   0.733
4919098   $ 294,570.02      71.90                      0.250            0.017   0.733
4919101   $ 244,004.71      76.31                      0.250            0.017   0.608
4919117   $ 350,000.00      80.00                      0.250            0.017   0.358
4919218   $ 311,200.00      80.00                      0.250            0.017   0.733
4919330   $ 288,000.00      80.00                      0.250            0.017   0.858
4919992   $ 339,721.30      77.63                      0.250            0.017   0.483
4920028   $ 263,783.60      80.00                      0.250            0.017   0.483
4920097   $ 499,548.00      76.92                      0.250            0.017   0.000
4920266   $ 298,155.41      80.00                      0.250            0.017   0.483
4921200   $ 267,391.24      94.56             33       0.250            0.017   0.733
4921203   $ 304,710.60      71.76                      0.250            0.017   0.000
4921225   $ 407,681.72      55.14                      0.250            0.017   0.733
4921272   $ 373,000.00      86.74             13       0.250            0.017   0.733
4921650   $ 242,739.96      80.00                      0.250            0.017   1.108
4921881   $ 367,227.26      75.00                      0.250            0.017   0.983
4921882   $ 317,745.70      74.82                      0.250            0.017   0.608
4921894   $ 304,767.92      78.21                      0.250            0.017   0.858
4921896   $ 429,864.40      78.22                      0.250            0.017   0.733
4921991   $ 308,459.18      67.11                      0.250            0.017   0.733
4921997   $ 330,741.79      78.81                      0.250            0.017   0.733
4922026   $ 288,175.02      63.38                      0.250            0.017   0.733
4922030   $ 260,996.23      72.96                      0.250            0.017   0.733
4922080   $ 494,114.24      76.67                      0.250            0.017   0.733
4922117   $ 385,698.88      86.74             33       0.250            0.017   0.733
4922149   $ 273,525.61      75.00                      0.250            0.017   0.483
4922207   $ 274,795.91      74.32                      0.250            0.017   0.983
4922229   $ 298,666.83      75.29                      0.250            0.017   0.733
4922231   $ 476,609.00      77.31                      0.250            0.017   0.483
4922364   $ 249,800.08      75.76                      0.250            0.017   0.608
4922438   $ 251,793.44      80.00                      0.250            0.017   0.483
4922700   $ 594,535.85      76.77                      0.250            0.017   0.733
4922705   $ 270,189.06      77.26                      0.250            0.017   0.733
4923407   $ 350,000.00      63.64                      0.250            0.017   1.358
4924110   $ 322,754.22      71.78                      0.250            0.017   0.858
4924605   $ 255,805.21      80.00                      0.250            0.017   0.858
4924827   $ 354,300.00      79.98                      0.250            0.017   0.483
4925067   $ 350,712.28      62.68                      0.250            0.017   0.483
4925478   $ 302,127.37      80.00                      0.250            0.017   0.233
4925844    $ 91,900.00      79.98                      0.250            0.017   0.858
4927015   $ 338,000.00      79.53                      0.250            0.017   1.108
4928128   $ 242,250.00      85.00             33       0.250            0.017   0.733
4928980   $ 317,712.52      70.67                      0.250            0.017   0.000
4930058   $ 373,300.00      80.00                      0.250            0.017   0.733
4932676   $ 316,970.09      90.00             11       0.250            0.017   0.108
4933249   $ 373,193.84      90.00             06       0.250            0.017   0.483
4933416   $ 568,000.00      80.00                      0.250            0.017   1.108
4936476   $ 469,000.00      49.37                      0.250            0.017   0.483
4936583   $ 340,000.00      64.76                      0.250            0.017   0.358
4937096   $ 311,600.00      80.00                      0.250            0.017   0.608
4937323   $ 648,500.00      68.99                      0.250            0.017   0.858
6518126   $ 653,598.51      69.55                      0.250            0.017   0.733
6522109   $ 349,438.57      73.68                      0.250            0.017   0.608
6523852   $ 446,265.06      73.28                      0.250            0.017   0.483
6536341   $ 549,117.74      51.53                      0.250            0.017   0.608
6545566   $ 477,339.70      84.99             06       0.250            0.017   0.358
6584032   $ 319,750.37      77.22                      0.250            0.017   0.733
6592946   $ 279,550.85      80.00                      0.250            0.017   0.608
6593535   $ 363,344.50      77.43                      0.250            0.017   0.858
6596591   $ 623,972.39      48.08                      0.250            0.017   0.483
6609420   $ 270,030.55      80.00                      0.250            0.017   0.108
6616824   $ 510,219.95      79.88                      0.250            0.017   0.858
6638234   $ 399,680.13      88.67             01       0.250            0.017   0.608
6641576   $ 321,837.45      80.00                      0.250            0.017   0.733
6698747   $ 343,081.28      80.00                      0.250            0.017   0.733
6707768   $ 286,174.40      80.00                      0.250            0.017   0.483
6723729   $ 549,560.18      50.46                      0.250            0.017   0.608
6730460   $ 643,324.61      72.80                      0.250            0.017   0.233
6753561   $ 270,297.43      90.00             01       0.250            0.017   0.233
6758159   $ 334,169.02      89.99             24       0.250            0.017   0.358
6774526   $ 345,830.46      79.99                      0.250            0.017   0.483
6785112   $ 240,318.62      68.83                      0.250            0.017   0.608
6790782   $ 242,053.44      80.00                      0.250            0.017   0.483
6800073   $ 367,823.48      80.00                      0.250            0.017   0.733
6803439   $ 283,576.75      80.00                      0.250            0.017   0.733
6837078   $ 273,171.13      79.98                      0.250            0.017   0.858
6860494   $ 289,762.29      77.36                      0.250            0.017   0.483
6860598   $ 303,500.17      80.00                      0.250            0.017   0.483
6870594   $ 306,893.99      95.00             24       0.250            0.017   0.733
6879205   $ 261,913.01      79.99                      0.250            0.017   0.000
6883475   $ 354,886.12      90.02             01       0.250            0.017   0.233
6884681   $ 404,371.75      80.00                      0.250            0.017   0.608
6888130   $ 219,770.47      90.00             01       0.250            0.017   0.733
6894805   $ 274,620.09      90.00             06       0.250            0.017   0.358
6897811   $ 271,919.29      78.99                      0.250            0.017   1.233
6899160   $ 303,688.31      79.99                      0.250            0.017   0.233
6906111   $ 349,465.72      55.90                      0.250            0.017   0.858
6909612   $ 284,819.25      74.04                      0.250            0.017   0.358
6912432   $ 268,779.51      77.19                      0.250            0.017   0.483
6919858   $ 471,223.95      80.00                      0.250            0.017   0.483
6921292   $ 299,481.97      69.04                      0.250            0.017   0.233
6922857   $ 488,375.66      80.00                      0.250            0.017   0.358
6927506   $ 242,909.71      89.99             16       0.250            0.017   0.608
6930251   $ 256,886.40      90.00             33       0.250            0.017   0.358
6931895   $ 296,087.64      75.19                      0.250            0.017   0.858
6933228   $ 319,229.68      80.00                      0.250            0.017   0.608
6943979   $ 617,949.29      80.00                      0.250            0.017   0.483
6948912   $ 259,160.88      59.84                      0.250            0.017   0.608
6952028   $ 306,994.41      58.29                      0.250            0.017   0.483
6952122   $ 256,058.30      80.00                      0.250            0.017   0.483
6957586   $ 261,579.73      71.14                      0.250            0.017   0.608
6959761   $ 262,089.22      79.99                      0.250            0.017   0.733
6963293   $ 289,840.07      80.00                      0.250            0.017   1.108
6975095   $ 599,495.93      65.40                      0.250            0.017   0.358
6981000   $ 375,015.42      80.00                      0.250            0.017   0.733
6981271   $ 332,670.29      79.99                      0.250            0.017   0.358
6983240   $ 261,999.45      80.00                      0.250            0.017   0.858
6987190   $ 284,870.93      80.00                      0.250            0.017   0.733
7010322   $ 462,765.24      80.00                      0.250            0.017   0.733
7016878   $ 243,512.11      90.00             17       0.250            0.017   0.733
7021696   $ 287,136.99      80.00                      0.250            0.017   0.983
7026678   $ 289,578.88      68.60                      0.250            0.017   1.108
7031353   $ 483,913.42      77.60                      0.250            0.017   0.983
7032852   $ 288,720.65      69.51                      0.250            0.017   1.108
7034989   $ 351,449.16      80.00                      0.250            0.017   0.733
7055410   $ 278,974.22      79.98                      0.250            0.017   0.483
7056517   $ 244,559.07      79.99                      0.250            0.017   0.733
7056930   $ 257,786.01      95.00             13       0.250            0.017   0.858
7056965   $ 349,424.54      63.64                      0.250            0.017   0.483
7062194   $ 498,377.43      64.65                      0.250            0.017   0.983
7064900   $ 264,391.35      69.37                      0.250            0.017   0.858
7068430   $ 988,372.29      75.00                      0.250            0.017   0.483
7071206   $ 335,710.71      76.36                      0.250            0.017   0.233
7071857   $ 353,303.66      74.82                      0.250            0.017   0.358
7072023   $ 280,564.09      79.99                      0.250            0.017   0.358
7072639   $ 304,762.07      76.25                      0.250            0.017   0.733
7073941   $ 404,281.92      65.10                      0.250            0.017   0.858
7075626   $ 296,996.23      85.00             06       0.250            0.017   0.483
7076377   $ 251,624.79      80.00                      0.250            0.017   0.983
7076560   $ 358,328.37      80.00                      0.250            0.017   0.733
7076674   $ 299,506.75      63.19                      0.250            0.017   0.483
7080391   $ 245,205.86      94.99             17       0.250            0.017   0.608
7082166   $ 279,460.54      95.00             11       0.250            0.017   1.358
7084529   $ 245,072.31      73.34                      0.250            0.017   0.483
7085831    $ 96,662.92      80.00                      0.250            0.017   1.233
7086041   $ 924,759.90      74.04                      0.250            0.017   0.608
7087511   $ 290,283.06      80.00                      0.250            0.017   0.733
7087854   $ 324,343.28      80.00                      0.250            0.017   0.358
7093141   $ 242,638.19      90.00             06       0.250            0.017   0.983
7093502   $ 328,744.56      80.00                      0.250            0.017   0.358
7093655   $ 115,718.63      74.94                      0.250            0.017   0.733
7095221   $ 296,351.01      90.00             12       0.250            0.017   1.108
7095365  $ 1,269,150.23     58.89                      0.250            0.017   0.983
7095366   $ 322,332.36      80.00                      0.250            0.017   0.108
7097311   $ 343,448.29      76.52                      0.250            0.017   0.983
7097562   $ 504,748.44      69.79                      0.250            0.017   0.483
7099861   $ 264,376.06      65.59                      0.250            0.017   0.733
7101197   $ 376,646.47      70.00                      0.250            0.017   0.733
7106119   $ 398,790.31      52.21                      0.250            0.017   0.858
7107059   $ 415,921.59      64.15                      0.250            0.017   0.858
7121310   $ 382,562.22      90.00             06       0.250            0.017   1.108
7121401   $ 269,203.90      75.00                      0.250            0.017   0.608
7124092   $ 279,394.50      79.83                      0.250            0.017   0.233
7128256   $ 459,632.14      79.86                      0.250            0.017   0.608
7129472   $ 471,314.59      78.02                      0.250            0.017   1.108
7131091   $ 245,057.17      85.00             01       0.250            0.017   0.608
7135042   $ 257,757.85      79.97                      0.250            0.017   0.358
7136571   $ 299,307.96      75.00                      0.250            0.017   0.858
7137948   $ 299,327.90      75.00                      0.250            0.017   0.983
7140103   $ 499,217.55      74.76                      0.250            0.017   0.733
7141824   $ 362,641.88      90.00             12       0.250            0.017   0.733
7142089   $ 299,518.76      68.18                      0.250            0.017   0.608
7143212   $ 599,037.53      78.95                      0.250            0.017   0.608
7144218   $ 309,333.44      80.00                      0.250            0.017   0.233
7145413   $ 274,175.08      80.00                      0.250            0.017   0.483
7146459   $ 267,183.22      78.91                      0.250            0.017   0.358
7149691   $ 299,760.09      80.00                      0.250            0.017   0.608
7150034   $ 333,712.43      74.55                      0.250            0.017   0.233
7151072   $ 268,167.12      72.26                      0.250            0.017   0.733
7152706   $ 299,293.66      94.43             17       0.250            0.017   0.733
7153111   $ 474,879.27      68.00                      0.250            0.017   0.733
7154197   $ 253,621.82      89.91             01       0.250            0.017   0.983
7155440   $ 284,328.99      56.60                      0.250            0.017   0.733
7162298   $ 292,288.29      90.00             12       0.250            0.017   1.108
7162422   $ 398,830.80      79.99                      0.250            0.017   0.608
7162446   $ 259,786.88      80.00                      0.250            0.017   0.483
7162456   $ 265,373.71      95.00             17       0.250            0.017   0.733
7166394   $ 247,768.68      90.00             24       0.250            0.017   1.108
7167659   $ 374,700.12      76.53                      0.250            0.017   0.608
7169322   $ 279,285.17      80.00                      0.250            0.017   0.358
7177900   $ 249,598.97      35.46                      0.250            0.017   0.608
7179387   $ 291,543.06      80.00                      0.250            0.017   0.733
7179855   $ 417,665.74      73.63                      0.250            0.017   0.608
7180379   $ 284,276.11      88.97             01       0.250            0.017   0.983
7181006   $ 299,754.09      53.81                      0.250            0.017   0.483
7181154   $ 259,556.52      80.00                      0.250            0.017   0.733
7182469   $ 311,750.50      80.00                      0.250            0.017   0.608
7182514   $ 269,761.78      55.67                      0.250            0.017   0.108
7184406   $ 267,757.28      95.00             13       0.250            0.017   1.233
7184900   $ 639,797.20      80.00                      0.250            0.017   0.733
7185073   $ 256,108.46      90.00             11       0.250            0.017   0.858
7185251   $ 295,774.77      80.00                      0.250            0.017   0.858
7185450   $ 324,328.91      89.00             01       0.250            0.017   0.608
7186901   $ 416,563.98      86.03             01       0.250            0.017   0.483
7187268   $ 251,798.48      90.00             13       0.250            0.017   0.608
7189316   $ 999,219.91      58.82                      0.250            0.017   0.733
7190050   $ 289,362.61      80.00                      0.250            0.017   0.483
7192425   $ 314,748.10      90.00             17       0.250            0.017   0.608
7192514   $ 257,593.19      80.00                      0.250            0.017   0.858
7194236   $ 319,523.54      71.11                      0.250            0.017   0.983
7196410   $ 714,793.50      80.00                      0.250            0.017   0.358
7197407   $ 289,557.31      50.00                      0.250            0.017   0.858
7199209   $ 419,292.28      80.00                      0.250            0.017   0.358
7199307  $ 1,396,940.82     66.67                      0.250            0.017   1.108
7203209   $ 294,746.02      73.75                      0.250            0.017   0.233
7203593   $ 279,786.94      65.19                      0.250            0.017   0.858
7203857   $ 313,518.35      79.80                      0.250            0.017   0.000
7203987   $ 380,695.32      74.93                      0.250            0.017   0.608
7204659   $ 299,417.10      44.78                      0.250            0.017   0.608
7205804   $ 390,602.83      80.00                      0.250            0.017   0.858
7206784   $ 279,781.58      80.00                      0.250            0.017   0.733
7210507   $ 374,700.12      60.00                      0.250            0.017   0.608
7211245   $ 274,558.86      57.89                      0.250            0.017   0.608
7212785   $ 341,226.91      44.06                      0.250            0.017   0.608
7212995   $ 343,434.41      80.00                      0.250            0.017   0.483
7213446   $ 279,550.85      80.00                      0.250            0.017   0.608
7216183   $ 279,551.87      80.00                      0.250            0.017   0.733
7217708   $ 367,683.16      80.00                      0.250            0.017   0.233
7221503   $ 265,781.97      95.00             33       0.250            0.017   0.483
7221673   $ 325,732.78      78.55                      0.250            0.017   0.483
7224591   $ 289,884.24      64.52                      0.250            0.017   0.608
7225057   $ 395,579.99      68.90                      0.250            0.017   0.733
7225313   $ 241,806.48      79.34                      0.250            0.017   0.608
7225769   $ 251,044.05      75.00                      0.250            0.017   0.483
7225870   $ 590,319.74      78.83                      0.250            0.017   0.983
7226001   $ 331,734.50      80.00                      0.250            0.017   0.608
7226249   $ 549,139.30      55.00                      0.250            0.017   0.733
7226290   $ 312,955.67      80.00                      0.250            0.017   0.733
7228455   $ 649,480.21      71.59                      0.250            0.017   0.608
7228484   $ 311,511.75      65.68                      0.250            0.017   0.733
7228600   $ 299,771.72      62.11                      0.250            0.017   0.858
7229110   $ 305,184.92      75.47                      0.250            0.017   0.983
7230699   $ 268,699.33      90.00             33       0.250            0.017   0.983
7231472   $ 406,658.07      74.68                      0.250            0.017   0.358
7231916   $ 265,781.97      46.67                      0.250            0.017   0.483
7233395   $ 323,923.84      69.89                      0.250            0.017   0.733
7234059   $ 419,325.88      73.17                      0.250            0.017   0.608
7234329   $ 245,028.89      85.00             33       0.250            0.017   0.608
7234584   $ 949,258.91      27.94                      0.250            0.017   0.733
7238556   $ 367,478.86      80.00                      0.250            0.017   1.233
7238558   $ 244,454.36      79.99                      0.250            0.017   0.608
7240419   $ 294,519.21      69.39                      0.250            0.017   0.733
7242168   $ 367,595.08      75.00                      0.250            0.017   0.858
7242262   $ 746,858.17      62.33                      0.250            0.017   0.858
7250968   $ 256,794.48      62.08                      0.250            0.017   0.608
7251060   $ 480,985.53      53.49                      0.250            0.017   0.233
7251574   $ 315,441.22      70.94                      0.250            0.017   0.483
7257251   $ 309,752.10      26.50                      0.250            0.017   0.608
7257826   $ 274,763.24      68.58                      0.250            0.017   0.233
7258209   $ 377,674.55      65.40                      0.250            0.017   0.233
7258385   $ 494,114.24      61.81                      0.250            0.017   0.733
7258538   $ 299,148.47      69.99                      0.250            0.017   0.358
7259017   $ 307,741.24      80.00                      0.250            0.017   0.358
7261653   $ 355,660.95      80.00                      0.250            0.017   0.358
7267664   $ 251,078.29      70.00                      0.250            0.017   0.108
7267918   $ 256,299.91      95.00             17       0.250            0.017   0.733
7269892   $ 459,262.10      59.35                      0.250            0.017   0.608
7269917   $ 253,891.72      94.99             01       0.250            0.017   0.483
7270025   $ 767,370.48      80.00                      0.250            0.017   0.483
7270202   $ 324,706.20      79.35                      0.250            0.017   0.000
7275971   $ 265,776.53      80.00                      0.250            0.017   0.358
7278735   $ 333,564.07      74.24                      0.250            0.017   0.608
7279015   $ 315,752.49      79.00                      0.250            0.017   0.733
7281793   $ 326,225.70      66.63                      0.250            0.017   0.358
7283202   $ 319,737.70      80.00                      0.250            0.017   0.483
7286253   $ 243,569.10      75.00                      0.250            0.017   0.983
7287248   $ 348,449.73      75.00                      0.250            0.017   0.233
7289080   $ 290,311.83      79.17                      0.250            0.017   0.483
7289442   $ 499,600.16      57.60                      0.250            0.017   0.608
7289684   $ 244,813.58      76.56                      0.250            0.017   0.858
7289837   $ 405,283.59      80.00                      0.250            0.017   0.733
7291765   $ 257,341.00      73.71                      0.250            0.017   0.483
7292411   $ 349,705.96      84.34             01       0.250            0.017   0.358
7292710   $ 296,744.29      63.19                      0.250            0.017   0.233
7292858   $ 292,765.69      47.80                      0.250            0.017   0.608
7293524   $ 302,935.17      75.00                      0.250            0.017   0.858
7293599   $ 316,290.52      57.55                      0.250            0.017   0.483
7294040   $ 803,740.25      50.31                      0.250            0.017   0.733
7295409   $ 283,267.62      70.00                      0.250            0.017   0.483
7298269   $ 294,764.09      78.67                      0.250            0.017   0.608
7299998   $ 279,770.48      80.00                      0.250            0.017   0.483
7300405   $ 545,541.30      70.00                      0.250            0.017   0.358
7301479   $ 271,471.73      95.00             17       0.250            0.017   0.358
7302040   $ 306,454.74      51.81                      0.250            0.017   0.608
7305839   $ 319,159.06      76.19                      0.250            0.017   0.358
7308778   $ 279,733.33      73.68                      0.250            0.017   0.483
7311754   $ 335,703.56      64.49                      0.250            0.017   0.108
7312234   $ 276,913.13      73.90                      0.250            0.017   0.858
7312365   $ 299,741.71      73.35                      0.250            0.017   0.233
7312425   $ 267,280.32      57.63                      0.250            0.017   0.483
7318961   $ 990,226.92      66.07                      0.250            0.017   0.733
7319682   $ 341,739.76      80.00                      0.250            0.017   0.858
7321233   $ 366,906.36      80.00                      0.250            0.017   0.608
7321612   $ 261,060.92      95.00             11       0.250            0.017   1.108
7322384   $ 383,685.24      80.00                      0.250            0.017   0.483
7323886   $ 287,758.05      80.00                      0.250            0.017   0.358
7326749   $ 245,298.76      65.64                      0.250            0.017   0.483
7327981   $ 280,042.01      95.00             17       0.250            0.017   0.983
7328623   $ 243,614.48      89.63             33       0.250            0.017   0.858
7329174   $ 287,758.05      66.21                      0.250            0.017   0.358
7332960   $ 494,584.14      52.11                      0.250            0.017   0.358
7344031   $ 287,769.69      80.00                      0.250            0.017   0.608
7345342   $ 199,843.98      22.22                      0.250            0.017   0.733
7349792   $ 311,744.26      80.00                      0.250            0.017   0.483
7352639   $ 993,164.92      69.75                      0.250            0.017   0.358
7353268   $ 421,415.66      79.88                      0.250            0.017   0.358
7353999   $ 271,371.82      61.73                      0.250            0.017   0.358
7354177   $ 440,629.50      69.45                      0.250            0.017   0.358
7355188   $ 431,628.06      84.71             06       0.250            0.017   0.233
7355909   $ 371,695.07      78.32                      0.250            0.017   0.483
7356540   $ 399,638.40      54.42                      0.250            0.017   0.000
7363385   $ 306,750.00      74.82                      0.250            0.017   0.483
7368504   $ 385,798.81      90.00             11       0.250            0.017   0.733
7383643   $ 404,569.53      35.55                      0.250            0.017   0.983
7411976   $ 429,000.00      71.50                      0.250            0.017   0.608

      $ 635,373,814.24



COUNT:                   1842
WAC:              7.190897597
WAM:              357.7251289
WALTV:            70.48086695

                                 EXHIBIT F-3


           [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1998-33  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)           (ii)                                            (iii)         (iv)           (v)            (vi)           (vii)
-----         -----------------------     -----       -----   --------      --------       --------       ----------     --------
                                                                                           NET
MORTGAGE                                                                    MORTGAGE       MORTGAGE       CURRENT        ORIGINAL
LOAN                                                  ZIP     PROPERTY      INTEREST       INTEREST       MONTHLY        TERM TO
NUMBER        CITY                        STATE       CODE    TYPE          RATE           RATE           PAYMENT        MATURITY
-----         -----------------------     -----       -----   --------      --------       --------       ----------     --------
4713217       NEWPORT BEACH               CA          92660   SFD           7.500          6.250          $2,517.17          360
4781741       ROME                        GA          30161   SFD           7.250          6.250          $3,149.94          347
4832425       ROCKVILLE CENTRE            NY          11570   SFD           7.875          6.250          $1,825.36          360
4834109       EAST HAMPTON                NY          11937   SFD           7.625          6.250          $3,949.49          360
4834133       MATTITUCK                   NY          11952   SFD           7.250          6.250          $1,637.22          360
4841199       FOOTHILL RANCH AREA         CA          92610   SFD           7.500          6.250          $1,873.89          360
4843148       RICHMOND                    CA          94801   SFD           7.500          6.250          $3,115.70          360
4843201       SOUTH PASADENA              CA          91030   SFD           7.875          6.250          $2,755.26          360
4843469       LOS ANGELES                 CA          90045   SFD           7.500          6.250          $1,887.88          360
4843990       RYE                         NY          10580   SFD           6.750          6.250          $3,015.99          360
4845463       WOODLAND HILLS              CA          91364   SFD           7.375          6.250          $1,989.14          360
4845881       YORBA LINDA                 CA          92886   SFD           7.500          6.250          $1,650.15          360
4846244       DANA POINT                  CA          92629   LCO           7.375          6.250          $3,591.51          360
4847229       WALNUT CREEK                CA          94596   SFD           7.500          6.250          $2,130.16          360
4849417       MISSION VIEJO               CA          92691   SFD           7.375          6.250          $2,072.03          360
4849500       CYPRESS                     CA          90630   SFD           7.625          6.250          $1,697.64          360
4849948       SAN MARINO                  CA          91108   SFD           7.500          6.250          $2,097.64          360
4849968       LOS ANGELES                 CA          90056   SFD           7.500          6.250          $2,097.64          360
4849992       PLEASANTON                  CA          94588   SFD           7.750          6.250          $2,337.29          360
4850081       CAMPBELL                    CA          95008   SFD           7.875          6.250          $2,122.68          300
4850117       ESCONDIDO                   CA          92025   SFD           7.500          6.250          $2,181.55          360
4850776       ALPHARETTA                  GA          30202   SFD           7.250          6.250          $2,387.62          360
4851004       PEACHTREE CITY              GA          30269   SFD           7.750          6.250          $1,705.07          360
4851477       RALEIGH                     NC          27609   SFD           7.125          6.250          $3,503.34          360
4853212       LIVERMORE                   CA          94550   SFD           7.875          6.250          $3,121.41          300
4854503       SUFFERN                     NY          10901   SFD           7.500          6.250          $1,573.23          360
4859315       EAST POINT                  GA          30344   SFD           7.250          6.250            $982.34          360
4859650       TULSA                       OK          74137   SFD           7.250          6.250          $1,592.88          360
4860786       COLUMBUS                    OH          43235   SFD           6.875          6.250          $2,364.95          360
4861101       LA JOLLA                    CA          92037   SFD           7.750          6.250     $    13,038.70          360
4866710       LOS ANGELES                 CA          90024   SFD           7.500          6.250          $8,390.57          360
4867964       PRESCOTT                    AZ          86303   SFD           7.375          6.250          $3,142.58          360
4868158       NASHVILLE                   TN          37205   SFD           7.125          6.250          $1,773.23          360
4868276       ORLANDO                     FL          32827   PUD           7.500          6.250          $1,901.86          360
4868667       CORAL SPRINGS               FL          33076   PUD           7.250          6.250          $2,095.65          360
4868716       ALPHARETTA                  GA          30022   SFD           7.125          6.250          $1,917.07          360
4869044       ATLANTA                     GA          30328   SFD           7.125          6.250          $2,733.28          360
4869306       PEACHTREE CITY              GA          30269   SFD           7.250          6.250          $2,892.43          360
4870105       NEW ROCHELLE                NY          10801   SFD           7.375          6.250          $1,968.42          360
4870492       MACON                       GA          31210   SFD           7.125          6.250          $1,606.82          360
4870890       ANNAPOLIS                   MD          21401   SFD           7.375          6.250          $1,289.84          360
4871430       PARK RIDGE                  NJ          07656   SFD           7.500          6.250          $3,775.76          360
4871649       FREDERICK                   MD          21702   SFD           7.500          6.250          $1,901.87          360
4871696       LONG BEACH                  NJ          08008   SFD           7.375          6.250          $2,417.37          360
4871841       GAITHERSBURG                MD          20878   SFD           7.375          6.250          $1,320.57          360
4872226       ORLANDO                     FL          32806   SFD           7.250          6.250          $1,705.44          360
4872322       ALLENHURST                  NJ          07711   SFD           7.500          6.250          $2,265.46          360
4872411       FALLBROOK                   CA          92028   PUD           7.125          6.250          $1,819.05          360
4872454       LIVERMORE                   CA          94550   SFD           7.375          6.250          $2,210.17          360
4872539       CORAL GABLES                FL          33146   SFD           7.375          6.250          $1,895.21          360
4873348       WAUKESHA                    WI          53186   SFD           7.250          6.250          $2,002.19          360
4873769       ELMHURST                    IL          60126   SFD           7.500          6.250          $2,517.18          360
4873894       AUSTIN                      TX          78746   SFD           7.375          6.250          $2,382.83          360
4874461       WASHINGTON                  DC          20007   SFD           7.250          6.250          $5,348.27          360
4874521       SANTA CLARA                 CA          95051   SFD           7.375          6.250          $1,968.42          360
4874535       WITTMAN                     MD          21676   SFD           7.000          6.250          $3,991.82          360
4874538       SANTA CLARA                 CA          95054   SFD           7.375          6.250          $1,671.43          360
4874788       SAN FRANCISCO               CA          94127   SFD           7.375          6.250          $3,646.76          360
4874803       BELMONT                     CA          94002   SFD           7.375          6.250          $2,016.77          360
4874901       ELMHURST                    IL          60126   SFD           7.375          6.250          $4,176.73          350
4875139       FREMONT                     CA          94536   SFD           7.375          6.250          $2,417.36          360
4875222       LOS ANGELES                 CA          90056   SFD           7.250          6.250          $2,585.45          360
4875649       SEBASTOPOL                  CA          95472   SFD           7.375          6.250          $3,418.84          360
4875807       WOODLAND HILLS              CA          91367   SFD           7.625          6.250          $2,256.09          360
4875864       HILTON HEAD                 SC          29928   HCO           7.250          6.250          $1,773.66          360
4875978       OMAHA                       NE          68154   SFD           7.375          6.250          $5,106.99          240
4876372       NEWPORT BEACH               CA          92663   SFD           7.500          6.250          $2,419.28          360
4876400       HERMOSA BEACH               CA          90254   PUD           7.500          6.250          $2,391.31          360
4876421       MANHATTAN BEACH             CA          90266   SFD           7.500          6.250          $2,370.34          360
4876442       NEWARK                      CA          94560   SFD           7.500          6.250          $1,873.89          360
4876478       CARMEL VALLEY               CA          93924   SFD           7.500          6.250          $1,692.10          360
4876772       SAN JOSE                    CA          95129   SFD           7.500          6.250          $1,706.08          360
4876779       SAN MATEO                   CA          94403   SFD           7.250          6.250          $2,087.46          360
4876802       TARZANA                     CA          91356   SFD           7.500          6.250          $3,086.33          360
4876805       SAN JOSE                    CA          95138   SFD           7.250          6.250          $2,676.52          360
4876857       SHERMAN OAKS                CA          91423   SFD           7.375          6.250          $3,968.62          360
4876893       YORBA LINDA                 CA          92687   SFD           7.500          6.250          $1,708.18          360
4876899       PORTOLA HILLS AREA          CA          92679   SFD           7.500          6.250          $1,798.38          360
4877134       DIAMOND BAR AREA            CA          91765   SFD           7.500          6.250          $1,904.66          360
4877137       CHAPPAQUA                   NY          10514   SFD           7.375          6.250          $3,370.49          360
4877287       SAN JOSE                    CA          95124   SFD           7.625          6.250          $2,264.94          360
4877384       TRABUCO CANYON              CA          92679   SFD           7.500          6.250          $1,941.37          360
4877397       SHINGLE SPRINGS             CA          95682   SFD           7.625          6.250          $2,180.00          360
4877459       LOS ANGELES                 CA          90064   SFD           7.625          6.250          $1,840.27          360
4877545       MISSION VIEGO               CA          92692   SFD           7.125          6.250          $2,841.08          360
4877571       CAPE ELIZABETH              ME          04107   SFD           7.375          6.250          $3,453.38          360
4877698       ARCADIA                     CA          91006   LCO           7.375          6.250          $1,823.38          360
4877758       SAN JOSE                    CA          95131   SFD           6.875          6.250          $2,135.02          360
4877804       SANTA CLARA                 CA          95054   SFD           7.500          6.250          $2,125.61          360
4877969       MANHATTAN BEACH             CA          90266   LCO           7.375          6.250          $1,629.99          360
4878035       SAN CARLOS                  CA          94070   SFD           7.500          6.250          $2,791.26          360
4878040       PHOENIX                     AZ          85048   PUD           7.125          6.250          $1,616.93          360
4878060       SANTA BARBARA               CA          93101   SFD           7.500          6.250          $1,992.76          360
4878141       SANTA ROSA                  CA          95405   SFD           7.875          6.250          $2,405.42          360
4878209       NASHVILLE                   TN          37220   SFD           7.250          6.250          $2,034.25          360
4878558       SAN RAMON                   CA          94583   SFD           7.375          6.250          $2,541.68          360
4878570       GLENDALE                    AZ          85304   SFD           7.750          6.250          $2,800.81          360
4878577       FLOWER MOUND                TX          75028   SFD           7.500          6.250          $3,054.17          360
4878588       LOS ALTOS                   CA          94024   SFD           7.500          6.250          $3,992.51          360
4878608       LOS GATOS                   CA          95030   SFD           7.375          6.250          $2,859.40          360
4878626       DALLAS                      TX          75214   SFD           7.500          6.250          $2,716.45          360
4878629       MASON                       OH          45040   SFD           7.500          6.250          $2,237.49          360
4879106       LA CRESCENTA                CA          91214   SFD           7.500          6.250          $2,552.13          360
4879217       SAN LEANDRO                 CA          94579   SFD           7.500          6.250          $2,069.67          360
4879223       DALLAS                      TX          75204   SFD           7.500          6.250          $1,831.39          360
4879311       NEWPORT BEACH               CA          92660   SFD           7.500          6.250          $2,440.26          360
4879341       FAIRFAX                     VA          22301   SFD           7.500          6.250          $1,685.11          360
4879374       SALT LAKE CITY              UT          84121   SFD           7.625          6.250          $2,037.74          360
4879404       BRIGHTON TOWNSHIP           MI          48114   SFD           7.500          6.250          $1,957.10          360
4879448       MARSHALL                    VA          22115   SFD           7.500          6.250          $1,845.93          360
4879468       PLACENTIA                   CA          92870   SFD           7.625          6.250          $1,973.33          360
4879883       LAFAYETTE                   CA          94549   SFD           7.375          6.250          $2,382.83          360
4881206       OMAHA                       NE          68130   SFD           7.375          6.250          $3,349.77          360
4882656       LOS ANGELES                 CA          90068   SFD           7.500          6.250          $2,258.46          360
4882669       NAPA                        CA          94558   SFD           7.500          6.250          $3,321.27          360
4883959       ANN ARBOR                   MI          48101   SFD           7.125          6.250          $2,533.18          360
4883985       WEST PALM BEACH             FL          33409   SFD           7.375          6.250          $1,970.50          360
4884004       CORAL SPRINGS               FL          33076   SFD           7.375          6.250          $1,993.98          360
4884851       SHERMAN OAKS                CA          91403   SFD           7.500          6.250          $3,356.23          360
4884894       SAN JOSE                    CA          95138   SFD           7.375          6.250          $1,731.87          360
4885210       INDIANAPOLIS                IN          46236   SFD           7.375          6.250          $2,410.81          360
4885730       ALEDO                       TX          76008   SFD           7.500          6.250          $2,654.92          360
4886372       SUDBURY                     MA          01776   SFD           6.875          6.250          $3,284.65          360
4886438       HASBROUCK HEIGHTS           NJ          07604   SFD           7.375          6.250          $1,775.04          360
4886541       EVANSTON                    IL          60201   SFD           7.250          6.250          $1,798.90          360
4887040       ALEXANDRIA                  VA          22301   SFD           7.500          6.250          $1,915.85          360
4887047       POWELL                      OH          43065   SFD           7.500          6.250          $2,538.15          360
4887059       VANCOUVER                   WA          98664   SFD           7.250          6.250          $1,687.03          360
4887068       MALVERN                     PA          19335   SFD           7.250          6.250          $2,687.78          360
4887093       SOUTHLAKE                   TX          76262   SFD           7.375          6.250          $2,679.82          360
4887125       KENSINGTON                  MD          20895   SFD           7.375          6.250          $1,657.62          360
4887131       AURORA                      IL          60504   SFD           7.375          6.250          $1,665.89          360
4887207       WALNET CREEK                CA          94596   SFD           7.250          6.250          $3,247.16          360
4887282       ALPHARETTA                  GA          30004   SFD           7.125          6.250          $2,627.50          360
4887352       ROCKFORD                    IL          61103   SFD           7.375          6.250          $2,175.63          360
4887469       FOSTER CITY                 CA          94404   SFD           7.250          6.250          $2,919.72          360
4888258       CARLSBAD                    CA          92009   SFD           7.375          6.250          $4,109.52          360
4888466       CHICAGO                     IL          60645   SFD           7.250          6.250          $1,964.67          360
4890574       POWAY                       CA          92064   SFD           7.250          6.250          $3,342.67          360
4892063       LAKELAND                    FL          33813   SFD           7.250          6.250          $1,782.19          360
4892070       RIDGEFIELD                  NJ          07657   MF2           7.500          6.250          $2,356.71          360
4893411       SAN CLEMENTE                CA          92673   PUD           7.375          6.250          $2,648.74          360
4893478       MONROE                      CT          06468   SFD           6.750          6.250          $1,621.50          360
4893499       DELRAY BEACH                FL          33446   SFD           7.500          6.250          $3,496.08          360
4893513       CHICAGO                     IL          60657   MF2           7.750          6.250          $3,830.30          360
4893532       WILMINGTON                  NC          28405   SFD           6.875          6.250          $3,810.19          360
4893542       MIDDLEBURG                  VA          20118   SFD           7.125          6.250          $4,007.28          360
4893556       FT MITCHELL                 KY          41011   PUD           7.250          6.250          $3,001.58          360
4893592       BRIGHTON                    MI          48116   SFD           7.250          6.250          $2,827.62          360
4893611       PINE MOUNTAIN               GA          31822   SFD           7.125          6.250          $2,425.39          360
4893639       WILLOWBROOK                 IL          60514   SFD           7.250          6.250          $2,933.36          360
4893656       WEST LOS ANGELES            CA          90034   SFD           7.250          6.250          $1,654.28          360
4893705       STAMFORD                    CT          06905   SFD           7.250          6.250          $2,210.26          360
4894756       TULSA                       OK          74114   SFD           7.000          6.250          $2,089.38          360
4895867       SAN FRANCISCO               CA          94122   SFD           6.875          6.250          $1,676.49          360
4895883       PALOS VERDES ESTATES        CA          90274   SFD           7.250          6.250          $3,083.44          360
4895896       SAN DIEGO                   CA          92037   SFD           7.250          6.250          $2,796.93          360
4895910       OAK BROOK                   IL          60521   SFD           7.375          6.250          $2,382.82          360
4895913       BLACK DIAMOND               WA          98010   SFD           7.375          6.250          $2,227.43          360
4895918       WESTPORT                    CT          06880   SFD           7.375          6.250          $3,695.11          360
4895925       CARY                        NC          27513   SFD           7.125          6.250          $1,592.00          360
4895927       HIGHLAND PARK               IL          60035   SFD           7.250          6.250          $2,563.28          360
4895949       PLYMOUTH                    MI          48170   SFD           7.125          6.250          $1,881.02          360
4895952       CHARLOTTE                   NC          28277   SFD           7.375          6.250          $2,293.05          360
4895961       FREMONT                     CA          94555   SFD           7.250          6.250          $1,659.06          360
4895968       MARIETTA                    GA          30062   SFD           7.250          6.250          $2,592.27          360
4895977       WEST HILLS                  CA          91304   SFD           7.250          6.250          $2,674.14          360
4895984       IJAMSVILLE                  MD          21754   SFD           7.000          6.250          $1,649.96          360
4895994       VAIL                        CO          81657   LCO           7.250          6.250          $3,069.79          360
4896004       LOS ANGELES                 CA          90025   SFD           7.375          6.250          $2,196.35          360
4896011       FLORENCE                    SC          29501   SFD           7.250          6.250          $1,872.57          360
4896032       HUNTERSVILLE                NC          28115   SFD           7.125          6.250          $2,071.68          360
4896035       DENVER                      CO          80203   SFD           8.000          6.250          $3,522.07          360
4896045       SEATTLE                     WA          98199   SFD           7.125          6.250          $1,684.30          360
4896082       BOCA RATON                  FL          33433   SFD           7.500          6.250          $1,762.03          360
4896084       WESTPORT                    CT          06880   SFD           7.250          6.250          $3,765.62          360
4896110       NEW YORK                    NY          10014   LCO           7.000          6.250          $3,885.37          360
4896131       ANAHEIM                     CA          92808   PUD           7.000          6.250          $1,623.34          360
4896268       SAN FRANCISCO               CA          94116   SFD           7.250          6.250          $2,892.43          360
4896302       DELRAY BEACH                FL          33484   PUD           7.375          6.250          $4,192.40          360
4896319       SCOTTSDALE                  AZ          85251   SFD           7.250          6.250          $3,649.65          360
4896330       CARNATION                   WA          98014   SFD           7.250          6.250          $2,818.08          360
4896345       AURORA                      CO          80016   SFD           6.875          6.250          $3,069.83          360
4896469       PHOENIX                     AZ          85044   SFD           7.250          6.250          $2,237.54          360
4896472       PORTLAND                    OR          97210   SFD           7.250          6.250          $2,387.62          360
4896493       LOS ANGELES                 CA          90048   SFD           7.000          6.250          $1,995.91          360
4896500       CALABASAS                   CA          91302   SFD           7.000          6.250          $2,217.46          360
4896514       CONCORD                     NC          28027   PUD           7.250          6.250          $2,019.25          360
4896515       PLEASANTON                  CA          94566   SFD           7.250          6.250          $2,711.66          360
4896533       SUWANNE                     GA          30024   SFD           7.125          6.250          $1,960.53          360
4896537       MILLBRAE                    CA          94030   SFD           7.125          6.250          $1,886.42          360
4896549       RIO VERDE                   AZ          85263   PUD           7.250          6.250          $2,199.34          360
4896563       AGOURA HILLS                CA          91301   PUD           7.500          6.250          $2,433.27          360
4896573       LAGUNA BEACH                CA          92651   SFD           7.125          6.250          $2,088.53          360
4896574       LITTLETON                   CO          80125   SFD           7.000          6.250          $1,936.04          360
4896583       GLENDALE                    CA          91206   SFD           7.375          6.250          $1,657.63          360
4896590       LAFAYETTE                   CA          94549   SFD           7.250          6.250          $2,244.36          360
4896599       MORGAN HILL                 CA          95037   SFD           7.250          6.250          $2,046.53          360
4896604       BIRMINGHAM                  AL          35216   PUD           7.125          6.250          $1,643.88          360
4896614       REISTERTOWN                 MD          21136   SFD           6.875          6.250          $1,793.42          360
4896623       ROLLING HILLS ESTATES       CA          90274   SFD           7.000          6.250          $3,792.23          360
4896634       MADISON                     NJ          07960   SFD           6.750          6.250          $2,595.04          360
4896639       CHELAN                      WA          98816   SFD           7.250          6.250          $2,890.73          360
4896647       CALABASAS                   CA          91302   SFD           7.125          6.250          $2,560.14          360
4896650       NEWPORT BEACH               CA          92660   SFD           7.125          6.250          $2,627.51          360
4896669       WEST NEWBURY                MA          01985   SFD           7.250          6.250          $1,650.87          360
4896683       REDMOND                     WA          98053   SFD           7.250          6.250          $1,841.88          360
4896691       FREMONT                     CA          94539   SFD           7.375          6.250          $2,341.39          360
4896695       FALLBROOK                   CA          92028   SFD           7.000          6.250          $1,900.11          360
4896704       TOLUCA LAKE                 CA          91602   SFD           7.250          6.250          $2,933.36          360
4896718       WILMINGTON                  DE          19803   SFD           6.500          6.233          $1,554.89          360
4896719       SARATOGA                    CA          95070   SFD           7.375          6.250          $1,989.15          360
4896756       WAYNE                       PA          19087   SFD           7.500          6.250          $1,817.96          360
4896769       SAN LUIS OBISPO             CA          93401   SFD           7.250          6.250          $2,148.86          360
4896773       HOLLAND                     PA          18966   PUD           6.625          6.250          $1,728.84          360
4896777       TAMPA                       FL          33613   PUD           6.750          6.250          $2,879.78          360
4896785       DEERFIELD                   IL          60015   SFD           7.250          6.250          $3,715.31          360
4896787       GARDEN CITY                 NY          11530   SFD           6.750          6.250          $1,731.76          360
4896806       MESA                        AZ          85213   SFD           7.625          6.250          $2,039.87          360
4896816       AVALON                      NJ          08202   SFD           7.250          6.250          $2,346.69          360
4897226       SCOTTSDALE                  AZ          85260   SFD           7.250          6.250          $2,053.36          360
4897238       SAN CARLOS                  CA          94070   SFD           6.875          6.250          $1,681.74          360
4897246       CHARLOTTE                   NC          28270   PUD           7.250          6.250          $1,739.55          360
4897254       SANTA CLARA                 CA          95051   PUD           7.375          6.250          $2,154.22          360
4897259       IRVINE                      CA          92620   PUD           7.125          6.250          $1,785.36          360
4897266       IRVINE                      CA          92620   PUD           7.000          6.250          $3,342.48          360
4897279       CASTLE ROCK                 CO          80104   PUD           7.750          6.250          $1,730.14          360
4897289       LAGUNA NIGUEL               CA          92677   PUD           7.375          6.250          $1,709.43          360
4897304       MARINA DEL REY              CA          90292   LCO           7.500          6.250          $1,706.09          360
4897312       DARIEN                      CT          06820   SFD           7.250          6.250          $3,683.76          360
4897327       MARIETTA                    GA          30062   PUD           7.250          6.250          $1,706.47          360
4897338       WINTER SPRINGS              FL          32708   PUD           7.000          6.250          $1,614.69          360
4897353       RANDOLPH TWSP               NJ          07869   SFD           6.875          6.250          $1,708.02          360
4897383       EL PASO                     TX          79912   SFD           7.125          6.250          $1,819.05          360
4897405       LAGUNA HILLS                CA          92653   PUD           7.250          6.250          $2,230.72          360
4897525       EVERGREEN                   CO          80439   SFD           7.000          6.250          $1,596.73          360
4897535       OXNARD                      CA          93035   SFD           7.250          6.250          $3,410.89          360
4897663       LOS ANGELES                 CA          90272   SFD           7.250          6.250          $2,831.04          360
4897675       REDONDO BEACH AREA          CA          90277   SFD           6.875          6.250          $1,747.44          360
4897677       PONTE VEDRA BEACH           FL          32082   PUD           7.250          6.250          $2,401.27          360
4897695       SPOTSYLVANIA                VA          22553   PUD           7.000          6.250          $2,057.79          360
4897696       CHARLOTTE                   NC          28203   SFD           6.875          6.250          $3,179.54          360
4897705       LONGBOAT KEY                FL          34228   PUD           7.250          6.250          $2,742.35          360
4897710       WESTON                      FL          33327   PUD           7.125          6.250          $3,233.85          360
4897719       CUPERTINO                   CA          95014   SFD           7.375          6.250          $3,660.58          360
4897723       GILBERT                     AZ          85234   PUD           7.625          6.250          $1,635.01          360
4897734       MALIBU AREA                 CA          90265   SFD           7.125          6.250          $2,840.40          360
4897751       SAN DIEGO                   CA          92037   SFD           7.250          6.250          $3,185.77          360
4897769       SAN CARLOS                  CA          94070   SFD           7.250          6.250          $3,219.88          360
4897779       MCLEAN                      VA          22101   SFD           6.750          6.250          $2,646.29          360
4899526       OLD SAYBROOK                CT          06475   SFD           6.875          6.250          $2,299.26          360
4899576       LEAWOOD                     KS          66209   PUD           6.750          6.250          $1,530.70          360
4899588       NORRISTOWN                  PA          19403   SFD           6.625          6.250          $1,773.66          360
4899609       TOWNSHIP OF MILBURN         NJ          07078   SFD           7.375          6.250          $1,650.03          360
4899619       TRABUCO CANYON              CA          92679   PUD           7.000          6.250          $1,995.91          360
4899623       NANTUCKET                   MA          02554   SFD           7.375          6.250          $3,453.38          360
4899638       MOORPARK                    CA          93021   PUD           7.500          6.250          $1,906.76          360
4899641       HOLGATE                     NJ          08008   SFD           7.750          6.250          $2,401.78          360
4899656       OLD LYME                    CT          06371   SFD           6.875          6.250          $1,724.44          360
4899660       CHESHIRE                    CT          06410   SFD           6.875          6.250          $1,995.43          360
4899662       LOS ANGELES                 CA          90025   SFD           7.500          6.250          $2,234.69          360
4899667       WESTLAKE VILLAGE            CA          91361   PUD           7.250          6.250          $1,964.67          360
4899681       RUMSON                      NJ          07760   SFD           7.375          6.250          $3,398.13          360
4899690       MISSON VIEJO                CA          92691   SFD           7.375          6.250          $1,890.73          360
4899708       HERMOSA BEACH               CA          90254   SFD           7.125          6.250          $2,048.11          360
4899711       SCOTTSDALE                  AZ          85255   SFD           7.500          6.250          $1,831.95          360
4899716       FAYETTEVILLE                NC          28305   SFD           7.250          6.250          $3,069.80          360
4899719       WESTFIELD                   NJ          07090   SFD           7.250          6.250          $2,387.62          360
4899724       FAYETTEVILLE                GA          30215   PUD           7.250          6.250          $1,749.10          360
4899728       SCARSDALE                   NY          10583   SFD           7.125          6.250          $4,311.80          360
4899729       LOS ANGELES                 CA          90036   SFD           7.125          6.250          $2,627.51          360
4899736       SAN CARLOS                  CA          94070   SFD           7.250          6.250          $1,766.84          360
4899738       SAN JOSE                    CA          95135   SFD           7.375          6.250          $2,286.14          360
4899752       POMPTON PLAINS              NJ          07444   SFD           7.375          6.250          $1,801.29          360
4899772       REDONDO BEACH               CA          90278   LCO           7.500          6.250          $2,622.06          360
4899777       EAST HANOVER                NJ          07936   SFD           7.375          6.250          $2,293.05          360
4899782       EUGENE                      OR          97405   SFD           7.250          6.250          $3,547.32          360
4899793       BEVERLY HILLS               CA          90212   SFD           7.250          6.250          $3,970.27          360
4899812       CERRITOS                    CA          90703   SFD           7.125          6.250          $1,708.56          360
4899826       ANAHEIM                     CA          92806   PUD           7.500          6.250          $2,237.49          360
4899838       LONG BEACH                  CA          90803   PUD           7.625          6.250          $1,766.66          360
4899862       WOODLAND HILLS AREA         CA          91364   SFD           7.250          6.250          $2,067.00          360
4899868       SOMIS                       CA          93066   SFD           7.000          6.250          $3,226.72          360
4899869       OAKTON                      VA          22124   PUD           6.750          6.250          $1,497.62          360
4899874       SANTA CRUZ                  CA          95065   SFD           7.375          6.250          $1,623.09          360
4899880       SUNNYVALE                   CA          94087   SFD           7.250          6.250          $2,046.53          360
4899882       NORTHRIDGE                  CA          91326   SFD           7.000          6.250          $2,049.14          360
4899889       ORLANDO                     FL          32812   PUD           7.250          6.250          $1,888.27          360
4899890       OJAI                        CA          93023   SFD           7.000          6.250          $1,909.42          360
4899897       THOUSAND OAKS               CA          91362   PUD           7.000          6.250          $2,365.16          360
4899898       GREAT FALLS                 VA          22066   PUD           7.250          6.250          $1,680.89          360
4899905       OVIEDO                      FL          32765   SFD           7.375          6.250          $2,001.23          360
4899913       YORBA LINDA                 CA          92886   PUD           7.250          6.250          $1,719.09          360
4899922       SAN CARLOS                  CA          94070   SFD           7.750          6.250          $2,756.76          360
4899932       UNION CITY                  CA          94587   SFD           7.500          6.250          $1,748.04          360
4899941       SAN LUIS OBISPO             CA          93401   PUD           7.000          6.250          $2,262.03          360
4899950       PORTOLA VALLEY              CA          94028   SFD           6.750          6.250          $3,891.59          360
4899995       RNCH SNT MARGRIT AREA       CA          92688   PUD           7.125          6.250          $1,903.26          360
4900005       EVANSTON                    IL          60201   SFD           7.250          6.250          $1,773.66          360
4900014       LONGBOAT KEY                FL          34228   LCO           7.250          6.250          $1,702.72          360
4900028       PURCELLVILLE                VA          20132   SFD           6.750          6.250          $1,816.08          360
4900030       CINCINNATTI                 OH          45244   PUD           7.250          6.250          $2,387.62          360
4900037       WINNETKA                    IL          60093   SFD           7.250          6.250          $4,393.22          360
4900062       LOS ALAMITOS                CA          90720   SFD           7.250          6.250          $1,698.62          360
4900067       LITTLE ROCK                 AR          72223   SFD           7.125          6.250          $1,859.47          360
4900079       SKOKIE                      IL          60076   SFD           7.500          6.250          $2,041.71          360
4900090       ORANGE                      CA          92869   SFD           7.000          6.250          $1,683.22          360
4900105       HADDONFIELD                 NJ          08033   SFD           7.250          6.250          $2,810.57          360
4900116       CALABASAS                   CA          91302   SFD           7.000          6.250          $1,886.14          360
4900139       LOS ANGELES                 CA          90045   SFD           6.875          6.250          $1,826.27          360
4900150       MISSION VIEJO               CA          92692   SFD           7.375          6.250          $1,844.11          360
4900306       ATLANTIC BEACH              FL          32233   PUD           7.250          6.250          $1,713.97          360
4900311       OCALA                       FL          34471   SFD           6.875          6.250          $1,931.37          360
4902352       FLAGSTAFF                   AZ          86004   SFD           8.250          6.250            $668.63          360
4903070       PORTLAND                    OR          97236   SFD           7.750          6.250            $716.42          360
4903284       WHITEFISH                   MT          59937   LCO           8.250          6.250          $1,202.03          360
4904068       BEVERLY HILLS               CA          90210   SFD           6.875          6.250          $3,494.87          360
4904150       SOUTH ORANGE                NJ          07079   SFD           6.625          6.250          $1,511.13          360
4904169       DEL MAR                     CA          92014   SFD           7.375          6.250          $2,486.44          360
4904194       SPARTA TOWNSHIP             NJ          07871   SFD           6.750          6.250          $1,699.33          360
4904211       LOS GATOS                   CA          95032   SFD           7.250          6.250          $2,285.30          360
4904225       PETALUMA                    CA          94954   SFD           6.750          6.250          $1,783.65          360
4904233       CHICAGO                     IL          60615   SFD           7.250          6.250          $4,072.60          360
4904235       COTO DE CAZA                CA          92679   SFD           7.375          6.250          $3,847.07          360
4904245       LOS ALAMITOS                CA          90720   SFD           7.250          6.250          $1,773.66          360
4904255       DISCOVERY BAY               CA          94514   SFD           7.750          6.250          $1,676.41          360
4904259       LIVERMORE                   CA          94550   SFD           7.000          6.250          $2,281.99          360
4904275       LONG BEACH                  CA          90803   SFD           7.625          6.250          $1,840.27          360
4904281       CALABASAS                   CA          91302   SFD           7.250          6.250          $3,138.02          360
4904479       NEWPORT BEACH               CA          92660   SFD           7.375          6.250          $4,109.52          360
4904482       HAYWARD                     CA          94542   SFD           7.375          6.250          $1,989.15          360
4904494       PARADISE VALLEY             AZ          85253   SFD           7.375          6.250          $3,936.85          360
4904498       CASCADE TOWNSHIP            MI          49546   SFD           7.250          6.250          $1,633.14          360
4904507       LA GRANGE                   IL          60525   SFD           7.250          6.250          $2,124.30          360
4904511       ANNAPOLIS                   MD          21403   SFD           7.500          6.250          $2,153.58          360
4904517       PHOENIX                     AZ          85018   SFD           7.250          6.250          $3,985.96          360
4904543       DUNCAN                      SC          29334   PUD           7.250          6.250          $1,795.49          360
4904550       PLEASANTON                  CA          94566   SFD           7.375          6.250          $2,362.11          360
4904558       DUXBURY                     MA          02332   SFD           7.375          6.250          $2,315.49          360
4904560       MOHEGAN LAKE                NY          10547   SFD           6.750          6.250          $2,117.68          360
4904569       BONSALL                     CA          92003   SFD           7.125          6.250          $1,643.88          360
4904590       ORANGE                      CA          92869   SFD           8.000          6.250          $1,746.36          360
4904604       PISMO BEACH                 CA          93449   SFD           7.250          6.250          $2,046.53          360
4904607       CINCINNATI                  OH          45241   SFD           7.250          6.250          $1,608.58          360
4904629       LOMPOC                      CA          93436   SFD           7.000          6.250          $2,195.50          360
4904640       SMYRNA                      GA          30080   SFD           7.000          6.250          $1,995.91          360
4904641       WARWICK                     NY          10990   SFD           7.500          6.250          $2,073.17          360
4904649       SAN DIEGO                   CA          92131   SFD           7.375          6.250          $1,761.23          360
4904655       KENDALL PARK                NJ          08824   SFD           7.000          6.250          $1,616.36          360
4904665       DARIEN                      IL          60561   SFD           7.250          6.250          $2,912.90          360
4904666       ALPHARETTA                  GA          30004   SFD           7.000          6.250          $1,746.42          360
4904673       DEL MAR                     CA          92014   SFD           7.500          6.250          $4,544.90          360
4904674       FORT LAUDERDALE             FL          33306   SFD           7.250          6.250          $2,947.00          360
4904688       DALLAS                      TX          75230   SFD           7.250          6.250          $1,892.36          360
4904726       ISLE OF PALMS               SC          29451   SFD           7.000          6.250          $2,395.09          360
4904741       JAMUL                       CA          91935   SFD           7.375          6.250          $2,448.45          360
4904766       KIRKLAND                    WA          98033   SFD           7.875          6.250          $1,803.98          360
4904781       PARK RIDGE                  IL          60068   SFD           7.125          6.250          $1,755.72          360
4904795       BYRON                       CA          94514   SFD           7.250          6.250          $2,633.21          360
4904824       SAN JOSE                    CA          95131   SFD           7.625          6.250          $2,548.06          360
4904834       CLAREMONT AREA              CA          91711   SFD           6.875          6.250          $2,096.92          360
4904844       SIMI VALLEY                 CA          93065   SFD           7.000          6.250          $2,288.65          360
4904852       ORANGE                      CA          92869   SFD           7.000          6.250          $1,942.69          360
4904863       CAMARILLO                   CA          93010   SFD           7.375          6.250          $4,474.20          360
4904877       LOS ANGELES                 CA          91607   SFD           7.250          6.250          $1,773.66          360
4904883       SEA CLIFF                   NY          11545   SFD           7.375          6.250          $1,738.78          360
4904897       CHEVY CHASE                 MD          20815   SFD           7.250          6.250          $3,069.79          360
4904905       BALTIMORE                   MD          21204   SFD           7.250          6.250          $2,229.35          360
4904928       CHARLOTTE                   NC          28207   SFD           7.250          6.250          $2,489.94          360
4904940       GREAT FALLS                 VA          22066   SFD           6.750          6.250          $2,152.70          360
4904950       KIRKLAND                    WA          98034   SFD           7.125          6.250          $1,561.35          360
4904984       HUNTINGTON BEACH            CA          92648   SFD           7.125          6.250          $1,906.63          360
4906438       PRESCOTT                    AZ          86301   SFD           7.375          6.250          $2,500.25          360
4906472       LONG BEACH                  CA          90807   SFD           7.000          6.250          $1,689.87          360
4906493       STUDIO CITY                 CA          90604   SFD           7.250          6.250          $3,680.35          360
4906503       MIAMI BEACH                 FL          33140   SFD           7.375          6.250          $1,968.43          360
4906527       ELGIN                       SC          29045   SFD           6.875          6.250          $2,627.72          360
4906787       SANTA BARBARA               CA          93111   SFD           7.125          6.250          $1,717.99          360
4906812       YORBA LINDA                 CA          92887   SFD           7.375          6.250          $2,237.79          360
4906826       MISSION VIEJO               CA          92691   SFD           7.375          6.250          $1,958.06          360
4906846       SAN JOSE                    CA          95118   SFD           7.375          6.250          $1,766.40          360
4906859       CYPRESS                     CA          90630   SFD           7.500          6.250          $2,964.67          360
4906865       FAIRFAX                     CA          94930   SFD           6.750          6.250          $1,655.88          360
4906881       CARLSBAD                    CA          92009   SFD           7.250          6.250          $4,093.06          360
4906904       IRVINE                      CA          92604   SFD           7.250          6.250          $2,296.21          360
4906917       BABYLON                     NY          11702   SFD           7.250          6.250          $1,671.43          360
4906925       PASADENA                    CA          91106   SFD           6.875          6.250          $1,970.79          360
4906976       MILLERSVILLE                MD          21108   SFD           7.375          6.250          $1,702.51          360
4908063       YORBA LINDA                 CA          92887   SFD           7.125          6.250          $1,684.30          360
4908064       ALAMO                       CA          94507   SFD           7.500          6.250          $3,496.07          360
4908083       SANTA ROSA                  CA          95404   SFD           7.500          6.250          $2,936.70          360
4908097       SAN MATEO                   CA          94402   SFD           7.125          6.250          $1,833.86          360
4908241       HADDONFIELD                 NJ          08033   SFD           7.500          6.250          $2,307.41          360
4908285       LAFAYETTE HILL              PA          19444   SFD           7.500          6.250          $2,364.02          360
4908358       PORT WASHINGTON             NY          11050   SFD           7.625          6.250          $2,491.43          360
4908589       POWAY                       CA          92064   SFD           7.125          6.250          $2,290.64          360
4909467       WEST BLOOMFIELD TWP         MI          48323   SFD           7.625          6.250          $1,941.12          360
4909481       OVERLAND PARK               KS          66210   SFD           7.500          6.250          $3,621.93          360
4909539       SCIO                        OR          97374   SFD           7.500          6.250          $1,622.18          360
4909583       CHICAGO                     IL          60625   SFD           7.625          6.250          $1,704.37          360
4909600       MELVILLE                    NY          11747   SFD           7.625          6.250          $3,450.49          360
4909601       MOUNTAIN VIEW               CA          94040   SFD           7.625          6.250          $1,797.44          360
4909657       SCOTTSDALE                  AZ          85262   SFD           7.500          6.250          $2,331.18          360
4909678       BROOKLINE                   MA          02167   SFD           7.500          6.250          $3,775.76          360
4909695       PORTOLA HILLS               CA          92679   SFD           7.375          6.250          $1,968.42          360
4909729       NIPOMO                      CA          93433   SFD           7.500          6.250          $1,985.07          360
4909803       PLEASANT HILL               CA          94523   SFD           7.625          6.250          $1,925.20          360
4909841       FORT SMITH                  AR          72916   SFD           7.500          6.250          $1,664.13          360
4909910       MORAN                       WY          83013   SFD           7.500          6.250          $3,146.47          360
4909959       NEW HOPE                    PA          18938   SFD           7.375          6.250          $1,933.89          360
4909971       SAN JOSE                    CA          95125   SFD           7.375          6.250          $1,825.94          360
4910041       LAGUNA HILLS AREA           CA          92656   SFD           7.375          6.250          $1,878.64          360
4910172       SAN DIEGO                   CA          92127   SFD           7.125          6.250          $1,864.85          360
4910197       SAN DIEGO                   CA          92130   SFD           7.250          6.250          $2,500.18          360
4910538       DANVILLE                    CA          94507   SFD           7.500          6.250          $2,978.65          360
4910541       SHINGLE SPRINGS             CA          95682   SFD           7.750          6.250          $1,848.34          360
4910558       TUCSON                      AZ          85718   SFD           7.500          6.250          $1,678.11          360
4910570       REDWOOD CITY                CA          94065   LCO           7.500          6.250          $2,256.37          360
4910576       WOODBRIDGE                  CA          95258   SFD           7.625          6.250          $2,038.45          360
4910744       MISSION VIEJO               CA          92692   SFD           7.500          6.250          $1,678.12          360
4910761       HEBER                       UT          84032   SFD           7.500          6.250          $2,171.07          360
4910822       FRAMINGHAM                  MA          01701   SFD           7.375          6.250          $1,692.16          360
4910927       MEDINA                      OH          44256   SFD           7.250          6.250          $1,986.16          360
4910938       NORTHAMPTON TOWNSHIP        PA          18954   SFD           7.500          6.250          $1,855.72          360
4910986       SAN JOSE                    CA          95123   SFD           7.250          6.250          $2,123.28          360
4910999       IRVINE                      CA          92620   SFD           7.250          6.250          $1,957.85          360
4911070       LOUISVILLE                  KY          40245   SFD           7.250          6.250          $1,777.07          360
4911158       SCOTTSDALE                  AZ          85259   SFD           7.250          6.250          $3,683.76          360
4911197       SCOTTSDALE                  AZ          85255   SFD           7.250          6.250          $1,965.01          360
4911358       SEATTLE                     WA          98119   SFD           7.250          6.250          $2,638.66          360
4911364       SAN FRANCISCO               CA          94116   SFD           7.250          6.250          $1,661.79          360
4911412       LAKE FOREST                 CA          92631   SFD           7.250          6.250          $2,180.24          360
4911875       LAKE CHARLES                LA          70605   SFD           7.375          6.250          $1,840.65          360
4911886       PONTE VEDRA BEACH           FL          32082   SFD           7.250          6.250          $2,885.61          360
4911978       VENICE                      FL          34292   SFD           7.250          6.250          $1,699.87          354
4912068       PHOENIX                     AZ          85018   SFD           7.375          6.250          $1,721.86          360
4912077       APPLETON                    WI          54911   SFD           7.375          6.250          $1,933.90          360
4912129       ROCHESTER                   MI          48307   SFD           7.500          6.250          $1,796.29          360
4912156       AUBREY                      TX          76227   SFD           7.375          6.250          $3,555.26          360
4912214       BROOKLYN                    NY          11223   SFD           7.375          6.250          $1,827.20          300
4912227       OVERLAND PARK               KS          66213   PUD           7.375          6.250          $1,623.09          360
4912257       ELKHORN                     NE          68022   PUD           7.375          6.250          $1,813.02          360
4912269       DESTIN                      FL          32541   SFD           7.250          6.250          $3,138.02          360
4912281       IJAMSVILLE                  MD          21754   SFD           7.375          6.250          $1,982.24          360
4912284       NEW ORLEANS                 LA          70128   SFD           7.375          6.250          $1,657.63          360
4912297       BATON ROUGE                 LA          70810   SFD           7.375          6.250          $2,417.37          360
4912315       LONGMONT                    CO          80503   SFD           7.375          6.250          $1,851.01          360
4912404       NAPERVILLE                  IL          60564   PUD           7.375          6.250          $1,640.36          360
4912488       SAWYER                      MI          49125   SFD           7.375          6.250          $1,657.62          360
4912871       VIRGINIA BEACH              VA          23454   SFD           7.375          6.250          $3,798.71          360
4912962       BOSSIER CITY                LA          71111   SFD           7.250          6.250          $1,608.58          360
4912998       MERRIMACK                   NH          03054   SFD           7.500          6.250          $1,817.96          360
4913410       WEST HARTFORD               CT          06105   SFD           7.250          6.250          $4,093.06          360
4914755       SAN JOSE                    CA          95131   SFD           7.250          6.250          $1,684.91          360
4916452       FOUNTAIN HILLS              AZ          85268   SFD           7.500          6.250          $1,887.88          360
4919972       FAIRFIELD                   CT          06430   SFD           7.125          6.250          $2,314.23          360
4920497       MORROW                      OH          45152   SFD           7.750          6.250          $2,126.32          360
4920780       GLENDALE                    CA          91207   SFD           7.250          6.250          $2,574.53          360
4920819       LAKE VILLA                  IL          60046   SFD           8.125          6.250          $1,858.48          360
4923651       MIDLOTHIAN                  VA          23112   SFD           7.125          6.250          $1,606.82          360
4923682       GLENVIEW                    IL          60025   SFD           7.125          6.250          $2,236.75          360
4923734       WHEATON                     IL          60187   SFD           7.250          6.250          $2,196.61          360
4923755       WAYNE                       IL          60184   SFD           7.250          6.250          $2,024.70          360
4924229       SANDWICH                    MA          02537   SFD           7.250          6.250          $2,346.69          360
4924462       MARIETTA                    GA          30068   PUD           6.875          6.250          $2,772.24          360
4924812       ATLANTA                     GA          30345   SFD           7.000          6.250          $1,729.79          360
4924820       LOS ALAMOS                  NM          87544   SFD           7.250          6.250          $2,878.78          360



(i)            (viii)           (ix)               (x)      (xi)        (xii)          (xiii)       (xiv)       (xv)        (xvi)
-----          ----------       --------------     ------   -------     ----------     --------     -------     ---------   -------
                                CUT-OFF
MORTGAGE       SCHEDULED        DATE                                    MORTGAGE                    T.O.P.      MASTER      FIXED
LOAN           MATURITY         PRINCIPAL                               INSURANCE      SERVICE      MORTGAGE    SERVICE     RETAINED
NUMBER         DATE             BALANCE            LTV      SUBSIDY     CODE           FEE          LOAN        FEE         YIELD
-----          -----------      --------------     ------   -------     ----------     --------     --------    ---------   -------
4713217           1-Jan-28        $355,740.07       78.26                              0.250                      0.017        0.983
4781741           1-Jan-27        $452,888.65       78.10                              0.250                      0.017        0.733
4832425           1-Jul-28        $250,872.31       95.00                    06        0.250                      0.017        1.358
4834109           1-Jul-28        $555,874.32       37.83                              0.250                      0.017        1.108
4834133           1-Jul-28        $239,052.52       89.89                    11        0.250                      0.017        0.733
4841199           1-Aug-28        $267,068.15       80.00                              0.250                      0.017        0.983
4843148           1-Jul-28        $443,925.69       80.00                              0.250                      0.017        0.983
4843201           1-Aug-28        $378,943.62       75.25                              0.250                      0.017        1.358
4843469           1-Jul-28        $268,985.50       75.00                              0.250                      0.017        0.983
4843990           1-Jul-28        $462,975.53       75.00                              0.250                      0.017        0.233
4845463           1-Aug-28        $287,115.32       80.00                              0.250                      0.017        0.858
4845881           1-Aug-28        $235,292.81       66.48                              0.250                      0.017        0.983
4846244           1-Aug-28        $518,402.63       69.33                              0.250                      0.017        0.858
4847229           1-Aug-28        $303,737.10       67.70                              0.250                      0.017        0.983
4849417           1-Aug-28        $298,974.20       80.00                              0.250                      0.017        0.858
4849500           1-Aug-28        $239,148.97       90.00                    24        0.250                      0.017        1.108
4849948           1-Jul-28        $298,062.89       50.00                              0.250                      0.017        0.983
4849968           1-Aug-28        $298,782.46       80.00                              0.250                      0.017        0.983
4849992           1-Aug-28        $325,320.00       75.00                              0.250                      0.017        1.233
4850081           1-Aug-23        $276,686.76       73.16                              0.250                      0.017        1.358
4850117           1-Aug-28        $311,065.07       80.00                              0.250                      0.017        0.983
4850776           1-Mar-28        $347,482.42       73.68                              0.250                      0.017        0.733
4851004           1-Apr-28        $236,625.34       80.00                              0.250                      0.017        1.233
4851477           1-Jul-28        $517,895.97       80.00                              0.250                      0.017        0.608
4853212           1-Aug-23        $407,028.01       70.12                              0.250                      0.017        1.358
4854503           1-Nov-27        $222,745.99       50.56                              0.250                      0.017        0.983
4859315           1-Jul-28        $143,431.47       80.00                              0.250                      0.017        0.733
4859650           1-Oct-28        $233,134.60       77.83                              0.250                      0.017        0.733
4860786           1-Nov-28        $359,697.55       63.16                              0.250                      0.017        0.358
4861101           1-Jun-28      $1,810,213.48       58.71                              0.250                      0.017        1.233
4866710           1-Jul-28      $1,195,491.14       63.16                              0.250                      0.017        0.983
4867964           1-Aug-28        $453,602.28       65.47                              0.250                      0.017        0.858
4868158           1-Aug-28        $262,350.55       70.19                              0.250                      0.017        0.608
4868276           1-Aug-28        $270,178.71       77.71                              0.250                      0.017        0.983
4868667           1-Aug-28        $306,232.68       89.87                              0.250                      0.017        0.733
4868716           1-Jul-28        $283,398.64       79.04                              0.250                      0.017        0.608
4869044           1-Aug-28        $404,390.65       73.76                              0.250                      0.017        0.608
4869306           1-Jul-28        $422,326.09       79.52                              0.250                      0.017        0.733
4870105           1-Sep-28        $284,265.01       95.00                    12        0.250                      0.017        0.858
4870492           1-Aug-28        $237,730.27       90.00                    06        0.250                      0.017        0.608
4870890           1-Aug-28        $186,059.60       79.99                              0.250                      0.017        0.858
4871430           1-Aug-28        $538,381.87       75.00                              0.250                      0.017        0.983
4871649           1-Aug-28        $271,184.92       80.00                              0.250                      0.017        0.983
4871696           1-Aug-28        $348,924.82       72.61                              0.250                      0.017        0.858
4871841           1-Aug-28        $190,612.66       80.00                              0.250                      0.017        0.858
4872226           1-Aug-28        $249,212.81       74.63                              0.250                      0.017        0.733
4872322           1-Aug-28        $323,029.10       80.00                              0.250                      0.017        0.983
4872411           1-Aug-28        $269,128.58       90.00                              0.250                      0.017        0.608
4872454           1-Aug-28        $319,016.97       80.00                              0.250                      0.017        0.858
4872539           1-Jun-28        $273,127.83       79.31                              0.250                      0.017        0.858
4873348           1-Sep-28        $292,808.96       73.01                              0.250                      0.017        0.733
4873769           1-Sep-28        $359,193.44       75.00                              0.250                      0.017        0.983
4873894           1-Jul-28        $343,671.18       90.00                    11        0.250                      0.017        0.858
4874461           1-Aug-28        $781,531.32       68.17                              0.250                      0.017        0.733
4874521           1-Aug-28        $284,119.74       74.41                              0.250                      0.017        0.858
4874535           1-Aug-28        $598,015.44       80.00                              0.250                      0.017        0.483
4874538           1-Aug-28        $241,256.63       79.80                              0.250                      0.017        0.858
4874788           1-Aug-28        $526,192.36       75.97                              0.250                      0.017        0.858
4874803           1-Sep-28        $291,329.33       80.00                              0.250                      0.017        0.858
4874901           1-Sep-27        $597,217.90       77.02                              0.250                      0.017        0.858
4875139           1-Sep-28        $349,196.12       73.68                              0.250                      0.017        0.858
4875222           1-Aug-28        $377,806.61       78.14                              0.250                      0.017        0.733
4875649           1-Sep-28        $493,863.08       70.01                              0.250                      0.017        0.858
4875807           1-Aug-28        $317,818.36       75.00                              0.250                      0.017        1.108
4875864           1-Jul-28        $258,973.54       78.79                              0.250                      0.017        0.733
4875978           1-Aug-18        $635,261.91       58.18                              0.250                      0.017        0.858
4876372           1-Jul-28        $344,699.96       89.87                    17        0.250                      0.017        0.983
4876400           1-Jul-28        $340,714.99       90.00                    11        0.250                      0.017        0.983
4876421           1-Sep-28        $338,240.51       62.89                              0.250                      0.017        0.983
4876442           1-Sep-28        $267,399.49       79.53                              0.250                      0.017        0.983
4876478           1-Sep-28        $241,457.83       89.96                    17        0.250                      0.017        0.983
4876772           1-Aug-28        $243,181.95       80.00                              0.250                      0.017        0.983
4876779           1-Sep-28        $305,279.54       77.47                              0.250                      0.017        0.733
4876802           1-Sep-28        $440,007.34       55.18                              0.250                      0.017        0.983
4876805           1-Sep-28        $391,426.23       60.14                              0.250                      0.017        0.733
4876857           1-Aug-28        $572,834.92       71.83                              0.250                      0.017        0.858
4876893           1-Aug-28        $243,567.95       70.81                              0.250                      0.017        0.983
4876899           1-Sep-28        $256,623.78       77.24                              0.250                      0.017        0.983
4877134           1-Sep-28        $271,789.73       75.00                              0.250                      0.017        0.983
4877137           1-Jul-28        $486,120.42       80.00                              0.250                      0.017        0.858
4877287           1-Sep-28        $319,300.75       80.00                              0.250                      0.017        1.108
4877384           1-Sep-28        $277,027.95       79.98                              0.250                      0.017        0.983
4877397           1-Sep-28        $307,326.99       80.00                              0.250                      0.017        1.108
4877459           1-Aug-28        $259,240.04       66.67                              0.250                      0.017        1.108
4877545           1-Sep-28        $420,682.27       72.71                              0.250                      0.017        0.608
4877571           1-Aug-28        $498,464.07       51.28                              0.250                      0.017        0.858
4877698           1-Sep-28        $263,393.65       80.00                              0.250                      0.017        0.858
4877758           1-Aug-28        $323,898.41       86.21                    06        0.250                      0.017        0.358
4877804           1-Sep-28        $299,293.93       80.00                              0.250                      0.017        0.983
4877969           1-Sep-28        $235,256.10       80.00                              0.250                      0.017        0.858
4878035           1-Oct-28        $398,605.63       80.00                              0.250                      0.017        0.983
4878040           1-Sep-28        $239,420.78       70.59                              0.250                      0.017        0.608
4878060           1-Sep-28        $284,361.50       38.93                              0.250                      0.017        0.983
4878141           1-Sep-28        $331,060.56       77.15                              0.250                      0.017        1.358
4878209           1-May-28        $296,541.81       74.55                              0.250                      0.017        0.733
4878558           1-Oct-28        $367,438.06       80.00                              0.250                      0.017        0.858
4878570           1-Sep-28        $390,116.87       79.98                              0.250                      0.017        1.233
4878577           1-Aug-28        $435,491.11       80.00                              0.250                      0.017        0.983
4878588           1-Sep-28        $569,720.76       58.56                              0.250                      0.017        0.983
4878608           1-Sep-28        $413,049.11       51.75                              0.250                      0.017        0.858
4878626           1-Jul-28        $387,040.25       79.99                              0.250                      0.017        0.983
4878629           1-Sep-28        $319,169.80       69.26                              0.250                      0.017        0.983
4879106           1-Sep-28        $364,182.27       79.35                              0.250                      0.017        0.983
4879217           1-Oct-28        $295,558.23       80.00                              0.250                      0.017        0.983
4879223           1-Sep-28        $261,333.18       67.18                              0.250                      0.017        0.983
4879311           1-Sep-28        $348,094.56       68.43                              0.250                      0.017        0.983
4879341           1-Aug-28        $240,277.83       65.14                              0.250                      0.017        0.983
4879374           1-Sep-28        $287,270.89       74.78                              0.250                      0.017        1.108
4879404           1-Sep-28        $279,272.93       79.99                              0.250                      0.017        0.983
4879448           1-Sep-28        $263,408.53       77.65                              0.250                      0.017        0.983
4879468           1-Sep-28        $278,190.78       80.00                              0.250                      0.017        1.108
4879883           1-Oct-28        $344,438.90       69.70                              0.250                      0.017        0.858
4881206           1-Nov-28        $484,630.96       74.05                              0.250                      0.017        0.858
4882656           1-Sep-28        $322,276.36       78.78                              0.250                      0.017        0.983
4882669           1-Sep-28        $473,935.82       19.79                              0.250                      0.017        0.983
4883959           1-Aug-28        $372,641.26       79.49                              0.250                      0.017        0.608
4883985           1-Sep-28        $284,644.71       90.00                    11        0.250                      0.017        0.858
4884004           1-Sep-28        $288,036.89       88.35                    01        0.250                      0.017        0.858
4884851           1-Sep-28        $478,924.61       80.00                              0.250                      0.017        0.983
4884894           1-Oct-28        $250,367.23       81.94                              0.250                      0.017        0.858
4885210           1-Sep-28        $348,027.37       79.33                              0.250                      0.017        0.858
4885730           1-Sep-28        $378,849.31       75.00                              0.250                      0.017        0.983
4886372           1-Sep-28        $495,098.62       79.37                              0.250                      0.017        0.358
4886438           1-Sep-28        $256,409.71       75.59                              0.250                      0.017        0.858
4886541           1-Sep-28        $262,658.93       90.00                    12        0.250                      0.017        0.733
4887040           1-Sep-28        $273,386.13       78.51                              0.250                      0.017        0.983
4887047           1-Sep-28        $362,186.74       84.97                    12        0.250                      0.017        0.983
4887059           1-Sep-28        $246,717.72       76.09                              0.250                      0.017        0.733
4887068           1-Sep-28        $393,072.33       79.85                              0.250                      0.017        0.733
4887093           1-Sep-28        $387,108.83       80.00                              0.250                      0.017        0.858
4887125           1-Sep-28        $239,448.77       80.00                              0.250                      0.017        0.858
4887131           1-Sep-28        $240,643.01       89.33                    01        0.250                      0.017        0.858
4887207           1-Sep-28        $474,879.27       80.00                              0.250                      0.017        0.733
4887282           1-Sep-28        $388,926.65       60.47                              0.250                      0.017        0.608
4887352           1-Sep-28        $314,032.35       71.59                              0.250                      0.017        0.858
4887469           1-Sep-28        $426,830.25       80.00                              0.250                      0.017        0.733
4888258           1-Sep-28        $593,633.39       70.00                              0.250                      0.017        0.858
4888466           1-Sep-28        $287,321.91       90.00                    13        0.250                      0.017        0.733
4890574           1-Sep-28        $488,846.30       51.58                              0.250                      0.017        0.733
4892063           1-Sep-28        $260,634.89       95.00                    12        0.250                      0.017        0.733
4892070           1-Sep-28        $336,294.86       90.00                    12        0.250                      0.017        0.983
4893411           1-Sep-28        $382,485.92       77.47                              0.250                      0.017        0.858
4893478           1-Oct-28        $249,568.29       68.49                              0.250                      0.017        0.233
4893499           1-Sep-28        $498,879.79       60.53                              0.250                      0.017        0.983
4893513           1-Sep-28        $533,510.62       80.00                              0.250                      0.017        1.233
4893532           1-Sep-28        $578,529.80       68.24                              0.250                      0.017        0.358
4893542           1-Sep-28        $593,364.55       49.57                              0.250                      0.017        0.608
4893556           1-Sep-28        $438,964.02       80.00                              0.250                      0.017        0.733
4893592           1-Sep-28        $413,176.19       76.76                              0.250                      0.017        0.733
4893611           1-Sep-28        $359,131.19       80.00                              0.250                      0.017        0.608
4893639           1-Sep-28        $428,987.58       79.78                              0.250                      0.017        0.733
4893656           1-Sep-28        $241,929.03       75.78                              0.250                      0.017        0.733
4893705           1-Sep-28        $323,237.13       90.00                    11        0.250                      0.017        0.733
4894756           1-Dec-28        $314,050.00       89.99                    24        0.250                      0.017        0.483
4895867           1-Sep-28        $254,475.60       80.00                              0.250                      0.017        0.358
4895883           1-Sep-28        $450,935.77       65.51                              0.250                      0.017        0.733
4895896           1-Oct-28        $409,358.37       63.08                              0.250                      0.017        0.733
4895910           1-Oct-28        $344,254.85       69.00                              0.250                      0.017        0.858
4895913           1-Oct-28        $321,896.44       75.00                              0.250                      0.017        0.858
4895918           1-Aug-28        $533,356.57       26.70                              0.250                      0.017        0.858
4895925           1-Sep-28        $235,729.72       76.97                              0.250                      0.017        0.608
4895927           1-Sep-28        $374,865.31       90.00                    13        0.250                      0.017        0.733
4895949           1-Oct-28        $278,752.13       80.00                              0.250                      0.017        0.608
4895952           1-Sep-28        $330,409.13       60.36                              0.250                      0.017        0.858
4895961           1-Sep-28        $242,627.37       95.00                    06        0.250                      0.017        0.733
4895968           1-Sep-28        $379,105.30       65.52                              0.250                      0.017        0.733
4895977           1-Sep-28        $390,807.17       80.00                              0.250                      0.017        0.733
4895984           1-Sep-28        $247,168.18       76.31                              0.250                      0.017        0.483
4895994           1-Sep-28        $448,940.51       69.23                              0.250                      0.017        0.733
4896004           1-Sep-28        $317,269.60       55.79                              0.250                      0.017        0.858
4896011           1-Aug-28        $273,635.67       90.00                              0.250                      0.017        0.733
4896032           1-Sep-28        $306,757.91       75.00                              0.250                      0.017        0.608
4896035           1-Sep-28        $479,027.33       78.05                              0.250                      0.017        1.483
4896045           1-Oct-28        $249,598.97       39.43                              0.250                      0.017        0.608
4896082           1-Sep-28        $251,435.39       90.00                    11        0.250                      0.017        0.983
4896084           1-Sep-28        $550,427.40       79.77                              0.250                      0.017        0.733
4896110           1-Oct-28        $583,039.80       80.00                              0.250                      0.017        0.483
4896131           1-Sep-28        $243,396.47       80.00                              0.250                      0.017        0.483
4896268           1-Sep-28        $423,001.71       79.10                              0.250                      0.017        0.733
4896302           1-Oct-28        $606,073.40       45.98                              0.250                      0.017        0.858
4896319           1-Sep-28        $533,740.34       68.59                              0.250                      0.017        0.733
4896330           1-Sep-28        $410,202.42       89.80                    11        0.250                      0.017        0.733
4896345           1-Oct-28        $466,512.57       77.88                              0.250                      0.017        0.358
4896469           1-Oct-28        $327,486.71       80.00                              0.250                      0.017        0.733
4896472           1-Sep-28        $349,175.92       75.27                              0.250                      0.017        0.733
4896493           1-Sep-28        $299,249.71       58.82                              0.250                      0.017        0.483
4896500           1-Oct-28        $332,751.99       79.99                              0.250                      0.017        0.483
4896514           1-Sep-28        $295,302.96       80.00                              0.250                      0.017        0.733
4896515           1-Oct-28        $396,877.93       75.00                              0.250                      0.017        0.733
4896533           1-Sep-28        $290,125.26       79.51                              0.250                      0.017        0.608
4896537           1-Sep-28        $279,324.24       50.91                              0.250                      0.017        0.608
4896549           1-Sep-28        $321,640.91       89.56                    06        0.250                      0.017        0.733
4896563           1-Sep-28        $347,220.34       65.05                              0.250                      0.017        0.983
4896573           1-Sep-28        $307,952.46       48.44                              0.250                      0.017        0.608
4896574           1-Sep-28        $290,280.20       68.47                              0.250                      0.017        0.483
4896583           1-Sep-28        $239,448.74       80.00                              0.250                      0.017        0.858
4896590           1-Sep-28        $328,225.39       54.83                              0.250                      0.017        0.733
4896599           1-Sep-28        $299,293.66       69.93                              0.250                      0.017        0.733
4896604           1-Oct-28        $243,608.58       80.00                              0.250                      0.017        0.608
4896614           1-Sep-28        $272,307.98       68.25                              0.250                      0.017        0.358
4896623           1-Oct-28        $569,062.81       72.15                              0.250                      0.017        0.483
4896634           1-Sep-28        $399,060.74       56.38                              0.250                      0.017        0.233
4896639           1-Sep-28        $422,752.28       75.00                              0.250                      0.017        0.733
4896647           1-Oct-28        $379,390.42       67.26                              0.250                      0.017        0.608
4896650           1-Oct-28        $389,374.38       82.11                              0.250                      0.017        0.608
4896669           1-Oct-28        $241,621.28       72.24                              0.250                      0.017        0.733
4896683           1-Oct-28        $269,577.47       51.43                              0.250                      0.017        0.733
4896691           1-Sep-28        $338,221.38       79.58                              0.250                      0.017        0.858
4896695           1-Sep-28        $284,893.56       74.18                              0.250                      0.017        0.483
4896704           1-Oct-28        $429,327.09       62.32                              0.250                      0.017        0.733
4896718           1-Sep-28        $245,329.21       80.00                              0.250                      0.017        0.000
4896719           1-Sep-28        $284,169.47       51.89                              0.250                      0.017        0.858
4896756           1-Oct-28        $259,612.87       32.50                              0.250                      0.017        0.983
4896769           1-Sep-28        $314,258.34       75.00                              0.250                      0.017        0.733
4896773           1-Sep-28        $269,157.39       61.10                              0.250                      0.017        0.108
4896777           1-Sep-28        $442,846.70       80.00                              0.250                      0.017        0.233
4896785           1-Oct-28        $543,772.70       77.80                              0.250                      0.017        0.733
4896787           1-Sep-28        $266,306.46       69.35                              0.250                      0.017        0.233
4896806           1-Oct-28        $287,781.48       73.90                              0.250                      0.017        1.108
4896816           1-Oct-28        $343,461.66       79.45                              0.250                      0.017        0.733
4897226           1-Sep-28        $300,291.28       72.88                              0.250                      0.017        0.733
4897238           1-Sep-28        $255,351.08       56.26                              0.250                      0.017        0.358
4897246           1-Sep-28        $254,327.14       92.86                    12        0.250                      0.017        0.733
4897254           1-Sep-28        $310,453.94       79.98                              0.250                      0.017        0.858
4897259           1-Sep-28        $264,360.45       73.61                              0.250                      0.017        0.608
4897266           1-Oct-28        $501,573.97       80.00                              0.250                      0.017        0.483
4897279           1-Sep-28        $240,985.34       88.79                    01        0.250                      0.017        1.233
4897289           1-Oct-28        $247,122.17       63.46                              0.250                      0.017        0.858
4897304           1-Sep-28        $243,453.33       64.21                              0.250                      0.017        0.983
4897312           1-Oct-28        $539,154.94       49.09                              0.250                      0.017        0.733
4897327           1-Sep-28        $249,561.02       58.84                              0.250                      0.017        0.733
4897338           1-Sep-28        $241,994.75       94.99                    11        0.250                      0.017        0.483
4897353           1-Oct-28        $259,561.87       75.36                              0.250                      0.017        0.358
4897383           1-Sep-28        $269,264.35       80.00                              0.250                      0.017        0.608
4897405           1-Sep-28        $326,230.08       71.09                              0.250                      0.017        0.733
4897525           1-Sep-28        $239,406.36       73.85                              0.250                      0.017        0.483
4897535           1-Oct-28        $499,217.53       75.76                              0.250                      0.017        0.733
4897663           1-Sep-28        $414,022.88       61.48                              0.250                      0.017        0.733
4897675           1-Sep-28        $265,325.71       56.00                              0.250                      0.017        0.358
4897677           1-Jul-28        $350,610.34       80.00                              0.250                      0.017        0.733
4897695           1-Sep-28        $308,534.94       72.78                              0.250                      0.017        0.483
4897696           1-Jul-28        $481,943.46       80.00                              0.250                      0.017        0.358
4897705           1-Oct-28        $401,370.91       75.85                              0.250                      0.017        0.733
4897710           1-Oct-28        $479,230.02       64.00                              0.250                      0.017        0.608
4897719           1-Oct-28        $529,190.94       71.86                              0.250                      0.017        0.858
4897723           1-Sep-28        $230,495.21       88.85                    01        0.250                      0.017        1.108
4897734           1-Sep-28        $420,582.53       62.46                              0.250                      0.017        0.608
4897751           1-Sep-28        $465,900.45       53.37                              0.250                      0.017        0.733
4897769           1-Oct-28        $471,261.35       63.78                              0.250                      0.017        0.733
4897779           1-Sep-28        $404,928.97       78.01                              0.250                      0.017        0.233
4899526           1-Sep-28        $349,112.78       72.92                              0.250                      0.017        0.358
4899576           1-Sep-28        $235,386.99       78.67                              0.250                      0.017        0.233
4899588           1-Sep-28        $276,149.82       87.94                    13        0.250                      0.017        0.108
4899609           1-Oct-28        $238,535.30       69.25                              0.250                      0.017        0.858
4899619           1-Sep-28        $299,257.96       80.00                              0.250                      0.017        0.483
4899623           1-Oct-28        $497,068.52       54.05                              0.250                      0.017        0.858
4899638           1-Sep-28        $272,089.05       90.00                    01        0.250                      0.017        0.983
4899641           1-Sep-28        $332,516.12       89.52                    13        0.250                      0.017        1.233
4899656           1-Oct-28        $261,879.66       74.79                              0.250                      0.017        0.358
4899660           1-Oct-28        $303,238.14       75.00                              0.250                      0.017        0.358
4899662           1-Sep-28        $318,883.98       63.92                              0.250                      0.017        0.983
4899667           1-Oct-28        $287,549.30       66.98                              0.250                      0.017        0.733
4899681           1-Sep-28        $490,869.96       65.60                              0.250                      0.017        0.858
4899690           1-Oct-28        $272,810.92       75.00                              0.250                      0.017        0.858
4899708           1-Sep-28        $303,214.13       80.00                              0.250                      0.017        0.608
4899711           1-Sep-28        $261,412.99       75.94                              0.250                      0.017        0.983
4899716           1-Sep-28        $448,940.50       73.77                              0.250                      0.017        0.733
4899719           1-Sep-28        $349,175.92       78.65                              0.250                      0.017        0.733
4899724           1-Aug-28        $255,376.43       90.00                    06        0.250                      0.017        0.733
4899728           1-Sep-28        $638,455.46       79.01                              0.250                      0.017        0.608
4899729           1-Oct-28        $389,374.38       79.59                              0.250                      0.017        0.608
4899736           1-Sep-28        $256,957.91       32.78                              0.250                      0.017        0.733
4899738           1-Sep-28        $330,239.74       57.57                              0.250                      0.017        0.858
4899752           1-Sep-28        $259,876.58       80.00                              0.250                      0.017        0.858
4899772           1-Sep-28        $373,396.86       77.32                              0.250                      0.017        0.983
4899777           1-Sep-28        $331,237.43       80.00                              0.250                      0.017        0.858
4899782           1-Oct-28        $519,186.25       80.00                              0.250                      0.017        0.733
4899793           1-Oct-28        $580,284.39       48.50                              0.250                      0.017        0.733
4899812           1-Sep-28        $252,987.95       80.00                              0.250                      0.017        0.608
4899826           1-Oct-28        $319,523.54       82.58                    01        0.250                      0.017        0.983
4899838           1-Oct-28        $249,237.53       80.00                              0.250                      0.017        1.108
4899862           1-Oct-28        $302,525.83       77.69                              0.250                      0.017        0.733
4899868           1-Oct-28        $484,200.57       79.51                              0.250                      0.017        0.483
4899869           1-Oct-28        $230,501.27       68.93                              0.250                      0.017        0.233
4899874           1-Sep-28        $234,460.24       60.88                              0.250                      0.017        0.858
4899880           1-Oct-28        $299,530.53       67.42                              0.250                      0.017        0.733
4899882           1-Oct-28        $307,493.58       80.00                              0.250                      0.017        0.483
4899889           1-Sep-28        $276,148.28       79.09                              0.250                      0.017        0.733
4899890           1-Oct-28        $286,528.12       89.69                    01        0.250                      0.017        0.483
4899897           1-Oct-28        $354,915.48       71.75                              0.250                      0.017        0.483
4899898           1-Sep-28        $245,572.18       80.00                              0.250                      0.017        0.733
4899905           1-Aug-28        $288,859.95       95.00                    11        0.250                      0.017        0.858
4899913           1-Oct-28        $251,605.63       80.00                              0.250                      0.017        0.733
4899922           1-Oct-28        $384,255.06       80.00                              0.250                      0.017        1.233
4899932           1-Sep-28        $249,439.89       74.40                              0.250                      0.017        0.983
4899941           1-Sep-28        $339,159.02       69.39                              0.250                      0.017        0.483
4899950           1-Sep-28        $598,441.49       20.69                              0.250                      0.017        0.233
4899995           1-Oct-28        $282,046.82       65.70                              0.250                      0.017        0.608
4900005           1-Sep-28        $259,387.84       47.49                              0.250                      0.017        0.733
4900014           1-Sep-28        $249,012.30       79.24                              0.250                      0.017        0.733
4900028           1-Sep-28        $279,272.69       80.00                              0.250                      0.017        0.233
4900030           1-Sep-28        $349,175.92       66.67                              0.250                      0.017        0.733
4900037           1-Sep-28        $642,483.71       80.00                              0.250                      0.017        0.733
4900062           1-Oct-28        $248,610.34       70.14                              0.250                      0.017        0.733
4900067           1-Sep-28        $275,333.90       79.08                              0.250                      0.017        0.608
4900079           1-Sep-28        $291,345.80       68.71                              0.250                      0.017        0.983
4900090           1-Sep-28        $252,374.20       79.81                              0.250                      0.017        0.483
4900105           1-Sep-28        $410,042.23       77.30                              0.250                      0.017        0.733
4900116           1-Sep-28        $282,798.75       70.00                              0.250                      0.017        0.483
4900139           1-Oct-28        $277,531.54       63.47                              0.250                      0.017        0.358
4900150           1-Sep-28        $266,324.38       68.46                              0.250                      0.017        0.858
4900306           1-Sep-28        $250,658.43       75.00                              0.250                      0.017        0.733
4900311           1-Sep-28        $292,851.32       79.89                              0.250                      0.017        0.358
4902352           1-Mar-28         $88,432.97       77.39                              0.250                      0.017        1.733
4903070           1-Mar-28         $99,348.05       80.00                              0.250                      0.017        1.233
4903284           1-Jun-28        $157,460.85       89.89                    11        0.250                      0.017        1.733
4904068           1-Oct-28        $530,927.80       80.00                              0.250                      0.017        0.358
4904150           1-Sep-28        $234,758.22       80.00                              0.250                      0.017        0.108
4904169           1-Sep-28        $359,173.12       72.00                              0.250                      0.017        0.858
4904194           1-Jul-28        $260,859.34       80.00                              0.250                      0.017        0.233
4904211           1-Sep-28        $334,202.49       69.07                              0.250                      0.017        0.733
4904225           1-Sep-28        $270,312.63       55.00                              0.250                      0.017        0.233
4904233           1-Sep-28        $595,594.37       64.54                              0.250                      0.017        0.733
4904235           1-Sep-28        $555,720.64       54.08                              0.250                      0.017        0.858
4904245           1-Aug-28        $258,163.08       80.00                              0.250                      0.017        0.733
4904255           1-Sep-28        $233,501.31       90.00                    12        0.250                      0.017        1.233
4904259           1-Sep-28        $341,711.75       76.22                              0.250                      0.017        0.483
4904275           1-Sep-28        $259,431.84       80.00                              0.250                      0.017        1.108
4904281           1-Aug-28        $458,551.53       71.88                              0.250                      0.017        0.733
4904479           1-Oct-28        $594,091.72       66.48                              0.250                      0.017        0.858
4904482           1-Oct-28        $287,560.35       69.40                              0.250                      0.017        0.858
4904494           1-Sep-28        $566,640.48       75.00                              0.250                      0.017        0.858
4904498           1-Oct-28        $239,025.35       75.28                              0.250                      0.017        0.733
4904507           1-Sep-28        $310,666.82       90.00                    06        0.250                      0.017        0.733
4904511           1-Sep-28        $307,309.96       80.00                              0.250                      0.017        0.983
4904517           1-Sep-28        $581,816.17       68.34                              0.250                      0.017        0.733
4904543           1-Jul-28        $261,348.75       80.00                              0.250                      0.017        0.733
4904550           1-Sep-28        $340,779.82       83.41                    06        0.250                      0.017        0.858
4904558           1-Sep-28        $334,479.99       75.00                              0.250                      0.017        0.858
4904560           1-Oct-28        $325,936.18       89.45                    11        0.250                      0.017        0.233
4904569           1-Oct-28        $243,608.58       80.00                              0.250                      0.017        0.608
4904590           1-Sep-28        $237,517.72       72.12                              0.250                      0.017        1.483
4904604           1-Oct-28        $299,530.53       69.44                              0.250                      0.017        0.733
4904607           1-Sep-28        $235,244.80       90.00                    06        0.250                      0.017        0.733
4904629           1-Oct-28        $329,457.42       73.33                              0.250                      0.017        0.483
4904640           1-Sep-28        $299,257.96       80.00                              0.250                      0.017        0.483
4904641           1-Sep-28        $294,478.59       79.92                              0.250                      0.017        0.983
4904649           1-Oct-28        $254,610.72       72.86                              0.250                      0.017        0.858
4904655           1-Sep-28        $242,349.06       79.92                              0.250                      0.017        0.483
4904665           1-Sep-28        $425,737.08       79.07                              0.250                      0.017        0.733
4904666           1-Sep-28        $261,850.71       75.00                              0.250                      0.017        0.483
4904673           1-Oct-28        $648,803.52       65.00                              0.250                      0.017        0.983
4904674           1-Sep-28        $430,982.88       90.00                    11        0.250                      0.017        0.733
4904688           1-Oct-28        $276,965.89       95.00                    12        0.250                      0.017        0.733
4904726           1-Sep-28        $358,706.04       83.72                              0.250                      0.017        0.483
4904741           1-Sep-28        $353,685.76       79.99                              0.250                      0.017        0.858
4904766           1-Sep-28        $248,282.94       79.24                              0.250                      0.017        1.358
4904781           1-Sep-28        $259,971.06       67.51                              0.250                      0.017        0.608
4904795           1-Oct-28        $385,395.92       73.52                              0.250                      0.017        0.733
4904824           1-Sep-28        $359,213.34       74.23                              0.250                      0.017        1.108
4904834           1-Oct-28        $318,662.12       80.00                              0.250                      0.017        0.358
4904844           1-Sep-28        $343,149.11       79.35                              0.250                      0.017        0.483
4904852           1-Sep-28        $291,277.73       79.35                              0.250                      0.017        0.483
4904863           1-Sep-28        $646,312.10       53.98                              0.250                      0.017        0.858
4904877           1-Sep-28        $258,782.39       61.18                              0.250                      0.017        0.733
4904883           1-Sep-28        $251,171.76       95.00                    11        0.250                      0.017        0.858
4904897           1-Sep-28        $448,940.51       74.75                              0.250                      0.017        0.733
4904905           1-Aug-28        $325,771.00       84.99                    11        0.250                      0.017        0.733
4904928           1-Sep-28        $364,140.64       59.35                              0.250                      0.017        0.733
4904940           1-Sep-28        $330,422.72       80.00                              0.250                      0.017        0.233
4904950           1-Oct-28        $231,378.24       89.13                    06        0.250                      0.017        0.608
4904984           1-Oct-28        $282,452.10       69.88                              0.250                      0.017        0.608
4906438           1-Sep-28        $361,168.54       76.21                              0.250                      0.017        0.858
4906472           1-Sep-28        $253,371.74       63.50                              0.250                      0.017        0.483
4906493           1-Oct-28        $538,334.14       73.40                              0.250                      0.017        0.733
4906503           1-Sep-28        $284,345.39       95.00                    06        0.250                      0.017        0.858
4906527           1-Oct-28        $399,325.97       80.00                              0.250                      0.017        0.358
4906787           1-Oct-28        $254,590.93       68.00                              0.250                      0.017        0.608
4906812           1-Sep-28        $164,524.03       80.00                              0.250                      0.017        0.858
4906826           1-Sep-28        $282,848.86       90.00                    33        0.250                      0.017        0.858
4906846           1-Sep-28        $255,162.60       74.35                              0.250                      0.017        0.858
4906859           1-Sep-28        $423,050.07       80.00                              0.250                      0.017        0.983
4906865           1-Sep-28        $254,636.83       64.63                              0.250                      0.017        0.233
4906881           1-Oct-28        $598,968.92       80.00                              0.250                      0.017        0.733
4906904           1-Sep-28        $335,807.48       90.00                              0.250                      0.017        0.733
4906917           1-Oct-28        $244,615.90       73.13                              0.250                      0.017        0.733
4906925           1-Oct-28        $299,494.48       33.37                              0.250                      0.017        0.358
4906976           1-Sep-28        $245,933.86       72.71                              0.250                      0.017        0.858
4908063           1-Oct-28        $247,269.52       48.08                              0.250                      0.017        0.608
4908064           1-Oct-28        $498,953.67       73.53                              0.250                      0.017        0.983
4908083           1-Oct-28        $419,373.21       66.67                              0.250                      0.017        0.983
4908097           1-Oct-28        $271,763.37       67.21                              0.250                      0.017        0.608
4908241           1-Sep-28        $329,143.85       79.90                              0.250                      0.017        0.983
4908285           1-Sep-28        $337,338.52       80.00                              0.250                      0.017        0.983
4908358           1-Sep-28        $351,230.85       80.00                              0.250                      0.017        1.108
4908589           1-Oct-28        $338,741.03       55.74                              0.250                      0.017        0.608
4909467           1-Sep-28        $273,650.74       70.32                              0.250                      0.017        1.108
4909481           1-Sep-28        $516,839.49       70.00                              0.250                      0.017        0.983
4909539           1-Oct-28        $231,654.56       80.00                              0.250                      0.017        0.983
4909583           1-Sep-28        $240,273.81       80.00                              0.250                      0.017        1.108
4909600           1-Sep-28        $486,434.76       75.00                              0.250                      0.017        1.108
4909601           1-Oct-28        $253,581.23       65.96                              0.250                      0.017        1.108
4909657           1-Aug-28        $332,400.96       75.77                              0.250                      0.017        0.983
4909678           1-Sep-28        $538,790.19       67.58                              0.250                      0.017        0.983
4909695           1-Sep-28        $284,345.42       78.08                              0.250                      0.017        0.858
4909729           1-Oct-28        $283,477.30       79.99                              0.250                      0.017        0.983
4909803           1-Sep-28        $271,405.63       80.00                              0.250                      0.017        1.108
4909841           1-Sep-28        $237,466.80       78.03                              0.250                      0.017        0.983
4909910           1-Aug-28        $448,651.54       54.55                              0.250                      0.017        0.983
4909959           1-Oct-28        $279,572.57       79.77                              0.250                      0.017        0.858
4909971           1-Oct-28        $263,948.43       64.01                              0.250                      0.017        0.858
4910041           1-Sep-28        $269,197.85       80.00                              0.250                      0.017        0.858
4910172           1-Oct-28        $276,355.99       80.00                              0.250                      0.017        0.608
4910197           1-Sep-28        $365,637.08       55.95                              0.250                      0.017        0.733
4910538           1-Oct-28        $425,365.72       76.07                              0.250                      0.017        0.983
4910541           1-Oct-28        $257,634.64       64.50                              0.250                      0.017        1.233
4910558           1-Sep-28        $239,462.33       80.00                              0.250                      0.017        0.983
4910570           1-Oct-28        $322,116.25       72.52                              0.250                      0.017        0.983
4910576           1-Oct-28        $287,476.08       80.00                              0.250                      0.017        1.108
4910744           1-Sep-28        $239,462.30       80.00                              0.250                      0.017        0.983
4910761           1-Sep-28        $309,804.33       90.00                    11        0.250                      0.017        0.983
4910822           1-Sep-28        $244,437.26       67.12                              0.250                      0.017        0.858
4910927           1-Sep-28        $290,464.49       90.00                    11        0.250                      0.017        0.733
4910938           1-Sep-28        $264,805.38       79.94                              0.250                      0.017        0.983
4910986           1-Oct-28        $310,762.91       75.00                              0.250                      0.017        0.733
4910999           1-Oct-28        $286,550.87       73.59                              0.250                      0.017        0.733
4911070           1-Oct-28        $260,092.34       74.43                              0.250                      0.017        0.733
4911158           1-Sep-28        $538,728.57       80.00                              0.250                      0.017        0.733
4911197           1-Oct-28        $287,599.22       76.81                              0.250                      0.017        0.733
4911358           1-Oct-28        $386,194.69       75.25                              0.250                      0.017        0.733
4911364           1-Oct-28        $243,218.77       80.00                              0.250                      0.017        0.733
4911412           1-Oct-28        $319,099.85       80.00                              0.250                      0.017        0.733
4911875           1-Sep-28        $265,887.89       73.01                              0.250                      0.017        0.858
4911886           1-Sep-28        $422,004.06       54.65                              0.250                      0.017        0.733
4911978           1-Feb-28        $247,186.52       62.00                              0.250                      0.017        0.733
4912068           1-Sep-28        $248,727.39       90.00                    12        0.250                      0.017        0.858
4912077           1-Aug-28        $279,139.84       80.00                              0.250                      0.017        0.858
4912129           1-Oct-28        $256,517.48       79.54                              0.250                      0.017        0.983
4912156           1-Oct-28        $513,964.21       68.63                              0.250                      0.017        0.858
4912214           1-Oct-23        $249,416.73       57.47                              0.250                      0.017        0.858
4912227           1-Sep-28        $234,460.24       74.60                              0.250                      0.017        0.858
4912257           1-Sep-28        $261,897.09       75.00                              0.250                      0.017        0.858
4912269           1-Sep-28        $458,916.93       79.31                              0.250                      0.017        0.733
4912281           1-Sep-28        $286,340.80       77.57                              0.250                      0.017        0.858
4912284           1-Sep-28        $239,448.74       79.47                              0.250                      0.017        0.858
4912297           1-Sep-28        $347,380.08       67.96                              0.250                      0.017        0.858
4912315           1-Sep-28        $267,384.45       80.00                              0.250                      0.017        0.858
4912404           1-Oct-28        $237,137.44       89.62                    11        0.250                      0.017        0.858
4912488           1-Sep-28        $239,448.77       68.57                              0.250                      0.017        0.858
4912871           1-Sep-28        $548,736.77       80.00                              0.250                      0.017        0.858
4912962           1-Aug-28        $235,057.49       90.00                    11        0.250                      0.017        0.733
4912998           1-Oct-28        $259,612.87       72.22                              0.250                      0.017        0.983
4913410           1-Sep-28        $598,587.32       77.42                              0.250                      0.017        0.733
4914755           1-Oct-28        $246,502.88       55.26                              0.250                      0.017        0.733
4916452           1-Nov-28        $269,705.23       86.54                              0.250                      0.017        0.983
4919972           1-Nov-28        $343,225.30       75.00                              0.250                      0.017        0.608
4920497           1-Oct-28        $296,379.67       80.00                              0.250                      0.017        1.233
4920780           1-Oct-28        $376,233.67       58.06                              0.250                      0.017        0.733
4920819           1-Oct-28        $248,890.53       79.97                              0.250                      0.017        1.608
4923651           1-Oct-28        $238,117.41       90.00                    06        0.250                      0.017        0.608
4923682           1-Oct-28        $331,467.42       75.11                              0.250                      0.017        0.608
4923734           1-Oct-28        $321,496.09       80.00                              0.250                      0.017        0.733
4923755           1-Oct-28        $296,335.53       80.00                              0.250                      0.017        0.733
4924229           1-Nov-28        $343,731.64       79.08                              0.250                      0.017        0.733
4924462           1-Oct-28        $421,288.90       80.00                              0.250                      0.017        0.358
4924812           1-Oct-28        $259,013.70       65.16                              0.250                      0.017        0.483
4924820           1-Sep-28        $421,006.42       78.58                              0.250                      0.017        0.733

                              $160,685,014.22



COUNT:                                     467
WAC:                               7.299786473
WAM:                               356.0119432
WALTV:                              73.2343611

NASCOR
NMI / 1998-33 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)           (xvii)                                 (xviii)
-----         -----------                            -----------

MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER        SERVICER                               SELLER
--------      ----------------------------           ---------------------------
4713217       FT MORTGAGE COMPANIES                  FT MORTGAGE COMPANIES
4781741       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4832425       MARINE MIDLAND MORTGAGE CO             MARINE MIDLAND MORTGAGE CO
4834109       MARINE MIDLAND MORTGAGE CO             MARINE MIDLAND MORTGAGE CO
4834133       MARINE MIDLAND MORTGAGE CO             MARINE MIDLAND MORTGAGE CO
4841199       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4843148       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4843201       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4843469       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4843990       CITICORP MORTGAGE, INC.                CITICORP MORTGAGE, INC.
4845463       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4845881       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4846244       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4847229       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4849417       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4849500       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4849948       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4849968       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4849992       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4850081       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4850117       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4850776       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4851004       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4851477       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4853212       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4854503       MERRILL LYNCH CREDIT CORP.             MERRILL LYNCH CREDIT CORP.
4859315       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4859650       BANK OF OKLAHOMA, N.A.                 BANK OF OKLAHOMA, N.A.
4860786       HUNTINGTON MORTGAGE COMPAN             HUNTINGTON MORTGAGE COMPAN
4861101       BANK UNITED OF TEXAS                   BANK UNITED OF TEXAS
4866710       BANK UNITED OF TEXAS                   BANK UNITED OF TEXAS
4867964       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4868158       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4868276       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4868667       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4868716       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4869044       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4869306       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4870105       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4870492       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4870890       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4871430       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4871649       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4871696       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4871841       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4872226       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4872322       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4872411       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4872454       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4872539       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4873348       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4873769       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4873894       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4874461       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4874521       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4874535       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4874538       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4874788       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4874803       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4874901       NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C
4875139       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4875222       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4875649       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4875807       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4875864       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4875978       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4876372       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876400       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876421       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876442       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876478       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876772       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876779       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876802       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876805       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876857       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876893       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4876899       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4877134       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4877137       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4877287       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4877384       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4877397       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4877459       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4877545       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4877571       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4877698       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4877758       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4877804       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4877969       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878035       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878040       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4878060       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878141       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878209       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4878558       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878570       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878577       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878588       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878608       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878626       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4878629       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879106       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879217       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879223       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879311       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879341       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879374       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879404       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879448       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879468       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4879883       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4881206       FARMERS STATE BANK & TRUST             FARMERS STATE BANK & TRUST
4882656       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4882669       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4883959       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4883985       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4884004       SUNTRUST MORTGAGE, INC.                SUNTRUST MORTGAGE, INC.
4884851       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4884894       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4885210       GMAC MORTGAGE CORP                     GMAC MORTGAGE CORP
4885730       GMAC MORTGAGE CORP                     GMAC MORTGAGE CORP
4886372       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4886438       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4886541       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887040       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887047       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887059       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887068       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887093       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887125       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887131       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887207       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887282       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887352       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4887469       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4888258       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4888466       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4890574       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4892063       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4892070       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893411       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893478       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893499       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893513       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893532       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893542       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893556       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893592       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893611       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893639       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893656       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4893705       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4894756       BANK OF OKLAHOMA, N.A.                 BANK OF OKLAHOMA, N.A.
4895867       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895883       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895896       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895910       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895913       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895918       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895925       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895927       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895949       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895952       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895961       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895968       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895977       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895984       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4895994       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896004       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896011       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896032       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896035       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896045       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896082       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896084       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896110       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896131       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896268       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896302       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896319       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896330       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896345       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896469       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896472       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896493       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896500       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896514       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896515       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896533       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896537       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896549       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896563       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896573       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896574       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896583       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896590       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896599       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896604       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896614       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896623       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896634       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896639       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896647       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896650       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896669       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896683       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896691       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896695       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896704       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896718       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896719       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896756       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896769       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896773       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896777       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896785       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896787       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896806       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4896816       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897226       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897238       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897246       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897254       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897259       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897266       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897279       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897289       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897304       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897312       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897327       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897338       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897353       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897383       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
      4897405 FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
      4897525 FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
      4897535 FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
      4897663 FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
      4897675 FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897677       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897695       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897696       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897705       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897710       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897719       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897723       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897734       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897751       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897769       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4897779       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899526       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899576       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899588       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899609       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899619       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899623       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899638       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899641       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899656       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899660       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899662       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899667       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899681       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899690       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899708       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899711       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899716       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899719       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899724       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899728       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899729       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899736       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899738       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899752       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899772       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899777       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899782       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899793       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899812       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899826       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899838       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899862       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899868       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899869       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899874       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899880       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899882       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899889       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899890       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899897       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899898       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899905       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899913       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899922       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899932       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899941       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899950       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4899995       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900005       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900014       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900028       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900030       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900037       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900062       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900067       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900079       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900090       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900105       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900116       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900139       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900150       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900306       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4900311       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4902352       BANK UNITED OF TEXAS                   BANK UNITED OF TEXAS
4903070       BANK UNITED OF TEXAS                   BANK UNITED OF TEXAS
4903284       BANK UNITED OF TEXAS                   BANK UNITED OF TEXAS
4904068       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904150       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904169       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904194       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904211       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904225       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904233       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904235       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904245       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904255       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904259       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904275       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904281       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904479       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904482       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904494       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904498       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904507       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904511       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904517       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904543       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904550       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904558       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904560       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904569       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904590       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904604       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904607       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904629       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904640       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904641       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904649       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904655       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904665       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904666       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904673       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904674       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904688       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904726       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904741       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904766       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904781       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904795       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904824       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904834       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904844       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904852       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904863       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904877       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904883       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904897       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904905       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904928       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904940       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904950       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4904984       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906438       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906472       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906493       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906503       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906527       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906787       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906812       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4906826       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4906846       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4906859       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906865       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906881       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906904       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906917       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906925       FIRST UNION MORTGAGE CORP              FIRST UNION MORTGAGE CORP
4906976       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908063       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908064       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908083       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908097       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908241       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908285       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908358       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4908589       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909467       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909481       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909539       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909583       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909600       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909601       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909657       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909678       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909695       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909729       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909803       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909841       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909910       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909959       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4909971       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910041       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910172       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910197       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910538       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910541       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910558       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910570       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910576       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4910744       HOMESIDE LENDING                       HOMESIDE LENDING
4910761       HOMESIDE LENDING                       HOMESIDE LENDING
4910822       HOMESIDE LENDING                       HOMESIDE LENDING
4910927       HOMESIDE LENDING                       HOMESIDE LENDING
4910938       HOMESIDE LENDING                       HOMESIDE LENDING
4910986       HOMESIDE LENDING                       HOMESIDE LENDING
4910999       HOMESIDE LENDING                       HOMESIDE LENDING
4911070       HOMESIDE LENDING                       HOMESIDE LENDING
4911158       HOMESIDE LENDING                       HOMESIDE LENDING
4911197       HOMESIDE LENDING                       HOMESIDE LENDING
4911358       HOMESIDE LENDING                       HOMESIDE LENDING
4911364       HOMESIDE LENDING                       HOMESIDE LENDING
4911412       HOMESIDE LENDING                       HOMESIDE LENDING
4911875       HOMESIDE LENDING                       HOMESIDE LENDING
4911886       HOMESIDE LENDING                       HOMESIDE LENDING
4911978       HOMESIDE LENDING                       HOMESIDE LENDING
4912068       HOMESIDE LENDING                       HOMESIDE LENDING
4912077       HOMESIDE LENDING                       HOMESIDE LENDING
4912129       HOMESIDE LENDING                       HOMESIDE LENDING
4912156       HOMESIDE LENDING                       HOMESIDE LENDING
4912214       HOMESIDE LENDING                       HOMESIDE LENDING
4912227       HOMESIDE LENDING                       HOMESIDE LENDING
4912257       HOMESIDE LENDING                       HOMESIDE LENDING
4912269       HOMESIDE LENDING                       HOMESIDE LENDING
4912281       HOMESIDE LENDING                       HOMESIDE LENDING
4912284       HOMESIDE LENDING                       HOMESIDE LENDING
4912297       HOMESIDE LENDING                       HOMESIDE LENDING
4912315       HOMESIDE LENDING                       HOMESIDE LENDING
4912404       HOMESIDE LENDING                       HOMESIDE LENDING
4912488       HOMESIDE LENDING                       HOMESIDE LENDING
4912871       HOMESIDE LENDING                       HOMESIDE LENDING
4912962       HOMESIDE LENDING                       HOMESIDE LENDING
4912998       HOMESIDE LENDING                       HOMESIDE LENDING
4913410       HOMESIDE LENDING                       HOMESIDE LENDING
4914755       HOMESIDE LENDING                       HOMESIDE LENDING
4916452       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4919972       GMAC MORTGAGE CORP                     GMAC MORTGAGE CORP
4920497       HOMESIDE LENDING                       HOMESIDE LENDING
4920780       COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4920819       HOMESIDE LENDING                       HOMESIDE LENDING
4923651       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4923682       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4923734       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4923755       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4924229       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4924462       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4924812       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.
4924820       NATIONAL CITY MORTGAGE CO.             NATIONAL CITY MORTGAGE CO.

COUNT:                                                      467
WAC:                                                7.299786473
WAM:                                                356.0119432
WALTV:                                               73.2343611

                                  EXHIBIT G


                             REQUEST FOR RELEASE
                     (for Trust Administrator/Custodian)


Loan Information

      Name of Mortgagor:                  _____________________________

      Servicer
      Loan No.:                           _____________________________

Custodian/Trust Administrator

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________
      Custodian/Trustee
      Mortgage File No.:                  _____________________________

Seller

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 1998-33


            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1998-33, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of December 23, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )  Mortgage   recorded   on   ________________________   as   instrument   no.
     ______________   in  the  County   Recorder's   Office  of  the  County  of
     ____________________,  State of _______________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Deed  of  Trust  recorded  on  _______________________  as  instrument  no.
     _________________  in  the  County  Recorder's  Office  of  the  County  of
     ___________________,   State  of   _________________   in  book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Assignment  of  Mortgage  or  Deed  of  Trust to the  Trustee,  recorded on
     ______________________________  as  instrument  no.  ______________  in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )  Other   documents,   including   any   amendments,   assignments  or  other
     assumptions of the Mortgage Note or Mortgage.

( )  _______________________________________________

( )  _______________________________________________

( )  _______________________________________________

( )  _______________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust
      Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION

                                    By:  __________________________
                                    Title: ________________________
Date: ________________, 19__

                                  EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS

STATE OF              )
                      ) ss:
COUNTY OF             )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-33, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

            6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                  [Name of Purchaser]


                                  By:__________________________
                                     [Name of Officer]
                                     [Title of Officer]


            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


            Subscribed and sworn before me this __ day of __________, 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                  EXHIBIT I





              [Letter from Transferor of Class A-R Certificate]





                                    [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

     Re:  Norwest Asset Securities Corporation,
          Series 1998-33, Class A-R
          -------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]

                                                ----------------------

                                  EXHIBIT J





                     NORWEST ASSET SECURITIES CORPORATION


                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-33
                   CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                             TRANSFEREE'S LETTER



                                          ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-33, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 23, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-33.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
      (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the
      Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                    [PURCHASER]



                                    By:  ______________________________
                                    Its:  ______________________________

                                  EXHIBIT K






                     NORWEST ASSET SECURITIES CORPORATION


                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-33
                     CLASS [B-1] [B-2] [B-3] CERTIFICATES


                             TRANSFEREE'S LETTER




                                          ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-33, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 23, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-33.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                    [PURCHASER]



                                    By:  _____________________________
                                    Its: _____________________________

                                    [Reserved]

                                  EXHIBIT L

                             SERVICING AGREEMENTS


                  Norwest Mortgage, Inc. Servicing Agreement

              National City Mortgage Company Servicing Agreement

                  FT Mortgage Companies Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                       Bank United Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

                  Bank of Oklahoma, N.A. Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

                First Union Mortgage Corp. Servicing Agreement

              Marine Midland Mortgage Corp. Servicing Agreement

      Farmers State Bank & Trust Company of Superior Servicing Agreement

                GMAC Mortgage Corporation Servicing Agreement

                 Citicorp Mortgage, Inc. Servicing Agreement

                     HomeSide Lending Servicing Agreement

                                  EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and
 (the "Purchaser").

                            PRELIMINARY STATEMENT

      ___________________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-33, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

      ____________________________   intends  to  resell  all  of  the  Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                  ARTICLE I

                                 DEFINITIONS

      Section 1.01 Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02 Definitions Incorporated by Reference

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                  ARTICLE II

                         SPECIAL SERVICING PROCEDURES

      Section 2.01 Reports and Notices

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                 ARTICLE III

                      COLLATERAL FUND; SECURITY INTEREST

            Section 3.01.     Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-33. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02.     Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03.     Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04.     Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS


            Section 4.01.     Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02.     Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03.     Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04.     Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD  21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365


            (b)   in the case of the Purchaser,

                  ________________________________
                  ________________________________
                  ________________________________
                  ________________________________
                  Attention: _____________________


            Section 4.05.     Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06.     Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07.     Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08.     Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09.     Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.


Norwest Bank Minnesota, National
Association


                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________


                                          _____________________________________


                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________